As filed with the Securities and Exchange Commission on February 27, 2008
Registration No. 333-133652
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 6
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUBB & ELLIS HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott D. Peters
Chief Executive Officer, President and Chairman
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Rosemarie A. Thurston
Lesley H. Solomon
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 6 consists of the following:

1. The Registrant’s Prospectus dated December 14, 2007 (the “Prospectus”).

2. Supplement No. 1 dated January 4, 2008, Supplement No. 2 dated January 30, 2008 and Supplement No. 3, dated February 12, 2008, each of which was previously filed on the date thereof and is refiled herewith. Supplement No. 1, Supplement No. 2 and Supplement No. 3 will be delivered as unattached documents along with the Prospectus.

3. Supplement No. 4 dated February 27, 2008, filed herewith, which will be delivered as an unattached document along with the Prospectus.

4. Part II, included herewith.

5. Signatures, included herewith.

PROSPECTUS

Maximum Offering of $2,200,000,000
Minimum Offering of $2,000,000

We are a recently formed company that intends to invest in a diversified portfolio of medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest up to 15.0% of our total assets in real estate related securities. We are externally managed by Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, which is an affiliate of ours. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2007.

We are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 15 to read about risks you should consider before buying shares in our common stock. These risks include:

•	No public market exists for our shares. Our shares cannot be readily sold and there are significant restrictions on the ownership, transferability and redemption of our shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	This is considered a blind pool offering because we have acquired a limited number of properties and have not identified most of the properties or securities we plan to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of most of our investments prior to purchasing shares.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	We may incur debt up to 300% of our net assets, or more if such excess is approved by a majority of our independent directors, which could lead to an inability to pay distributions to our stockholders.

•	We may be required to borrow money, sell assets or issue new securities for cash to pay our distributions.

•	Distributions payable to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services and the agreements governing these fees were not negotiated at arm’s-length.

•	Some of our officers and one of our directors are officers of our advisor and our sponsor, which manages our advisor. Some of the owners of our sponsor are owners of our property manager and dealer manager. As a result, our sponsor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and similar programs sponsored by our sponsor.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

			Marketing Support Fee
			($0.25) and Due
			Diligence Expense	Net Proceeds
	Price to Public*	Selling Commissions*	Reimbursement ($0.05)*	(Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$2,000,000,000	$140,000,000	$60,000,000	$1,800,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$200,000,000	$—	$—	$200,000,000

*	The selling commissions and all or a portion of the marketing support fee will not be charged with regard to shares sold in our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares sold in the primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through NNN Capital Corp., our affiliate and an affiliate of our advisor and the dealer manager for this offering. The minimum initial investment is $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts.

As of January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in our offering for 200,846 shares of common stock, or $2,004,000, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and the other purposes disclosed in the prospectus. As of December 7, 2007, we had received and accepted subscriptions in our offering for 19,995,950 shares of common stock, or approximately $199,720,000, excluding shares issued pursuant to our distribution reinvestment plan. We will sell shares until the earlier of September 20, 2009, or the date on which the maximum has been sold.

The date of this prospectus is December 14, 2007.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $150,000; or

•	an annual gross income of at least $45,000 and a net worth of at least $45,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Arizona, California, Michigan, Missouri, North Carolina and Tennessee — Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Kansas — Investors must have either (1) a minimum net worth of at least $250,000 or (2) a minimum annual gross income of at least $70,000. In addition, it is recommended by the Office of the Kansas Securities Commissioner that you not invest, in the aggregate, more than 10% of your liquid net worth in this and similar direct participation investments.

Maine — Investors must have either (1) a net worth of at least $50,000 and an annual gross income of at least $50,000, or (2) a net worth of at least $200,000.

Massachusetts, Ohio and Pennsylvania — Investors must have either (1) a net worth of at least $250,000 or (2) a gross annual income of $70,000 and a net worth of at least $70,000. In addition, an investor’s investment in our common stock and the securities of our affiliates may not exceed 10% of that investor’s liquid net worth.

New Mexico — Investors must have either (1) a net worth of at least $250,000 or (2) a gross annual income of $70,000 and a net worth of at least $70,000.

Iowa — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and net worth of at least $70,000. In addition, investors may not invest more than 10% of their liquid net worth in us.

Washington — Investors must have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and personal automobiles.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription

i

agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.

The minimum initial investment is 100 shares ($1,000), except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1
PROSPECTUS SUMMARY	5
Grubb & Ellis Healthcare REIT, Inc.	5
Summary Risk Factors	5
Investment Objectives	6
Our Advisor	6
Our Sponsor, NNN Realty Advisors and Triple Net Properties	6
Our Dealer Manager	7
Our Board of Directors	7
Description of Investments	7
Our Operating Partnership	8
Conflicts of Interest	8
Our Structure	9
Compensation to the Advisor and Affiliates	10
Prior Investment Programs	13
Distribution Reinvestment Plan	13
Distribution Policy	13
Liquidity Events	13
Share Repurchase Plan	14
Employee Benefit Plan and IRA Considerations	14
Restrictions on Share Ownership	14
About this Prospectus	14
RISK FACTORS	15
Investment Risks	15
There is currently no public market for our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount	15
This is a blind pool offering because we have identified a limited number of the specific investments we intend to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives	15
You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations	15
This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio	16
This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase	16
Payments to our advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders	16
The business and financial due diligence investigation of us was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor	16

We presently intend to effect a liquidity event by September 20, 2013; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock	17
Risks Relating to Our Business	17
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other NNN programs may not be an accurate predictor of our future results	17
We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment	17
The availability and timing of cash distributions to our stockholders is uncertain	17
We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.	18
We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds	18
We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed	18
The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business	19
We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility	19
Our success will be dependent on the performance of our advisor	19
Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict	20
Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to make investments or pay distributions	20
The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us	20
Risks Related to Conflicts of Interest	21
We will compete with other NNN programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments	21
The conflicts of interest faced by our officers and our non-independent director may cause us not to be managed solely in the best interests of our stockholders, which may adversely affect our results of operation and the value of your investment	21
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner	22
Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders	22
The distribution payable to our advisor upon termination of the advisory agreement may influence decisions about terminating our advisor or our acquisition or disposition of investments.	23
We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us	23

The fees we pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with an unrelated party	23
Risks Associated with Our Organizational Structure	23
We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering	23
The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders	24
Our board of directors may change our investment objectives without seeking stockholder approval.	24
Maryland law and our organizational documents limit your right to bring claims against our officers and directors	24
Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests	25
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act	25
Risks Related to Investments in Real Estate	26
Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment	26
If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we make may not appreciate or may decrease in value	26
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment	26
Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment	27
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders	27
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases	27
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment	27
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns	28
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders	28
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future	28
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders	28
Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified	29
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use	29
Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully	29

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Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions	30
Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow	30
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high	30
Risks Relating to the Healthcare Industry	31
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us	31
We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions	31
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us	32
Tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us	32
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders	33
Tenants of our medical office buildings and healthcare-related facilities may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us	33
Risks Related to Investments in Real Estate Related Securities	34
We do not have substantial experience in acquiring mortgage loans or investing in real estate related securities, which may result in our real estate related securities investments failing to produce returns or incurring losses	34
Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities	34
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value	34
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns	34
The collateralized mortgage–backed securities in which we may invest are subject to several types of risks	35
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties	35
We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions	35
Interest rate and related risks may cause the value of our real estate related securities investments to be reduced	35
If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss	36
Risks Associated with Debt Financing	36
We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment	36
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders	37

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results	37
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders	37
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders	37
Risks Associated with Joint Ventures	38
The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations	38
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment	38
Federal Income Tax Risks	39
Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders	39
To qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations	39
If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.	40
You may have current tax liability on distributions you elect to reinvest in shares of our common stock	40
Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends	40
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you	40
Distributions to tax-exempt investors may be classified as unrelated business taxable income	41
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities	41
Changes to federal income tax laws or regulations could adversely affect investors	41
Employee Benefit Plan and IRA Risks	41
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties	42
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	42
ESTIMATED USE OF PROCEEDS	44
INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA	46
Investment Objectives	46
Investment Strategy	46
Real Property Investments	48
Joint Venture Investments	53
Securities Investments	53
Borrowing Policies	54
Disposition Policies	55
Liquidity Events	56
Construction and Development Activities	56
Tenant Improvements	56
Terms of Leases	56

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for real estate;

• pays annual distributions to investors of at least 90% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

• avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

• allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through an operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P., which was organized in Delaware on April 20, 2006. We are the sole general partner of Grubb & Ellis Healthcare REIT Holdings, L.P., which we refer to as either Healthcare OP or our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any real estate or real estate related securities?

A:	Yes. We have acquired 17 properties. We have not yet identified most of the real estate or real estate related securities we will acquire with the proceeds from this offering. Because we have acquired a limited number of properties and identified a limited number of additional investment opportunities, this offering is considered a “blind pool.”

Q:	What will you do with the money raised in this offering?

A:	We will use your net investment proceeds to purchase medical office buildings, healthcare-related facilities and quality commercial office properties. To a lesser extent, we may also invest in real estate related securities. We will focus primarily on investments that produce current income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 88.5% of the money you invest will be used to acquire our targeted investments and pay related acquisition fees and expenses and the remaining 11.5% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis at $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any specific number of shares will be sold. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. As of January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in our offering for 200,846 shares of common stock, or $2,004,000, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and the other purposes disclosed in the prospectus. As of December 7, 2007, we had accepted subscriptions in our offering for 19,995,950 shares of common stock, or approximately $199,720,000, excluding shares issued pursuant to our distribution reinvestment plan.

Q:	How long will this offering last?

A:	We will sell shares until the earlier of September 20, 2009, or the date on which the maximum has been sold. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $150,000, or (2) an annual gross income of at least $45,000 and a net worth of at least $45,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares, which equals a minimum investment of at least $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis Company, or any of our sponsor’s affiliates, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

• Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement to be used for the period from the date of this prospectus to December 31, 2007, including instructions for completing it, is included in this prospectus as Appendix B. A specimen copy of the subscription agreement to be used beginning January 1, 2008, including instructions for completing it, is included in this prospectus as Appendix C.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Your check should be made payable to “Grubb & Ellis Healthcare REIT.”

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. On February 14, 2007, our board of directors approved a distribution rate of 7.25% per annum to be paid to stockholders beginning with our February 2007 monthly distribution that was paid in March 2007. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any.

If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares or we liquidate assuming we do not make any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares is zero. If you are a tax-exempt entity, distributions from us generally will not constitute unrelated business taxable income, or UBTI, unless you have borrowed to acquire or carry your stock or have used the shares in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders;” “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders;” and “Description of Capital Stock — Distribution Reinvestment Plan.”

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

• four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

• an annual report after the end of each year; and

• an annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Investor Services Department
Grubb & Ellis Healthcare REIT Advisor, LLC
1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
Telephone: (877) 888-7348 or (714) 667-8252
Facsimile: (714) 667-6843

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT, Inc. and our subsidiaries, including Grubb & Ellis Healthcare REIT Holdings, L.P., except where the context otherwise requires.

Grubb & Ellis Healthcare REIT, Inc.

We were formed as a Maryland corporation on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. We will focus primarily on investments that produce current income. We intend to qualify as a REIT and to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2007.

Our headquarters are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and our telephone number is 1-877-888-7348. Our sponsor maintains a web site at www.gbe-reits.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have a limited operating history and there is no assurance we will be able to achieve our investment objectives.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	Some of our officers and our non-independent director have substantial conflicts of interest because they also serve as officers and directors of our advisor, our sponsor, the dealer manager and their affiliates, each of which may compete with us for the time and attention of these individuals.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services and the agreements relating to their compensation were not reached through arm’s-length negotiations.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts in allocating time among us and other programs sponsored by Grubb & Ellis Company, Triple Net Properties, LLC, or any of their affiliates, or NNN programs, which could result in actions that are not in your best interests.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate most of our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	We have paid distributions from sources other than our cash flow from operations, including from the proceeds of this offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.

Investment Objectives

Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contribution; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.

Our Advisor

We are advised by Grubb & Ellis Healthcare REIT Advisor, LLC, or Healthcare Advisor, or our advisor. Our advisor is managed by and is a subsidiary of Triple Net Properties, LLC, or Triple Net Properties, and is also partially owned by certain members of the management of Triple Net Properties through Grubb & Ellis Healthcare Management, LLC, or Grubb & Ellis Healthcare Management. Triple Net Properties is an indirect wholly owned subsidiary of our sponsor, Grubb & Ellis Company, or Grubb & Ellis. Our advisor, which was formed in Delaware on April 20, 2006, supervises and manages our day-to-day operations. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an advisory agreement as our fiduciary. The term of the current advisory agreement ends on October 24, 2008, subject to renewals by the parties to the advisory agreement for an unlimited number of successive one-year periods. Our officers and our non-independent director are all employees of our sponsor or its affiliates. The names and biographical information of our officers and our non-independent director are contained under “Management — Directors and Executive Officers.”

Our Sponsor, NNN Realty Advisors and Triple Net Properties

Our sponsor, Grubb & Ellis, headquartered in Santa Ana, California, is one of the largest and most respected commercial real estate services companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.

On December 7, 2007, NNN Realty Advisors, Inc., or NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisor stockholders owned approximately 60.1% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer,

President and current Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer, President and a director of Grubb & Ellis.

The merger combines one of the world’s leading full-service commercial real estate organizations with a leading sponsor of commercial real estate programs to create a diversified real estate services business providing a complete range of transaction, management and consulting services, and possessing a strong platform for continued growth. Grubb & Ellis continues to use the “Grubb & Ellis” name and continues to be listed on the New York Stock Exchange under the ticker symbol “GBE.”

As a result of the merger, we consider Grubb & Ellis to be our sponsor. Upon Grubb & Ellis becoming our sponsor, we changed our name from “NNN Healthcare/Office REIT, Inc.” to “Grubb & Ellis Healthcare REIT, Inc.”

Triple Net Properties, the parent and manager of our advisor and an indirect wholly owned subsidiary of our sponsor, offers a diverse line of investment products as well as a full range of services including asset and property management, brokerage, leasing, analysis and consultation. Triple Net Properties is also an active seller of real estate, bringing many of its investment programs full cycle.

On September 16, 2004, Triple Net Properties learned that the Securities and Exchange Commission, or SEC, is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates prior to 2005, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager for this offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. Based on settlement negotiations with the SEC, the management of Triple Net Properties has informed us that it believes the conclusion of this matter will not result in a material adverse effect to its results of operations, financial condition or ability to conduct its business. For more information on the risks related to the SEC investigation, see “Risk Factors — Risks Relating to Our Business — The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us.”

Our Dealer Manager

An affiliate of our advisor and an indirect wholly owned subsidiary of our sponsor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August 1986, the dealer manager has assisted various syndicated REITs, limited partnerships, limited liability companies and other real estate entities in raising money to invest in real estate.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have six directors, five of whom are independent of us, our advisor and our advisor’s affiliates. Our stockholders will elect our directors annually.

Description of Investments

As of the date of this prospectus, we have acquired 17 properties, and our advisor has identified three additional real properties to purchase with the net proceeds of this offering. We generally will seek to acquire a diversified portfolio of real estate, focusing primarily on investments that produce current income. Our real estate investments will focus on medical office buildings, healthcare-related facilities and quality commercial office properties. Healthcare-related facilities include facilities leased to hospitals, long-term acute care centers, surgery centers, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. We may acquire properties either alone or jointly with another party. We may also invest in real estate related securities, although we have not yet identified any real estate related securities we plan to acquire. We do not presently intend to invest more than 15% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred equities, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities.

Our Operating Partnership

We intend to own all of our real properties through our operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P., or its subsidiaries. We are the sole general partner of the operating partnership and initially invested $2,000 in the operating partnership in exchange for 200 partnership units. The initial limited partner of our operating partnership is our advisor. Our advisor has invested $200,000 in our operating partnership in exchange for partnership units, which provide the advisor with subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “ — Compensation to the Advisor and Affiliates” below for a description of our advisor’s subordinated distribution rights.

Conflicts of Interest

Some of our officers and our non-independent director are also officers of our sponsor, our advisor and of Triple Net Properties, which manages our advisor, and they are involved in advising and investing in other real estate entities, including other REITs, which may give rise to conflicts of interest. In particular, our officers and non-independent director are involved in the management and advising of other public and private entities that own and operate real estate investments and may compete with us for the time and attention of our executives. The following chart sets forth the positions our officers and non-independent director hold with us, our advisor and the entities affiliated with our advisor that will be paid fees in connection with this offering.

Name	Entity	Title

Scott D. Peters	Grubb & Ellis Healthcare REIT, Inc.	Chief Executive Officer, President and Chairman of the Board

	Grubb & Ellis Healthcare REIT Advisor, LLC	Chief Executive Officer

	Triple Net Properties, LLC	Chief Executive Officer

	Grubb & Ellis Company	Chief Executive Officer, President and Director
Shannon K S Johnson	Grubb & Ellis Healthcare REIT, Inc.	Chief Financial Officer

	Triple Net Properties, LLC	Financial Reporting Manager

Andrea R. Biller	Grubb & Ellis Healthcare REIT, Inc.	Executive Vice President and Secretary

	Grubb & Ellis Healthcare REIT Advisor, LLC	Executive Vice President

	Triple Net Properties, LLC	General Counsel and Executive Vice President

	Grubb & Ellis Company	General Counsel, Executive Vice President and Secretary

Danny Prosky	Grubb & Ellis Healthcare REIT, Inc.	Vice President — Acquisitions
	Triple Net Properties, LLC	Managing Director — Health Care Properties

As a result, these individuals may experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our sponsor and its affiliated entities.

Our advisor also will experience the following conflicts of interest in connection with the management of our business affairs:

•	the officers of our advisor, Triple Net Properties, which manages our advisor, and our sponsor, will have to allocate their time between us and other NNN programs;

•	our advisor and its affiliates must determine how to allocate investment opportunities between us and other NNN programs;

•	our advisor may compete with other NNN programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•	our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

Our Structure

The following chart indicates the relationship among us, our advisor and certain affiliates of our advisor.

Compensation to the Advisor and Affiliates

Our advisor and its affiliates will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation, fees, expenses and other payments that we expect to pay to our advisor and its affiliates are included in the table below. The selling commissions and marketing support fee may vary for different categories of purchasers. See “Plan of Distribution.”

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed to participating broker-dealers.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $140,000,000 if we sell the maximum offering.
Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)	Up to 2.5% of gross offering proceeds from our primary offering for non-accountable marketing support plus 0.5% for accountable bona fide due diligence reimbursement. The dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor or its affiliates)	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.
Acquisition and Development Stage
Acquisition Fees (our advisor or its affiliates)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	Actual amounts depend upon the purchase price of properties acquired and the total development cost of properties acquired for development.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Acquisition expenses will not exceed 0.5% of the purchase price of properties.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.
Property Management Fees (our advisor or its affiliates)	4.0% of the gross cash receipts from each property managed by our advisor or its affiliates. For each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.	Actual amounts depend upon the gross income of the properties, and, therefore, cannot be determined at this time.
Operating Expenses (our advisor or its affiliates)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, to be paid only if our advisor or its affiliates provides a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Determination and
(Recipient)	Method of Calculation	Estimated Amount

Subordinated Participation Interest (our advisor)	Our advisor has a subordinated participation interest of our operating partnership pursuant to which our advisor will receive cash distributions from our operating partnership under the following circumstances:
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor)	15.0% of any net sales proceeds remaining after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare Advisor is serving as our advisor)	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

Upon termination of the advisory agreement without cause, our advisor may also be entitled to a subordinated distribution similar to the subordinated distribution upon listing described above. If our advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon a termination of the advisory agreement. If our advisor receives the subordinated distribution upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution upon listing. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, please see “Compensation Table.”

Prior Investment Programs

The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the NNN programs sponsored through December 31, 2006. Certain financial data relating to the NNN programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our affiliates’ previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors — Risks Relating to Our Business — We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other NNN programs may not be an accurate predictor of our future results.”

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the distributions you receive reinvested in shares of our common stock at $9.50 per share during this offering. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of our distribution reinvestment plan, a copy of which is attached as Appendix D to this prospectus.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. As of the date of this prospectus, we have acquired a limited number of properties, and we have not identified most of the investments we intend to acquire. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash distributions to our stockholders. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.

On February 14, 2007, our board of directors approved a distribution rate of 7.25% per annum to be paid to stockholders beginning with our February 2007 monthly distribution that was paid in March 2007. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including; (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for this offering. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of a majority of our outstanding shares of common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we have adopted a share repurchase plan to allow stockholders to sell shares, subject to limitations and restrictions. Repurchase of shares, when requested, will generally be made quarterly. All repurchases are subject to a one-year holding period. However, the one-year holding period requirement will be waived for sales following death or disability. Repurchases would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior 12 months and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

During the offering period, the repurchase price will be $9.00 per share. During the 12 months subsequent to the completion of the offering period, the repurchase price will be $9.25 per share. During the next 12 months, the repurchase price will be $9.50 per share and during the subsequent 12 months, $9.75 per share. Thereafter, the repurchase price will be the greater of: (a) $10.00 per share; or (b) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year. For more information, please see the copy of our share repurchase plan attached as Appendix E.

We will terminate our share repurchase plan if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion. Please see “Description of Capital Stock — Share Repurchase Plan” for further explanation of our share repurchase plan.

Employee Benefit Plan and IRA Considerations

The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find Additional Information.”

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Investment Risks

There is currently no public market for our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 11.5% of the gross offering proceeds which will be used to pay selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses. We will also be required to use gross offering proceeds to pay real estate commissions, advisory fees and acquisition expenses. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a blind pool offering because we have identified a limited number of the specific investments we intend to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have acquired 17 properties, and our advisor has identified only three additional real estate investments to purchase with the net proceeds we will receive from this offering. As a result, investors in the offering will be unable to evaluate the manner in which most of the net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the properties or real estate related securities we acquire in the future. You must rely on our advisor to evaluate our investment opportunities, and our advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. See the risks discussed under “— Risks Related to Conflicts of Interest” below. Further, we cannot assure you that acquisitions of real estate or real estate related securities made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchase of shares, when requested, will generally be made quarterly. Repurchases will be limited to (1) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior 12 months, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, you must present at least 25% of your shares for repurchase and until three years following this offering, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan at any particular time or at all. Please see “Description of Capital Stock — Share Repurchase Plan” for more information regarding our share repurchase plan.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, if we are unable to raise substantially more than the minimum offering of $2,000,000, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to our advisor related to its subordinated participation interest in our operating partnership will reduce cash available for distribution to our stockholders.

Our advisor holds a subordinated participation interest in our operating partnership, pursuant to which it may be entitled to receive a distribution upon the occurrence of certain events, namely upon dispositions of our assets, the termination or non-renewal of the advisory agreement, other than for cause, or the listing of our common stock on a national securities exchange. The distribution payable to our advisor will equal 15% of proceeds only after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares through our share repurchase plan) plus an annual 8% cumulative, non-compounded return on average invested capital. Any distributions to our advisor by our operating partnership upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders.

The business and financial due diligence investigation of us was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party, and might not have uncovered facts that would be important to a potential investor.

Because our advisor and our dealer manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Alston & Bird LLP has acted as counsel to us, our advisor and the dealer manager in connection with this offering and, therefore, investors will not have the benefit of due diligence that might otherwise be performed by independent counsel. Under applicable legal ethics rules, Alston & Bird LLP may be precluded from representing us due to a conflict of interest between us and our affiliates. If any situation arises in which our interests are in conflict with those of our affiliates, we would be required to retain additional counsel and may incur additional fees and expenses. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We presently intend to effect a liquidity event by September 20, 2013; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) listing our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase plan.

Because a portion of the offering price from the sale of shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Risks Relating to Our Business

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives; and the prior performance of other NNN programs may not be an accurate predictor of our future results.

We have a limited operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risks than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of other investment programs sponsored by Grubb & Ellis, Triple Net Properties, or any of their affiliates, to predict our future results.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and your return on your investment.

We have identified three future investments, and we have acquired 17 properties. There may be a substantial period of time before the proceeds of this offering are invested in additional suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We intend to pay regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. Therefore, we may need to use proceeds from the offering or borrow funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007. For the nine months ended September 30, 2007, we paid distributions of $1,638,000 from cash flow from operations of $2,963,000 for the period. However, as of September 30, 2007, we owed $632,000 to our advisor and its affiliates for operating expenses, on-site personnel and engineering payroll and asset and property management fees, which will be paid from cash flow from operations in the future. Our advisor and its affiliates have no obligations to defer or forgive amounts due to them. As of September 30, 2007, no amounts due to our advisor or its affiliates have been forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and as a result if our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. In addition, for the nine months ended September 30, 2007, our funds from operations, or FFO, were $1,583,000. We paid distributions of $1,638,000, of which $1,583,000 was paid from FFO and the remainder from proceeds from this offering.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy a diversified portfolio of real estate and real estate related securities and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. Sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact on the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of properties on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

The negative impact of the recent adverse changes in the credit markets on the real estate sector generally or our inability to obtain financing on favorable terms, if at all, may have a material adverse effect on our results of operations and business.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or to make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our success will be dependent on the performance of our advisor.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely entirely on the management ability of our advisor, subject to the oversight of our board of directors. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of certain of our sponsor’s and advisor’s officers and officers of Triple Net Properties, who will manage our advisor, including Scott D. Peters and Andrea R. Biller, each of whom would be difficult to replace. We currently do not have key man life insurance on any key personnel. If our sponsor, our advisor or Triple Net Properties were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our properties, our ability to dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties and borrowers. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels;

•	changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	periods of high interest rates may reduce cash flow from leveraged properties; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay distributions to our stockholders or our ability to dispose of our investments.

Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to make investments or pay distributions.

In the past, our sponsor or its affiliates have, in certain circumstances, deferred or forgiven fees and loans payable by programs sponsored or managed by NNN Realty Advisors or Triple Net Properties. Our advisor and its affiliates have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to make investments or pay distributions.

The ongoing SEC investigation of Triple Net Properties could adversely impact our advisor’s ability to perform its duties to us.

On September 16, 2004, Triple Net Properties, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in certain public and private securities offerings sponsored by Triple Net Properties and its affiliates during 1998 through 2004, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager for this offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp.

Triple Net Properties and NNN Capital Corp. are engaged in settlement negotiations with the SEC staff regarding this matter. The settlement negotiations are continuing, and any settlement negotiated with the SEC staff must be approved by the Commission. Since the matter is not concluded, it remains subject to the risk that the SEC may seek additional remedies, including substantial fines and injunctive relief that, if obtained, could materially adversely affect our advisor’s ability to perform its duties to us, because our advisor is controlled by Triple Net Properties, and could also materially adversely affect our dealer manager’s ability to conduct this offering. Additionally, any resolution of this matter that reflects negatively on the reputation of Triple Net Properties or NNN Capital Corp. could materially and adversely affect the willingness of potential investors to invest in Triple Net Properties’ offerings, including this offering. The matters that are the subject of this investigation could also give rise to claims against Triple Net Properties by investors in its programs. At this time, Triple Net Properties cannot assess the outcome of the investigation by the SEC.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of relationships among us, our officers, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.

We will compete with other NNN programs for investment opportunities. As a result, our advisor may not cause us to invest in favorable investment opportunities which may reduce our returns on our investments.

Our sponsor, Triple Net Properties and their affiliates have sponsored existing programs with investment objectives and strategies similar to ours, and may sponsor other similar programs in the future. As a result, we may be buying properties at the same time as one or more of the other NNN programs managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another NNN program. We cannot be sure that officers and employees acting for or on behalf of our advisor and on behalf of managers of other NNN programs will act in our best interests when deciding whether to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, our advisor and other entities or programs managed by its affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

The conflicts of interest faced by our officers and our non-independent director may cause us not to be managed solely in the best interests of our stockholders, which may adversely affect our results of operation and the value of your investment.

Some of our officers and our non-independent director are officers of our advisor, Triple Net Properties, which manages our advisor, our sponsor and other affiliated entities which will receive fees in connection with this offering and operations. Scott D. Peters is our Chief Executive Officer, President and Chairman of the Board and also serves as the Chief Executive Officer of our advisor, the Chief Executive Officer of Triple Net Properties, the Chief Executive Officer, President and a director of our sponsor and the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors, a wholly owned subsidiary of our sponsor. Mr. Peters currently owns approximately 2.0% of Grubb & Ellis’ outstanding common stock and he has de minimis ownership in several other NNN programs. Shannon K S Johnson is our Chief Financial Officer and also serves as a Financial Reporting Manager of Triple Net Properties. Ms. Johnson has de minimis equity ownership in our sponsor and no equity ownership in any NNN programs. Andrea R. Biller is our Executive Vice President and Secretary and also serves as the Executive Vice President of our advisor, the General Counsel and Executive Vice President of Triple Net Properties, the General Counsel, Executive Vice President and Secretary of our sponsor and the General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors. Ms. Biller owns less than 1.0% of our sponsor’s outstanding common stock and she has de minimis ownership in several NNN programs. Danny Prosky is our Vice President —

Acquisitions and also serves as the Managing Director — Health Care Properties of Triple Net Properties. Mr. Prosky has no equity ownership in our sponsor or any NNN programs, other than 3,000 shares of our common stock. In addition, each of Mr. Peters, Ms. Johnson, Ms. Biller and Mr. Prosky holds options to purchase a de minimis amount of our sponsor’s outstanding common stock. As of December 14, 2007, each of Mr. Peters and Ms. Biller own 18.0% membership interests in Grubb & Ellis Healthcare Management, LLC, which owns 25.0% of the membership interest of our advisor.

Some of the NNN programs in which our officers and non-independent director have invested and to which they provide services, have investment objectives similar to our investment objectives. These individuals have legal and fiduciary obligations to these entities which are similar to those they owe to us and our stockholders. As a result, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers and non-independent director, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of your investment.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s length with an independent joint venture partner.

In the event that we enter into a joint venture with any other program sponsored or advised by our sponsor or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other NNN programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other NNN programs will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.

Our advisor will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under the advisory agreement between us, our operating partnership, our advisor and Triple Net Properties, and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor is entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. The fees our advisor is entitled to include real estate commissions, an asset management fee and disposition fees. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of the advisory agreement, other than for cause. Please see “Compensation Table” for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, the only fee our advisor receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions.

The distribution payable to our advisor upon termination of the advisory agreement may influence decisions about terminating our advisor or our acquisition or disposition of investments.

Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders. The subordinated participation interest may require our operating partnership to make a distribution to our advisor upon termination of the advisory agreement, other than for cause, if our advisor meets the performance thresholds included in our operating partnership agreement. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid making this distribution, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay our advisor under the advisory agreement and the distributions payable to our advisor under our operating partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with an unrelated party.

Our independent directors relied on information and recommendations provided by our advisor to determine the fees and distributions payable to our advisor and its affiliates under the advisory agreement and pursuant to the subordinated participation interest in our operating partnership. As a result, these fees and distributions cannot be viewed as having been determined on an arms’-length basis and we cannot assure you that an unaffiliated party would not be willing and able to provide to us the same services at a lower price.

Risks Associated with Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Our board of directors may change our investment objectives without seeking stockholder approval.

Our charter permits our board of directors to change our investment objectives without seeking stockholder approval. Although our board has fiduciary duties to our stockholders and intends only to change our investment objectives when the board determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify or hold harmless our directors, our advisor and its affiliates unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an interested stockholder;

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares of common stock and two-thirds of the votes entitled to be cast by holders of shares of our common stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

We will be subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of your investment.

If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we make may not appreciate or may decrease in value.

The real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our advisor, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we will invest primarily in real estate. Within the real estate industry, we intend primarily to acquire or selectively develop and own medical office buildings, healthcare-related facilities and quality commercial office properties. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes or increases therein, are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Relating to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We face increasing competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare real estate REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings, healthcare-related facilities and quality commercial office properties, our business, financial condition and results of operations and our ability to make distributions to our stockholders may be materially and adversely affected.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Tenants of our medical office buildings and healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continuing pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Tenants of our medical office buildings and healthcare-related facilities may be subject to significant legal actionsthat could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, certain types of tenants of our medical office buildings and healthcare-related facilities may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Risks Related to Investments in Real Estate Related Securities

We do not have substantial experience in acquiring mortgage loans or investing in real estate related securities, which may result in our real estate related securities investments failing to produce returns or incurring losses.

None of our officers or the management personnel of our advisor have any substantial experience in acquiring mortgage loans or investing in the real estate related securities in which we may invest. We may make such investments to the extent that our advisor, in consultation with our board of directors, determines that it is advantageous for us to do so. Our and our advisor’s lack of expertise in making real estate related securities investments may result in our real estate related securities investments failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgages property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The collateralized mortgage–backed securities in which we may invest are subject to several types of risks.

Collateralized mortgage–backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan -to -value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our real estate related securities investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate related securities in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate related securities investments to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of our investments in real estate and real estate related securities by borrowing funds. We have not identified any sources of debt financing as of the date of this prospectus. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of the combined fair market value of our assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets, or more if such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with the justification for such excess. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the sum of (a) the aggregate cost of our real property investments before non-cash reserves and depreciation and (b) the aggregate cost of our investments in real estate related securities. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

Until recently, the Federal Reserve Board has significantly increased short-term interest rates since June 2004. If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Federal Income Tax Risks

Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We intend to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2007, but as of the date of this prospectus we are not qualified as a REIT. Our qualification as a REIT will depend on our ability to meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

Although we have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT, we have received an opinion of our counsel that, based on certain assumptions and representations, we will so qualify. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of existing law and therefore could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively. The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain REIT status.

You may have current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15% through 2010. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Changes to federal income tax laws or regulations could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Employee Benefit Plan and IRA Risks

We, and our investors that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the “plan asset” rules under ERISA and regulations of the U.S. Department of Labor. To avoid our assets from being considered “plan assets” under those rules, our charter prohibits “benefit plan investors” from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities,” within the meaning of the ERISA plan asset rules. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering. The number of shares of our common stock to be offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering will be offered to the public on a “best efforts” basis at $10.00 per share. The table below shows two scenarios:

•	the “Minimum Offering” assumes that we did not sell more than the minimum offering of $2,000,000 by selling 200,000 shares at $10.00 per share pursuant to our primary offering; and

•	the “Maximum Offering” assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions or marketing support fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in our distribution reinvestment plan. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to our distribution reinvestment plan will be used to fund repurchases of shares under our share repurchase plan. Because we do not pay selling commissions or marketing support fees or reimburse due diligence expenses for shares sold pursuant to our distribution reinvestment plan, we receive greater net proceeds from the sale of shares in the distribution reinvestment plan than in the primary offering. As a result, if we reallocate shares from the distribution reinvestment plan to the primary offering, our net proceeds could be less.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 88.5% of the money you invest will be used to buy investments in real property and real estate related securities and pay related acquisition fees and expenses, while we expect the remaining 11.5% will be used to pay expenses and fees, including the payment of fees to our advisor and the dealer manager for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of the independent directors.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,000,000	100.0%	$2,000,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions	140,000	7.0	140,000,000	7.0
Marketing Support Fee	50,000	2.5	50,000,000	2.5
Due Diligence Reimbursement	10,000	0.5	10,000,000	0.5
Organizational and Offering Expenses(1)	30,000	1.5	30,000,000	1.5

Amount Available for Investment(2)	$1,770,000	88.5%	$1,770,000,000	88.5%

Less Acquisition Costs:
Acquisition Fees(3)	$60,000	3.0%	$60,000,000	3.0%
Acquisition Expenses(4)	10,000	0.5	10,000,000	0.5
Initial Working Capital Reserve(5)	—	—	—	—

Amount Invested in Properties	$1,700,000	85.0%	$1,700,000,000	85.0%

(1)	Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering. A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us.

(2)	Until required in connection with the acquisition of real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	Acquisition fees paid by any party to any person in connection with the purchase, development or construction of real properties. Acquisition fees do not include acquisition expenses. We will pay our advisor or its affiliate acquisition fees of 3.0% of the contract purchase price of properties we acquire. We will not pay any fees for acquisitions of real estate related securities investments. We may pay up to 4.0% of the total development costs of any development property that we acquire, but we do not currently intend to acquire any properties in the development phase. For purposes of this table, we have assumed (a) that no investments are made in real estate related securities, (b) that we will only acquire properties in the operational phase and (c) no debt is incurred for property acquisitions. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the distribution reinvestment plan, the extent to which proceeds from the distribution reinvestment plan are used to repurchase shares under our share repurchase plan the extent to which we invest in real estate related securities and the extent to which we invest in properties in the development stage. To the extent that we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Our acquisition expenses will not exceed 0.5% of the purchase price of properties we evaluate and acquire. The reimbursement of acquisition fees and expenses, including real estate commissions paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the capital plan that our advisor will establish for each of our investments.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to pay regular cash distributions;

•	to preserve, protect and return your capital contributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our board of directors may change our investment objectives if it determines it is advisable and in the best interests of our stockholders.

Decisions relating to the purchase or sale of investments will be made by our advisor, subject to oversight by our board of directors. See “Management” for a description of the background and experience of our directors and officers as well as the officers of our advisor.

Investment Strategy

We intend to invest in a diversified portfolio of real estate and real estate related securities, focusing primarily on investments that produce current income. Our real estate investments will focus on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. However, we do not presently intend to invest more than 15% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred stock of public or private real estate companies, commercial mortgage-backed securities, or CMBS, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in real estate related securities. See “— Investment Company Act Considerations” below.

In addition, when and as determined appropriate by our advisor, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, our advisor will seek to invest in properties with the following attributes:

•	Quality. We will seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We will seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Real Property Investments

We intend to invest in a diversified portfolio of properties, focusing primarily on properties that produce current income. We will generally seek investments in medical office buildings, healthcare-related facilities and quality commercial office properties.

Our advisor will generally seek to acquire properties on our behalf of the types described above that will best enable us to meet out investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our investments in real estate generally will take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular property, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease properties in which our sponsor, our advisor, our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We intend to obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities

We intend to invest a portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, long-term acute care centers, surgery centers, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. The market for medical office buildings and healthcare-related facilities in the United States continues to expand. According to the U.S. Department of Health and Human Services, national healthcare expenditures rose from 13.7% to 16.2% of the U.S. gross domestic product (GDP) between 1999 and 2005 and are projected to reach 20% by 2015, as shown below.

Similarly, overall healthcare expenditures have risen sharply since 1999. In 2005, healthcare expenditures reached $2 trillion and are expected to grow at a relatively stable rate of approximately 7.2% per year to reach $4 trillion by 2015, as shown below.

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	An aging population is requiring and demanding more medical services. Between 2004 and 2050, the U.S. population over 65 years of age is projected to more than double from 36 million to nearly 87 million people. The number of older Americans is also growing as a percentage of the total U.S. population as the ‘baby boomers’ approach their 60s. In 2004, the number of persons older than 65 comprised 12% of the total U.S. population and is projected to grow to nearly 21% by 2050, as shown in the graph below.

Based on the information above and the projected increase in health expenditures per capita through 2015, as shown below, we believe that healthcare expenditures for the population over 65 years of age will also continue to rise as a disproportionate share of healthcare dollars is spent on older Americans since they require more treatment and management of chronic and acute health conditions.

We believe this increased demand will continue to create a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers. As a result, we believe this will increase the pool of suitable, quality properties meeting our acquisition criteria. However, our results of operations and our ability to attain our investment objectives will depend solely upon the performance of the real estate assets and real estate related investments we acquire.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Quality Commercial Office Properties

We also intend to invest a portion of the offering proceeds available for investment after the payment of fees and expenses in quality commercial office properties. These properties are generally in desirable locations, generally are of high quality construction, may offer personalized tenant amenities and attract high quality tenants. We also believe that a portfolio consisting of a substantial investment in this type of property enhances our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

Joint Venture Investments

We may enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Associated with Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

We may only enter into joint ventures with other NNN programs or affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions that are no less favorable than those that would be available to unaffiliated third parties.

Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor.”

Securities Investments

We may invest in the following types of real estate related securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as CMBS, commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, mezzanine loans, bridge loans, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.

Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate related securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, mortgage debt and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective real estate related securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real property and real estate related securities investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our real estate related securities investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or pool of real estate related securities. However, we do not presently intend to invest more than 15% of our total assets in securities. The specific number and mix of real estate related securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our real estate related securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate related securities. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

On the acquisition dates of each of our first four real estate acquisitions, our leverage exceeded 300.0%. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0% in connection with the acquisitions. The board of directors determined that the excess leverage was justified because it enabled us to purchase the property during the initial stages of our offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. As of December 13, 2007, our leverage does not exceed 300.0%. We may exceed our charter’s leverage guidelines again during the early stages of our operations. We will take action to reduce any such excess as soon as practicable.

By operating on a leveraged basis, we will have more funds available for our investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors or from our advisor and its affiliates unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each property or real estate related securities investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. An investment in a property or security may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in our best interests.

The determination of whether a particular property or real estate related securities investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future, our board of directors will also consider various forms of liquidity events, including but not limited to (1) a listing of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Relating to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which requires approval of our board of directors and our stockholders. Until our common stock is listed, unless our charter is amended, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25% of our net assets.

Change in Investment Objectives and Policies

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Our investment objectives and policies may be altered by our board of directors without the approval of the stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in out our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Relating to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Triple Net programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by Triple Net Properties or its affiliates, we would be subject to the risks described in “Risk Factors — Risks Related to Conflicts of Interest — We may acquire assets from, or dispose of assets to, entities managed by affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.” Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures.”

Real Estate Acquisitions

As of the date of this prospectus, we have acquired 17 properties and identified three additional proposed real estate investments. Our advisor will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or make a material investment in real estate related securities, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property or real estate related securities investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Our advisor will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related securities to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related securities. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Associated with Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS IN REAL PROPERTIES

Acquired Real Properties

The following provides a summary of the properties acquired by us. For more information regarding the financing of these acquisitions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financing.”

Southpointe Office Parke and Epler Parke I

On January 22, 2007, we acquired all of the membership interests of NNN Southpointe, LLC for a total purchase price of $14,800,000, plus closing costs. NNN Southpointe, LLC has a fee simple ownership of Southpointe Office Parke and Epler Parke I, a portfolio of seven multi-tenant office/medical office buildings located in Indianapolis, Indiana. We acquired the membership interests from NNN South Crawford Member, LLC, an indirect wholly-owned subsidiary of our former sponsor, NNN Realty Advisors.

NNN Southpointe, LLC acquired Southpointe Office Parke and Epler Parke I on August 18, 2006 for a purchase price of $14,800,000. In connection with the purchase, NNN Southpointe, LLC entered into a secured loan with LaSalle Bank National Association, or LaSalle, evidenced by a promissory note in the principal amount of $9,146,000. We financed the purchase price of NNN Southpointe, LLC through the assumption of the $9,146,000 secured note and used approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan from NNN Realty Advisors. The balance of the purchase price was provided by funds raised through this offering. Since we acquired Southpointe Office Parke and Epler Parke I from an indirect subsidiary of NNN Realty Advisors our independent directors engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser. An acquisition fee of $444,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The buildings in Southpointe Office Parke and Epler Parke I consist of approximately 97,000 square feet of gross leasable area. The buildings are approximately 87.1% leased with approximately 76.3% of the leased space occupied by medical tenants. We intend to continue to lease the buildings to medical, retail and office tenants.

Built between 1991 and 1996, Southpointe Office Parke is comprised of six buildings on approximately 8.5 acres and contains approximately 76,000 square feet of gross leasable area adjacent to Community Hospital South, a 150-bed acute care hospital, which is part of the Community Health Network, a five-hospital system located in Indianapolis, Indiana. Community Hospital South admits approximately 40,000 hospital patients each year and has over 8,800 employees. Approximately 84.9% of the space at Southpointe Office Parke is leased and approximately 93.8% of the space leased is occupied by medical tenants, while the remaining space is leased to two small retail tenants. No tenant occupies 10.0% or more of the gross leasable area.

Built in 2002, the Epler Parke I building is situated on approximately 2.8 acres and located approximately three miles from the Southpointe Office Parke buildings. The building contains approximately 21,000 square feet of gross leasable area and is approximately 94.9% leased to five tenants. Circle Design Group leases approximately 13,000 square feet, or approximately 63.6% of the space, pursuant to a lease that expires on July 31, 2012. Circle Design is one of the largest consulting engineering firms in Indiana. The rental rate per annum for Circle Design is approximately $210,000 or $15.85 per square foot. Circle Design does not have a renewal option on its lease. The four other tenants are Eric Treadwell, DDS, United Auto Credit Corporation, Brookwood Denture Specialists, Inc. and Phillip Kuntel, each of whom is engaged in the principal business of dentistry, auto finance, dentistry and insurance, respectively. Eric Treadwell, DDS is the only tenant besides Circle Design that occupies more than 10.0% of the space. Eric Treadwell, DDS leases approximately 2,000 square feet under a lease that runs until August 31, 2011. Eric Treadwell, DDS has one five-year renewal option with six months notice. The annual rent is approximately $33,000 through August 2007 and $34,000 through August 2009. From August 2009 until the end of the lease the annual rent is approximately $35,000.

Triple Net Properties Realty, Inc., or Realty, serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Southpointe Office Parke and Epler Parke I.

There are at least 20 comparable properties located in the same submarket that might compete with Southpointe Office Parke and Epler Parke I.

Our management currently has no plans for material renovations or other capital improvements to Southpointe Office Parke and Epler Parke I and believes that the property is suitable for their intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Southpointe Office Parke and Epler Parke I is approximately $12.4 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $174,000 at a rate of approximately 2.3%.

The following table sets forth the lease expirations of Southpointe Office Parke and Epler Parke I for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

			Gross Annual	% of Gross Annual
	No. of Leases	Total Square Feet	Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	5	14,000	$237,000	16.5%
2008	7	20,000	$302,000	21.1%
2009	4	8,000	$120,000	8.4%
2010	4	13,000	$178,000	12.4%
2011	2	7,000	$103,000	7.2%
2012	3	19,000	$329,000	22.9%
2013	—	—	$—	—%
2014	1	700	$31,000	2.2%
2015	1	1,000	$10,000	0.7%
2016	—	—	$—	—%

For 2006, the average occupancy rate was 93.7% and the average effective annual rental rate per square foot for Southpointe Office Parke and Epler Parke I was $14.54.

Crawfordsville Medical Office Park and Athens Surgery Center

On January 22, 2007, we acquired all of the membership interests of NNN Crawfordsville, LLC for a total purchase price of $6,900,000, plus closing costs. NNN Crawfordsville, LLC has fee simple ownership of Crawfordsville Medical Office Park and Athens Surgery Center, two medical office buildings located on the north side of Crawfordsville, Indiana. We acquired the membership interests from NNN South Crawford Member, LLC, an indirect wholly owned subsidiary of our sponsor.

NNN Crawfordsville, LLC acquired Crawfordsville Medical Office Park and Athens Surgery Center on September 12, 2006 for a purchase price of $6,900,000. In connection with the purchase, NNN Crawfordsville, LLC entered into a secured loan with LaSalle evidenced by a promissory note in the principal amount of $4,264,000. We financed the purchase price of NNN Crawfordsville, LLC through the assumption of the $4,264,000 secured note and used approximately $2,385,000 of the proceeds from our $7,500,000 unsecured note from NNN Realty Advisors. The balance of the purchase price was provided by funds raised through this offering. Since we acquired Crawfordsville Medical Office Park and Athens Surgery Center from a subsidiary of NNN Realty Advisors, our independent directors engaged an independent appraiser to value the property. A majority of our board of directors, including a majority of our independent directors, have determined that the transaction is fair and reasonable to us and at a price to us no greater than the cost of the investment to our sponsor or its appraised value, as determined by the independent appraiser. An acquisition fee of $207,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Crawfordsville Medical Office Park and Athens Surgery Center is comprised of two buildings, the St. Claire Medical Pavilion, a one-story medical building, and Athens Surgery Center, a one-story surgery and imaging center. The two buildings consist of approximately 30,000 square feet of gross leasable area on approximately 2.9 acres of land and are 100.0% leased to St. Vincent Hospital and Health Care, Inc., a member of Ascension Health, the nation’s largest not-for-profit Catholic healthcare system. The master lease has been assigned to the Sisters of St. Francis Health Services, Inc., or the Sisters of St. Francis. We intend to continue to lease the buildings to the Sisters of St. Francis.

Built in 1998, St. Claire Medical Pavilion consists of approximately 14,000 square feet of gross leasable area on approximately 1.6 acres. A renovation of the building was completed in the spring of 2006. The rental rate per annum for St. Claire Medical Pavilion is approximately $211,000, or $14.60 per square foot, as of November 30, 2007. The single tenant credit lease with the Sisters of St. Francis terminates January 31, 2013, with one five-year renewal option upon 180 days’ notice. St. Vincent Hospital serves as guarantor on the lease.

Built in 2000, Athens Surgery Center consists of 15,000 square feet of gross leasable area on approximately 1.4 acres and is adjacent to the St. Claire Medical Pavilion. Athens Surgery Center has two outpatient surgical suites with eight pre-operation areas. The rental rate per annum for Athens Surgery Center is approximately $367,000, or $24.48 per square foot, as of November 30, 2007. The single tenant credit lease with the Sisters of St. Francis terminates February 29, 2016, with four five-year renewal options upon 180 days’ notice. St. Vincent Hospital serves as guarantor on the lease.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the leasing, operation and management of Crawfordsville Medical Office Park and Athens Surgery Center.

There are at least six comparable properties located in the same submarket that might compete with Crawfordsville Medical Office Park and Athens Surgery Center.

Our management currently has no plans for material renovations or other capital improvements to Crawfordsville Medical Office Park and Athens Surgery Center and believes that the properties are suitable for their intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Crawfordsville Medical Office Park and Athens Surgery Center is approximately $6.5 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $74,000 at a rate of approximately 2.7%.

The following table sets forth the lease expirations of Crawfordsville Medical Office Park and Athens Surgery Center for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

% of Gross
		Total Square	Gross Annual	Annual Rent
	No. of Leases	Feet of	Rent of	Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2007	——	—	$—	—%
2008	—	—	$—	—%
2009	—	—	$—	—%
2010	—	—	$—	—%
2011	—	—	$—	—%
2012	—	—	$—	—%
2013	5	14,000	$211,000	36.5%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	1	15,000	$367,000	63.5%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Crawfordsville Medical Office Park and Athens Surgery Center for the last five years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	100%	$18.63
2003	100%	$19.08
2004	100%	$19.12
2005	100%	$19.12
2006	100%	$19.55

The Gallery Professional Building

On March 9, 2007, we acquired all of the membership interests of NNN Gallery Medical, LLC for a total purchase price of $8,800,000, plus closing costs. NNN Gallery Medical, LLC has fee simple ownership of The Gallery Professional Building, an eight-story medical building located in downtown St. Paul, Minnesota. We acquired the membership interests from NNN Gallery Medical Member, LLC, an indirect wholly-owned subsidiary of NNN Realty Advisors.

NNN Gallery Medical, LLC acquired The Gallery Professional Building on February 5, 2007, for a purchase price of $8,800,000. In connection with the purchase, NNN Gallery Medical, LLC entered into a secured loan with LaSalle evidenced by a promissory note in the principal amount of $6,000,000. We financed the purchase price of NNN Medical Gallery, LLC through the assumption of the $6,000,000 secured note (but not for interest payments for periods prior to March 9, 2007) and a $1,000,000 loan from NNN Realty Advisors. The balance of the purchase price was provided by funds raised through this offering. Since we acquired The Gallery Professional Building from a subsidiary of NNN Realty Advisors, an independent appraiser was engaged by the independent directors to value the property. The terms of the acquisition have been approved by a majority of our board of directors, including a majority of our independent directors, as fair and reasonable to us and at a price no greater than the cost of the investment to NNN Realty Advisors’ subsidiary or the property’s appraised value, as determined by the independent appraiser. An acquisition fee of $264,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Gallery Professional Building consists of approximately 105,000 square feet of gross leasable area. The building is approximately 73.2% leased, with approximately 69.6% occupied by medical tenants. We intend to continue to lease the building to medical tenants.

The building was built in 1979 and is located adjacent to St. Joseph’s Hospital via a skywalk, which serves as a feeder hospital for the medical offices in The Gallery Professional Building. St. Joseph’s Hospital is the largest of the HealthEast Care Systems hospitals and is a member of the University of Minnesota Family Medicine and Community Health residency program, with 401 licensed beds and a 24-hour emergency room. St. Joseph’s Hospital recently began construction on an $80.0 million expansion and renovation of the hospital, which will include building a new hospital tower, expanding the emergency department and adding two new operating rooms.

Summit Orthopedics leases approximately 24,000 square feet, or approximately 22.5% of the space, pursuant to two leases: one for approximately 13,000 square feet that expires on May 31, 2011 and a second lease for approximately 11,000 square feet that expires on March 31, 2017. Summit Orthopedics is comprised of seven clinics and two surgery centers located in Minnesota, with both a clinic and a surgery center located within The Gallery Professional Building. The rental rate per annum for Summit Orthopedics is approximately $403,000, or approximately $17.00 per square foot. Summit Orthopedics does not have a renewal option on either lease. HealthEast Care Systems leases approximately 20,000 square feet, or approximately 18.7%, of the space pursuant to leases that expire between February 28, 2009 and January 31, 2018. HealthEast Care Systems is currently the largest health care provider in the Twin Cities East Metro area, and the adjacent St. Joseph’s Hospital is part of this network. The rental rate per annum for HealthEast Care Systems is approximately $303,000, or approximately $15.38 per square foot. HealthEast Care Systems has two renewal terms of five years each on its lease for approximately 14,000 square feet expiring on January 31, 2018. The remaining tenants are primarily medical tenants, none of which occupies 10.0% or more of the gross leasable area.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of The Gallery Professional Building.

There are at least 45 comparable properties located in the same submarket that might compete with The Gallery Professional Building.

Our management currently has plans to spend approximately $2.4 million for both capital and tenant improvements to The Gallery Professional Building in order to attract new tenants to the building. Management believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in The Gallery Professional Building is approximately $8.0 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $126,000 at a rate of approximately 1.3%.

The following table sets forth the lease expirations of The Gallery Professional Building for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
		Total Square	Gross Annual	Annual Rent
	No. of Leases	Feet of	Rent of	Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2007	4	11,000	$152,000	14.5%
2008	1	1,000	$16,000	1.6%
2009	3	7,000	$97,000	9.3%
2010	1	8,000	$114,000	10.8%
2011	3	24,000	$402,000	38.4%
2012	2	13,000	$214,000	20.5%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for The Gallery Professional Building for the last five years:

		Average Effective
	% of Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	68.1%	$14.68
2003	68.0%	$15.12
2004	64.8%	$15.33
2005	71.3%	$14.96
2006	73.1%	$15.07

Lenox Office Park Building G

On March 23, 2007, we acquired all of the membership interests of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC for a total purchase price of $18,500,000, plus closing costs. NNN Lenox Medical, LLC holds a leasehold interest in Lenox Office Park Building G, and NNN Lenox Medical Land, LLC holds a fee simple interest in two vacant parcels of land within Lenox Office Park, located in Memphis, Tennessee. The lease to which Lenox Park Building G is subject has an 11-year term and was entered into by the previous owner of the property with the Industrial Development Board of the City of Memphis, Tennessee and Shelby County as part of a tax incentive program for the benefit of the tenant. NNN Lenox Medical, LLC has the option to purchase Lenox Office Park Building G at any time for $1,000. We acquired the membership interests from NNN Lenox Medical Member, LLC, a wholly-owned subsidiary of Triple Net Properties.

NNN Lenox Medical, LLC acquired Lenox Office Park Building G and NNN Lenox Medical Land, LLC acquired the two parcels of land on January 3, 2007, for a total purchase price of $18,500,000. In connection with the purchase, NNN Lenox Medical, LLC entered into a secured loan with LaSalle evidenced by a promissory note in the principal amount of $12,000,000.

We financed the purchase price of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC through the assumption of the $12,000,000 secured note (but not for interest payments for periods prior to March 23, 2007). The balance of the purchase price was provided by funds raised through this offering. Since we acquired Lenox Office Park Building G and the two parcels of land from subsidiaries of NNN Realty Advisors, an independent appraiser was engaged by the independent directors to value the property. The terms of the acquisition have been approved by a majority of our board of directors, including a majority of our independent directors, as fair and reasonable to us and at a price no greater than the cost of the investment to NNN Realty Advisors’ subsidiaries or the property’s appraised value, as determined by the independent appraiser. An acquisition fee of $555,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Lenox Office Park Building G consists of approximately 98,000 square feet of gross leasable area. The building is currently 100% leased to Pfizer Inc., one of the largest pharmaceutical companies in the world which has a AAA credit rating by Standard & Poor’s. Pfizer currently pays gross annual rent of $2,134,000, which will increase 2.0% each year up to $2,220,000 in 2010. Pfizer’s lease expires in January 2010, but Pfizer has three five-year extension options. Upon renewal of the lease, Pfizer is entitled to rent the property at a rate equal to 97.0% of market rent, as defined in the lease, for the property.

The building was built in 2000 and is located in East Memphis, Tennessee. There are at least 15 comparable properties located in the same market that might compete with the property. Our management currently has plans to spend approximately $237,000 for both capital and tenant improvements to Lenox Office Park Building G.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Lenox Office Park Building G, under terms as further discussed in the prospectus.

The two parcels of land are located within Lenox Office Park and consist of approximately 7.2 acres. Management currently has no plans to develop these parcels.

Management believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Lenox Office Park Building G is approximately $16.8 million. We calculate depreciation for income tax purposes using the straight-line method. We depreciate buildings based upon estimated useful lives of 39 years. Land is not depreciated for federal income tax purposes. Real estate taxes payable on the property for 2006 were approximately $38,000 at a rate of approximately 1.1%, net of tax credits.

The following table shows the occupancy rate and the effective annual rental rate per square foot for Lenox Office Park Building G for the last five years:

		Effective Annual Rental Rate per
Year	Occupancy Rate	Square Foot

2002	100%	$19.75
2003	100%	$20.15
2004	100%	$20.55
2005	100%	$20.96
2006	100%	$21.38

Commons V

On April 24, 2007, we, through our operating partnership, acquired Commons V Medical Office Building, or Commons V, for a purchase price of $14,100,000, plus closing costs. The building is a three-story medical office building located in Naples, Florida. We acquired the property from an unaffiliated third party.

We financed the purchase price of $14,100,000 by funds raised through this offering. An acquisition fee of $423,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. In addition, a real estate commission of $300,000, or approximately 2.0% of the purchase price, was paid by the seller to Grubb & Ellis, which is now our sponsor.

Commons V consists of approximately 55,000 square feet of gross leasable area. The building is approximately 100% leased. Anchor Health is the largest tenant with 19 separate leases comprising approximately 42,000 square feet, or approximately 76.4% of the property. Anchor Health’s current base annual rent is $758,000 with annual consumer price index increases. Since there are 19 different leases associated with this tenant there are various expiration dates, with a majority of those leases expiring in 2012 with no remaining options for renewal. Collier Surgery Center occupies approximately 10,000 square feet or approximately 17.5% of the property and pays a gross base annual rent of $197,000 with annual consumer price index increases. Collier Surgery Center’s lease expires on April 14, 2009 with two options to renew for five-year periods. We intend to continue to lease the building to medical tenants.

The building was built in 1991 and is located in Naples, Florida, one-half mile from the Homewood Residence, a 100-room adult living facility, the 250-unit Goodlette Arms Senior Apartments and Naples Community Hospital.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Commons V.

Management believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Commons V is approximately $10.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. Real estate taxes payable on the property for 2006 were approximately $115,000 at a rate of approximately 1.2%.

The following table sets forth the lease expirations of Commons V for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
	No. of	Total Square	Gross Annual	Annual Rent
	Leases	Feet of	Rent of	Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2007	—	—	$—	—%
2008	2	3,000	$76,000	7.6%
2009	3	13,000	$264,000	26.2%
2010	2	4,000	$76,000	7.5%
2011	4	7,000	$164,000	16.3%
2012	11	28,000	$462,000	42.5%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Commons V for the last five years:

		Average Effective
	% of Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	88.6%	$16.69
2003	93.4%	$17.30
2004	96.7%	$17.73
2005	100%	$18.28
2006	100%	$18.88

Yorktown Medical Center and Shakerag Medical Center

On May 2, 2007, we through our operating partnership, acquired Yorktown Medical Center and Shakerag Medical Center, which we refer to collectively as the Fayette property, for a purchase price of $21,500,000, plus closing costs. We acquired the property from an unaffiliated third party.

In connection with the acquisition of the Fayette property, on May 1, 2007, we, through NNN Healthcare/Office REIT Peachtree, LLC, our wholly-owned subsidiary, entered into a secured loan with Wachovia Bank, National Association, or Wachovia, as evidenced by a promissory note in the principal amount of $13,530,000. The balance of the purchase price was provided by funds raised through this offering. An acquisition fee of $645,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Fayette property consists of approximately 108,000 square feet of gross leasable area. The Fayette property is approximately 90.6% leased, with approximately 84.8% occupied by medical tenants. Peachtree Medical Care Corporation occupies approximately 74,000 square feet of the Fayette property and pays a gross base annual rent of approximately $1,876,000, with annual consumer price index increases, under multiple leases. Peachtree Medical Care Corporation’s leases expire between 2009 and 2013.

The Yorktown Medical Center was built in 1987 and is located in Fayetteville, Georgia, approximately two miles from the Piedmont Fayette Hospital. The Shakerag Medical Center was built in 1994 and is located in Peachtree City, Georgia, approximately seven miles from the Piedmont Fayette Hospital.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Fayette Property.

Management believes that the Fayette property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Fayette property is approximately $18.7 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. Real estate taxes payable on the Fayette property for 2006 were approximately $173,000 at a rate of approximately 3.2%.

The following table sets forth the lease expirations of the Fayette property for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
		Total Square	Gross Annual	Annual Rent
	No. of Leases	Feet of	Rent of	Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2007	2	2,000	$47,000	2.0%
2008	1	3,000	$89,000	3.7%
2009	7	26,000	$629,000	23.7%
2010	—	—	$—	—%
2011	3	12,000	$256,000	11.1%
2012	4	12,000	$332,000	10.9%
2013	4	41,000	$1,058,000	38.3%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Yorktown Medical Center for the last five years:

		Average Effective
	% of Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	100%	$13.25
2003	100%	$13.25
2004	100%	$13.25
2005	74.0%	$24.00
2006	81.0%	$25.04

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Shakerag Medical Center for the last five years:

		Average Effective
	% of Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	100%	$13.25
2003	100%	$13.25
2004	100%	$13.25
2005	86.0%	$23.00
2006	100%	$24.00

Thunderbird Medical Plaza

On May 15, 2007, we, through our operating partnership, acquired Thunderbird Medical Plaza in Glendale, Arizona from an unaffiliated third party for a total purchase price of $25,000,000, plus closing costs. Thunderbird Medical Plaza is comprised of real property located at 5422 and 5410 West Thunderbird Road, or T-Bird 5422/5410, and real property located at 5310 West Thunderbird Road, or T-Bird 5310.

Of the total purchase price of $25,000,000, $11,500,000 was allocated to T-Bird 5422/5410 and $13,5000,000 was allocated to T-Bird 5310. We financed the purchase price using a combination of $9,651,000 in net proceeds from the $10,000,000 loan from Wachovia secured by our Commons V property and funds raised through this offering. An acquisition fee of $750,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Thunderbird Medical Plaza consists of approximately 110,000 square feet of gross leasable area. The property is approximately 74.3% leased, with 100% occupied by medical tenants, none of which occupy 10.0% or more of the gross leaseable area.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Thunderbird Medical Plaza.

There are at least seven comparable properties located in the same submarket that might compete with Thunderbird Medical Plaza.

Management believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Thunderbird Medical Plaza is approximately $21.9 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. Real estate taxes payable on the property for 2006 were approximately $283,000 at a Primary (Limited) rate of approximately 6.7% and a Secondary (Full Cash) rate of approximately 5.4%.

The following table sets forth the lease expirations of Thunderbird Medical Plaza for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

			% of Gross
		Total	Gross
		Square	Annual	Annual Rent
		Feet of	Rent of	Represented
	No. of Leases	Expiring	Expiring	by Expiring
Year	Expiring	Leases	Leases	Leases

2007	3	6,000	$145,000	7.4%
2008	5	8,000	$179,000	9.1%
2009	4	5,000	$123,000	6.2%
2010	6	13,000	$313,000	15.8%
2011	1	8,000	$204,000	10.3%
2012	9	22,000	$478,000	24.2%
2013	4	14,000	$315,000	16.0%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	2	9,000	$218,000	11.0%

Triumph Hospital Portfolio

On June 8, 2007, we, through our operating partnership, acquired the Triumph Hospital Portfolio in suburban Houston, Texas from an unaffiliated third party for a total purchase price of $36,500,000, plus closing costs. The Triumph Hospital Portfolio consists of Triumph Hospital Northwest and Triumph Hospital Southwest.

Of the total purchase price of $36,500,000, $17,750,000 was allocated to Triumph Hospital Northwest and $18,750,000 was allocated to Triumph Hospital Southwest. We financed the aggregate purchase price of the Triumph Hospital Portfolio using a combination of: (1) $12,605,000 in net proceeds from a $14,000,000 loan from Wachovia secured by the Thunderbird property; (2) an unsecured loan from NNN Realty Advisors, in the principal amount of $4,000,000; and (3) funds raised through this offering. An acquisition fee of $1,095,000, or 3.0% of the aggregate purchase price, was paid to our advisor and its affiliate. Since NNN Realty Advisors was our sponsor at the time of the loan, this loan is deemed a related party loan. Therefore, the terms of the unsecured loan and the unsecured note were approved by a majority of our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors.

Triumph Hospital Northwest and Triumph Hospital Southwest were originally built in 1986 and 1989, respectively, and are located on 12 and eight acres, respectively, in suburban Houston, Texas. The Triumph Hospital Portfolio consists of approximately 151,000 square feet of gross leasable area, which is currently 100% leased to affiliates of Triumph Healthcare, the largest provider of long-term acute care in the Houston area and the third largest provider in the United States. Triumph Healthcare’s lease of Triumph Hospital Southwest, which includes approximately 68,000 square feet of gross leasable area, expires in December 2012, with two five-year renewal options. Triumph Healthcare’s lease of Triumph Hospital Northwest, which includes approximately 83,000 square feet of gross leasable area, expires in February 2013, with two five-year renewal options.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Triumph Hospital Portfolio.

There are approximately ten comparable properties located in the Houston market that might compete with the Triumph Hospital Portfolio.

Management currently has no renovation plans for the property, and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Triumph Hospital Portfolio is approximately $34.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, Triumph Hospital Northwest paid real estate taxes of approximately $225,000 at a rate of approximately 3.1%, and Triumph Hospital Southwest paid real estate taxes of approximately $146,000 at a rate of approximately 2.5%.

The following table sets forth the lease expirations of the Triumph Hospital Portfolio for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

		Total	Gross	% of Gross
		Square	Annual	Annual Rent
		Feet of	Rent of	Represented
	No. of Leases	Expiring	Expiring	by Expiring
Year	Expiring	Leases	Leases	Leases

2007	—	—	$—	—%
2008	—	—	$—	—%
2009	—	—	$—	—%
2010	—	—	$—	—%
2011	—	—	$—	—%
2012	1	68,000	$1,558,000	51.3%
2013	1	83,000	$1,482,000	48.8%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for the Triumph Hospital Portfolio for the last five years:

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	37.9%	$6.40
2003	100%	$17.14
2004	100%	$17.14
2005	100%	$17.14
2006	100%	$17.14

Gwinnett Professional Center

On July 27, 2007, we, through our operating partnership, acquired a fee simple interest in Gwinnett Professional Center located in Lawrenceville, Georgia from an unaffiliated third party for a purchase price of $9,300,000, plus closing costs.

We financed the purchase price of Gwinnett Professional Center through: (1) the assumption of a $6,000,000 loan from LaSalle, secured by the property, and (2) funds raised through this offering. An acquisition fee of $279,000, or 3.0% of the aggregate purchase price, was paid to our advisor and its affiliate.

Gwinnett Professional Center, a three-story multi-tenant medical office building, was originally built in 1985 and is located on approximately 5.2 acres on the hospital campus of Gwinnett Medical Center in Lawrenceville, Georgia, northeast of downtown Atlanta. Gwinnett Professional Center consists of approximately 60,000 square feet and is approximately 80.0% leased. The principal businesses and professions occupying the building are healthcare providers. Gwinnett Pediatrics leases approximately 8,000 square feet pursuant to a lease that expires in April 2016 and has no renewal options. Gwinnett Pediatrics provides primary pediatric heath care from birth through adolescence. The rental rate per annum for Gwinnett Pediatrics is approximately $184,000, or $22.66 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Gwinnett Professional Center as provided in our advisory agreement.

There are at least seven comparable properties located in the same submarket that might compete with Gwinnett Professional Center.

Management currently has no renovation plans for the property, and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Gwinnett Professional Center is approximately $8.3 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, Gwinnett Professional Center paid real estate taxes of approximately $89,000 at a rate of approximately 3.4%.

The following table sets forth the lease expirations of Gwinnett Professional Center for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	—	—	$—	—%
2008	8	18,000	$397,000	35.0%
2009	5	11,000	$292,000	25.7%
2010	2	5,000	$129,000	11.4%
2011	2	5,000	$110,000	9.7%
2012	1	1,000	$24,000	2.1%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	1	8,000	$184,000	16.3%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Gwinnett Professional Center for the last three years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2004	96.0%	$22.68
2005	80.0%	$23.74
2006	68.0%	$24.10

1 and 4 Market Exchange

On August 15, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT Market Exchange, LLC, acquired a fee simple interest in 1 Market Exchange, 4 Market Exchange and a vacant parcel of land, each located in Columbus, Ohio, or collectively, 1 and 4 Market Exchange, from unaffiliated third parties for a total purchase price of $21,900,000, plus closing costs.

We financed the purchase price of 1 and 4 Market Exchange with funds raised through this offering. An acquisition fee of $657,000, or 3.0% of the aggregate purchase price, was paid to our advisor and its affiliate.

1 and 4 Market Exchange consists of two multi-tenant Class A medical office buildings and a vacant parcel of land to be developed as a parking lot. 1 Market Exchange is a five-story building constructed in

2001 located at 515 East Main Street. 1 Market Exchange was awarded the 2002 Columbus Chapter American Institute of Architecture Sustainability Award due to its “Green” design which maximizes natural day-lighting while screening out unwanted solar gain during the summer months. 4 Market Exchange is a three-story building constructed in 2003 located at 500 Main Street. Combined, they consist of approximately 116,000 square feet and are approximately 92.6% leased. Both buildings are located less than one mile from Columbus Children’s Hospital, just east of the Columbus Central Business District and are an integral part of the Market Exchange redevelopment taking place along East Main Street. Additionally, the property is located at the I-70 and I-71 interchange and just south of I-670, allowing easy access to all parts of Columbus and its surrounding communities. The principal businesses and professions of the tenants occupying the buildings are healthcare providers. The vacant parcel of land is a 28,000 square foot unimproved parcel of land that, once developed, shall serve as a parking lot for 1 and 4 Market Exchange which will provide approximately 85 additional parking spaces.

The most significant tenants of 1 and 4 Market Exchange are Columbus Children’s Hospital, OhioHealth and Design Group. Columbus Children’s Hospital leases approximately 27,000 square feet pursuant to leases that expire in 2009-2011, approximately 2,000 square feet of which have one five-year renewal options.

Columbus Children’s Hospital, the nation’s 5th largest children’s hospital, is the primary pediatric health care provider for 37 counties, with more than 800 medical staff members and 4,500 employees. The rental rate per annum for Columbus Children’s Hospital is approximately $378,000, or $13.77 per square foot. OhioHealth leases approximately 22,000 square feet pursuant to leases that expire between 2007 and 2012, some of which have five-year renewal options. OhioHealth is a nationally recognized, not-for-profit, charitable healthcare organization consisting of 15 hospitals, 20 health and surgery centers, home-health providers, and medical equipment and health service suppliers throughout a 46-county area. The rental rate per annum for OhioHealth is approximately $358,000, or $16.25 per square foot. Design Group leases approximately 28,000 square feet pursuant to a lease that expires in October 2010 with one ten-year renewal option. Design Group, a firm that provides expertise in planning, architecture, interior design, graphics and sustainable design, was responsible for designing 1 and 4 Market Exchange. The rental rate per annum for Design Group is approximately $473,000 or $16.71 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of 1 and 4 Market Exchange as provided in our advisory agreement.

1 and 4 Market Exchange faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which 1 and 4 Market Exchange competes are located on either the campuses of nearby hospitals or in surrounding suburban areas.

Management currently has no renovation plans for the property other than the development of the vacant parcel of land into a parking lot, and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in 1 and 4 Market Exchange is approximately $20.2 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, 1 and 4 Market Exchange paid real estate taxes of approximately $121,000 at a rate of approximately 6.7%.

The following table sets forth the lease expirations of 1 and 4 Market Exchange for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	2	7,000	$124,000	7.1%
2008	2	4,000	$73,000	4.2%
2009	4	11,000	$176,000	10.1%
2010	5	65,000	$1,042,000	59.6%
2011	2	6,000	$92,000	5.3%
2012	2	14,000	$242,000	13.8%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for 1 and 4 Market Exchange for the last four years.

		Average Effective
	Average	Annual Rental Rate
Year	Occupancy Rate	per Square Foot

2003	88.6%	$14.43
2004	90.2%	$22.68
2005	91.0%	$23.74
2006	92.6%	$24.10

Kokomo Medical Office Park

On August 30, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, acquired a fee simple interest in Kokomo Medical Office Park located in Kokomo, Indiana from an unaffiliated third party for a total purchase price of $13,350,000, plus closing costs.

We financed the purchase price of Kokomo Medical Office Park using funds raised through this offering and an unsecured loan of $1,300,000 from NNN Realty Advisors, which has been repaid using funds raised through this offering. An acquisition fee of $401,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. Since NNN Realty Advisors was our sponsor at the time of the loan, this loan was deemed a related party loan. Therefore, the terms of the unsecured loan and the unsecured promissory note were approved by a majority of our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors.

Kokomo Medical Office Park is comprised of four one-story medical office buildings. All of the buildings are located within two miles of St. Vincent/St. Joseph Hospital as well as Howard County Regional Health Center but are not part of the campuses of the hospital facilities. Two of the buildings were constructed in 1992, with an addition to one being completed in 2003. The third building was completed in 1994, and the fourth was completed in 1995. The buildings consist of approximately 87,000 square feet located on approximately 12.1 acres of land, of which approximately 1.4 acres are undeveloped.

Kokomo Medical Office Park is a multi-tenant medical office property with 10 different medical tenants currently occupying the property. The tenants have a long history with the property with approximately 74,000 square feet, or approximately 81.7% of the total area, having been occupied by the same tenants for a period of at least six years. Further, the three largest tenants, American Health Network of Indiana, LLC (d/b/a Kokomo Family Care, Inc.), Howard Regional Specialty Care, LLC and RCG Indiana, LLC have all been occupants of the property since 1992. Kokomo Medical Office Park is approximately 98.2% leased.

American Health Network of Indiana, LLC, or American Health Network, leases approximately 38,000 square feet pursuant to a lease that expires in August 2017. American Health Network is a comprehensive healthcare provider that has over 60 offices throughout Ohio and Indiana with nearly 200 physicians and 1,300 employees. Services offered by American Health Network include family medicine, podiatry, general surgery, neurology and pediatrics. The rental rate per annum for American Health Network is approximately $600,000, or $15.67 per square foot. Howard Regional Specialty Care, LLC, or Howard Regional, leases approximately 20,000 square feet pursuant to a lease that expires in August 2012. Howard Regional is a certified rehabilitation facility specializing in the treatment of all orthopedic, neurological, and sports related injuries. The rental rate per annum for Howard Regional is approximately $329,000, or $16.48 per square foot. RCG Indiana, LLC, a provider of dialysis services, leases approximately 8,000 square feet pursuant to a lease that expires in December 2010. The rental rate per annum for RCG Indiana, LLC is approximately $127,000, or $15.50 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Kokomo Medical Office Park.

Kokomo Medical Office Park faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which Kokomo Medical Office Park competes are located on either the campuses of nearby hospitals or in surrounding suburban areas.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Kokomo Medical Office Park is approximately $12.0 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, Kokomo Medical Office Park paid real estate taxes of approximately $190,000 at a rate of approximately 2.6%.

The following table sets forth the lease expirations of Kokomo Medical Office Park for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	—	—	$—	—%
2008	2	5,000	$76,000	5.5%
2009	1	2,000	$35,000	2.6%
2010	3	13,000	$261,000	18.2%
2011	1	2,000	$37,000	2.7%
2012	2	22,000	$365,000	26.8%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	—	—	$—	—%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Kokomo Medical Office Park for the last five years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	90.5%	$15.15
2003	97.2%	$15.48
2004	94.7%	$15.53
2005	93.9%	$15.88
2006	94.8%	$15.64

St. Mary Physicians Center

On September 5, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT St. Mary Physician Center, LLC acquired a fee simple interest in St. Mary Physicians Center located in Long Beach, California from St. Mary Physicians Center, LLC, an unaffiliated third party, for a total purchase price of $13,800,000, plus closing costs.

We financed the purchase price of St. Mary Physicians Center through a secured loan of $8,280,000 on the property from the seller, and an unsecured loan of $6,100,000 with NNN Realty Advisors. An acquisition fee of $414,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. Since NNN Realty Advisors was our sponsor at the time of the loan, this loan is deemed a related party loan. Therefore, the terms of the unsecured loan and the unsecured promissory note were approved by a majority of our directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our directors.

St. Mary Physicians Center consists of a four-story multi-tenant medical office building located on the campus of St. Mary Medical Center, a 539-bed, not-for-profit medical center just north of downtown Long Beach, California. Originally built in 1992, St. Mary Physicians Center is located on approximately 0.7 acres. The property consists of approximately 67,000 square feet and operates two gurney size elevators. The building shares an adjacent parking structure on the St. Mary Medical Center campus with approximately 300 parking spaces allocated to St. Mary Physicians Center for a parking ratio of approximately 4.5 parking spaces per 1,000 rentable square feet. In addition, there are two adjacent surface parking lots available for tenants and visitors to the building. The building’s construction is comprised of a stucco finish over a steel frame. St. Mary Physicians Center is approximately 82.4% leased.

Pacific Shores Medical Group leases approximately 9,000 square feet pursuant to a lease that expires in October 2007 and has no renewal option. Pacific Shores Medical Group is an oncology and hematology practice. The rental rate per annum for Pacific Shores Medical Group is approximately $221,000, or $26.07 per square foot. St. Mary Medical Center/Radiology leases approximately 9,000 square feet pursuant to a month-to-month lease. The rental rate per annum for St. Mary Medical Center/Radiology is approximately $229,000, or $25.74 per square foot. St. Mary Medical Center/Surgery Center leases approximately 10,000 square feet pursuant to a lease that expires in September 2010 with two one-year renewal options remaining. The rental rate per annum for St. Mary Medical Center/Surgery Center is $275,000 or $28.84 per square foot. St. Mary Medical Center/C.A.R.E leases approximately 8,000 square feet pursuant to a lease that is on a month-to-moth basis and has no renewal option. The rental rate per annum for St. Mary Medical Center/C.A.R.E is $223,000 or $26.23 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of St. Mary Physicians Center.

St. Mary Physicians Center faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which St. Mary Physicians Center competes are located on either the campuses of nearby hospitals or in surrounding suburban areas.

Management does not currently believe that any capital improvements will be required for the property but anticipates spending approximately $50,000 for routine repairs and maintenance. Management believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in St. Mary Physicians Center is approximately $12.5 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, St. Mary Physicians Center paid real estate taxes of approximately $51,000 at a rate of approximately 1.3%.

The following table sets forth the lease expirations of St. Mary Physicians Center for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	5	31,000	$797,000	55.3%
2008	—	—	$—	—%
2009	3	7,000	$173,000	12.0%
2010	2	10,000	$300,000	20.8%
2011	1	3,000	$64,000	4.5%
2012	—	—	$—	—%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	1	4,000	$107,000	7.4%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for St. Mary Physicians Center for the last five years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	78.9%	$22.59
2003	78.5%	$22.98
2004	81.1%	$23.91
2005	81.9%	$25.05
2006	83.8%	$26.09

2750 Monroe Boulevard

On September 10, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT 2750 Monroe, LLC, acquired a fee simple interest in certain real property located at 2750 Monroe Boulevard in Valley Forge, Pennsylvania, from an unaffiliated third party, for a purchase price of $26,700,000, plus closing costs. We have previously referred to this property as the Quest Diagnostics Office Building.

We financed the purchase price of 2750 Monroe Boulevard with $27,870,000 in borrowings under our secured revolving line of credit with LaSalle. We paid an acquisition fee of $801,000, or 3.0% of the purchase price, to our advisor and its affiliate. A real estate sales commission of $339,000, or 1.3% of the sales price, was also paid by the seller to Grubb & Ellis, which is now our sponsor.

2750 Monroe Boulevard is comprised of a two-story office building and an accessory building for storage, located in Valley Forge, Pennsylvania, within the Valley Forge Corporate Center northwest of downtown Philadelphia, Pennsylvania. The building was originally built in 1985 and underwent $2.0 million in renovations in 2001. 2750 Monroe Boulevard consists of approximately 109,000 square feet located on approximately 10.5 acres of land.

2750 Monroe Boulevard is a single-tenant office property. Quest Diagnostics Incorporated, or Quest, has occupied 2750 Monroe Boulevard since January 2001, pursuant to a lease that expires in April 2011 and has one 5-year renewal option. Quest is one of the nation’s leading providers of diagnostic testing, with over 2,000 patient service centers where samples are collected, 30 primary laboratories and 150 rapid response laboratories throughout the United States, Mexico and the United Kingdom. Laboratory services provided by Quest include routine tests such as blood tests, cholesterol checks, drugs tests and prenatal tests. The rental rate per annum for Quest is approximately $2,623,000, or $24.00 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of 2750 Monroe Boulevard as provided in our advisory agreement.

2750 Monroe Boulevard faces competition from other nearby office buildings that provide comparable services. Most of the office buildings with which 2750 Monroe Boulevard competes are located within five miles.

Management currently has plans to expend approximately $17,000 in repairs and maintenance and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in 2750 Monroe Boulevard is approximately $25.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, 2750 Monroe Boulevard paid real estate taxes of approximately $204,000 at a rate of approximately 2.6%.

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for 2750 Monroe Boulevard for the last five years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	100%	$20.35
2003	100%	$21.10
2004	100%	$21.85
2005	100%	$22.60
2006	100%	$23.30

East Florida Senior Care Portfolio

On September 28, 2007, we, through our subsidiary, NNN Healthcare/Office REIT E Florida LTC, LLC, acquired a fee simple interest in certain real property and improvements located in Jacksonville, Winter Park and Sunrise, Florida, which we refer to collectively as the East Florida Senior Care Portfolio, from unaffiliated third parties for a total purchase price of $52,000,000, plus closing costs. We have previously referred to this property as The Institute for Senior Living of Florida Portfolio.

We financed the purchase price of the East Florida Senior Care Portfolio using funds raised through this offering, $11,000,000 in net proceeds from our secured revolving line of credit with LaSalle and $24,918,000 in cash proceeds (net of closing costs, a lender holdback of $4,500,000 and lender required reserves) from a $30,500,000 loan with KeyBank National Association, or KeyBank. An acquisition fee of $1,560,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The East Florida Senior Care Portfolio is comprised of six facilities located on three campuses in Jacksonville, Winter Park and Sunrise, Florida. Each campus has one skilled nursing facility and one assisted living facility, located adjacent to each other and connected by an enclosed hallway. The Jacksonville, Winter Park and Sunrise campuses were built in 1985, 1988 and 1989, respectively, and are located on approximately 16.5, 23.0, and 9.0 acres, respectively. Combined, the facilities account for 733 licensed beds and 667 operating beds, consisting of approximately 355,000 square feet.

The skilled nursing facilities and assisted living facilities are master leased to the Institute for Senior Living of Florida, a single purpose, not-for-profit entity which holds the license to operate the centers. The facility is leased on a triple-net basis and the term expires in May 2014. In a triple-net lease the tenant is responsible for the rent and any other expenses relating to the property, including real estate taxes, insurance, repairs and maintenance. The Institute for Senior Living of Florida contracts with Senior Health Management, a privately-held healthcare facilities operator based in St. Petersburg, Florida, to manage the centers. The leases are guaranteed by Senior Health Management and its principals to the extent of the management fees received from each tenant.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the management of the East Florida Senior Care Portfolio.

The East Florida Senior Care Portfolio competes with the facilities of other landlords or healthcare operators of skilled nursing and assisted living facilities and the level of competition depends on several factors, including the number of physicians referring patients to the facilities, the demographics and population of the surrounding area and the capital resources of the landlords or operators of the competing facilities. The profitability of our facilities or its tenant could also be impacted by changes to private, federal and state payment programs associated with healthcare.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the East Florida Senior Care Portfolio is approximately $43.7 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, real estate taxes for the East Florida Senior Care Portfolio were approximately $501,000 at a rate of approximately 2.1%. Pursuant to triple-net leases, real estate taxes for the East Florida Senior Care Portfolio are paid by the tenant of the property.

Assisted living facilities are licensed to provide housing and personal care to elderly who may need assistance with activities of daily living but require only limited medical care. Services provided by our tenant are primarily paid for by residents directly or though private insurance. Skilled nursing facilities are licensed to provide a higher level of care for those in need of rehabilitative or nursing services. Skilled nursing services provided by our tenants are primarily paid for by private sources or the Medicare or Medicaid programs. For the fiscal year ended May 31, 2007, the average skilled nursing and assisted living facility occupancies for each of the properties were as follows:

Location	Skilled Nursing	Assisted Living

Jacksonville	92.9%	89.8%
Winter Park	85.3%	71.8%
Sunrise	87.7%	79.4%

Northmeadow Medical Center

On November 15, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT Northmeadow, LLC, acquired a fee simple interest in Northmeadow Medical Center located in Roswell, Georgia, or the Northmeadow property, from an unaffiliated third party for a purchase price of $11,850,000, plus closing costs.

We financed the purchase price, closing costs and working capital through $12,400,000 in borrowings under our secured revolving line of credit with LaSalle. An acquisition fee of $356,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Northmeadow property consists of a two-story, multi-tenant medical office building located across the street from North Fulton Regional Hospital in Roswell, Georgia. The building was built in 1999 and consists of a total of approximately 51,000 square feet of gross leasable area located on approximately 5.5 acres of land.

The Northmeadow property is a multi-tenant medical office building with nine different medical tenants currently occupying the property. The four largest tenants, North Fulton Urology, Cardiology of Georgia, North Point Pulmonary and Atlanta Cancer Care, have been occupants of the property since February 2005, June 2004, June 2004 and November 2005, respectively. The Northmeadow property is 100.0 % leased.

North Fulton Urology leases approximately 10,000 square feet pursuant to a lease that expires in June 2012. North Fulton Urology is a urologic care practice. The rental rate per annum for 2007 is approximately $273,000, or $26.85 per square foot.

Cardiology of Georgia leases approximately 10,000 square feet pursuant to a lease that expires in February 2014. Cardiology of Georgia is a cardiac services practice. The rental rate per annum for 2007 is approximately $239,000, or $23.87 per square foot.

North Point Pulmonary leases approximately 9,000 square feet pursuant to a lease that expires in May 2014. North Point Pulmonary is a pulmonary disease practice. The rental rate per annum for 2007 is approximately $226,000, or $24.59 per square foot.

Atlanta Cancer Care leases approximately 7,000 square feet pursuant to a lease that expires in November 2012. Atlanta Cancer Care is a medical oncology practice. The rental rate per annum for 2007 is approximately $160,000, or $21.99 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Northmeadow property.

The Northmeadow property faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which the Northmeadow property competes are located in the area surrounding North Fulton Regional Hospital.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Northmeadow property is approximately $10.9 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2006, the Northmeadow property paid Fulton County real estate taxes of approximately $83,000 at a rate of approximately 3.3%. For 2006, the Northmeadow property paid City of Roswell real estate taxes of approximately $15,000 at a rate of approximately 0.6%.

The following table sets forth the lease expirations of the Northmeadow property for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross Annual
	No. of Leases	Total Square Feet	Gross Annual Rent	Rent Represented
Year	Expiring	of Expiring Leases	of Expiring Leases	by Expiring Leases

2007	—	—	$—	—%
2008	—	—	$—	—%
2009	—	—	$—	—%
2010	—	—	$—	—%
2011	—	—	$—	—%
2012	4	21,000	$496,000	41.9%
2013	1	3,000	$72,000	6.1%
2014	2	12,000	$296,000	24.9%
2015	1	10,000	$239,000	20.1%
2016	0	—	$—	—%
2017	1	4,000	$82,000	6.9%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for the Northmeadow property for the last five years.

		Average Effective
	Average	Annual Rental
Year	Occupancy Rate	Rate per Square Foot

2002	100%	$19.00
2003	47.4%	$18.58
2004	49.8%	$11.62
2005	50.1%	$12.41
2006	68.7%	$18.45

Tucson Medical Office Portfolio

On November 20, 2007, we, through our wholly-owned subsidiary, NNN Healthcare/Office REIT Tucson Medical Office, LLC, acquired a fee simple interest in certain real property located at 2001 W. Orange Grove Road, Tucson, Arizona, or the Desert Life property, and a long-term leasehold interest in certain real property located at 6261 North La Cholla Boulevard, Tucson, Arizona, or the La Cholla property, located in Tucson, Arizona, which we collectively refer to as the Tucson Medical Office Portfolio, from unaffiliated third parties for a total purchase price of $21,050,000, plus closing costs.

We used $22,000,000 in borrowings under our secured revolving line of credit with LaSalle to finance the purchase price of the Tucson Medical Office Portfolio as well as to pay closing costs and for working capital. An acquisition fee of $632,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Tucson Medical Office Portfolio is a two project portfolio comprised of seven multi-tenant medical office buildings located on 10.2 acres of land on the Northwest Medical Center campus in Tucson, Arizona. The Desert Life property consists of six multi-tenant contiguous buildings built between 1979 and 1980, that consists of approximately 56,000 square feet of gross leasable area that is approximately 59.6% leased. The La Cholla Medical Building, built in 1994, consists of approximately 55,000 square feet of gross leasable area that is approximately 68.9% leased.

The principal businesses occupying the buildings are healthcare providers and researchers. Tenants typically require proximity to the Northwest Medical Center, a 300-bed full-service hospital, which is located within walking distance to the Tucson Medical Office Portfolio. The three largest tenants, Fresenius Medical Care North America, Genova Clinical Research and Laboratory Corporation of America, have been occupants of the property since 2007, 2005, and 1993, respectively.

Fresenius leases approximately 10,000 square feet pursuant to a lease that expires in April 2017. Fresenius provides dialysis care, products and services. The rental rate per annum for Fresenius is approximately $227,000, or $23.00 per square foot.

Genova leases approximately 8,000 square feet pursuant to a lease that expires in October 2009. Genova provides research services for the pharmaceutical industry. The rental rate per annum for Genova is approximately $62,000, or $20.80 per square foot.

Laboratory Corporation of America leases approximately 7,000 square feet pursuant to a lease that expires in May 2008. Laboratory Corporation operates a nationwide network of medical testing locations and patient service centers. The rental rate per annum for Laboratory Corporation of America is approximately $137,000, or $20.47 per square foot.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Tucson Medical Office Portfolio as provided in our advisory agreement.

The Tucson Medical Office Portfolio faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which the Tucson Medical Office Portfolio competes are located on or near the Northwest Medical Center campus.

Management currently has minimal renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Tucson Medical Office Portfolio is approximately $19.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, the Tucson Medical Office Portfolio paid real estate taxes of approximately $154,000 at a primary rate of approximately 8.42% and a secondary rate of approximately 6.1%.

The following table sets forth the lease expirations of the Tucson Medical Office Portfolio for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

		Total	Gross	% of Gross
		Square	Annual	Annual Rent
		Feet of	Rent of	Represented
	No. of Leases	Expiring	Expiring	by Expiring
Year	Expiring	Leases	Leases	Leases

2007	5	14,000	$292,000	18.6%
2008	3	5,000	$89,000	5.7%
2009	9	21,000	$444,000	28.3%
2010	5	13,000	$272,000	17.3%
2011	4	9,000	$205,000	13.1%
2012	2	2,000	$42,000	2.7%
2013	—	—	$—	—%
2014	—	—	$—	—%
2015	—	—	$—	—%
2016	2	10,000	$227,000	14.4%

Lima Medical Office Portfolio

On December 7, 2007, we acquired Lima Medical Office Portfolio, located in Lima, Ohio, or the Lima Medical property, for a total purchase price of $25,250,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $26,000,000 in borrowings under a secured revolving line of credit with LaSalle. An acquisition fee of $758,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Lima Medical property consists of six multi-tenant medical office buildings, five of which are located on the campus of St. Rita’s Medical Center in Lima, Ohio. The sixth medical office building is located in the downtown square of Lima, approximately one mile away from the hospital campus. The on-campus buildings were built in 1970, 1985, 1990, 1996, and 2004. The off-campus building is located in a renovated historic theater and was built in the 1920’s. The property is comprised of approximately 193,000 square feet with St. Rita’s Medical Center occupying approximately 55.3% of the property. The six buildings are currently 80.5% leased.

St. Rita’s Medical Center, based in Lima, Ohio, is a non-profit healthcare provider serving a 10-county area of northwest and west-central Ohio. St. Rita’s Medical Center is part of the obligated group of Catholic Healthcare Partners (CHP), one of the largest not-for-profit health systems in the country and the largest in Ohio. This organization structure makes St. Rita’s Medical Center main hospital the largest medical facility within a 70-mile radius of Lima, Ohio. St. Rita’s Medical Center is a member of West Central Ohio Health Partner’s, one of CHP’s nine regional consortiums. CHP has a Moody’s credit rating of Aa3 and a Standard & Poor’s rating of AA- and its operating revenue was $3.36 billion in its fiscal year ended December 31, 2005.

As of November 2006, St. Rita’s Medical Center operated 330 of 425 licensed beds. The construction of a new tower connected to the main hospital will add an additional 36 operational beds by the end of 2007. The St. Rita’s Medical Center Emergency Department treats approximately 58,000 cases annually and has approximately 4,000 employees. As of June 2006, it is Allen County’s largest employer. In 2005, St. Rita’s Medical Center began a $130 million expansion project that will add six new inpatient and outpatient service floors and encompass 350,000 square feet in new and renovated space. St. Rita’s Medical Center began utilizing the new space in May 2007, with full utilization expected by the end of the year. After completion, two of the medical office buildings in the Lima Medical property will enjoy significantly closer physical integration with the hospital.

Realty serves as the property manager and provide services and receives certain fees and expense reimbursements in connection with the operation and management of the Lima Medical property.

The Lima Medical property faces competition from other nearby medical office buildings that provide comparable services. Most medical office buildings with which the Lima Medical property competes are located on either the campuses of nearby hospitals or in surrounding suburban areas.

Other than the construction described above, management currently has minimal renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Lima Medical property is approximately $25.6 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, the Lima Medical property paid real estate taxes of approximately $385,000 at a primary rate of approximately 1.3%.

The following table sets forth the lease expirations of the Lima Medical property for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
		Total Square	Gross Annual	Annual Rent
	No. of Leases	Feet of	Rent of	Represented by
Year	Expiring	Expiring Leases	Expiring Leases	Expiring Leases

2007	—	—	$—	—%
2008	6	17,000	$178,000	9.0%
2009	3	4,000	$33,000	1.7%
2010	4	5,000	$61,000	3.1%
2011	5	17,000	$237,000	12.0%
2012	14	98,000	$1,295,000	65.6%
2013	1	6,000	$68,000	3.4%
2014	—	—	$—	—%
2015	2	4,000	$58,000	2.9%
2016	1	3,000	$45,000	2.3%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for the Lima Medical property for the last three years:

		Average Effective
	% of Average	Annual Rental
Years	Occupancy Rate	Rate per Square Foot

2004	58.0%	$5.82
2005	69.8%	$7.42
2006	71.4%	$7.97

Proposed Acquisitions

Park Place Office Park

On November 19, 2007, our board of directors approved the acquisition of Park Place Office Park located in Dayton, Ohio, or the Park Place property. We anticipate purchasing the Park Place property for a total purchase price of $16,200,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $486,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Park Place property.

Highlands Ranch Healthcare Plaza

On November 19, 2007, our board of directors approved the acquisition of Highlands Ranch Healthcare Plaza, or the Highlands Ranch property. We anticipate purchasing the Highlands Ranch property for a total purchase price of $14,500,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $435,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Highlands Ranch property.

Chesterfield Rehabilitation

On December 13, 2007, our board of directors approved the acquisition of an 80.0% interest in certain real property and improvements located in Chesterfield, Missouri, or the Chesterfield property, pursuant to a joint venture with a subsidiary of Duke Realty Corporation, or Duke, the current owner of the Chesterfield property. The Chesterfield property is 100.0% leased to St. John’s Mercy Rehabilitation, LLC and operates as St. John’s Mercy Rehabilitation Hospital. In the proposed transaction, Duke will contribute the Chesterfield property, valued at approximately $36,500,000, to the joint venture, and we will contribute approximately $11,700,000, which we expect to fund through a combination of debt and equity financing. In addition, the joint venture is expected to obtain debt financing of approximately $22,000,000. As a result of these contributions, we will receive an 80.0% interest in the joint venture, and Duke will receive a 20.0% interest in the joint venture as well as a distribution of approximately $33,500,000 in cash. We anticipate that the closing will occur in December of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Chesterfield property.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have no employees, and the board of directors has retained our advisor to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have six members on our board of directors, five of whom are independent of us, our advisor and our advisor’s affiliates. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. The charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions.

Duties of Directors

Our charter was reviewed and ratified by a unanimous vote of our directors, including our independent directors. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as (1) allocation of percentages of capital to be invested in real estate properties and real estate related securities, (2) allocation of percentages of capital to be invested in medical office properties, healthcare-related facilities and quality commercial office properties, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate related securities that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and declaring distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of the independent directors, and a majority of directors not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor, or any of their affiliates. The independent directors are also responsible for reviewing the performance of our advisor and determining that the compensation paid to our advisor and the distributions that may be payable to our advisor pursuant to its subordinated participation interest in our operating partnership are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business; and

•	the performance of our investment portfolio.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee. We do not have a compensation committee because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The audit committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the audit committee financial expert.

Directors and Executive Officers

As of the date of this prospectus, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age	Position

Scott D. Peters	49	Chief Executive Officer, President and Chairman of the Board
Shannon K S Johnson	30	Chief Financial Officer
Andrea R. Biller	58	Executive Vice President and Secretary
Danny Prosky	42	Vice President — Acquisitions
W. Bradley Blair, II	62	Independent Director
Maurice J. DeWald	66	Independent Director
Warren D. Fix	68	Independent Director
Larry L. Mathis	63	Independent Director
Gary T. Wescombe	63	Independent Director

Scott D. Peters has served as our Chief Executive Officer since April 2006, President since June 2007, and Chairman of the Board since July 2006 and as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, since July 2006. He has also served as the Chief Executive Officer, President and a director of Grubb & Ellis, our sponsor, since December 2007, and as the Chief Executive Officer, President and director of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since its formation in September 2006 and as its Chairman of the Board since December 2007. Mr. Peters also has served as the Chief Executive Officer of Triple Net Properties since November 2006. From September 2004 to October 2006, Mr. Peters served as the Executive Vice President and Chief Financial Officer of Triple Net Properties. Since December 2005, Mr. Peters has also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006 and as a director and Executive Vice President of Grubb & Ellis Apartment REIT, Inc. since April 2007 and January 2006, respectively. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded real estate investment trust. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University in Ohio.

Shannon K S Johnson has served as our Chief Financial Officer since August 2006. Ms. Johnson has also served as a Financial Reporting Manager for Triple Net Properties since January 2006 and has served as the Chief Financial Officer of Grubb & Ellis Apartment REIT, Inc. since April 2006. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP. Prior to joining PricewaterhouseCoopers LLP, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant and graduated summa cum laude with her B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles.

Andrea R. Biller has served as our Executive Vice President and Secretary since April 2006 and as the Executive Vice President of our advisor since July 2006. She has also served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis, our sponsor, since December 2007, and NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis and our former sponsor, since its formation in September 2006 and as a director of NNN Realty Advisors since December 2007. She has served as General Counsel for Triple Net Properties since March 2003 and as Executive Vice President since January 2007. Ms. Biller has also served as the Secretary and Executive Vice President of G REIT, Inc. since June 2004 and December 2005, respectively, the Secretary of T REIT, Inc. from May 2004 to July 2007 and the Secretary of Grubb & Ellis Apartment REIT, Inc. since January 2006. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a B.A.

degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University in New Jersey and a J.D. degree from George Mason University School of Law in Virginia in 1990, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia State Bar Associations.

Danny Prosky serves as our Vice President — Acquisitions. He has served as Triple Net Properties’ Managing Director — Health Care Properties since March 2006 and is responsible for all medical property acquisitions, management and dispositions. Mr. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused real estate investment trust, or REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from 2005 to March 2006, and as Assistant Vice President — Asset Management from 1999 to 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its initial public offering in 1997 until his resignation and retirement in November 2007. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Mr. Blair earned a B.S. degree in Business from Indiana University and his J.D. degree from the University of North Carolina at Chapel Hill Law School.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992. Mr. DeWald also serves as a director of Advanced Materials Group, Inc., Integrated Healthcare Holdings, Inc. and Mizuho Corporate Bank of California. Mr. DeWald was an audit partner and managing partner with the international accounting firm KPMG, LLP from 1962 to 1991. Mr. DeWald holds a B.B.A. degree from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a certified public accountant in California.

Warren D. Fix has served as an independent director of our company since September 2006. He serves as the Chief Executive Officer and a director of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice-President, Chief Financial Officer and Secretary since 1995. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancings. Mr. Fix has been a partner in The Contrarian Group, a business management company, from December 1992 to the present. From 1989 to December 1992, Mr. Fix served as President of the Pacific Company, a real estate investment and development company. From 1964 to 1989, Mr. Fix held numerous positions within The Irvine Company, a California-based real estate and development company, including, Chief Financial Officer. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks. Mr. Fix is a Certified Public Accountant. Mr. Fix received his B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program.

Larry L. Mathis has served as an independent director of our company since April 2007. Mr. Mathis, has served as an executive consultant since 1998 with D. Petersen & Associates, providing counsel to select clients on leadership, management, governance, and strategy. He served in various capacities within The Methodist Hospital System, located in Houston, Texas, for the 27 years prior to joining D. Petersen & Associates, including consultant to the chairman of the board from 1997 to 1998, and President and Chief Executive Officer, as well as a member of the board of directors, from 1983 to 1997. Mr. Mathis has also served as a member of the board of directors, chairman of the governance and nominating committee, and a member of the audit committee of Alexion Pharmaceuticals, Inc., a NASDAQ-listed company, since 2004. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Kansas and a M.A. degree in Health Administration from Washington University in St. Louis.

Gary T. Wescombe has served as an independent director of our company since October 2006. He provides consulting services to various entities in the real estate sector and is a principal of American Oak Properties, LLC. He is also director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe has also served as a director of G REIT, Inc. since December 2001. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Compensation of Directors and Officers

Executive Compensation

We have no employees. Our day-to-day management functions are performed by employees of our advisor and its affiliates. The individuals who serve as our executive officers do not receive compensation directly from us for services rendered to us, and we do not currently intend to pay any compensation directly to our executive officers. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers.

Each of our executive officers, including those officers who serve as directors, is employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We pay these entities fees and reimburse expenses pursuant to our advisory agreement between us, our advisor and Triple Net Properties.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, our independent directors receive the following forms of compensation:

•	Annual Retainer. Our independent directors receive an annual retainer of $36,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting attended in person or by telephone, $500 for each committee meeting attended in person or by telephone, and an additional $500 to the Audit Committee chair for each audit committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. Upon initial election to the board of directors, each independent director receives 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock upon his or her subsequent election each year. The restricted shares will vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Other Compensation. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of the board of directors. Independent directors do not receive other benefits from us.

Our non-independent director does not receive any compensation from us.

The following table sets forth the compensation earned by our directors from us in 2006:

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
(a)	(b)(1)	(c)(2)	(d)	(e)	(f)	(g)	(h)

Scott D. Peters(3)	$—	$—	$—	$—	$—	$—	$—
W. Bradley Blair, II	$14,500	$12,778	$—	$—	$—	$—	$27,278
Maurice J. DeWald	$15,000	$12,778	$—	$—	$—	$—	$27,778
Warren D. Fix	$14,500	$12,778	$—	$—	$—	$—	$27,278
Gary T. Wescombe	$10,500	$12,391	$—	$—	$—	$—	$22,891
Larry L. Mathis(4)	$—	$—	$—	$—	$—	$—	$—

(1)	Consists of the amounts described below.

		Basic Annual
Director	Role	Retainer ($)	Meeting Fees ($)

Peters(3)	Chairman of the Board	$—	$—
Blair	Member, Audit Committee	$12,000	$2,500
DeWald	Chairman, Audit Committee	$12,000	$3,000
Fix	Member, Audit Committee	$12,000	$2,500
Wescombe	Member, Audit Committee	$9,000	$1,500
Mathis(4)	Member	$—	$—

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by the Company in 2006 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our statement of operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006. The fair values of these awards and the amounts expensed in 2006 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment.

The following table shows the shares of restricted common stock awarded to each independent director during 2006, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)).

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Peters(3)	—	—	—
Blair	9/20/06	5,000	$50,000
DeWald	9/20/06	5,000	$50,000
Fix	9/20/06	5,000	$50,000
Wescombe	10/4/06	5,000	$50,000
Mathis(4)	—	—	—

The following table shows the aggregate numbers of nonvested restricted shares of common stock held by each director as of December 31, 2006:

Nonvested
Director	Restricted Stock

Peters(3)	—
Blair	4,000
DeWald	4,000
Fix	4,000
Wescombe	4,000
Mathis(4)	—

(3)	Mr. Peters is not an independent director and did not receive any compensation from us as a director.

(4)	Mr. Mathis was appointed to serve as a member of the Board of Directors on April 12, 2007 and did not receive any compensation from us in 2006.

Incentive Stock Plan

We have adopted an incentive stock plan, which we will use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. Although we do not currently intend to hire any employees, any employees we may hire in the future would also be eligible to participate in our incentive stock plan.

The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code,

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter.

Our board of directors or a committee of its independent directors will administer the incentive stock plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.

The maximum number of shares of common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards under the incentive stock plan will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of the plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. In order for awards granted after the expiration of such grace period to be exempt, the incentive stock plan must be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages subject to the limitations of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates will be held harmless and indemnified by us for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

On January 17, 2007, we entered into indemnification agreements with four of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of our officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our officer, Shannon K S Johnson. On April 18, 2007, we entered into an indemnification agreement with our independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals, however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, officers, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”

Our Advisor

Triple Net Properties, which is an indirect wholly owned subsidiary of our sponsor Grubb & Ellis, owns a 75.0% managing member interest in our advisor. Grubb & Ellis Healthcare Management, LLC owns a 25.0% non-managing member interest in our advisor. The members of Grubb & Ellis Healthcare Management, LLC include Scott D. Peters, our Chief Executive Officer, President and Chairman of the Board, our advisor’s Chief Executive Officer, Grubb & Ellis’ Chief Executive Officer, President and director, NNN Realty Advisors’ Chief Executive Officer, President and Chairman of the Board, and Triple Net Properties’ Chief Executive Officer; Andrea R. Biller, our Executive Vice President and Secretary, our advisor’s Executive Vice President, Grubb & Ellis’ Executive Vice President, Secretary and General Counsel, NNN Realty Advisors’ Executive Vice President, Secretary, General Counsel and director and Triple Net Properties’ Executive Vice President and General Counsel; and Triple Net Properties for the benefit of other employees who perform services for us. Each of Mr. Peters and Ms. Biller own 18.0% membership interests in Grubb & Ellis Healthcare Management, LLC. Triple Net Properties owns a 46.0% membership interest in Grubb & Ellis Healthcare Management, LLC. Anthony W. Thompson, the Chairman of the Board of Grubb & Ellis, is a special member of Grubb & Ellis Healthcare Management, LLC and may receive compensation of up to $175,000 annually.

We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. We, our operating partnership and our advisor are parties to an advisory agreement, pursuant to which our advisor performs its duties and responsibilities as our fiduciary.

Our advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval of real property and real estate related securities acquisitions and dispositions consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	actively oversee and manage our real property and real estate related securities investment portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•	recommend to our board of directors when appropriate various transactions which would provide liquidity to our stockholders (such as listing our shares of common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties.

Grubb & Ellis, NNN Realty Advisors and Triple Net Properties

Grubb & Ellis, headquartered in Santa Ana, California, is one of the most recognized full-service commercial real estate services firms in the United States. Drawing on the resources of nearly 5,500 real estate professionals, including a brokerage sales force of approximately 1,800 brokers nationwide, Grubb & Ellis and its affiliates combine local market knowledge with a national service network to provide innovative, customized solutions for real estate owners, corporate occupants and investors.

On December 7, 2007, NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisor stockholders owned approximately 60.1% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer, President and current Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer, President and a director of Grubb & Ellis.

The merger combines one of the world’s leading full-service commercial real estate organizations with a leading sponsor of commercial real estate programs to create a diversified real estate services business providing a complete range of transaction, management and consulting services, and possessing a strong platform for continued growth. Grubb & Ellis continues to use the “Grubb & Ellis” name and continues to be listed on the New York Stock Exchange under the ticker symbol “GBE.”

As a result of the merger, we consider Grubb & Ellis to be our sponsor. Upon Grubb & Ellis becoming our sponsor, we changed our name from “NNN Healthcare/Office REIT, Inc.” to “Grubb & Ellis Healthcare REIT, Inc.”

Triple Net Properties, the parent and manager of our advisor and an indirect wholly owned subsidiary of our sponsor, offers a diverse line of investment products as well as a full-range of services including asset and property management, brokerage, leasing, analysis and consultation. Triple Net Properties is also an active seller of real estate, bringing many of its investment programs full cycle.

The following individuals serve as the executive officers and directors of Grubb & Ellis, NNN Realty Advisors or Triple Net Properties and, as such, perform services for us.

Name	Age	Position

Anthony W. Thompson	60	Chairman of Grubb & Ellis and Founder of Triple Net Properties
Scott D. Peters	49	Chief Executive Officer, President and Director of Grubb & Ellis; Chief Executive Officer, President and Chairman of NNN Realty Advisors; Chief Executive Officer of Triple Net Properties
Andrea R. Biller	58	General Counsel, Executive Vice President and Secretary of Grubb & Ellis; General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors; General Counsel and Executive Vice President of Triple Net Properties
Francene LaPoint	42	Executive Vice President, Accounting and Finance, of Grubb & Ellis; Chief Financial Officer and a director of NNN Realty Advisors; Chief Financial Officer of Triple Net Properties
Jack Van Berkel	46	Executive Vice President, Human Resources and Operations, of Grubb & Ellis and Senior Vice President, Human Resources of NNN Realty Advisors
Jeffrey T. Hanson	36	Executive Vice President, Investment Programs, of Grubb & Ellis; Chief Investment Officer of NNN Realty Advisors; President and Chief Investment Officer of Triple Net Properties

Name	Age	Position

Kevin K. Hull	41	Chief Executive Officer and President of NNN Capital Corp.
Stanley J. Olander, Jr.	53	Executive Vice President, Multifamily Division, of Grubb & Ellis
Richard W. Pehlke	53	Executive Vice President and Chief Financial Officer of Grubb & Ellis
Glenn L. Carpenter	63	Independent Director of Grubb & Ellis
Harold H. Greene	67	Independent Director of Grubb & Ellis
Gary H. Hunt	57	Independent Director of Grubb & Ellis
C. Michael Kojaian	45	Independent Director of Grubb & Ellis
Robert J. McLaughlin	73	Independent Director of Grubb & Ellis
D. Fleet Wallace	39	Independent Director of Grubb & Ellis
Roger D. Young	61	Independent Director of Grubb & Ellis

For biographical information regarding Mr. Peters and Ms. Biller, see “— Directors and Executive Officers.” Below is a brief description of the other officers and directors of Grubb & Ellis, NNN Realty Advisors and Triple Net Properties identified above.

Anthony W. (“Tony” ) Thompson is the Chairman of Grubb & Ellis, our sponsor, and currently owns approximately 14% of its outstanding common stock. Mr. Thompson also served as Chairman of the Board of NNN Realty Advisors from September 2006 to December 2007 and is the founder of Triple Net Properties, the managing member of our advisor. Mr. Thompson is a special member of Grubb & Ellis Healthcare Management, LLC and may receive compensation of up to $175,000 annually. Mr. Thompson was the Chairman of the Board of Managers of Triple Net Properties from its inception in April 1998 to November 2006, was its Chief Executive Officer from inception to October 2006, and was its President from inception until September 2004. He was also the Chairman of Realty, an affiliated real estate brokerage and management company that provides certain real estate brokerage and management services to us, from its inception to March 2007, and was its Chief Executive Officer from its inception to July 2006. From 1986 to 1995, he was a 50.0% shareholder, director and an executive officer of TMP Group, Inc., a full-service real investment group. Mr. Thompson is a FINRA-registered securities principal. Mr. Thompson served as the Chairman of the Board of Directors of G REIT, Inc. from December 2001 to December 2005. Mr. Thompson is also a member of the Sterling College Board of Trustees and various other charitable and civic organizations. He is a graduate of Sterling College with a B.S. degree in Economics.

Francene LaPoint has served as the Executive Vice President, Accounting and Finance, of Grubb & Ellis since December 2007. She has also served as the Chief Financial Officer of NNN Realty Advisors since September 2006 and as one of its directors since December 2007. Ms. LaPoint has also served as the Chief Financial Officer of Triple Net Properties since November 2006, having served as its Executive Vice President and Controller since July 2004. Ms. LaPoint has also served as Chief Financial Officer of Realty since March 2007. Ms. LaPoint served as Senior Vice President and Corporate Controller of Hawthorne Savings, FSB (Hawthorne Financial Corporation), a publicly traded financial institution, from June 1999 to June 2004. Ms. LaPoint obtained her license to be a Certified Public Accountant while working for PricewaterhouseCoopers from January 1996 to June 1999. She graduated from California State University, Fullerton with a B.A. degree in Business Administration — Accounting Concentration and is a member of the American Institute of Certified Public Accountants.

Jack Van Berkel has served as the Executive Vice President, Human Resources and Operations, of Grubb & Ellis since December 2007 and as Senior Vice President, Human Resources, of NNN Realty Advisors since August 2007. Mr. Van Berkel joined NNN Realty Advisors to oversee the integration of Grubb & Ellis and NNN Realty Advisors. From 2002 until he joined NNN Realty Advisors, Mr. Van Berkel served as the Senior Vice President, Human Resources, of CB Richard Ellis. Including his experience at CB Richard Ellis, he has more than 25 years of experience in human resources. Mr. Van Berkel is responsible for the strategic direction of all Grubb & Ellis, human resources initiatives, including training, recruiting, employee relations, compensation and benefits.

Jeffrey T. Hanson has served as the Executive Vice President, Investment Programs, of Grubb & Ellis since December 2007. He has also served as the Chief Investment Officer of NNN Realty Advisors since September 2006. He has also served as the President and Chief Investment Officer of Triple Net Properties since December 2007 and January 2007, respectively, and has served as the President and Chief Executive Officer of Realty since July 2006 and as its Chairman of the Board of Directors since April 2007. Mr. Hanson’s responsibilities include managing the company’s real estate portfolio and directing acquisitions and dispositions nationally for the company’s public and private real estate programs. From 1996 to July 2006, Mr. Hanson served as Senior Vice President with Grubb & Ellis Company’s Institutional Investment Group in the firm’s Newport Beach office. While with Grubb & Ellis, he managed investment sale assignments throughout Southern California and other Western US markets for major private and institutional clients. Mr. Hanson is a member of the Sterling College Board of Trustees and formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson earned a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.

Kevin K. Hull has served as the Chief Executive Officer and President of NNN Capital Corp. since February 2005. From January 2001 to January 2005, Mr. Hull was a senior associate at Dechert LLP, a large international law firm. Mr. Hull began his career in the securities industry in 1988 as an examiner in the Los Angeles office of FINRA and then served in a registered capacity as chief operating officer and chief financial officer of an independent broker-dealer. Mr. Hull is a member of the MA Compliance and Legal Division and holds securities registrations as a general securities principal, financial and operations principal, municipal principal and options principal. Mr. Hull earned a J.D. degree from The Catholic University of America, Columbus School of Law and a B.A. in Business Administration from California State University, Fullerton. He is admitted to practice law in California, New York and Massachusetts.

Stanley J. Olander, Jr. has served as the Executive Vice President, Multifamily Division, of Grubb & Ellis since December 2007. He has also served as the Chief Executive Officer and a director of Grubb & Ellis Apartment REIT, Inc. and the Chief Executive Officer of Grubb & Ellis Apartment REIT Advisor, LLC since December 2005. Since December 2006, he has also served as Chairman of the Board of Grubb & Ellis Apartment REIT, Inc. and, since April 2007, he has served as President of Grubb & Ellis Apartment REIT, Inc., and President of Grubb & Ellis Apartment REIT Advisor, LLC. Mr. Olander has also been a Managing Member of ROC REIT Advisors since 2006 and was a Managing Member of ROC Realty Advisors from 2005 to July 2007. Since July 2007, Mr. Olander has also served as Chief Executive Officer, President and a director of NNN Residential Management Inc., an indirect wholly owned subsidiary of Grubb & Ellis that provides property management services to apartment communities. He served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. from 1996 until April 2005. Prior to the sale of Cornerstone in April 2005, the company’s shares were listed on the New York Stock Exchange, and it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately $1.5 billion. Mr. Olander has been responsible for the acquisition and financing of approximately 40,000 apartment units. He holds a bachelor’s degree in Business Administration from Radford University in Virginia and a master’s degree in Real Estate and Urban Land Development from Virginia Commonwealth University.

Richard W. Pehlke has served as the Executive Vice President and Chief Financial Officer of Grubb & Ellis since February 15, 2007. Prior to joining Grubb & Ellis, Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the Board of Directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business, from 2003 to 2005. From 2001 to 2003, Mr. Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was Executive Vice President and Chief Financial Officer of ONE, Inc. a privately held software implementation business. Prior to 2000, Mr. Pehlke held senior financial positions in the telecommunications, financial services and food and consumer products industries. He received his B.S. in Business Administration — Accounting from Valparaiso University and an MBA in Finance from DePaul University.

Glenn L. Carpenter was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. He also served as an independent director of NNN Realty Advisors from November 2006 to December 2007. Mr. Carpenter is the Chief Executive Officer, President and Chairman of FountainGlen Properties, LP, a privately held company in Newport Beach, California that develops, owns and operates apartment communities for active seniors. Prior to serving with FountainGlen, from 1994 to 2001, Mr. Carpenter was the Chief Executive Officer and founder of Pacific Gulf Properties Inc., a publicly traded REIT that developed and operated industrial business parks and various types of apartment communities. From 1970 to 1994, Mr. Carpenter served as Chief Executive Officer and President, and other officer positions of Santa Anita Realty Enterprises Inc., a publicly traded REIT that owned and managed industrial office buildings, apartments and shopping centers. Mr. Carpenter received his B.S. degree in accounting in 1967 from California State University, Long Beach. He has received numerous honors in the real estate field including the 2000 Real Estate Man of the Year Award and was voted the 1999 Orange County Entrepreneur of the Year for real estate. Mr. Carpenter sits on the board of councilors of the School of Gerontology at the University of Southern California and is a council and executive board member of the American Seniors Housing Association.

Harold H. Greene was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. He also served as an independent director of NNN Realty Advisors from November 2006 to December 2007. Mr. Greene is a 40-year veteran of the commercial and residential real estate lending industry. He most recently served as the Managing Director for Bank of America’s California Commercial Real Estate Division from 1998 to 2001 where he was responsible for lending to commercial real estate developers in California and managed an investment portfolio of approximately $2.6 billion. From 1990 to 1998, Mr. Greene was the Executive Vice President of SeaFirst Bank in Seattle, Washington and prior to that he served as the Vice Chairman of MetroBank from 1989 to 1990 and in various positions, including Senior Vice President in charge of the Asset Based Finance Group, with Union Bank, where he worked for 27 years. Mr. Greene currently serves as a director of Gary’s and Company (men’s clothing retailer), as a director and member of the audit committee of Paladin Realty Income Properties, Inc. and as a director and member of the audit, compensation and nominating and corporate governance committees of William Lyon Homes.

Gary H. Hunt was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. He also served as an independent director of NNN Realty Advisors from November 2006 to December 2007. Mr. Hunt has served as director of G REIT, Inc. since July 2005. Mr. Hunt has served as the managing partner of California Strategies, LLC, a privately held consulting firm in Irvine, California that works with large homebuilders, real estate companies and government entities since 2001. Prior to serving with California Strategies, Mr. Hunt was the executive vice president and served on the Board of Directors and on the Executive Committee of the Board of The Irvine Company, a 110-year-old privately held company that plans, develops and invests in real estate primarily in Orange County, California for 25 years. He also serves on the Board of Directors of Glenair Inc., The Beckman Foundation and William Lyon Homes. Mr. Hunt holds a J.D. from the Irvine University School of Law.

C. Michael Kojaian was appointed to the board of directors of Grubb & Ellis in December 1996 and served as Chairman from June 2002 until December 2007. Mr. Kojaian is President of Kojaian Ventures, LLC and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan. He is also a director of Arbor Realty Trust, Inc. Mr. Kojaian has been a director of Grubb & Ellis Realty Advisors, Inc., an affiliate of Grubb & Ellis, since its inception in September 2005.

Robert J. McLaughlin was appointed to the board of directors of Grubb & Ellis in July 2004 to serve as an independent director for each company. Mr. McLaughlin previously served as a director of Grubb & Ellis from September 1994 to March 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareholder value, and currently serves as its President. Mr. McLaughlin served as Chairman of the Board of Meridian Automotive Systems from March 2005 until December 2006, as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor from November 2003 to April 2004, and as Chairman of the Board of Directors of Imperial Sugar Company from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002. He is a director of Imperial Sugar Company and Meridian Automotive Systems.

D. Fleet Wallace was appointed to the board of directors of Grubb & Ellis in December 2007 to serve as an independent director. He also served as an independent director of NNN Realty Advisors from November 2006 to December 2007. Mr. Wallace is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in October 2004. Mr. Wallace also serves as principal of Greystone Capital Management, LLC, formed in September 2001, and helps manage Greystone Fund, L.P. Greystone Fund, L.P. is a professionally managed opportunity fund invested primarily in promising venture capital opportunities and distressed assets. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with McGuire Woods in Richmond, Virginia. Mr. Wallace also serves as a director of G REIT, Inc. Mr. Wallace received a J.D. degree and M.A. degree in History from the University of Virginia.

Rodger D. Young was appointed to the board of directors of Grubb & Ellis in April 2003 to serve as an independent director. Mr. Young has been a name partner of the law firm of Young & Susser, P.C., a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City, since its founding in 1991. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young is a member of the American College of Trial Lawyers and was listed in the 2007 edition of Best Lawyers in America. Mr. Young was named by Chambers International and by Best Lawyers in America as one of the top commercial litigators in the United States.

The Advisory Agreement

The term of our advisory agreement is one year and ends on October 24, 2008. The advisory agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause”, or upon the bankruptcy of our advisor;

•	immediately by the advisor for “good reason;” or

•	without cause or penalty upon 60 days’ written notice by our advisor or by us upon the approval of a majority of our independent directors.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by our advisor, or any uncured material breach of the advisory agreement by our advisor. “Good reason” is defined in the advisory agreement to mean either:

•	any failure by us to obtain a satisfactory agreement from a successor to assume and agree to perform our obligations under the advisory agreement; or

•	any uncured material breach of the advisory agreement by us.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Should a termination of the advisory agreement with our current advisor occur, our board of directors will select a successor advisor that the board of directors has determined possesses sufficient qualifications to perform the advisory services. Our board of directors would also be required to determine the compensation that we will pay to any successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity in which case the successor entity shall be bound by the terms of the advisory agreement.

Our advisor may not make any real property acquisitions, developments or dispositions, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the approval of our board of directors.

We will reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•	organizational and offering expenses, which consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and the due diligence reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering without recourse against or reimbursement by us;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•	administrative services including personnel costs, provided, however, that no reimbursement shall be made for personnel costs in connection with services for which our advisor receives a separate fee; and

•	acquisition fees and expenses, including real estate commissions paid to third parties, which will not exceed, in the aggregate, 6.0% of the purchase price or total development cost, unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors; acquisition expenses are defined to include expenses related to the selection and acquisition of properties, whether or not acquired.

Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we will reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services is included in our operating expenses and therefore is subject to the reimbursement limitations described below.

Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The total operating expenses means all expenses paid or incurred by us, as determined under accounting principles generally accepted in the United States of America, or GAAP, that are in any way related to our operation, including asset management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor must reimburse the excess expenses to us unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.

Our advisor and its affiliates will be paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See “Compensation Table.” In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination.

We have agreed to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that (1) our advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) our advisor and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.

Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor shall not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.

Grubb & Ellis, our sponsor, Triple Net Properties and their affiliates have sponsored other real estate programs and may in the future sponsor real estate programs that have investment objectives similar to ours. As a result, our sponsor and its affiliates, including Triple Net Properties, could be subject to conflicts of interest between us and other NNN programs. Our advisory agreement provides that if Triple Net Properties identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other NNN program, then Triple Net Properties will provide us with the first opportunity to purchase such investment. Triple Net Properties will provide all necessary information related to such investment to our advisor, in order to enable our board of directors to determine whether to proceed with such investment. Our advisor will present the information to our board of directors within three business days of receipt from Triple Net Properties. If our board of directors does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then Triple Net Properties may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

Ownership Interests

Healthcare Advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, Healthcare Advisor is the only limited partner of our operating partnership. Healthcare Advisor may not sell any of these units during the period it serves as our advisor. Any resale of our shares that our advisor or its affiliates may acquire in the future will be subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Our advisor also holds 200 shares of our common stock. Although our advisor and its affiliates are not prohibited from acquiring additional shares, our advisor currently has no options or warrants to acquire any shares and has no current plans to acquire additional shares of our common stock.

In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive a cash distribution under the circumstances described below:

•	Subordinated Distribution of Net Sales Proceeds. After our operating partnership has paid us distributions (all of which we intend to distribute to our stockholders) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Healthcare Advisor is entitled to receive a cash distribution from our operating partnership equal to 15.0% of the remaining net proceeds from the sales of properties. Healthcare Advisor shall not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or (2) the advisory agreement is terminated for any reason.

•	Subordinated Distribution Upon Listing. Upon the listing of our shares on a national securities exchange, Healthcare Advisor would become entitled to receive a cash distribution from our operating partnership equal to 15.0% of the amount by which (1) the market value of our outstanding shares of common stock plus distributions paid prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) and an amount of cash that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Healthcare Advisor shall not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason. The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The subordinated distribution upon listing may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares of our common stock, the number of shares will be determined based on the market value following listing.

•	Subordinated Distribution Upon Termination. Upon termination or non-renewal of the advisory agreement, other than a termination of the agreement by us for cause, Healthcare Advisor would become entitled to receive a cash distribution from our operating partnership in an amount equal to

15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination date, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Healthcare Advisor shall not be entitled to receive this distribution if our shares of common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years after the termination date, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock.

The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution upon listing, the market value of our common stock following listing. See “Compensation Table” and “The Operating Partnership Agreement — Distributions and Allocations.”

Affiliated Companies

Property Manager

Certain of our real properties may be managed and leased by Triple Net Properties Realty, Inc., or Realty. Realty, an indirect wholly owned subsidiary of Grubb & Ellis and an affiliate of our advisor, was organized in 1998 to lease and manage real properties acquired by affiliated entities or other third parties.

We will pay Realty a property management fee equal to 4.0% of the gross income from each of our real properties that it manages. For each property managed directly by entities other than Realty, we will pay Realty a monthly oversight fee of up to 1.0% of the gross income of the property. In addition, we may pay Realty a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the projected first years’ annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, commercial office or medical office).

In the event that Realty assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. Realty will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

Realty will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of Realty may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Realty will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to Realty will include, without additional expense to us, all of Realty’s general overhead costs.

Realty expects to own a significant interest in a title insurance agency joint venture with unaffiliated third party title insurance professionals that will provide title and escrow services in connection with our acquisition, financing and sale of properties. We expect that we will pay a material amount of title insurance premiums to this joint venture on an annual basis.

Dealer Manager

NNN Capital Corp. is an indirect wholly owned subsidiary of Grubb & Ellis and a member of FINRA. Since August 1986, our dealer manager has participated in and facilitated the distribution of securities of entities affiliated with Triple Net Properties. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We will pay our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a marketing support fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. In addition, we will pay our dealer manager up to 0.5% of the gross proceeds from the sale of shares of our common stock in the primary offering for reimbursement of actual bona fide due diligence expenses. No such fees or expense reimbursement will be paid for shares of our common stock issued pursuant to the distribution reinvestment plan.

COMPENSATION TABLE

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Offering Stage
Selling Commissions (our dealer manager)(1)	Up to 7.0% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker-dealers). No selling commissions are payable on shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $140,000 if we sell the minimum offering and $140,000,000 if we sell the maximum offering.
Marketing Support Fee and Due Diligence Expense Reimbursement (our dealer manager)(1)	Non-accountable marketing support fee equal to 2.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (up to 1.5% of which may be reallowed to participating broker-dealers). An additional accountable 0.5% of gross offering proceeds from the sale of shares of our common stock in the primary offering (all or a portion of which may be reallowed to participating broker- dealers) for bona fide due diligence expenses. No marketing support fee, due diligence expense reimbursement or selling commission will be charged for shares sold under our distribution reinvestment plan.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $60,000,000 if we sell the maximum offering.
Other Organizational and Offering Expenses (our advisor or its affiliates)(2)	Up to 1.5% of gross offering proceeds for shares sold under our primary offering.	Actual amount depends upon the number of shares sold. We estimate that we will pay a total of $30,000 if we sell the minimum offering and $30,000,000 if we sell the maximum offering.
Acquisition and
Development Stage
Acquisition Fees (our advisor or its affiliates)(3)	Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any	Actual amounts depend upon the purchase price of properties acquired and the total development

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

	development property acquired, as applicable.	cost of properties acquired for development.
Reimbursement of Acquisition Expenses (our advisor or its affiliates)(3)	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Acquisition expenses will not exceed 0.5% of the purchase price of properties. The reimbursement of acquisition fees and expenses, including real estate commission paid to third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of disinterested directors and by a majority of disinterested independent directors.	Actual amounts depend upon the actual expenses incurred.
Operational Stage
Asset Management Fee (our advisor or its affiliates)	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly asset management fee equal to one-twelfth of 1.0% of the average invested assets. For such purposes, “average invested capital”	Actual amounts depend upon the average invested assets, and, therefore, cannot be determined at this time.
means, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan; and “average invested assets” means the sum of (i) the average of the aggregate book value of our assets invested in real estate, before deducting depreciation, depletion, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation and (ii) the aggregate value of the real estate related securities at the end of such month.
Property Management Fees (our advisor or its affiliates)(4)	4.0% of the gross cash receipts from each property managed by	Actual amounts depend upon the gross income of the properties,

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

	our affiliated property manager. For each property managed directly by entities other than our advisor or its affiliates, we will pay our advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. In addition, we may pay our affiliated property manager a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 8.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as medical office, healthcare-related property or quality commercial office property).	and, therefore, cannot be determined at this time.
Operating Expenses (our advisor or its affiliates)(4)	Reimbursement of cost of providing administrative services to us.	Actual amounts depend upon the services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Disposition Fees (our advisor or its affiliates)(5)	Up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors) and will not exceed market norms. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation	Description and
(Recipient)	Method of Computation	Estimated Amount

Subordinated Participation Interest in Healthcare OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor)(6)	After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual cumulative, non-compounded return of 8.0% on average invested capital, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.
• Subordinated Distribution Upon Listing (payable only if our shares are listed on a national securities exchange while Healthcare Advisor is serving as our advisor)(7)(8)	Upon the listing of our shares of common stock on a national securities exchange, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Actual amounts depend upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)	Selling commissions may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates.

(2)	The organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and director expenses of our advisor’s employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, the marketing support fee and due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)	We will pay our advisor or its affiliates the acquisition fee upon the closing of a real property acquisition transaction for properties that are in the operational stage or as a percentage of completion for properties in the development stage. Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. We expect that our acquisitions expenses will equal no more than 0.5% of the purchase price of acquired properties. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including real estate commissions paid to third parties, would exceed 6.0% of the contract purchase price or total development cost. Under our charter, a majority of our disinterested directors, including a majority of the disinterested independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(4)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees in our liquidity stage, these fees may also be earned during our operational stage.

(6)	The distribution is payable only if we liquidate our portfolio while Healthcare Advisor is serving as our advisor.

(7)	The market value of the shares at listing will be based on the market value of the outstanding common stock averaged over the 30 trading days beginning 180 days after the shares are first listed. The subordinated distribution upon listing may be paid in cash or shares, as determined by our board of directors, including a majority of the independent directors. In the event that we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the listed market price described above. The distribution is payable only if our shares are listed on a national securities exchange.

(8)	Upon termination of the advisory agreement without cause, our advisor will be entitled to a similar distribution, which we refer to as the subordinated distribution upon termination. Such distribution, if any, will equal 15.0% of the amount by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the total amount of cash that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of termination. Our operating partnership would satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years, we would be required to purchase the promissory note in exchange for cash or shares of our common stock. Our advisor cannot earn the subordinated distribution upon termination if it has already received the subordinated distribution upon listing. The subordinated distribution upon termination may occur during the liquidity stage or during the operational stage.

If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•	other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act.

Since our advisor is entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the real estate commissions, the asset management fee and the subordinated unit distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See “Management — The Advisory Agreement.” Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

BENEFICIAL OWNERSHIP

The following table shows, as of November 30, 2007, the amount of shares of our common stock and units of our operating partnership beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our directors and chief executive officer and (3) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 19,802,667 shares of our common stock outstanding as of November 30, 2007. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of
	Shares
	Beneficially
Name of Beneficial Owners(1)	Owned	Percentage

Scott D. Peters, Chief Executive Officer, President and Chairman of the Board(2)	200	*
W. Bradley Blair, II, Independent Director	7,500	*
Maurice J. DeWald, Independent Director	7,500	*
Warren D. Fix, Independent Director	7,892	*
Gary T. Wescombe, Independent Director	7,500	*
Larry L. Mathis, Independent Director	7,500	*
All directors and executive officers as a group (9 persons)	41,092	*

 *  Represents less than 1.0% of our outstanding common stock

(1)	The address of each beneficial owner listed is c/o Grubb & Ellis Healthcare REIT, Inc., 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	Includes 200 shares of our common stock owned by our advisor. Scott D. Peters is the Chief Executive Officer of our advisor. Our advisor also owns 20,000 units of Grubb & Ellis Healthcare REIT Holdings, L.P., or our operating partnership.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the existing advisory agreement pursuant to which our advisor will be compensated by us. See “Compensation Table.” Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, some of our officers and our non-independent director are officers of our advisor, Grubb & Ellis, our sponsor, NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, and Triple Net Properties, which manages our advisor, and other affiliated entities which will receive fees in connection with this offering and operations. Scott D. Peters is our Chief Executive Officer, President and Chairman of the Board and also serves as the Chief Executive Officer of our advisor, the Chief Executive Officer and President of Triple Net Properties, the Chief Executive Officer, President and a director of our sponsor and the Chief Executive Officer, President and Chairman of the Board of NNN Realty Advisors. Mr. Peters currently owns approximately 2.0% of our sponsor’s outstanding common stock and he has de minimis ownership in several other NNN programs. Shannon K S Johnson is our Chief Financial Officer and

also serves as a Financial Reporting Manager of Triple Net Properties. Ms. Johnson has de minimis ownership in our sponsor and no equity ownership in any NNN programs. Andrea R. Biller is our Executive Vice President and Secretary and also serves as the Executive Vice President of our advisor, General Counsel and Executive Vice President of Triple Net Properties, General Counsel, Executive Vice President and Secretary of our sponsor and the General Counsel, Executive Vice President, Secretary and a director of NNN Realty Advisors. Ms. Biller owns less than 1.0% of our sponsor’s outstanding common stock and she has de minimis ownership in several NNN programs. Danny Prosky is our Vice President — Acquisitions and also serves as the Managing Director — Health Care Properties of Triple Net Properties. Mr. Prosky has no equity ownership in our sponsor or any NNN programs, other than 3,000 shares of our common stock. In addition, each of Mr. Peters, Ms. Johnson, Ms. Biller and Mr. Prosky holds options to purchase a de minimis amount of our sponsor’s outstanding common stock. As of December 14, 2007, each of Mr. Peters and Ms. Biller own 18.0% membership interests in Grubb & Ellis Healthcare Management, LLC, which owns 25.0% of the membership interest of our advisor. These persons are presently, and plan in the future to continue to be, involved with other real estate programs and activities sponsored by our sponsor, Grubb & Ellis and its affiliates that have investment objectives similar to ours. In addition, to the extent that Grubb & Ellis acts as a broker for the seller or us in a transaction in which we acquire a property, these officers and director may cause us to pay a higher price for the property than we might otherwise pay to increase the commission that Grubb & Ellis is entitled to receive.

In the event that we and any other entity formed or managed by Grubb & Ellis or its affiliates are in the market for similar real estate, Grubb & Ellis and its affiliates will attempt to reduce the conflict of interest by reviewing the investment portfolio of each such affiliated entity and following the conflict resolution procedures described below in making a decision as to which real estate program will make such investments. See “— Certain Conflict Resolution Restrictions and Procedures” below.

Grubb & Ellis and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the NNN affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and plan in the future to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. See “Risk Factors — Risk Related to Conflicts of Interest.” However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

In addition, we have no employees and some of our officers are also officers of our advisor and officers and/or members of our sponsor and its affiliates. Our advisor will rely on these officers, its other employees and employees of its affiliates to manage and operate our business. The same employees of our advisor and its affiliates who will manage and operate our business will also be actively involved in activities other than our business. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, our officers owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders. See “Risk Factors — Risks Related to Conflicts of Interest.”

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other NNN programs own the same type of properties. In such a case, a conflict could arise in the leasing of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another program managed by Grubb & Ellis or its affiliates were to attempt to sell similar properties at the same time.

In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that our advisor may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

NNN Capital Corp., our dealer manager is an indirect wholly owned subsidiary of Grubb & Ellis. This relationship may create conflicts of interest in connection with the performance of due diligence by the dealer manager. Although the dealer manager will examine the information in the prospectus for accuracy and completeness, the dealer manager is an affiliate of our advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offer of securities. Accordingly, you do not have the benefit of such independent review and investigation. However, certain of the participating brokers-dealers may make their own independent due diligence investigations.

Our dealer manager is currently involved in offerings for other NNN programs. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other NNN programs that may have some or all investment objectives similar to ours.

Affiliated Property Manager

Realty is an indirect wholly owned subsidiary of Grubb & Ellis. Realty performs certain property management services for us and our operating partnership. The property manager is affiliated with our sponsor and Triple Net Properties, which manages our advisor, and in the future there is potential for a number of the members of our sponsor’s management team and the property manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if our sponsor and the property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our sponsor and our advisor, any agreements with the property manager will not be at arm’s length. As a result, any such agreement will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

Alston & Bird LLP is counsel to us, our advisor and certain affiliates in connection with this offering and other matters and may in the future act as counsel to us, our advisor and certain affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and our advisor or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by our board of directors and a separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant in common syndications or transactions. See “Investment Objectives, Strategy and Criteria — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Fees and Other Cash Distributions to Our Advisor and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of the independent directors who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with our advisor, our directors or their respective affiliates, (2) certain future offerings and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	Except as otherwise described in this prospectus, we will not accept goods or services from our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions, approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase or lease any asset (including any property) in which our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to our advisor any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to our advisor, any of our directors or any of their respective affiliates. In addition, any loans made to us by our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in “Management — The Advisory Agreement.”

•	Our advisory agreement provides that if Triple Net Properties identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other NNN program, then Triple Net Properties will provide us with the first opportunity to purchase such investment. Triple Net Properties will provide all necessary information related to such investment to our advisor, in order to enable our board of directors to determine whether to proceed with such investment. Our advisor will present the information to our board of directors within three business days of receipt from Triple Net Properties. If our board of directors does not affirmatively authorize our advisor to proceed with the investment on our behalf within seven days of receipt of such information from our advisor, then Triple Net Properties may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity.

SELECTED FINANCIAL DATA

The following should be read with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Our historical results are not necessarily indicative of results for any future period.

	September 30,	December 31,	April 28, 2006
	2007	2006	(Date of Inception)

BALANCE SHEET DATA:
Total assets	$303,085,000	$385,000	$202,000
Mortgage loan payables, net	$123,331,000	$—	$—
Stockholders’ equity (deficit)	$134,312,000	$(189,000)	$2,000

		Period from	Period from
	For the	April 28, 2006	April 28, 2006
	Nine Months	(Date of Inception)	(Date of Inception)
	Ended	through	through
	September 30,	September 30,	December 31,
	2007	2006	2006

STATEMENT OF OPERATIONS DATA:
Total revenues	$8,711,000	$—	$—
Loss from continuing operations	$(3,669,000)	$(50,000)	$(241,771)
Net loss	$(3,669,000)	$(50,000)	$(241,771)
Loss per common share — basis and diluted(1):
Loss from continuing operations	$(0.53)	$(141.88)	$(149.03)
Net loss	$(0.53)	$(141.88)	$(149.03)

STATEMENT OF CASH FLOW DATA:
Cash flows provided by operating activities	$2,963,000	$—	$—
Cash flows used in investing activities	$(258,510,000)	$—	$—
Cash flow provided by financing activities	$259,857,000	$202,000	$202,000

OTHER DATA:
Distributions declared	$2,543,000	$—	$—
Distributions declared per share(1)	$0.52	$—	$—
Funds from operations(2)	$1,583,000	$(50,000)	$(241,771)

(1)	Net loss and distributions per share are based upon the weighted-average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the stockholder’s common stock.

(2)	One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Funds from operations is not equivalent to our net income or loss as determined under accounting principles generally accepted in the United States of America, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds From Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as us.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

We are disclosing FFO and intend to disclose FFO in future filings because we consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations”, which includes a reconciliation of our GAAP net income available to stockholders to FFO for the period for the nine months ended September 30, 2007 and from April 28, 2006 (Date of Inception) through December 31, 2006.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and information (and notes thereto) as of December 31, 2006 and April 28, 2006 (Date of Inception), together with our results of operations and cash flows for the period from April 28, 2006 (Date of Inception) through December 31, 2006 and the interim unaudited condensed consolidated financial statements and information (and notes thereto) as of September 30, 2007, together with our results of operations for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 and cash flows for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006.

Overview and Background

We were formed as a Maryland corporation on April 20, 2006. We were initially capitalized on April 28, 2006, and therefore we consider that the date of our inception. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. We may also invest in real estate related securities. We intend to qualify as a REIT for federal income tax purposes for our taxable year ended December 31, 2007.

We are conducting a best efforts initial public offering, our offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, the minimum offering, and a maximum of 200,000,000 shares of our common stock for $10.00 per share and 21,052,632 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share, aggregating up to $2,200,000,000, the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., our dealer manager, by Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, or by its affiliates did not count towards the minimum offering. On January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in this offering for 200,846 shares of our common stock, or $2,004,000, thereby exceeding the minimum offering. As of December 7, 2007, we had received and accepted subscriptions in this offering for 19,995,950 shares of our common stock, or approximately $199,720,000, excluding shares issued pursuant to our distribution reinvestment plan.

We conduct substantially all of our operations through our operating partnership. We are externally advised by our advisor, pursuant to an advisory agreement between us, our advisor and Triple Net Properties, the managing member of our advisor. The advisory agreement has a one-year term that expires in October 2008, and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor supervises and manages our day-to-day operations and selects the properties and securities we acquire, subject to oversight by our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is affiliated with us in that we and our advisor have common officers, some of whom also own an indirect equity interest in our advisor. Our advisor engages affiliated entities, including Realty, to provide various services to us and our future properties.

On December 7, 2007, NNN Realty Advisors, which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis. The transaction was structured as a reverse merger whereby stockholders of NNN Realty Advisors received shares of Grubb & Ellis in exchange for their NNN Realty Advisors shares and, immediately following the merger, former NNN Realty Advisor stockholders owned approximately 60.1% of Grubb & Ellis. Additionally, six of the nine post-merger directors of Grubb & Ellis were directors of NNN Realty Advisors prior to the merger, including the current Grubb & Ellis Chairman of the Board, Anthony W. Thompson. Scott D. Peters, the Chief Executive Officer, President and current Chairman of the Board of NNN Realty Advisors, also now serves as Chief Executive Officer, President and a director of Grubb & Ellis. As a result of the merger, we consider Grubb & Ellis to be our sponsor.

As of December 14, 2007, we had purchased 17 properties comprising approximately 1,902,000 square feet of gross leasable area, or GLA.

Business Strategies

We intend to invest in a diversified portfolio of real estate and real estate related securities, focusing primarily on investments that produce current income. Our real estate investments will focus on medical office buildings, healthcare-related facilities and quality commercial office properties. We may also invest in real estate related securities. However, we do not presently intend to invest more than 15.0% of our total assets in real estate related securities. Our real estate related securities investments will generally focus on common and preferred stock of public or private real estate companies, collateralized mortgage-backed securities, other forms of mortgage debt and certain other securities, including collateralized debt obligations and foreign securities. We will seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in real estate related securities.

In addition, when and as determined appropriate by our advisor, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land, both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, our advisor will seek to invest in properties with the following attributes:

•	Quality. We will seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We will seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; and Supply and Demand. We will focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations will be based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we will favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we will generally seek to limit our investments in areas that have limited potential for growth.

•	Predictable Capital Needs. We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We will seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We will evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income; or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Acquisitions in 2007

Affiliate Acquisitions

As a result of acquiring the NNN Southpointe, LLC, NNN Crawfordsville, LLC, NNN Gallery Medical, LLC, NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC membership interests from affiliates, as described below, an independent appraiser was engaged to value the properties and the transactions were approved and determined by a majority of our board of directors, including a majority of our independent directors, as fair and reasonable to us, and at prices no greater than the cost of the investments to our affiliate or the properties’ appraised values. For more information regarding the financing of these acquisitions, see “— Capital Resources — Financing,”

Southpointe Office Parke and Epler Parke I — Indianapolis, Indiana

On January 22, 2007, we acquired all of the membership interests of NNN Southpointe, LLC from an affiliate, for a total purchase price of $14,800,000, plus closing costs. NNN Southpointe, LLC has fee simple ownership of Southpointe Office Parke and Epler Parke I, located in Indianapolis, Indiana. We primarily financed the purchase price through the assumption of an existing mortgage loan of $9,146,000 on the property with LaSalle and approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan from NNN Realty Advisors. The balance was provided by funds raised through our offering. An acquisition fee of $444,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Crawfordsville Medical Office Park and Athens Surgery Center — Crawfordsville, Indiana

On January 22, 2007, we acquired all of the membership interests of NNN Crawfordsville, LLC from an affiliate, for a total purchase price of $6,900,000, plus closing costs. NNN Crawfordsville, LLC has fee simple ownership of Crawfordsville Medical Office Park and Athens Surgery Center, located in Crawfordsville, Indiana. We primarily financed the purchase price through the assumption of an existing mortgage loan of $4,264,000 on the property with LaSalle and approximately $2,385,000 of the proceeds from a $7,500,000 unsecured loan from NNN Realty Advisors. The balance was provided by funds raised through our offering. An acquisition fee of $207,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

The Gallery Professional Building — St. Paul, Minnesota

On March 9, 2007, we acquired all of the membership interests of NNN Gallery Medical, LLC from an affiliate, for a purchase price of $8,800,000, plus closing costs. NNN Gallery Medical, LLC has fee simple ownership of The Gallery Professional Building, located in St. Paul, Minnesota. We primarily financed the purchase price through the assumption of an existing mortgage loan of $6,000,000 on the property with LaSalle and a $1,000,000 unsecured loan from NNN Realty Advisors. The balance of the purchase price was provided by funds raised through this offering. An acquisition fee of $264,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Lenox Office Park, Building G — Memphis, Tennessee

On March 23, 2007, we acquired all of the membership interests of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC from an affiliate, for a purchase price of $18,500,000, plus closing costs. NNN Lenox Medical, LLC holds a leasehold interest in Lenox Office Park, Building G, and NNN Lenox Medical Land, LLC holds a fee simple interest in two vacant parcels of land within Lenox Office Park, located in Memphis, Tennessee, which we collectively refer to as the Lenox property. We primarily financed the purchase price of the property and land parcels through the assumption of an existing mortgage loan of $12,000,000 on the property with LaSalle. The balance of the purchase price was provided by funds raised through this offering. An acquisition fee of $555,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Unaffiliated Third Party Acquisitions

Commons V Medical Office Building — Naples, Florida

On April 24, 2007, we acquired Commons V Medical Office Building, located in Naples, Florida, or the Commons V property, from an unaffiliated third party, for a purchase price of $14,100,000, plus closing costs. We financed the purchase price using funds raised through this offering. An acquisition fee of $423,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. In addition, a real estate commission of $300,000, or approximately 2.0% of the purchase price, was paid to Grubb & Ellis. On May 14, 2007, we entered into a loan, secured by the Commons V property, with Wachovia, evidenced by a promissory note in the principal amount of $10,000,000. The proceeds from this loan were used to purchase the Thunderbird Medical Plaza as described below.

Yorktown Medical Center and Shakerag Medical Center — Fayetteville and Peachtree City, Georgia

On May 2, 2007, we acquired Yorktown Medical Center and Shakerag Medical Center, located in Fayetteville, Georgia and Peachtree City, Georgia, respectively, which we collectively refer to as the Peachtree property, for a total purchase price of $21,500,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price through a secured loan with Wachovia as evidenced by a promissory note in the principal amount of $13,530,000 and by funds raised through this offering. An acquisition fee of $645,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Thunderbird Medical Plaza — Glendale, Arizona

On May 15, 2007, we acquired Thunderbird Medical Plaza, located in Glendale, Arizona, for a total purchase price of $25,000,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $9,651,000 in net proceeds from the $10,000,000 loan from Wachovia secured by the Commons V property (described above) and funds raised through this offering. An acquisition fee of $750,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. On June 8, 2007, we entered into a loan, secured by the Thunderbird property, with Wachovia, evidenced by a promissory note in the principal amount of $14,000,000. The proceeds from this loan were used to purchase Triumph Hospital Northwest and Triumph Hospital Southwest as described below.

Triumph Hospital Northwest and Triumph Hospital Southwest — Houston and Sugar Land, Texas

On June 8, 2007, we acquired Triumph Hospital Northwest, located in Houston, Texas, and Triumph Hospital Southwest, located in Sugar Land, Texas, which we collectively refer to as the Triumph Hospital Portfolio, for a total purchase price of $36,500,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $12,605,000 in net proceeds from the loan from Wachovia secured by the Thunderbird property (described above), $20,975,000 from funds raised through this offering and the balance of $4,000,000 from an unsecured loan from NNN Realty Advisors. An acquisition fee of $1,095,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Gwinnett Professional Center — Lawrenceville, Georgia

On July 27, 2007, we acquired the Gwinnett Professional Center, located in Lawrenceville, Georgia, or the Gwinnett property, for a purchase price of $9,300,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of debt financing consisting of a $6,000,000 loan assumed with a current principal balance of $5,734,000 secured by the Gwinnett property from LaSalle and funds raised through this offering. An acquisition fee of $279,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

1 and 4 Market Exchange — Columbus, Ohio

On August 15, 2007, we acquired 1 Market Exchange, 4 Market Exchange and a vacant parcel of land, located in Columbus, Ohio, which we collectively refer to as the 1 and 4 Market property, for a total purchase price of $21,900,000, plus closing costs. We acquired the property from unaffiliated third parties. We financed the purchase price using funds raised through this offering. An acquisition fee of $657,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. On September 28, 2007, we entered into a loan, secured by the 1 and 4 Market property, with Wachovia, evidenced by a promissory note in the principal amount of $14,500,000.

Kokomo Medical Office Park — Kokomo, Indiana

On August 30, 2007, we acquired the Kokomo Medical Office Park, located in Kokomo, Indiana, or the Kokomo property, for a total purchase price of $13,350,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of funds raised through this offering and the balance of $1,300,000 from an unsecured loan from NNN Realty Advisors. An acquisition fee of $401,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

St. Mary Physicians Center — Long Beach, California

On September 5, 2007, we acquired St. Mary Physicians Center, located in Long Beach, California, or the St. Mary property, for a purchase price of $13,800,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $8,280,000 from a loan secured by the St. Mary property and the balance of $6,100,000 from an unsecured loan from NNN Realty Advisors. An acquisition fee of $414,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

2750 Monroe Boulevard — Valley Forge, Pennsylvania

On September 10, 2007, we acquired 2750 Monroe Boulevard, located in Valley Forge, Pennsylvania, or the 2750 Monroe property, for a total purchase price of $26,700,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price of the property with approximately $27,870,000 in borrowings under our secured revolving line of credit with LaSalle. An acquisition fee of $801,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. In addition, a real estate commission of $339,000, or 1.3% of the sales price, was also paid by the seller to Grubb & Ellis.

East Florida Senior Care Portfolio — Jacksonville, Winter Park and Sunrise, Florida

On September 28, 2007, we acquired the East Florida Senior Care Portfolio, located in Jacksonville, Winter Park and Sunrise, Florida, or the EFSC property, for a total purchase price of $52,000,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $24,918,000 in net proceeds from a $26,000,000 loan (net of a $4,500,000 loan holdback) from KeyBank, secured by the EFSC property, $11,000,000 in borrowings under a secured revolving line of credit with LaSalle and the balance with funds raised through our offering. An acquisition fee of $1,560,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Acquisitions after September 30, 2007

Northmeadow Medical Center — Roswell, Georgia

On November 15, 2007, we acquired Northmeadow Medical Center, located in Roswell, Georgia, for a purchase price of $11,850,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price with $12,400,000 in borrowings under our secured revolving line of credit with LaSalle. An acquisition fee of $356,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Tucson Medical Office Portfolio — Tucson, Arizona

On November 27, 2007, we acquired of Tucson Medical Office Portfolio, located in Tucson, Arizona. for a purchase price of $21,050,000, plus closing costs, from an unaffiliated third party. We financed the purchase using $22,000,000 in borrowings using our secured revolving line of credit with LaSalle. We paid our advisor and its affiliate an acquisition fee of $634,000, or 3.0% of the purchase price, in connection with the acquisition.

Lima Medical Office Portfolio — Lima, Ohio

On December 7, 2007, we acquired the Lima Medical Office Portfolio, located in Lima, Ohio, for a purchase price of $25,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase using our secured revolving line of credit with LaSalle. We paid our advisor and its affiliate an acquisition fee of $758,000, or 3.0% of the purchase price, in connection with the acquisition.

Proposed Acquisitions

Park Place Office Park — Dayton, Ohio

On November 19, 2007, our board of directors approved the acquisition of Park Place Office Park located in Dayton, Ohio, or the Park Place property. We anticipate purchasing the Park Place property for a total purchase price of $16,750,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $503,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Park Place property.

Highlands Ranch Healthcare Plaza — Highlands Ranch, Colorado

On November 19, 2007, our board of directors approved the acquisition of Highlands Ranch Healthcare Plaza, or the Highlands Ranch property. We anticipate purchasing the Highlands Ranch property for a total purchase price of $14,500,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $435,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Highlands Ranch property.

Chesterfield Rehabilitation — Chesterfield, Missouri

On December 13, 2007, our board of directors approved the acquisition of an 80.0% interest in certain real property and improvements located in Chesterfield, Missouri, or the Chesterfield property, pursuant to a joint venture with a subsidiary of Duke Realty Corporation, or Duke, the current owner of the Chesterfield property. The Chesterfield property is 100.0% leased to St. John’s Mercy Rehabilitation, LLC and operates as St. John’s Mercy Rehabilitation Hospital. In the proposed transaction, Duke will contribute the Chesterfield property, valued at approximately $36,500,000, to the joint venture, and we will contribute approximately $11,700,000, which we expect to fund through a combination of debt and equity financing. In addition, the joint venture is expected to obtain debt financing of approximately $22,000,000. As a result of these contributions, we will receive an 80.0% interest in the joint venture, and Duke will receive a 20.0% interest in the joint venture as well as a distribution of approximately $33,500,000 in cash. We anticipate that the closing will occur in December of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Chesterfield property.

Critical Accounting Policies

We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation, and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

In accordance with Statement of Financial Accounting Standards, or SFAS, No. 13, Accounting for Leases, as amended and interpreted, we will recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including rent holidays). Differences between rental income recognized and amounts contractually due under the lease agreements will be credited or charged, as applicable, to rent receivable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, will be recognized as revenue in the period in which the related expenses are incurred.

Tenant receivables and unbilled deferred rent receivables will be carried net of the allowances for uncollectible tenant receivables and unbilled deferred rent. An allowance will be maintained for estimated losses resulting from the inability of certain tenants to meet their contractual obligations under their lease agreements. We also will maintain an allowance for deferred rent receivables arising from the straight-lining of rents. We will determine the adequacy of this allowance by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees, if applicable, and current economic conditions.

Capitalization of Expenditures and Depreciation of Assets

The cost of operating properties will include the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years and the shorter of the lease term or useful life, ranging from one to 10 years for tenant improvements. Furniture, fixtures and equipment will be depreciated over five years. When depreciable property will be retired or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

Impairment

Our properties will be carried at the lower of historical cost less accumulated depreciation or fair value. We will assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that would be expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. The estimation of expected future net cash flows will be inherently uncertain and will rely on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It will require us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property.

Properties Held for Sale

We will account for our properties held for sale in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, or SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, at such time as a property is held for sale, such property will be carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation

In accordance with SFAS No. 141, Business Combinations, we, with assistance from independent valuation specialists, will allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) will be based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by us will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property will be allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.

The value allocable to the above or below market component of the acquired in-place leases will be determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases will be included in the intangible assets and below market lease values will be included in intangible liabilities in our consolidated financial statements and will be amortized to rental income over the weighted average remaining term of the acquired leases with each property.

The total amount of other intangible assets acquired will be further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values will include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

These allocations will be subject to change based on continuing valuation analysis, or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.

Qualification as a REIT

For our taxable year ended December 31, 2007, we intend to elect to be taxed as a REIT under Section 856 through 860 of the Internal Revenue Code and, upon the election being made, we will be taxed as such beginning with our taxable year ended December 31, 2007. Because of our intention to elect REIT status in 2007, we will not benefit from the loss incurred in the year ended December 31, 2006. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates starting with that year and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service were to grant us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and will operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

Factors Which May Influence Results of Operations

Rental Income

The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and lease space available from unscheduled lease terminations at the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Scheduled Lease Expirations

As of September 30, 2007, our consolidated properties were 91.5% leased. 1.8% of the leased GLA expires during the remainder of 2007. Our leasing strategy for 2007 focuses on negotiating renewals for leases scheduled to expire during the remainder of the year. If we are unable to negotiate such renewals, we will try to identify new tenants or collaborate with existing tenants who are seeking additional space to occupy. Of the leases expiring in 2007, we anticipate, but cannot assure, that all of the tenants will renew for another term.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders.

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant, and potentially increasing costs and our failure to comply, could result in fees, fines, penalties or administrative remedies against us.

Results of Operations

Nine Months Ended September 30, 2007 Compared to the Period from April 28, 2006 (Date of Inception) through September 30, 2006

Net Loss

For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we had a net loss of $3,669,000 and $50,000, respectively, or $(0.53) and $(141.88) per share, respectively, due to revenue of $8,711,000 and $0, respectively, offset by rental expenses of $3,065,000 and $0, respectively, general and administrative expenses of $1,957,000 and $50,000, respectively, depreciation and amortization of $5,252,000 and $0, respectively, interest expense of $2,302,000 and $0, respectively, and interest income of $196,000 and $0, respectively.

Revenue

For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, revenue was comprised of $8,711,000 and $0 in rental income, respectively. The increases were primarily related to two full quarters of rental income at the Southpointe property, the Crawfordsville property, the Gallery property and the Lenox property. Also, the increase was related to a full quarter of rental income at the Commons V property, the Peachtree property, the Thunderbird property and the Triumph Hospital Portfolio. In addition to the increase, we received rental income from the Gwinnett property for 66 days, the 1 and 4 Market property for 47 days, the Kokomo property for 32 days, the St. Mary property for 26 days, the 2750 Monroe property for 21 days and the EFSC property for three days.

Rental Expense

For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, rental expense was $3,065,000 and $0, respectively. Rental expense represents expense for two full quarters at the Southpointe property, the Crawfordsville property, the Gallery property and the Lenox property. Also, the increase was related to a full quarter of rental expense at the Commons V property, the Peachtree property, the Thunderbird property and the Triumph Hospital Portfolio. In addition to the increase, rental expense was comprised of the Gwinnett property for 66 days, the 1 and 4 Market property for 47 days, the Kokomo property for 32 days, the St. Mary property for 26 days, the 2750 Monroe property for 21 days and the EFSC property for three days.

General and Administrative

For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, general and administrative expense was $1,957,000 and $50,000, respectively. General and administrative expenses consisted primarily of third-party professional legal and accounting fees related to our SEC filing requirements, asset management fees, board of directors fees and retainer and director and officer’s insurance.

Depreciation and Amortization

For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, depreciation and amortization expense was comprised primarily of depreciation on the properties of $2,312,000 and $0, respectively, and amortization of identified intangible assets of $2,937,000 and $0, respectively. The increase from prior quarter is due to the increase in the number of properties owned by us.

Interest Expense

For the nine months ended September 30, 2007 and for the period from April 28 (Date of Inception) through September 30, 2006, interest expense was related to interest expense primarily on our mortgage loan payables and line of credit of $2,164,000 and $0, respectively, interest expense on the unsecured note payables to NNN Realty Advisors of $84,000, and $0, respectively, and amortization of loan fees associated with acquiring the mortgage loan payables of $54,000 and $0, respectively, that are being amortized to interest expense over the terms of the related mortgage note payables.

For the Period from April 28, 2006 (Date of Inception) through December 31, 2006

As of December 31, 2006, we had not raised the minimum offering nor had we acquired any real estate properties or real estate related investments. We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties other than those listed in Risk Factors.

If we fail to raise significant proceeds above our minimum offering, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, expose our stockholders to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of offering proceeds we raise, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we had a net loss of approximately $242,000, or $149.03 per share due to general and administrative expenses related to directors’ and officers’ insurance premiums of $68,000, directors’ fees of $55,000, restricted stock compensation of $51,000 and professional and legal fees of $68,000. We expect general and administrative expenses to increase in the future based on a full year of operations as well as increased activity as we make real estate investments. Our results of operations are not indicative of those expected in future periods.

Our organizational, offering and related expenses are initially being paid by our advisor, our dealer manager and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee) to be paid by us in connection with this offering. As of December 31, 2006, our advisor or its affiliates have incurred $1,093,000. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursement and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of this offering. We have no obligation to reimburse our advisor, our dealer manager or their affiliates for any organizational, offering and related expenses unless we raise the minimum offering. As such, these expenses are not recorded in our accompanying consolidated financial statements because we had not raised the minimum offering as of December 31, 2006. When recorded by us, such expenses will be charged to stockholders’ equity as such amounts are paid from the gross proceeds of this offering. See Note 4, Related Party Transactions — Offering Stage to our accompanying consolidated financial statements for a further discussion of expenses during our offering stage.

Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. The capital required to purchase real estate and real estate related securities will be obtained from our offering and from any indebtedness that we may incur.

Our principal demands for funds will be for acquisitions of real estate and real estate related securities, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. In addition, we will require resources to make certain payments to our advisor and our dealer manager, which during our offering include payments to our advisor and its affiliates for reimbursement of certain organizational and offering expenses and to our dealer manager and its affiliates for selling commissions, non-accountable marketing support fees and due diligence expense reimbursements.

Generally, cash needs for items other than acquisitions of real estate and real estate related securities will be met from operations, future borrowings, and the net proceeds of our offering. However, there may be a delay between the sale of shares of our common stock and our investments in properties and real estate related securities, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next 12 months.

We currently anticipate that we will require up to $5,331,000 for the next 12 months for capital expenditures. We have reserves with lenders for such capital expenditures of $2,839,000 as of September 30, 2007. To the extent we purchase additional properties in the future, we may require funds for capital expenditures. To the extent funds from operations are not sufficient to fund these expenditures, we would be required to borrow amounts.

Our advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest the proceeds of our offering in properties and real estate related securities, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate related securities. The number of properties we may acquire and other investments we will make will depend upon the number of shares sold in our offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of our offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Cash Flows

Cash flows from operating activities for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, were $2,963,000 and $0, respectively. Such cash flows related primarily to operations from the properties. We anticipate cash flows from operating activities to continue to increase as we purchase more properties and have a full year of operations.

Cash flows used in investing activities for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 were $258,510,000 and $0, respectively. For the nine months ended September 30, 2007, such cash flows related primarily to the acquisition of our 14 properties in the amount of $253,574,000. We anticipate cash flows used in investing activities to continue to increase as we purchase more properties.

Cash flows from financing activities for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, were $259,857,000 and $202,000, respectively. For the nine months ended September 30, 2007, such cash flows related primarily to funds raised from investors in the amount of $157,281,000, borrowings on mortgage loan payables and unsecured note payables to affiliates of $106,210,000 and net borrowings under our secured line of credit with LaSalle of $35,700,000 partially offset by principal repayments of $19,921,000 on unsecured loans, offering costs of $16,130,000 and distributions of $1,638,000. Additional cash outflows related to debt financing costs of $1,668,000 in relation to the acquisitions. In 2006, such cash flows related to $2,000 from the sale of 200 shares of our common stock to our advisor and $200,000 invested in our operating partnership from our advisor.

Distributions

The amount of the distributions to our stockholders will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under Sections 856 through 860 of the Internal Revenue Code.

We paid our first monthly distribution on February 15, 2007 for the period ended January 31, 2007.

On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007. Distributions are paid monthly.

If distributions are in excess of our taxable income, such distributions will result in a return of capital to our stockholders.

For the nine months ended September 30, 2007, we paid distributions of $1,638,000 from cash flow from operations of $2,963,000 for the period. However, as of September 30, 2007, we owed $632,000 to our advisor and its affiliates for operating expenses, on-site personnel and engineering payroll and asset and property management fees, which will be paid from cash flow from operations in the future.

Our advisor and its affiliates have no obligations to defer or forgive amounts due to them. As of September 30, 2007, no amounts due to our advisor or its affiliates have been forgiven. In the future, if our advisor or its affiliates do not defer or forgive amounts due to them and as a result if our cash flow from operations is less than the distributions to be paid, we would be required to pay our distributions, or a portion thereof, with proceeds from our offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the nine months ended September 30, 2007, our funds from operations, or FFO, was $1,583,000. We paid distributions of $1,638,000, of which $1,583,000 was paid from FFO and the remainder from proceeds from our offering. See our disclosure regarding FFO below.

We paid no distributions during 2006.

Capital Resources

Financing

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets, unless approved by our independent directors and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0% in connection with our first four acquisitions. The board of directors determined that the excess leverage was justified because it enabled us to purchase the properties during the initial stages of our offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. As of December 14, 2007, our leverage does not exceed 300.0%. We may, with a majority of our independent directors’ authority, exceed our charter’s leverage guidelines during the early stages of our operations. We will take action to reduce any such excess as soon as practicable. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

Mortgage Loan Payables

Mortgage loan payables were $123,433,000 ($123,331,000, net of discount) and $0 as of September 30, 2007 and December 31, 2006, respectively. As of September 30, 2007, we had fixed and variable rate mortgage loans with the effective interest rates ranging from 5.52% to 6.52% per annum and the weighted-average effective interest rate of 6.01% per annum. We are required by the terms of the applicable loan documents to meet certain financial covenants, such as debt service coverage ratios and rent coverage ratios, and reporting requirements. As of September 30, 2007, we were in compliance with all such covenants and requirements.

Mortgage loan payables consisted of the following as of September 30, 2007 and December 31, 2006:

			Mortgage Loan	Mortgage Loan
			Payables as of	Payables as of
	Interest	Maturity	September 30,	December 31,
Property	Rate	Date	2007	2006

Fixed Debt:
Southpointe Office Parke and Epler Parke I	6.11%	9/1/2016	$9,146,000	$—
Crawfordsville Medical Office Park and Athens Surgery Center	6.12%	10/1/2016	4,264,000	—
The Gallery Professional Building	5.76%	3/1/2017	6,000,000	—
Lenox Office Park, Building G	5.88%	2/1/2017	12,000,000	—
Commons V Medical Office Building	5.54%	6/11/2017	10,000,000	—
Yorktown Medical Center and Shakerag Medical Center	5.52%	5/11/2017	13,530,000	—
Thunderbird Medical Plaza	5.67%	6/11/2017	14,000,000	—
Gwinnett Professional Center	5.88%	1/1/2014	5,713,000
St. Mary Physicians Center	5.80%	9/4/2009	8,280,000	—

			82,933,000	—

Variable Debt:
1 and 4 Market Exchange	Variable*	9/30/2010	14,500,000	—
East Florida Senior Care Portfolio	Variable**	10/1/2010	26,000,000	—
			40,500,000	—

Total fixed and variable debt			123,433,000	—
Less: discount			(102,000)	—

Mortgage loan payables			$123,331,000	$—

*	At our option, the loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.35%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As of September 30, 2007, the rate was 6.47%.

**	At our option, the loan bears interest at per annum rates equal to: (a) a rate equal to the greater of: (i) the prime rate, as established from time to time by KeyBank, or (ii) 1.0% in excess of the federal funds effective rate, as defined in the loan agreement; or (b) the Adjusted LIBOR Rate, as defined in the loan agreement. As of September 30, 2007, the rate was 6.52%.

Unsecured Note Payables to Affiliate

On January 22, 2007 and March 9, 2007, we entered into unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes in the principal amounts of $7,500,000 and $1,000,000, respectively. The unsecured notes provided for maturity dates of July 22, 2007 and September 9, 2007, respectively. The $7,500,000 and $1,000,000 unsecured notes bore interest at a fixed rate of 6.86% and 6.84% per annum, respectively, and required monthly interest-only payments for the terms of the unsecured notes. The unsecured notes provided for default interest rates in an event of default equal to 8.86% and 8.84% per annum, respectively. On March 28, 2007, we repaid all outstanding principal and accrued interest on both unsecured notes.

On June 8, 2007, we entered into an unsecured loan with NNN Realty Advisors, evidenced by an unsecured promissory note in the principal amount of $4,000,000. The unsecured note provided for a maturity date of December 8, 2007. The $4,000,000 unsecured note bore interest at a fixed rate of 6.82% per annum and required monthly interest-only payments for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.82% per annum. On June 28, 2007, we repaid all outstanding principal and accrued interest on the unsecured note.

On August 30, 2007 and September 5, 2007, we entered into unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes in the principal amounts of $1,300,000 and $6,100,000, respectively. The unsecured notes provided for maturity dates of March 1, 2008 and March 5, 2008, respectively. The $1,300,000 and $6,100,000 unsecured notes bore interest at a fixed rate of 6.85% and 6.86% per annum, respectively, and required monthly interest-only payments for the terms of the unsecured notes. The unsecured notes provided for default interest rates in an event of default equal to 8.85% and 8.86% per annum, respectively. On September 4, 2007 and September 11, 2007, we repaid all outstanding principal and accrued interest on both the $1,300,000 and $6,100,000 unsecured notes, respectively.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

Line of Credit

On September 10, 2007, we entered into a loan agreement, or the loan agreement, with LaSalle Bank N.A. to obtain a secured revolving credit facility in the initial aggregate maximum principal amount of $50,000,000, or the secured revolving line of credit with LaSalle. The proceeds of loans made under the loan agreement may be used to finance the purchase of properties or, provided no event of default has occurred and is continuing, may be used for any other lawful purpose. In addition to loans, our operating partnership may obtain up to $10,000,000 of the credit available under the loan agreement in the form of letters of credit. The initial term of the loan agreement is three years, which may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.20% of the principal balance of loans then outstanding.

The actual amount of credit available under the loan agreement is a function of certain loan to cost, loan to value and debt service coverage ratios contained in the loan agreement. The maximum principal amount of the loan agreement may be increased to $120,000,000 subject to the terms of the loan agreement. Also, additional financial institutions may become lenders under the loan agreement.

On December 12, 2007 we entered into a modification of loan agreement, or the modification, to increase the aggregate maximum principal amount of the secured revolving line of credit with LaSalle to $80,000,000 and to revise the definition of applicable margin under the loan agreement. On December 12, 2007, KeyBank joined the group of lenders under the loan agreement.

At our option, loans under the loan agreement bear interest at per annum rates equal to (a) LIBOR plus a margin of 1.50%, (b) the greater of LaSalle’s prime rate or the Federal Funds Rate plus 0.50%, or (c) a combination of these rates. Accrued interest under the loan agreement is payable monthly and at maturity. In addition to interest, we are required to pay a fee on the unused portion of the lenders’ commitments under the loan agreement at a per annum rate equal to 0.20%, payable quarterly in arrears, beginning with the quarter ending December 31, 2007.

Our obligations with respect to the loan agreement are guaranteed by us and by our subsidiaries that own properties that serve as collateral for the loan agreement.

The loan agreement contains various affirmative and negative covenants that are customary for facilities and transactions of this type, including limitations on the incurrence of debt by us and our subsidiaries that own properties that serve as collateral for the loan agreement, limitations on the nature of our business, and limitations on distributions by us and our subsidiaries that own properties that serve as collateral for the loan agreement. The loan agreement also imposes the following financial covenants on us and our operating partnership, as applicable: (a) a minimum ratio of operating cash flow to interest expense, (b) a minimum ratio of operating cash flow to fixed charges, (c) a maximum ratio of liabilities to asset value, (d) a maximum distribution covenant and (e) a minimum net worth covenant, all of which are defined in the loan agreement. In addition, the loan agreement includes events of default that are customary for facilities and transactions of this type.

As of September 30, 2007 and December 31, 2006, borrowings under the secured revolving line of credit with LaSalle totaled $35,700,000 and $0, respectively. Borrowings as of September 30, 2007 bore interest at a weighted-average interest rate of 7.08% per annum.

REIT Requirements

In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of REIT taxable income. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of debt financing through one or more third parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties.

Commitments and Contingencies

Our organizational, offering and related expenses are being paid by our advisor and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds, respectively) to be paid by us in connection with our offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursement and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our offering. As of September 30, 2007 and December 31, 2006, our advisor or its affiliates have incurred expenses of $990,000 and $1,728,000, respectively, in excess of 11.5% of the gross proceeds of our offering, and therefore these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2007 and December 31, 2006. To the extent we raise additional proceeds from our offering, these amounts may become our liability.

Debt Service Requirements

One of our principal liquidity needs is the payment of interest on outstanding indebtedness. As of September 30, 2007, we had fixed and variable mortgage loan payables and the secured revolving line of credit with LaSalle outstanding secured by our properties, in the principal amount of $159,133,000 ($159,031,000, net of discount). As of September 30, 2007, the weighted-average interest rate on our outstanding debt was 6.77% per annum.

Contractual Obligations

The following table provides information with respect to the maturities and scheduled principal repayments of our secured mortgage loan payables and the secured revolving line of credit with LaSalle as of September 30, 2007. The table does not reflect any available extension options.

		Payments Due by Period
	Less Than			More Than
	1 Year	1-3 Years	3-5 Years	5 Years
	(2007)	(2008-2009)	(2010-2012)	(After 2012)	Total

Principal payments — variable rate debt	$—	$—	$40,500,000	$—	$40,500,000
Principal payments — fixed rate debt	14,000	8,738,000	2,561,000	71,620,000	82,933,000
Line of credit	—	—	35,700,000	—	35,700,000
Interest payments — variable rate debt (based on rate in effect as of September 30, 2007)	446,000	5,194,000	1,458,000	—	7,098,000
Interest payments — fixed rate debt	1,202,000	9,538,000	12,748,000	16,157,000	39,645,000
Interest payments — line of credit	632,000	5,057,000	1,897,000	—	7,586,000

Total	$2,294,000	$28,527,000	$94,864,000	$87,777,000	$213,462,000

Off-Balance Sheet Arrangements

As of September 30, 2007, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

Inflation

We will be exposed to inflation risk as income from future long-term leases is expected to be the primary source of our cash flows from operations. We expect that there will be provisions in the majority of our tenant leases that would protect us from the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot allowance. However, due to the anticipated long-term nature of the leases, among other factors, the leases may not re-set frequently enough to cover inflation.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. FFO is not equivalent to our net income or loss as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which it believes more accurately reflects the operating performance of a REIT such as us.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.

We are disclosing FFO and intend to disclose FFO in future filings because we consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

The following is the calculation of FFO for the three months ended September 30, 2007 and 2006, for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006:

		Period from
		April 28, 2006
		(Date of
	Nine Months	Inception)
	Ended	through
	September 30,	September 30,
	2007	2006

Net loss	$(3,669,000)	$(50,000)
Add:
Depreciation and amortization — consolidated properties	5,252,000	—

FFO	$1,583,000	$(50,000)

Weighted average common shares outstanding — basic and diluted	6,939,820	350

Subsequent Events

Status of our Offering

As of December 7, 2007, we had received and accepted subscriptions in our offering for 19,995,950 shares of our common stock, or $199,720,000, excluding shares issued under our distribution reinvestment plan.

Acquisitions after September 30, 2007

Northmeadow Medical Center — Roswell, Georgia

On November 15, 2007, we acquired Northmeadow Medical Center, located in Roswell, Georgia, for a purchase price of $11,850,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price with $12,400,000 in borrowings under our secured revolving line of credit with LaSalle. An acquisition fee of $356,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

Tucson Medical Office Portfolio — Tucson, Arizona

On November 27, 2007, we acquired of Tucson Medical Office Portfolio, located in Tucson, Arizona. for a purchase price of $21,050,000, plus closing costs, from an unaffiliated third party. We financed the purchase using $22,000,000 in borrowings using our secured revolving line of credit with LaSalle. We paid our advisor and its affiliate an acquisition fee of $634,000, or 3.0% of the purchase price, in connection with the acquisition.

Lima Medical Office Portfolio — Lima, Ohio

On December 7, 2007, we acquired the Lima Medical Office Portfolio, located in Lima, Ohio, for a purchase price of $25,250,000, plus closing costs, from an unaffiliated third party. We financed the purchase using our secured revolving line of credit with LaSalle. We paid our advisor and its affiliate an acquisition fee of $758,000, or 3.0% of the purchase price, in connection with the acquisition.

Proposed Unaffiliated Third Party Acquisitions

Park Place Office Park — Dayton, Ohio

On November 19, 2007, our board of directors approved the acquisition of Park Place Office Park located in Dayton, Ohio, or the Park Place property. The Park Place property is comprised of three multi-tenant medical office buildings located on 8.51 acres of land. Park Place I, built in 1987, is a three-story building; Park Place II, built in 1988, is a three-story building; and Park Place III, built in 2002, is a four-story building. The three buildings contain approximately 133,000 feet of gross leasable area and are currently 87.7% occupied. The principal businesses occupying the buildings are healthcare providers. We anticipate purchasing the Park Place property for a total purchase price of $16,750,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $503,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Park Place property.

Highlands Ranch Healthcare Plaza — Highlands Ranch, Colorado

On November 19, 2007, our board of directors approved the acquisition of Highlands Ranch Healthcare Plaza, or the Highlands Ranch property. The Highlands Ranch property is a two-building medical office complex located on 6.56 acres of land in Highlands Ranch, Colorado. Built in 1985, the Highlands Ranch property contains a combined net rental area of approximately 80,000 feet and is currently 81.5% occupied. The principal businesses occupying the buildings are healthcare providers. We anticipate purchasing the Highlands Ranch property for a total purchase price of $14,500,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing. We expect to pay our advisor and its affiliate an acquisition fee of $435,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Highlands Ranch property.

Chesterfield Rehabilitation — Chesterfield, Missouri

On December 13, 2007, our board of directors approved the acquisition of an 80.0% interest in certain real property and improvements located in Chesterfield, Missouri, or the Chesterfield property, pursuant to a joint venture with a subsidiary of Duke Realty Corporation, or Duke, the current owner of the Chesterfield property. The Chesterfield property is 100.0% leased to St. John’s Mercy Rehabilitation, LLC and operates as St. John’s Mercy Rehabilitation Hospital. In the proposed transaction, Duke will contribute the Chesterfield property, valued at approximately $36,500,000, to the joint venture, and we will contribute approximately $11,700,000, which we expect to fund through a combination of debt and equity financing. In addition, the joint venture is expected to obtain debt financing of approximately $22,000,000. As a result of these contributions, we will receive an 80.0% interest in the joint venture, and Duke will receive a 20.0% interest in the joint venture as well as a distribution of approximately $33,500,000 in cash. We anticipate that the closing will occur in December of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Chesterfield property.

Financing/Interest Rate Swaps

On October 12, 2007, we executed an interest rate swap agreement with Wachovia in connection with the $14,500,000 secured loan on the 1 and 4 Market Exchange property, or the Market Exchange loan. Pursuant to the terms of the original promissory note, the Market Exchange loan bears interest, at our option, at a per annum rate equal to either: (a) 30-day LIBOR plus 1.35%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As a result of the interest rate swap agreement, the Market Exchange loan bears interest at an effective fixed rate of 5.97% per annum from September 28, 2007 through September 28, 2010;

and provides for monthly interest-only payments due on the first day of each calendar month commencing on November 1, 2007.

On October 19, 2007, we executed an interest rate swap agreement with KeyBank in connection with the $30,500,000 secured loan on the EFSC property, or the EFSC loan. Pursuant to the terms of the original promissory note, the EFSC loan bears interest, at our option, at a per annum rate equal to either: (a) a rate equal to the greater of: (1) the prime rate, as established from time to time by KeyBank, or (2) 1.0% in excess of the federal funds effective rate, as defined in the loan agreement; or (b) the Adjusted LIBOR Rate, as defined in the loan agreement. As a result of the interest rate swap agreement, the EFSC loan bears interest at an effective fixed rate of 6.01% per annum from November 1, 2007 through October 1, 2010; and provides for monthly principal and interest payments due on the tenth day of each calendar month commencing on November 10, 2007.

On October 22, 2007, we met the requirements of the EFSC loan and received the $4,500,000 loan holdback held in escrow from KeyBank pursuant to the loan agreement.

On December 5, 2007, we entered into a secured loan, or the Kokomo loan, with Wachovia Financial. The secured loan is evidenced by a loan agreement, or the Kokomo loan agreement, and a promissory note in the principal amount of $8,300,000, or the Kokomo note. The cash proceeds, net of closing costs, of approximately $8,249,000, were used to reimburse funds that we originally used to finance the acquisition of the Kokomo property, which we acquired on August 30, 2007. The Kokomo note is secured by a Mortgage, Assignment, Security Agreement and Fixture Filing, on the Kokomo property, and a Repayment Guaranty. The Kokomo loan provides for monthly interest-only payments due on the first business day of each calendar month. At our option, the Kokomo loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.40%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. If any monthly installment that is due is not received by Wachovia Financial on or before the 15th day of each month, the loan provides for a late charge equal to 4.0% of such monthly installment.

On December 5, 2007, we entered into an interest rate swap agreement with Wachovia in connection with the $8,300,000 Kokomo loan, with Wachovia Financial. Pursuant to the terms of the promissory note in favor of Wachovia Financial, the Kokomo loan bears interest, at our option, at a per annum rate equal to either: (a) 30-day LIBOR plus 1.40%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As a result of the interest rate swap agreement, the Kokomo loan bears interest at a fixed rate of 5.86% per annum from December 5, 2007 through November 30, 2010; and provides for monthly interest-only payments due on the first day of each calendar month commencing on January 2, 2008.

On December 12, 2007 we entered into a modification of loan agreement, or the modification, to increase the aggregate maximum principal amount of the secured revolving line of credit with LaSalle to $80,000,000 and to revise the definition of applicable margin under the loan agreement. On December 12, 2007, KeyBank joined the group of lenders under the loan agreement. As of December 14, 2007, we have $37,600,000 in borrowings outstanding on the secured revolving line of credit.

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings in the year of adoption. The adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In September 2006, the SEC released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Current Year Misstatements, or SAB No. 108, to address diversity in practice regarding consideration of the effects of prior year errors when quantifying misstatements in current year financial statements. The SEC staff concluded that registrants should quantify financial statement errors using both a balance sheet approach and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 states that if correcting an error in the current year materially affects the current year’s income statement, the prior period financial statements must be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in the fourth quarter of 2006 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As of December 31, 2006, we had not commenced real estate operations and therefore had limited exposure to financial market risks. During the nine months ended September 30, 2007, we assumed or entered into fixed and variable rate mortgage loan payables and a secured line of credit secured by our 14 properties.

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our properties is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to refinance our debt if necessary.

Our interest rate risk is monitored using a variety of techniques. The table below presents, as of September 30, 2007, the principal amounts and weighted-average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	Expected Maturity Date
	2007	2008	2009	2010	Thereafter	Total	Fair Value

Fixed rate debt — principal payments	$14,000	$150,000	$8,588,000	$545,000	$73,636,000	$82,933,000	$81,728,000
Weighted-average interest rate on maturing debt	5.88%	5.74%	5.80%	5.68%	5.76%	5.77%	—
Variable rate debt — principal payments	$—	$—	$—	$76,200,000	$—	$76,200,000	$76,200,000
Weighted-average interest rate on maturing debt (based on rates in effect as of September 30, 2007)	—	—	—	6.77%	—	6.77%	—

As of September 30, 2007, our debt consisted of fixed and variable mortgage loan payables in the principal amount of $123,433,000 ($123,331,000, net of discount), at a weighted-average interest rate of 6.01% per annum. As of September 30, 2007, we had $35,700,000 outstanding on our line of credit at a weighted-average interest rate of 7.08%.

An increase in the variable interest rate on the line of credit and our variable rate mortgage loan payables constitutes a market risk. As of September 30, 2007, for example a 0.5% increase in LIBOR would have increased our overall annual interest expense by $381,000, or 7.38%.

PRIOR PERFORMANCE SUMMARY

The information presented in the Prior Performance Summary, or Summary, represents the historical experience of real estate and notes programs managed by NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, Grubb & Ellis, Triple Net Properties, an indirect wholly owned subsidiary of Grubb & Ellis or collectively, NNN Realty Advisors Group, through December 31, 2006. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in these prior notes and real estate programs.

From inception through December 31, 2006, NNN Realty Advisors Group served as an advisor, sponsor or manager to 165 real estate investment programs formed for the purpose of acquiring and operating commercial real estate properties, primarily consisting of retail, office, industrial and medical office buildings, healthcare-related facilities and apartment properties. The programs are either (1) public programs that are required to file public reports with the SEC, or (2) private programs that have no public reporting requirements. From inception through December 31, 2006, there were six public real estate programs and 159 private real estate programs. NNN Realty Advisors Group also served as sponsor and manager of four private notes programs.

Each of the private real estate programs, other than Western Real Estate Investment Trust, began with the formation of a limited liability company, or LLC, to acquire the property. The LLC may sell investor, or membership, units; investors that purchase membership units thus acquire an indirect interest in the property through their equity interest in the LLC. Simultaneously with the acquisition of the property, the LLC may also sell undivided tenant in common interests, or TIC interests, directly in the property. A TIC interest is not an interest in any entity, but rather a direct real property interest. A TIC may be an individual or an entity such as a limited liability company. Typically, the TICs are involved in tax-deferred exchanges structured to comply with the requirements of Section 1031 of the Internal Revenue Code, whereas the cash purchase of LLC membership units does not meet the requirements of Section 1031, although the LLC’s interest in the underlying real property interest will also be a TIC interest.

Each private real estate program bears the same name as the respective LLC formed to acquire the property and may include both the sale of interests in the LLC and the individual TIC interests. Thus, the LLC is the de-facto identity of the private program and may acquire either an entire or a partial interest in a property. When a private program owns 100% of a property and all funds are raised from TICs and members of the LLC, the private program is referred to by NNN Realty Advisors Group as a “Simple Ownership Structure.” Conversely, if the program only owns a partial interest in the property or some portion of the funds are raised through one of the public programs which are advised or managed by NNN Realty Advisors Group, it is referred to by NNN Realty Advisors Group as a “Complex Ownership Structure.”

The public programs include four corporations, G REIT, Inc. and T REIT, Inc., which have qualified as REITs, and Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Healthcare REIT, Inc., which intend to qualify as REITs, and two limited liability companies, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Each of the public programs may acquire wholly-owned or partial interests in real estate properties. When a public program purchases a partial interest in a property that is also partially owned by a private program, the public program may invest either directly in the private program (by investing in the LLC or by purchasing a TIC interest) or outside of the private program by purchasing an interest in the property directly from the seller. However, Grubb & Ellis Apartment REIT, Inc. and Grubb & Ellis Healthcare REIT, Inc. will not participate in tenant-in-common syndications or transactions.

In either the Complex or Simple Ownership Structure, the LLC may or may not retain an interest in the property after the program is closed, depending on whether the program sells the entire interest of the property to TIC investors. If the LLC retains an ownership interest in the program, it does so as one of the TICs and generally sells its ownership interest to a number of LLC members.

NNN Realty Advisors Group maintains the day-to-day accounting for the LLC as well as the books and records for the property. In addition, NNN Realty Advisors Group is required to report financial data pertinent to the operation of each program and is responsible for the timely filing of the LLC’s income tax return as well as providing year-end tax basis income and expense information to the TICs.

In some instances, the program owns an entire property, as in a Simple Ownership Structure, and the entire operation of the property is attributable to the program. In other instances, where the program owns a portion of a property or has affiliated ownership within the program, as in a Complex Ownership Structure, further allocations and disclosure are required to clarify the appropriate portions of the property’s performance attributable to the various ownership interests.

NNN Realty Advisors Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program. In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by NNN Realty Advisors Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporates accrual basis accounting. NNN Realty Advisors Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all private programs (which are generally formed using LLCs) are prepared and presented by NNN Realty Advisors Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow NNN Realty Advisors Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased, certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

When the private program owns 100% of the property and the entire fund is raised from TICs and LLC members investing directly in the private program, 100% of the private program’s operating results are presented for the relevant years.

When a private real estate program directly invests in and owns a partial interest in the property (as an example, 75%) and the remaining interest of the property (25%) is owned outside of the program by a public program, only the operating results relating to the private program ownership in the property (75%) are presented for the relevant years. The allocation is based on the private program’s effective ownership in the property.

When a private real estate program acquires a 100% interest in the property but is jointly owned by a public entity investing directly in the private program, 100% of the private program’s operating results will be presented for the relevant years on a cash income tax basis. The affiliated ownership portion of the equity is eliminated in aggregation of all private programs reporting on a cash income tax basis. In such cases, Prior Performance Table III also presents the unaffiliated equity for informational purposes only.

NNN 2004 Notes Program, LLC, NNN 2005 Notes Program, LLC, NNN 2006 Notes Program LLC, and NNN Collateralized Senior Notes, LLC, or the Notes Programs, offered units of interest, or note units. The Notes Programs were formed for the purpose of making secured and unsecured loans to affiliates of NNN Realty Advisors Group for the sole purpose of acquiring and holding real estate. An investor of the Notes Programs invested in note units and made loans to the LLC. Triple Net Properties is the sole member and manager of each of the notes programs’ LLC and caused the LLC to use the net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured and unsecured loans. Triple Net Properties, as the sole member and manager of the company, has guaranteed the payment of all principal and interest on the note units.

References in the Summary

•	References in this Summary to our Reorganization refer to the acquisition by NNN Realty Advisors in the fourth quarter of 2006 of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result of the Reorganization, NNN Realty Advisors became our sponsor until December 7, 2007, at which time Grubb & Ellis became our sponsor as a result of the merger with NNN Realty Advisors.

•	References in the Summary to unaffiliated members and to unaffiliated TICs refer to investors that hold membership units in a program LLC or a TIC interest in a program property, as applicable, but that are not otherwise affiliated with NNN Realty Advisors Group.

•	References in the Summary to Mr. Thompson refer to Anthony W. Thompson, who serves as the Chairman of the Board of Grubb & Ellis and owns approximately 14% of Grubb & Ellis.

•	References in the Summary to Mr. Rogers refer to Louis J. Rogers, who served as a director and owns approximately 3% of Grubb & Ellis and served as the former president of Triple Net Properties from September 2004 until April 2007.

•	References in the Summary to loans from affiliates of NNN Realty Advisors Group refer to loans from Cunningham Lending Group, LLC, which is 100.0% owned by Mr. Thompson, NNN 2004 Notes Program, LLC or NNN 2005 Notes Program, LLC. Loans made by these entities are unsecured loans which were not negotiated at arms length with interest rates ranging from 8.0% to 12.0%.

•	References in the Summary to shareholders of Triple Net Properties refer to individuals or entities that owned a membership interest in Triple Net Properties of less than 7.0% prior to the Reorganization.

•	References in the Summary table headings to GLA of a property indicate the gross leasable area of the property, which is expressed for the entire property even where the relevant program owns less than a 100% interest in the property.

During 2004, 2005 and 2006, NNN Realty Advisors Group-sponsored programs acquired 122 properties, for which the property type, location and method of financing are summarized below.

No. of
Property Type	Properties

Office	97
Apartments	22
Retail	1
Industrial	1
Land	1

Total	122

Location
Arizona	4
Arkansas	1
California	20
Colorado	6
Florida	11
Georgia	8
Illinois	1
Indiana	1
Maryland	1
Minnesota	2
Missouri	3
Nebraska	2
Nevada	4
New Jersey	2
North Carolina	8
Ohio	3
Oregon	2
Pennsylvania	3
South Carolina	2
Tennessee	3
Texas	31
Utah	1
Virginia	2
Wisconsin	1

Total	122

No. of
Method of Financing	Properties

All debt	0
All cash	7
Combination of cash and debt	115

Total	122

Public Programs

G REIT, Inc.

G REIT, Inc., or G REIT, was formed as a Virginia corporation in December 2001, reincorporated as a Maryland corporation in September 2004 and is qualified as a REIT for federal income tax purposes. G REIT was formed to acquire interests in office, industrial and service properties anchored by government-oriented tenants such as federal, state and local government offices, government contractors and/or government service providers. Triple Net Properties has served as the advisor of G REIT since January 2002. The initial public offering of G REIT’s common stock commenced on July 22, 2002 and terminated on February 9, 2004. G REIT’s second public offering commenced on January 23, 2004 and terminated on April 30, 2004. As of December 31, 2006, G REIT had raised gross offering proceeds of $437,315,000 in its two public offerings from the issuance of 43,865,000 shares of its common stock to 13,867 investors. As of December 31, 2006, G REIT had purchased interests in 27 real estate properties amounting to an investment by G REIT of $878,955,000 (G REIT’s aggregate share of purchase price, including G REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, twelve of these properties had been sold. Of the 27 properties, nine (33.3%) were in California, seven (26.0%) were in Texas and one each (3.7%) was in Arizona, Colorado, Delaware, Florida, Illinois, Maryland, Missouri, Nebraska, Nevada, Pennsylvania and Washington. The properties, which are described below, are all commercial office buildings, except for one multi-tenant industrial complex. None of the property interests acquired by G REIT were apartment community assets, the primary focus of our company. On February 27, 2006, G REIT stockholders approved a plan of liquidation.

As of December 31, 2006, G REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Two Corporate Plaza	100.0%	office	11/27/02	$13,580,000	$10,160,000	161,000	Clear Lake, TX
Congress Center — TIC(1)	30.0%	office	01/09/03	$40,832,000	$28,763,000	519,000	Chicago, IL
Bay View Plaza(2)	97.68%	office	07/31/03	$11,385,000	$—	61,000	Alameda, CA
North Pointe Corporate Center	100.0%	office	08/11/03	$24,205,000	$15,600,000	133,000	Sacramento, CA
824 Market Street	100.0%	office	10/10/03	$31,900,000	$—	203,000	Wilmington, DE
Sutter Square Galleria	100.0%	office/ retail	10/28/03	$8,240,000	$4,024,000	61,000	Sacramento, CA
One World Trade Center	100.0%	office	12/05/03	$113,648,000	$77,000,000	573,000	Long Beach, CA
Madrona Buildings	100.0%	office	03/31/04	$45,900,000	$28,458,000	211,000	Torrance, CA
North Belt Corporate Center	100.0%	office	04/08/04	$12,675,000	$—	157,000	Houston, TX
Pacific Place	100.0%	office	05/26/04	$29,900,000	$—	324,000	Dallas, TX
Western Place I & II(3)	78.5%	office	07/23/04	$26,298,000	$18,840,000	430,000	Forth Worth, TX
One Financial Plaza(4)	77.6%	office	08/06/04	$28,712,000	$23,862,000	434,000	St. Louis, MO
Pax River Office Park	100.0%	office	08/06/04	$14,000,000	$—	172,000	Lexington Park, MD
Opus Plaza at Ken Caryl	100.0%	office	09/12/05	$10,176,000	$6,700,000	62,000	Littleton, CO
Eaton Freeway	100.0%	industrial	10/21/05	$7,588,000	$5,000,000	62,000	Phoenix, AZ

(1)	Two affiliated public entities, NNN 2002 Value Fund, LLC and T REIT, Inc., own 12.3% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

(2)	An unaffiliated entity owns 2.32% of the property.

(3)	Unaffiliated entities own 21.5% of the property.

(4)	Unaffiliated entities own 22.4% of the property.

As of December 31, 2006, G REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

525 B Street (Golden Eagle)	06/14/04	08/10/05	100.0%	$10,550,000
Park Sahara	03/18/03	12/20/05	4.75%	$132,000
600 B Street (Comerica)	06/14/04	07/18/06	100.0%	$24,035,000
Hawthorne Plaza	04/20/04	09/14/06	100.0%	$29,956,000
AmberOaks Corporate Center	01/20/04	09/29/06	100.0%	$10,929,000
Brunswig Square	04/05/04	10/06/06	100.0%	$2,025,000
Centerpoint Corporate Park	12/30/03	10/17/06	100.0%	$20,539,000
5508 Highway West 290	09/13/02	11/14/06	100.0%	$—
Department of Children and Families Campus	04/25/03	11/15/06	100.0%	$1,170,000
Public Ledger Building	02/13/04	11/22/06	100.0%	$1,282,000
Atrium Building	01/31/03	12/15/06	100.0%	$(1,142,000)
Gemini Plaza	05/02/03	12/29/06	100.0%	$2,729,000

For the years ended December 31, 2002 and 2005, G REIT had a return of capital from cash distributions of $170,000 and $13,865,000, respectively. The source of cash to fund the distributions in 2002 was proceeds from the sale of G REIT’s securities. The source of cash to fund the distributions in 2005 was excess historical cash flows from operations.

T REIT, Inc.

T REIT, Inc., or T REIT, was formed as a Virginia corporation in December 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial, service and retail properties located primarily in tax free states. Triple Net Properties has served as the advisor of T REIT since February 2000. The initial public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued 4,720,000 shares of common stock and raised $46,395,000 in aggregate gross proceeds. As of December 31, 2006, T REIT had 1,878 investors and had purchased interests in 20 real estate properties amounting to an investment by T REIT of $125,786,000 (T REIT’s aggregate share of purchase price, including T REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, eighteen of these properties had been sold. Of the 20 properties purchased by T REIT, four (20%) were in Nevada, four (20%) were in California, nine (45%) were in Texas, two (10%) were in North Dakota and one (5%) was in Illinois. The properties, which are described below, are all commercial office buildings. None of the property interests acquired by T REIT were apartment community assets, the primary focus of our company. On July 27, 2005, T REIT shareholders approved a plan of liquidation.

As of December 31, 2006, T REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center — LLC(1)	10.3%	office	01/09/03	$14,019,000	$9,875,000	519,000	Chicago, IL
Enclave Parkway — LLC(2)	3.26%	office	12/22/03	$1,125,000	$769,000	207,000	Houston, TX

(1)	One affiliated public entity, NNN 2002 Value Fund, LLC, owns 12.3% of the property. One affiliated public entity, G REIT, Inc., owns 30.0% of the property. Unaffiliated entities own 47.4% of the property.

(2)	Unaffiliated entities own 96.74% of the property.

As of December 31, 2006, T REIT had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Christie Street Office Building	09/26/00	11/13/01	100.0%	$(178,000)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	$104,000
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	$70,000
Northstar Crossing Shopping Center	10/26/00	01/11/03	100.0%	$(191,000)
Thousand Oaks	12/06/00	08/11/03	100.0%	$2,100,000
Pahrump Valley Junction Shopping Center	05/11/01	09/25/03	100.0%	$874,000
Gateway Mall	01/29/03	03/18/04	100.0%	$769,000
Gateway Mall Land	02/27/04	09/09/04	100.0%	$854,000
Saddleback Financial Center	09/25/02	12/27/04	25.0%	$853,000
County Center Drive	09/28/01	04/19/05	16.0%	$191,000
City Center West A	03/15/02	07/28/05	89.1%	$5,972,000
Emerald Plaza	06/14/04	11/10/05	2.7%	$583,000
Pacific Corporate Park	03/25/02	12/28/05	22.8%	$487,000
Reno Trademark Building	09/04/01	01/23/06	40.0%	$1,280,000
Oakey Building	04/02/04	01/24/06	9.8%	$580,000
University Heights	08/22/02	01/31/06	100.0%	$456,000
AmberOaks Corporate Center	01/20/04	06/15/06	75.0%	$9,886,000
Titan Building & Plaza	04/17/02	07/21/06	48.5%	$2,398,000

For the years ended December 31, 2001, 2002, 2003 and 2004 and the period from January 1, 2005 through June 30, 2005, T REIT had returns of capital from cash distributions of $863,000, $573,000, $896,000, $358,000 and $1,118,000, respectively. $130,000 of the source of cash to fund distributions in 2001 was from excess historical cash flows from operations, with the remainder from proceeds from the sale of T REIT’s securities. The source of cash to fund distributions in 2002 was the collection of two notes receivable, one from WREIT and one from NNN County Center Drive, LLC, affiliates of Triple Net Properties, and profit recognized on the sale of properties. The source of cash to fund distributions in 2003 was profit recognized on the sale of properties. The source of cash to fund distributions in 2004 and 2005 was the collection of notes receivables from unaffiliated parties and profit recognized on the sale of properties.

NNN 2003 Value Fund, LLC

NNN 2003 Value Fund, LLC, or 2003 Value Fund, is a Delaware limited liability company formed on June 19, 2003 to purchase, own, operate and subsequently sell all or a portion of a number of unspecified “value added” properties. 10,000 Units were sold to 826 investors in a private placement offering which began on July 11, 2003 and ended on October 14, 2004 and raised $50,000,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2003 Value Fund since June 2003.

The Securities Exchange Act of 1934, as amended, or the Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2004, 2003 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than May 2, 2005. The required Form 10 registration statement for 2002 Value Fund was filed on May 2, 2005. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on July 1, 2005.

As of December 31, 2006, 2003 Value Fund had purchased interests in 16 real estate properties, amounting to an investment by 2003 Value Fund of $209,622,000 (2003 Value Fund’s aggregate share of purchase price, including 2003 Value Fund’s aggregate share of debt financing at acquisition). Of the 16 properties, six (39%) were in Texas, four (25%) were in California and one (6%) was in each of Nebraska, Nevada, Oregon, Utah, Colorado and Georgia. The properties, which are described below, are all commercial office building properties, except for one land parcel. None of the property interests acquired by 2003 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2006, 2003 Value Fund owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center II & III(1)	41.1%	office	08/01/03	$10,111,000	$6,144,000	381,000	Dallas, TX
Executive Center I	100.0%	office	12/30/03	$8,178,000	$4,500,000	205,000	Dallas, TX
Enterprise Technology Center(2)	8.5%	office	05/07/04	$5,211,000	$3,103,000	370,000	Scotts Valley, CA
Interwood	100.0%	office	01/26/05	$8,000,000	$5,500,000	80,000	Houston, TX
Woodside Corporate Park	100.0%	office	09/30/05	$22,862,000	$15,915,000	195,000	Beaverton, OR
Daniels Rd land parcel	100.0%	land	10/14/05	$729,000	$—	9.05 acres	Heber City, UT
901 Civic Center Drive(3)	96.9%	office	04/24/06	$14,677,000	$—	99,000	Santa Ana, CA
Chase Tower(4)	14.8%	office	07/03/06	$10,730,000	$8,110,000	389,000	Austin, TX
Tiffany Square	100.0%	office	11/15/06	$11,052,000	$—	184,000	Colorado Springs, CO

(1)	Unaffiliated entities own 58.9% of the property.

(2)	Unaffiliated entities own 91.5% of the property.

(3)	An unaffiliated entity owns 3.1% of the property.

(4)	Unaffiliated entities own 85.2% of the property.

As of December 31, 2006, 2003 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Satellite Place	11/29/04	02/24/05	100.0%	$385,000
Financial Plaza	10/29/04	04/13/05	100.0%	$3,015,000
801 K Street	03/31/04	08/26/05	18.3%	$2,079,000
Emerald Plaza	06/14/04	11/10/05	4.6%	$988,000
Southwood Tower	10/27/04	12/19/05	100.0%	$2,402,000
Oakey Building	04/02/04	01/24/06	75.4%	$5,543,000
3500 Maple	12/27/05	10/31/06	99.0%	$1,173,000

For the year ended December 31, 2006, 2003 Value Fund had returns of capital from cash distributions of $9,179,000, which includes distributions of $3,182,000 to minority interest holders. For the year ended December 31, 2005, 2003 Value Fund had returns of capital from cash distributions of $4,657,000, which includes distributions of $1,164,000 to minority interest holders. Pursuant to 2003 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. $280,000 of the source of cash to fund distributions in 2005 was from excess historical cash flows from operations, with the remainder from profit recognized on the sale of properties. The source of cash to fund distributions in 2006 was the profit recognized on the sale of properties.

NNN 2002 Value Fund, LLC

NNN 2002 Value Fund, LLC, or 2002 Value Fund, is a Virginia limited liability company formed on May 15, 2002 to purchase, own, operate and subsequently sell all or a portion of up to three properties. 5,960 units were sold to 549 investors in a private placement offering which began on May 15, 2002 and ended on July 14, 2003 and raised $29,799,000 of gross offering proceeds. Triple Net Properties has served as the manager of 2002 Value Fund since May 2002.

The Exchange Act requires that, within 120 days following the end of the fiscal year in which an entity exceeds 500 security holders and has more than $10,000,000 in assets, such entity file a registration statement pursuant to the requirements of the Exchange Act. As of December 31, 2003, 2002 Value Fund had more than 500 investors and assets of more than $10,000,000 and had the obligation to file a registration statement with the SEC no later than April 29, 2004. The required Form 10 registration statement for 2002 Value Fund was not filed until December 30, 2004. Pursuant to Section 12(g)(1) of the Exchange Act, the Form 10 went effective by lapse of time on February 28, 2005. Subsequent to that date, 2002 Value Fund has filed all reports required to be filed by Sections 13 or 15(d) of the Exchange Act; however, 2002 Value Fund’s Form 10-K for the year ended December 31, 2004 was not timely filed.

As of December 31, 2006, 2002 Value Fund had purchased interests in three real estate properties amounting to an investment by 2002 Value Fund of $57,141,000 (2002 Value Fund’s aggregate share of purchase price, including 2002 Value Fund’s aggregate share of debt financing at acquisition). Of the three properties, one (33%) was in Nevada, one (33%) was in Florida and one (33%) was in Illinois. The properties, which are described below, are all commercial office building properties. None of the property interests acquired by 2002 Value Fund were apartment community assets, the primary focus of our company.

As of December 31, 2006, 2002 Value Fund owned an interest in the following property:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Congress Center-LLC(1)	12.3%	office	01/09/03	$16,741,000	$11,793,000	519,000	Chicago, IL

(1)	Two affiliated public entities, G REIT, Inc. and T REIT, Inc. own 30.0% and 10.3% of the property, respectively. Unaffiliated entities own 47.4% of the property.

As of December 31, 2006, 2002 Value Fund had sold its interests in the following properties:

	Date of	Date of	Ownership	Gain (Loss)
Property Name	Purchase	Sale	Interest	on Sale

Bank of America Plaza West	09/20/02	03/15/05	100.0%	$6,674,000
Netpark	06/03/03	09/30/05	50.0%	$8,215,000

For the years ended December 31, 2003 and 2004 and the period from January 1, 2005 through August 31, 2005, 2002 Value Fund had returns of capital from cash distributions of $100,000, $410,000 and $10,330,000, respectively. Pursuant to 2002 Value Fund’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital. The source of cash to fund the distributions in 2003 was proceeds from the sale of 2002 Value Fund’s securities. The source of cash to fund distributions in 2004 was prior years’ proceeds from the sale of 2002 Value Fund’s securities and borrowings from an affiliate of Triple Net Properties. The source of cash to fund the distributions in 2005 was profit recognized on the sale of properties.

Grubb & Ellis Apartment REIT, Inc.

Grubb & Ellis Apartment REIT, Inc., or Apartment REIT, was formed as a Maryland corporation in December 2005 and intends to elect to qualify as a REIT for federal income tax purposes. Apartment REIT was formed to purchase and hold a diverse portfolio of apartment communities with strong and stable cash flow and growth potential in select U.S. metropolitan areas. Apartment REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Apartment REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Apartment REIT’s common stock commenced on July 19, 2006. As of December 31, 2006, Apartment REIT had issued 1,658,553 shares of common stock and raised $16,568,000 in aggregate gross proceeds, excluding shares issued under the distribution reinvestment plan. As of December 31, 2006, Apartment REIT had 704 investors and had purchased interests in two real estate properties amounting to an investment by Apartment REIT of $64,664,000 (Apartment REIT’s aggregate share of purchase price, including Apartment REIT’s aggregate share of debt financing at acquisition). As of December 31, 2006, none of these properties had been sold. Of the two properties purchased by Apartment REIT, both (100%) are in Texas. The properties owned by Apartment REIT as of December 31, 2006, which are described below, are all apartment community assets. None of the property interests acquired by Apartment REIT are in office buildings, medical office buildings or healthcare-related facilities, the primary focus of our company.

As of December 31, 2006, Apartment REIT owned interests in the following properties:

	Ownership	Type of	Purchase	Share of	Share of Mortgage	Number
Property Name	Interest	Property	Date	Purchase Price	Debt at Purchase	of Units	Location

Walker Ranch	100.0%	apartment	10/31/06	$31,673,000	$26,860,000	325	San Antonio, TX
Hidden Lake	100.0%	apartment	12/28/06	$32,991,000	$31,718,000	380	San Antonio, TX

Grubb & Ellis Healthcare REIT, Inc.

Grubb & Ellis Healthcare REIT, Inc., or Healthcare REIT, was formed as a Maryland corporation in April 2006 and intends to elect to qualify as a REIT for federal income tax purposes. Healthcare REIT was formed to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. Healthcare REIT may also invest in real estate related securities. NNN Realty Advisors served as the sponsor of Healthcare REIT from the Reorganization in the fourth quarter of 2006 to its merger with Grubb & Ellis in the fourth quarter of 2007. The initial public offering of Healthcare REIT’s common stock commenced on September 20, 2006. As of December 31, 2006, Healthcare REIT had not raised the minimum offering, only receiving subscriptions of 200,899 shares of common stock, or $1,802,000, including shares sold to its executive officers and directors, its dealer manager, and its advisor and its affiliates. On January 8, 2007, Healthcare REIT raised the minimum offering and the funds held in escrow were released.

Private Programs

Beginning in April 1998 through December 31, 2006, NNN Realty Advisors Group has advised 159 private real estate investment programs and four private notes programs. Each of the private programs advised by NNN Realty Advisors Group and the properties acquired and sold through December 31, 2006 are described below. Please see Tables III, IV and V under “Prior Performance Tables” in this prospectus for more information regarding the operating results of the prior funds sponsored by NNN Realty Advisors Group, information regarding the results of the completed programs and information regarding the sales or disposals of properties by these programs.

As of December 31, 2006, 37 private programs, including three private notes programs, have gone full term. Further information regarding the results of the sales and operations of these programs can be found in Prior Performance Table IV.

Adverse Business Developments or Conditions

For some of those private programs detailed below and as noted in Prior Performance Table III, in some circumstances, NNN Realty Advisors Group-sponsored programs had cash flow deficiencies and/or distributions to investors which represented returns of capital because the distributions were in excess of cash generated from operations, sales and refinancings. Cash deficiencies after cash distributions shown for various programs on Prior Performance Table III occur for a variety of reasons, most of which are the result of either (a) the loss of a major tenant and/or a reduction in leasing rates and, as a result, the operating revenues of a program have decreased or (b) the program held multiple properties or buildings, some of the properties or buildings were sold and distributions were made that were attributable to the sold properties which exceeded the cash generated by the operations of the remaining properties. Operating cash flow available after distributions may be affected by timing of rent collection and the payment of expenses, causing either excess or deficit cash flows after distributions for a given period. In addition, excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from the anticipated or unanticipated loss of a tenant.

For example, in 2001, Market Centre, LLC lost a major tenant in its property and leasing rates were reduced. For that year, Market Centre, LLC showed a cash deficiency and a distribution that was a return of capital. In the year ended December 31, 2002, the program reduced its distributions from 8% to 0%. Thus, in

2002, it did not show a cash deficiency because there were no distributions to investors. Another example is NNN 1397 Galleria Drive LLC, which in August 2003, lost a major tenant in its property. This program reduced its distributions to investors in February 2004. For the year ended December 31, 2003, NNN 1397 Galleria Drive shows a cash deficiency and a distribution to investors as a return of capital. The source of the distributions in excess of cash flows was distributions of the prior years’ excess cash flow.

In other circumstances, cash deficiencies were the result of sales of properties for programs either owning multiple properties or multiple buildings constituting a single investment. For example, NNN Pacific Corporate Park 1, LLC, NNN 2000 Value Fund, LLC and Western Real Estate Investment Trust, Inc. own either multiple properties or a multi-building property. When a property or a building is sold and proceeds are distributed to investors, there may be a cash deficiency shown because proceeds are distributed in excess of cash generated by operations.

In some circumstances, such as NNN Highbrook, LLC, equity raised is ear-marked to pay for certain future expenses during the operating period of the program. This occurs in master lease apartment programs when reserves are established from investors’ equity to pay for designated repairs when cash from operations is insufficient to pay for them. Deficit cash flow after distributions and return of capital result as these repair reserves are utilized. In other circumstances, such as NNN 300 Four Falls, LLC, it is anticipated that all equity will not be raised by the time a property is acquired. Mezzanine financing is used to cover the equity funding shortfall at the time of closing. The estimated fees and interest on the mezzanine financing are factored into the equity raise. As expenses related to the mezzanine financing are incurred, they may exceed cash flow generated after distributions, resulting in deficit cash flow and return of capital. In both of these scenarios, deficit cash flow after distributions and return of capital result from paying anticipated expenses from equity funded reserves.

Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions, proceeds from the sales or re-financings of properties, distributions of prior years’ excess cash flows or, loans from NNN Realty Advisors Group or its affiliates. In cases where there are no reserves, the distribution level may be reduced or stopped. In those cases, the reductions or termination in distributions have been noted below.

Telluride Barstow, LLC:  The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,619,500, or 100% of the offering amount. The LLC retained a 32.25% ownership interest in the program with a membership of eight unaffiliated members, three members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 67.75% was owned by three unaffiliated TICs investing in the program. The program owned an 87% interest in the property. Mr. Thompson purchased a 13% interest in the property outside of the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87.0%	shopping center	05/01/98	$4,002,000	$3,001,500	78,000	Barstow, CA

For the years ended December 31, 1999 and 2000, the program had deficit cash flow after distributions of $74,000 and $12,000, respectively, which were covered by excess cash flow after distributions in 1998. For the year ended December 31, 2002, the program experienced deficit cash flow after distributions of $20,000 which was covered by the previous year’s excess cash flow after distributions. In 1999, Triple Net Properties loaned $8,000 to the program to fund operating shortfalls due to the timing of rent collections, which was repaid in full in 2001. In 2002, an affiliate of Triple Net Properties loaned $102,000 to the program to fund capital improvements. In February 2003, the property was sold for a loss of $166,000. Triple Net Properties received no fees from the sale of the property and the affiliate of Triple Net Properties forgave the $102,000 loan previously made to the program.

Western Real Estate Investment Trust, Inc.:  Western Real Estate Investment Trust, Inc., or WREIT, was formed in July 1998 as a private real estate investment trust and is qualified as a REIT for federal income tax purposes. In April 2000, WREIT closed its best efforts private placement of its common stock in which it raised $14,051,000 from 345 investors. A total of nine affiliated parties, including shareholders of Triple Net

Properties at the time of the investment and entities controlled by Mr. Thompson, purchased 1.65% of the total offering. WREIT was formed to acquire office and industrial properties and retail shopping centers primarily in the western United States. Triple Net Properties manages the properties owned by WREIT. The 31.5% of the Brookings Mall that is not owned by the program is held by one unaffiliated TIC outside the program.

As of December 31, 2006, WREIT owned interests in the following properties:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Brookings Mall	68.5%	shopping center	05/01/00	$2,843,000	$659,000	143,000	Brookings, SD

As of December 31, 2006, WREIT had sold the following properties:

	Date of		Ownership	Gain (Loss) on Sale
Property Name	Purchase	Date of Sale	Interest	of Real Estate

Kress Energy Center	07/07/98	01/31/06	100%	$(45,000)
Century Plaza East Shopping Center	11/03/98	02/13/04	100%	$1,025,000
Phelan Village Shopping Center	10/16/98	12/20/02	100%	$155,000
Bryant Ranch Shopping Center	12/24/98	09/05/02	100%	$1,120,000
Huron Mall Shopping Center	03/31/99	04/14/00	100%	$1,335,000
Crossroads Shopping Center	07/29/99	08/29/00	100%	$731,000

In 2000, WREIT had deficit cash flow after distributions of $344,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of two properties. The sales generated a combined $2,066,000 gain and WREIT paid $4,740,000 in special distributions representing return of capital of $3,100,000 following the sales. In 2001, WREIT received a $480,000 loan from T REIT, an entity advised by Triple Net Properties, and a $404,000 loan from a private entity managed by Triple Net Properties. In 2002, WREIT sold two additional properties generating a combined $1,275,000 gain. Also in 2002, WREIT repaid the $480,000 loan from T REIT and $259,000 of the loan from a private entity managed by Triple Net Properties. WREIT also received a $21,000 loan from Triple Net Properties to supplement capital funds. In 2002, WREIT sold two properties and paid Realty a disposition fee of $300,000. In 2003, WREIT sold TIC interests to two entities advised by Triple Net Properties generating a $105,000 net loss for tax purposes and paid special distributions of $2,000,000 following the sale. In 2003, WREIT received a loan from Triple Net Properties in the amount of $8,000, which was used to repay a portion of a $58,000 loan from a private entity managed by Triple Net Properties. In 2004, WREIT had deficit cash flow after distributions of $97,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions and cash proceeds from the sale of a property. In 2004, WREIT repaid in full Triple Net Properties’ loans of $29,000 from prior years. In 2004, WREIT sold Century Plaza East Shopping Center and paid Realty a disposition fee of $104,000. In 2006, WREIT sold Kress Energy Center. Realty received a disposition fee of $21,000.

Truckee River Office Tower, LLC:  The offering period began August 21, 1998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount. The LLC retained a 48% ownership interest in the property with a membership of 59 unaffiliated members, four members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 52% was owned by six unaffiliated TICs and a company controlled by one of Triple Net’s shareholders investing in the program.

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100.0%	office	12/01/98	$16,030,000	$12,000,000	139,000	Reno, NV

For the year ended December 31, 2000, the program had distributions in excess of operating cash flows of $89,000, which was covered by excess cash flows after distributions from prior years.

In April 2005 the property was sold for a loss of $1,532,000. Realty received a disposition fee of $175,000 after the sale.

Yerington Shopping Center, LLC:  The offering period began December 15, 1998 and ended August 3, 1999. The offering raised $1,625,000, or 100% of the offering amount. The LLC retained a 7.75% ownership interest with five unaffiliated members. The remaining 92.25% is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100.0%	shopping center	03/08/99	$4,422,000	$3,316,000	56,000	Yerington, NV

For the years ended December 31, 1999 and 2000, the program experienced a cash flow deficit after distributions and return of capital of $16,000 and $26,000, respectively. In 2002, a cash flow deficit after distributions of $20,000 was covered by the prior year’s cash flow excess after distributions. For the years ended 2003 and 2004, the program had a cash flow deficit after distributions and return of capital of $6,000 and $11,000, respectively.

In 1999, Triple Net Properties loaned $6,000 to the program to cover distributions, which was repaid in 2000. In 2001 and 2002, an affiliate of Triple Net Properties loaned $4,000 and $5,000, respectively, to cover distributions. In 2004, these loans were repaid in full.

In January 2005, the property was sold for a gain of $462,000. Realty received a disposition fee of $82,000 and Triple Net Properties received deferred management fees of $125,000 from proceeds of the sale.

NNN Fund VIII, LLC:  The offering period began February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount. The program acquired three properties with the LLC investing in all properties and various TIC interests investing in each of the properties. The LLC retained a 32.75% interest in Palm Court, a 32.24% interest in Belmont Plaza and a 47.25% interest in Village Fashion Center with a membership of 91 unaffiliated members, three members who were shareholders of Triple Net Properties at the time of the investment and Triple Net Properties. The remaining 67.25% interest in Palm Court was owned by 11 unaffiliated TICs, Mr. Thompson and an entity owned by Triple Net Properties investing in the program. The remaining 67.76% interest in Belmont Plaza was owned by five unaffiliated TICs investing in the program. The remaining 52.75% interest in Village Fashion Center was owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Plaza	100.0%	shopping center	06/11/99	$3,550,000	$2,840,000	81,000	Pueblo, CO
Village Fashion Center	100.0%	shopping center	06/18/99	$8,800,000	$6,600,000	130,000	Wichita, KS
Palm Court Shopping Center	100.0%	shopping center	08/03/99	$8,988,000	$8,500,000	267,000	Fontana, CA

In March 2002, Village Fashion Center was sold resulting in a gain of $1,344,000. Realty received a disposition fee of $345,000 and Triple Net Properties received deferred management fees of $386,000 from the sale proceeds. From the sale proceeds, an affiliate of Triple Net Properties received repayment of a $400,000 loan made to the property in 2001 for capital improvements.

In May 2003, Palm Court Shopping Center was sold resulting in a gain of $1,805,000. Realty received a disposition fee of $17,000 and Triple Net Properties received deferred management and incentive fees of $794,000 from sale proceeds. Triple Net Properties received $356,000 and an affiliate of Triple Net Properties received $303,000 from sale proceeds as repayment for loans made in prior years for capital improvements and costs relating to a legal settlement in 2001 which allowed Triple Net Properties to expand non-retail leasing/ownership of its parcels from 5% to 25% of gross leaseable area within the center, subject to a redevelopment agreement with adjoining owners.

In January 2004, Belmont Plaza was sold resulting in a gain of $208,000. Realty received a disposition fee of $130,000 from sale proceeds.

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions of $690,000 and $142,000, respectively. The sources of distributions in excess of cash flows were the prior year’s excess cash flow after distributions and return of capital of $475,000 and $202,000, respectively. Cash flow deficits were caused primarily by the timing difference of incurred property tax expense and collection of the related reimbursement of these charges from the tenants at all three properties. In 2002, the program had deficit cash flow after distributions of $37,000 representing return of capital of $234,000. For the year ended December 31, 2003, the program had an overall positive cash flow after distributions, but return of capital relating to the Belmont property of $91,000. For the year ended December 31, 2004, the program experienced a deficit from operating cash flows due to post sale expenses with no offsetting operating income as all the properties had been sold. Excess cash flow after distributions from prior years covered the deficit.

In 2000, Triple Net Properties loaned $239,000 to the program to cover the cost of a legal settlement relating to the Palm Court property. In 2001, Triple Net Properties loaned $114,000 for leasing and capital costs at all three properties. In 2002 and 2003, all loans from Triple Net Properties were repaid from the sale proceeds of Village Fashion Center and Palm Court. In 2001, affiliates of Triple Net Properties loaned $594,000 to the program to cover leasing and capital costs incurred at Palm Court and Village Fashion Center. In 2001, $365,000 was repaid from the sale of Village Fashion Center and additional loans of $229,000 were made for Palm Court leasing costs. In 2003, all loans from affiliates were paid in full from the sale proceeds of Palm Court.

NNN Town & Country Shopping Center, LLC:  The offering period began May 10, 1999 and ended March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount. The LLC, with 56 unaffiliated members, retained a 30.25% ownership interest in the property. The remaining 69.75% of the property was owned by nine unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Village Shopping Center	100.0%	shopping center	07/01/99	$23,800,000	$21,339,000	235,000	Sacramento, CA

The program reduced distributions to investors during 2000 from 8% to 5% due to reduced available operating cash flow. The property experienced reduced operating cash flow due to the costs of a major redevelopment project which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the variable rate mortgage loan. In 2002, Triple Net Properties refinanced the property with a $34,000,000 loan at a lower, fixed interest rate with a 10-year term. From refinance proceeds, Triple Net Properties and affiliates received $637,000 in deferred fees and repayment of loans of $1,875,000. With the refinance in place and redevelopment largely complete, cash flow improved and distributions were subsequently increased to 8% retroactively and 9% soon thereafter. On June 25, 2004, the property was sold at a price of $44,410,000. From sale proceeds, Realty received a disposition fee of $444,000 and Realty and Triple Net Properties received deferred property and asset management fees of $1,175,000. The property was sold for a gain of $1,797,000.

For the year ended December 31, 2000, the program had a cash deficiency after distributions of $645,000 and return of capital of $513,000. The cash deficiency was caused primarily by debt service with increasing interest rates on a variable rate loan tied to LIBOR. For the year ended December 31, 2003, the program had a cash deficiency after distributions of $363,000, which was covered by prior years’ excess cash flow after distributions.

In 2000 and 2001, Triple Net Properties loaned $508,000 and $747,000, respectively, to cover tenant repositioning costs and tenant improvements related to the redevelopment of the property. In 2002, an affiliate of Triple Net Properties loaned $113,000 to cover additional tenant improvement costs. Triple Net Properties’ loans from prior years were repaid in full from refinance proceeds. In 2003, Triple Net Properties and an affiliate of Triple Net Properties loaned $75,000 and $12,000, respectively, for capital improvements and Triple Net Properties loaned $5,000 to the program for the LLC’s tax return cost. All 2003 loans from Triple Net Properties and its affiliate were paid in full in 2004.

NNN “A” Credit TIC, LLC:  The offering period began August 10, 1999 and ended February 12, 2001. The offering raised $2,500,000, or 100% of the offering amount. The LLC, with 15 unaffiliated members retained a 20% ownership interest in the property. The remaining 80% is owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100.0%	shopping center	11/03/99	$7,075,000	$5,306,000	106,000	Pueblo, CO

In 2003, the program had deficit cash flow after distributions of $65,000. Prior years’ excess cash flow after distributions covered the deficit. In 2004, the program had deficit cash flow after distributions of $99,000 representing return of capital of $51,000. During 2004, Triple Net Properties terminated distributions to investors in order to conserve cash flow for operations and future leasing.

In 2001, Triple Net Properties loaned $13,000 and an affiliate of Triple Net Properties loaned $15,000 to cover a portion of leasing costs of $90,000. In 2002, affiliates of Triple Net Properties loaned $141,000 to cover a portion of distributions of $23,000 and capital expenditure and leasing costs of $118,000. In 2003, Triple Net Properties loaned $60,000 and an affiliate of Triple Net Properties loaned $84,000 to cover a portion of distributions of $33,000 and capital and leasing costs of $111,000. In 2003, an affiliate of Triple Net Properties forgave its unsecured loans to the program totaling $87,000 which was treated as income for tax purposes but was excluded in cash generated from operations in the Prior Performance Tables, resulting in the deficit cash flow for the year. In 2004 and 2005, affiliates of Triple Net Properties loaned $75,000 and $8,000, respectively to cover distributions and $15,000 of capital expenditures. In 2004 and 2005, Triple Net Properties and affiliates forgave unsecured loans of $48,000 and $276,000, respectively. For tax purposes, the forgiveness of indebtedness was treated as income but was excluded from cash generated from operations. In January 2005, distributions to investors were suspended. No distributions were made in 2006.

NNN Redevelopment Fund VIII, LLC:  The offering began August 27, 1999 and ended June 5, 2000. The offering raised $7,378,778, or 92.2% of the offering amount from 162 unaffiliated members and six members who were shareholders of Triple Net Properties at the time of the investment. The program owns 100% of the White Lakes property and 94.5% of the Bank One Building, with 5.5% of the Bank One Building owned outside the program by Mr. Thompson as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	94.5%	office	11/22/99	$8,250,000	$7,645,000	129,000	Colorado Springs, CO
White Lakes Shopping Center	100.0%	shopping center	03/15/00	$14,688,000	$12,200,000	437,000	Topeka, KS

In 2000, a parcel at White Lakes Shopping Center was sold for $2,600,000. The sale generated net cash proceeds of $399,000 after payment of selling costs and a partial principal loan reduction. The proceeds were retained by the program to fund reserves for subsequent capital expenditures. Realty received a $25,000 disposition fee from the sale.

In 2001, the loan on the Bank One Building was refinanced. The refinance generated net proceeds to the fund of $462,000 which were distributed to investors during the year. An affiliate of Triple Net Properties loaned $162,000 to fund capital improvements for both projects. In 2002, Triple Net Properties and affiliates of Triple Net Properties loaned $23,000 and $414,000, respectively, for ongoing capital improvements and leasing costs. In 2003, Triple Net Properties loaned an additional $457,000 to the program and affiliates of Triple Net Properties loaned $103,000 to partially repay prior years’ loans, and Triple Net Properties forgave $399,000 of prior loans. In August 2003, Triple Net Properties reduced the distribution rate from 8% to 5%.

In 2004, two parcels of the White Lakes Shopping Center were sold for $1,250,000 and $225,000. The net proceeds after selling costs were used to reduce mortgage debt by $1,292,000. The remaining property was also refinanced with a loan amount less than the previously existing loan. In order to extend the loan on the Bank One Building, the program was required to pay additional loan fees of $300,000 and pay down the existing loan by $550,000. To fund the financing and continuing leasing requirements for both properties, Triple Net Properties loaned $507,000 to the program and an affiliate of Triple Net Properties loaned $1,649,000.

In 2005, the program repaid $315,000 of loans from Triple Net Properties relating to White Lakes Shopping Center. Triple Net Properties and affiliates forgave indebtedness relating to White Lakes Shopping Center of $111,000 and $711,000, respectively. A parcel of the White Lakes property was sold for $950,000 and the net proceeds were used to reduce principal mortgage debt. In 2005, the Bank One property was refinanced with a mortgage of $8,000,000. Triple Net Properties did not receive a financing fee and the transaction produced net proceeds of $203,000. In April 2006, distributions to investors were suspended. In 2006, Triple Net Properties advanced $335,000 to White Lakes Shopping Center to fund operations.

The program has experienced reduced operating cash flow primarily as a consequence of reduced leasing rates resulting from the depressed local commercial leasing markets and economy in the Colorado Springs and Topeka markets.

NNN Exchange Fund III, LLC:  The offering began September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount. The LLC retained an 8.25% ownership interest with 10 unaffiliated members and the remaining 91.75% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq 5Ft)	Location

County Fair Mall	100.0%	shopping center	12/15/99	$15,850,000	$12,035,000	397,000	Woodland, CA

In 2000, the program had deficit cash flow after distributions of $56,000 and return of capital of $31,000. In June 2001, distributions to investors were reduced from 8% to 5% to conserve cash flow. In 2002, the program experienced deficit cash flow after distributions of $78,000 resulting in return of capital of $59,000. In 2004, deficit cash flow after distributions of $1,000 was covered entirely by excess cash flow from the previous year.

In 2003, Triple Net Properties loaned $34,000 to cover capital improvements of $90,000. In 2004, Triple Net Properties loaned $149,000 and an affiliate of Triple Net Properties loaned $65,000 to the program to cover distributions and property management fees paid to a third party management company. In 2005, an affiliate of Triple Net Properties advanced $166,000 to cover operating expenses.

In 2004 and 2005, Triple Net Properties and affiliates forgave $83,000 and $331,000, respectively, of the program’s indebtedness. In April 2004, Triple Net Properties terminated distributions to investors to conserve cash flow for operations and future capital and leasing requirements.

In 2005, the property was sold for a loss of $3,011,000. Realty did not receive a disposition fee from the sale.

NNN Tech Fund III, LLC:  The offering period began February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount. The LLC, with 13 unaffiliated members retained a 19.25% ownership interest in the property. The remaining 80.75% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100.0%	retail, office and industrial	06/16/00	$11,600,000	$8,425,000	226,000	Moreno Valley, CA

At acquisition in 2000, the lender funded $329,750 less than the amount planned for in the offering memorandum. The program received a loan from Triple Net Properties for $329,750 to close the acquisition.

In 2001, the property was refinanced with a new loan of $9,750,000 and $289,067 of the loan from Triple Net Properties was repaid. Also in 2001, the 26,449 square foot retail component of the property was sold for $1,610,000. The sale produced net cash proceeds of $1,207,000 that were used to pay down the new loan on the property.

In 2002, an affiliate of Triple Net Properties loaned $25,000, which was used to repay a part of Triple Net Properties’ loan.

In February 2005, the remainder of the property was sold resulting in an overall gain of $2,314,000 from the two sales. From the proceeds of the 2005 sale, Realty received a disposition fee of $429,000, Triple Net Properties received deferred management fees and incentive fees of $962,000 and $362,000 respectively, and the loans from Triple Net Properties and affiliates were repaid. No fees were paid to Triple Net Properties or Realty from the 2001 sale.

NNN Westway Shopping Center, LLC:  The offering period began April 26, 2000 and ended February 7, 2001. The offering raised $3,278,250, or 99.3% of the offering amount. The LLC, with 23 unaffiliated members retained a 31.75% ownership interest in the property. The remaining 68.25% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100.0%	shopping center	08/09/00	$9,550,000	$7,125,000	220,000	Wichita, KS

In 2001, the program had deficit cash flow after distributions of $44,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions.

During the period from 2000 through 2004, the program received loans from Triple Net Properties and its affiliates to fund capital improvements and leasing costs. In 2001, the program received $84,000 from an affiliate of Triple Net Properties for capital improvements. In 2002, the program received a $61,000 loan from an affiliate of Triple Net Properties for capital improvements and leasing affiliated costs. In 2002, an affiliate of Triple Net Properties loaned an additional $28,000 for leasing costs. In 2003, the program received loans totaling $69,000 from affiliates of Triple Net Properties and an $8,000 loan from Triple Net Properties for tenant improvements. In 2004, the program received $271,000 in loans from Triple Net Properties and an affiliate to help fund $440,000 in capital and tenant improvements.

In 2005, an affiliate of Triple Net Properties advanced $28,000 to the program to cover distributions. In October 2005, distributions to investors were suspended to conserve cash flow. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave $223,000 of the program’s indebtedness. No distributions were made to investors in 2006.

Kiwi Associates, LLC:  The offering began June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount. The LLC retained a 15.67% ownership with 13 unaffiliated members and the remaining 84.33% was owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100.0%	shopping center	07/14/00	$8,200,000	$6,500,000	74,000	Redlands, CA

For the years ended December 31, 2000 and 2001, the program had deficit cash flow after distributions and return of capital of $36,000 and $36,000, respectively. In 2001, Triple Net Properties loaned $15,000 to the program, which was repaid in 2002. In 2002, the property was refinanced resulting in net proceeds of $477,000, which was held in reserve for future leasing and capital expenditures. In February 2003, the sale of the property resulted in a gain of $1,409,000. Triple Net Properties and Realty received no fees from the sale of the property.

NNN 2000 Value Fund, LLC:  The offering began July 15, 2000 and ended February 27, 2001. The offering raised $4,816,000, or 100% of the offering amount. The LLC acquired an 81% ownership of the Bowling Green Financial Park property with a membership of 123 unaffiliated members and two members who were shareholders of Triple Net Properties at the time of the investment. Two TICs, one unaffiliated and the other an entity controlled by Mr. Thompson, acquired a 19% interest in the property, investing outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	81.0%	7 office buildings	12/27/00	$12,960,000	$9,955,000	235,000	Sacramento, CA

In October 2002, all seven buildings in the Bowling Green Financial Park were sold resulting in a cumulative gain of $1,120,000. As a result of the sales, Realty received a disposition fee of $122,000 and Triple Net Properties received an incentive fee of $250,000 from the program.

NNN Rocky Mountain Exchange, LLC:  The offering period began July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount. The property is 100% owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100.0%	office	11/30/00	$7,225,000	$5,275,000	71,000	Denver, CO

In August 2002, the program reduced its distribution to investors from 8.50% to 4.25% as a result of the loss of a major tenant. In 2003, the program had deficit cash flow after distributions of $25,000. The deficit cash flow was funded by prior years’ excess cash flow after distributions. In 2003 and 2004, weak local market conditions and tenant downsizing resulted in reduced occupancy. In 2004, the program had deficit cash flow after distributions of $172,000 resulting in return of capital of $66,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and an $83,000 loan from an affiliate of Triple Net Properties. The affiliate of Triple Net Properties forgave $40,000 of this loan in 2004. In 2002, 2003 and 2004, Triple Net Properties loaned $3,000, $1,000 and $55,000, respectively, to fund capital improvements and deficit cash flow. In 2004, Triple Net Properties forgave all of these loans and terminated distributions.

In May 2005, the property was sold to Triple Net Properties for a loss of $326,000. In connection with the sale, Triple Net Properties and Realty did not receive any fees, and an affiliate of Triple Net Properties forgave $183,000 of loans made to the program.

NNN 2004 Notes Program, LLC:  The offering period began August 29, 2000 and ended August 14, 2001. The offering raised $5,000,000, or 100% of the offering amount from 98 note unit holders. The program offered note units of interest through its unsecured notes offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties was the sole member and manager of the LLC and caused it to use the net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2003, 2004 and 2005, the LLC repaid $2,000,000, $1,500,000 and $1,500,000 of note unit principal, respectively. In 2005 all remaining accrued interest was paid to the note unit holders, and the program was completed.

NNN Market Centre, LLC:  The offering period began September 1, 2000 and ended November 17, 2000. The offering raised $1,330,000, or 100% of the offering amount. 100% of the property is owned by seven unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase*	(Sq Ft)	Location

Market Centre	100.0%	office — certified historic building	11/01/00	$3,400,000	$2,070,000	122,000	Wichita, KS

*	Includes $1,070,000 mortgage debt and $1,000,000 in Note Units assumed at close.

In 1999, NNN Market Centre, LLC offered and sold $1,000,000 of 11% participating note units to supplement capital funds for capital improvements and to provide working capital. The note units were entitled to a 40% profit participation in profit generated from sale of the property or a prepayment fee. Investors in the program assumed these notes and $1,070,000 in mortgage debt. The program raised $1,330,000 for redevelopment of the property.

In 2000, the program had deficit cash flow after distributions of $47,000, representing return of capital of $14,000. The deficit cash flow was funded from working capital. In 2001, the property was refinanced with a $2,300,000 loan from an affiliate of Triple Net Properties and the $1,000,000 in Note Units was repaid. The program also received a $91,000 loan from Triple Net Properties to supplement capital funds and provide working capital. In 2001, the program had deficit cash flow after distributions of $175,000 representing return of capital of $98,000. The deficit cash flow was funded from working capital and the loan from Triple Net Properties. In 2002, the program received loans of $112,000 from affiliates of Triple Net Properties and a $35,000 loan from Triple Net Properties to supplement capital funds and provide additional working capital. In August 2002, distributions were reduced from 8% to 0% due to unfavorable market conditions in the Wichita, Kansas central business district. In 2002, the program had deficit cash flow after distributions of $10,000 representing return of capital of the same amount. In 2003, the program received an $8,000 loan from an affiliate of Triple Net Properties. Also in 2003, an affiliate of Triple Net Properties forgave $124,000 in accrued interest owed by the program. In 2004, the program received a $6,000 loan from Triple Net Properties. No distributions were made from August 2002 through December 2006.

In 2006, the property was refinanced with $1,000,000 in mortgage debt. There were no proceeds generated from the refinance and Triple Net Properties did not receive a financing fee. In connection with the refinance, Triple Net Properties and affiliates forgave $695,000 of secured and unsecured indebtedness. Triple Net Properties made an unsecured advance of $784,000 to the program to payoff the secured advance of $1,561,000 from an affiliate in conjunction with the re-financing.

NNN 2005 Notes Program, LLC:  The offering period began September 15, 2000 and ended March 13, 2001. The offering raised $2,300,000, or 38.3% of the $6,000,000 offering amount from 46 note unit holders. The program offered note units through its secured notes offering. The program was formed for the purpose of making secured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds of the offering to support its efforts in sponsoring real estate investments by making secured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2006, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Sacramento Corporate Center, LLC:  The offering period began November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount. The LLC, with 55 unaffiliated members and 1 private program sponsored by Triple Net Properties retained a 17.5% ownership interest in the property. The remaining 82.5% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100.0%	office	03/12/01	$31,000,000	$22,250,000	193,000	Sacramento, CA

In 2003, the property received a $202,000 loan from Triple Net Properties and a $95,000 loan from TICs for capital improvements. In 2004, TICs loaned the property an additional $69,000 for additional capital improvements and $31,000 was repaid to Triple Net Properties. In 2005, the program repaid loans of $8,000 to Triple Net Properties.

In 2006, the property was sold for a gain of $7,364,000. From the proceeds of the sale, Triple Net Properties received a disposition fee of $1,825,000, an incentive fee of $1,170,000 and deferred management fees of $253,000. All loans from Triple Net Properties and the TICs were repaid after the sale.

NNN Dry Creek Centre, LLC:  The offering period began November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2.0% ownership interest in the property. The remaining 98.0% is owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100.0%	Office	01/31/01	$11,100,000	$8,350,000	86,000	Englewood, CO

In 2001, the program had a cash flow deficiency due to the timing of property tax reimbursements. The deficiency was covered by existing reserves which were replenished in 2002 when the corresponding tax reimbursements were billed and collected. In 2004, the program had deficit cash flow after distributions of $47,000 covered by the prior years’ excess cash flow after distributions.

In 2005, the program had deficit cash flow after distributions of $105,000 which was covered by prior years’ cumulative excess cash flow after distributions. An affiliate of Triple Net Properties advanced $29,000 to pay for tenant improvements not covered by lender reserves. In April 2005, distributions were suspended due to increased vacancy and a lower rental rate on new leasing. No distributions were made to investors in 2006.

NNN 2001 Value Fund, LLC:  The offering began March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 261 unaffiliated members and five members who were shareholders of Triple Net Properties at the time of the investment. The program acquired 100% of two properties, 1840 Aerojet Way and Western Plaza. The program also owned a 40% undivided interest in Pacific Corporate Park. The remaining 60% was owned by a private program, NNN Pacific Corporate Park I, LLC as a TIC interest.

As of December 31, 2006, NNN 2001 Value Fund, LLC owned interests in the following property:

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Plaza	100.0%	shopping center	07/31/01	$5,000,000	$4,250,000	412,000	Amarillo, TX

As of December 31, 2006, NNN 2001 Value Fund, LLC had sold the following properties:

				Share of Gain
	Date of		Ownership	on Sale of
Property Name	Purchase	Date of Sale	Interest	Real Estate

1840 Aerojet	09/27/01	09/27/05	100%	$767,000
Pacific Corporate Park	03/25/02	12/28/05	40%	$1,135,000

For the years ended December 31, 2001 and 2002, the program had deficit cash flow after distributions and return of capital of $18,000 and $130,000, respectively. For the year ended December 31, 2004, the program had deficit cash flow after distributions of $287,000 which was covered by excess cash flow from the previous year of $165,000 resulting in a return of capital of $122,000.

In 2003, Triple Net Properties loaned $675,000 to the program. The loan was used for a required $1,000,000 pay down of third party mortgage debt for Western Plaza. In 2004, Triple Net Properties loaned $375,000 to the program, and an affiliate of Triple Net Properties loaned $30,000 to the program and $80,000 to Pacific Corporate Park ($32,000 of which is allocable to the private program). The loans were used to fund a shortfall of refinance proceeds for Western Plaza along with capital and tenant improvements at Western Plaza.

In 2005, the program’s 40% interest in Pacific Corporate Park was sold for a gain of $1,135,000. From the proceeds of the sale, Realty received a disposition fee of $130,000 and Triple Net Properties received property management fees of $3,000 from the program. In 2005, the program sold 1840 Aerojet for a gain of $489,000. Realty did not receive a disposition fee from the sale and Triple Net Properties received deferred management fees and lease commissions totaling $43,000. Proceeds from the sale were used to pay down $1,000,0000 of the mortgage on Western Plaza and to repay Triple Net Properties and affiliates $872,000 of loans made to the program. In 2006, Triple Net Properties advanced $150,000 to the program that was in turn invested in Western Plaza.

NNN Camelot Plaza Shopping Center, LLC:  The offering period began March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount. The property is 100% owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100.0%	shopping center	08/01/01	$6,350,000	$4,128,000	91,000	San Antonio, TX

At acquisition, a major tenant left the property but agreed to pay rent through the end of its lease term. As a result, the lender required new loan terms including a lower funding than anticipated and accelerated principal repayment. The vacant space combined with weak local market conditions and the accelerated principal repayment has had a continuing adverse impact on the property’s cash flow. Loans from Triple Net Properties and affiliates have funded the initial loan proceeds shortfall and accelerated principal repayment during Triple Net Properties’ leasing and refinancing initiatives. At closing, Triple Net Properties and an affiliate of Triple Net Properties made $36,000 and $278,000 loans to the program, respectively. In 2002, an affiliate of Triple Net Properties loaned $126,000 to the program. In 2003, an affiliate of Triple Net Properties forgave $100,000 of its loan. In 2004, an affiliate of Triple Net Properties loaned $155,000 to the program.

In 2001, the program had deficit cash flow after distributions of $82,000 representing return of capital of $65,000. The deficit cash flow and return of capital was funded from reserves and a loan from Triple Net Properties. In 2002, the program had deficit cash flow after distributions of $57,000 resulting return of capital of the same amount. The deficit cash flow and return of capital was funded by a loan from an affiliate of Triple Net Properties. In 2003, the program had deficit cash flow after distributions and return of capital of $71,000. In 2004, the program’s distribution rate was reduced from 8% to 4.25%.

In April 2005, the property was refinanced with two loans totaling $3,375,000 generating net proceeds of $35,000. Triple Net Properties did not receive a financing fee from the transaction. In July 2005, distributions to investors were suspended in order to conserve cash flow. During 2005, an affiliate of Triple Net Properties advanced $93,000 to the program. As of December 31, 2005, Triple Net Properties and affiliates forgave indebtedness of the program totaling $276,000.

In 2006, an affiliate of Triple Net Properties was repaid $40,000 and no distributions were made to investors.

NNN Washington Square Center, LLC:  The offering period began May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount. 100% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100.0%	shopping center	10/16/01	$7,263,000	$4,890,000	72,000	Stephenville, TX

In 2002, the program had deficit cash flow after distributions of $50,000 representing return of capital of $22,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $10,000 loan from an affiliate of Triple Net Properties.

During the period from 2002 to 2004, the program received loans from Triple Net Properties and affiliates to fund return of capital as well as lender reserves and leasing costs. In 2002, the program received $10,000 to pay a portion of the return of capital distribution of $22,000. In 2003, the program received a loan of $98,000 from Triple Net Properties for leasing reserves and costs and repaid $10,000 to an affiliate of Triple Net Properties. In 2004 and 2005, the program received advances of $40,000 and $2,000, respectively from an affiliate of Triple Net Properties to fund tenant leasing costs and leasing reserves. In April 2006, the distribution rate was decreased from 8.0% to 5.0%.

NNN Reno Trademark, LLC:  The offering period began May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount. The program owned 60% of the property, with nine unaffiliated TICs investing in the program. T REIT owned the remaining 40% of the property, which was purchased directly from the seller outside of the program.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Reno Trademark Building	60.0%	office/industrial	09/04/01	$4,378,000	$1,620,000	75,000	Reno, NV

In 2002, the property received a $49,000 loan from an affiliate of Triple Net Properties to provide the program with sufficient funds to meet the reserves required by the lender to refinance the property. Upon refinancing, the original $1,620,000 loan was replaced with a $4,600,000 loan. After refinancing of the property, there was a special distribution of $1,092,000 to TICs investing in the program. In 2003, the property repaid the $49,000 loan from an affiliate of Triple Net Properties and received a loan of $19,000 from Triple Net Properties to assist with year-end reimbursement timing differences. In 2004, the property repaid the $19,000 loan from Triple Net Properties.

In 2006, the property was sold for a gain of $2,568,000. The program’s pro rata share of the gain was $1,541,000. From the sale proceeds, Triple Net Properties received deferred management fees of $101,000.

NNN One Gateway Plaza, LLC:  The offering period began June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9% of the offering amount. The LLC, with two unaffiliated members retained a 1.25% ownership interest in the property. The remaining 98.75% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100.0%	office	07/30/01	$12,550,000	$9,375,000	113,000	Colorado Springs, CO

In 2006, the program had a deficit cash flow after distributions of $266,000 which was covered by the prior years’ excess cash flow after distributions.

NNN LV 1900 Aerojet Way, LLC:  The offering period began July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount. 100% of the property is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100.0%	office/industrial	08/31/01	$5,067,000	$3,625,000	107,000	Las Vegas, NV

In 2001, the program received a $32,000 loan from Triple Net Properties to cover unanticipated lender holdbacks of $200,000 at acquisition. In 2002, the program received an $18,000 loan from an affiliate of Triple Net Properties to supplement capital funds due to the timing of certain repairs. In 2003, the program received a $31,000 loan from Triple Net Properties for the same purpose. In 2003, the program had deficit cash flow after distributions of $1,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions. In 2004, the program received a $7,000 loan from Triple Net Properties and a $5,000 loan from an affiliate of Triple Net Properties.

In 2005, the property was sold for a gain of $380,000. Prior advances from Triple Net Properties were repaid from proceeds of the sale. Additionally, Triple Net Properties received deferred management fees of $45,000. No disposition fee was paid to Realty. All loans were repaid from proceeds of the sale.

NNN Timberhills Shopping Center, LLC:  The offering period began July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100.0%	shopping center	11/27/01	$9,180,000	$6,390,000	102,000	Sonora, CA

In 2002, an affiliate of Triple Net Properties loaned $66,000 to the program for acquisition related costs.

In 2005, the property was sold for a gain of $1,567,000. The loan totaling $66,000 from an affiliate of Triple Net Properties was repaid from proceeds of the sale. Triple Net Properties received $65,000 for deferred management fees and leasing commissions and Realty received a disposition fee of $354,000 from the proceeds of the sale.

NNN Addison Com Center, LLC:  The offering period began August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100% of the offering amount. The LLC, with six unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% is owned by 10 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100.0%	office	10/31/01	$10,500,000	$7,750,000	96,000	Addison, TX

In March 2003, the program reduced its distributions to investors from 8% to 0% as a result of the loss of a major tenant. In 2003, the program received a $40,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow of $217,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions and a $37,000 loan from an affiliate of Triple Net Properties in 2004. There were no distributions made in 2004, 2005, and 2006.

In 2005, Triple Net Properties and an affiliate loaned $64,000 and $102,000, respectively. The loans were used to cover a 2005 operating cash flow deficit of $33,000 and to fund lender leasing reserves. For the year ended December, 31 2005, Triple Net Properties and affiliates forgave loans to the program in the amount of $104,000 and $139,000, respectively.

In 2006, Triple Net Properties loaned $548,000 and TIC investors funded a $200,000 cash call to cover a 2006 operating cash flow deficit of $223,000 and fund leasing costs of $681,000.

NNN County Center Drive, LLC:  The offering period began September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 100% of the offering amount. The LLC, with Triple Net Properties as a single member retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs, T REIT, an entity controlled by Mr. Thompson and a shareholder of Triple Net Properties investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100.0%	distribution/ warehouse/office	09/28/01	$5,395,000	$3,210,000	78,000	Temecula, CA

In 2003, the program had deficit cash flow after distributions of $45,000. The deficit cash flow was funded from prior years’ excess cash flow.

In 2003, an affiliate of Triple Net Properties loaned $14,000 and Triple Net Properties loaned $59,000 to the program primarily to fund lender required reserves. In 2004, Triple Net Properties loaned an additional $52,000 for the same purpose.

In 2005, the property was sold for a gain of $1,109,000. From the sale proceeds, loans from Triple Net Properties and affiliates totaling $125,000 were repaid, Triple Net Properties received deferred management fees of $122,000 and Realty received a disposition fee of $158,000.

NNN City Center West “B” LLC:  The offering period began October 31, 2001 and ended June 15, 2002. The offering raised $8,200,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 0.915% ownership interest in the property. The remaining 99.085% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100.0%	office	01/23/02	$20,800,000	$14,650,000	104,000	Las Vegas, NV

The property was subject to a master lease guaranteed by an affiliate of Triple Net Properties.

In 2006, the property was sold for a gain of $10,268,000. From the sale proceeds, Triple Properties and Realty received deferred management related fees and leasing commissions totaling $472,000 and Realty received a disposition fee of $1,458,000.

NNN Arapahoe Service Center II, LLC:  The offering period began February 11, 2002 and ended June 20, 2002. The offering raised $4,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Araphoe Service Center II	100.0%	office/flex complex	04/19/02	$8,038,000	$5,000,000	79,000	Englewood, CO

In 2004, the program had deficit cash flow after distributions of $33,000. The deficit cash flow resulted from a special distribution of $100,000 in addition to the program’s regular distribution which was funded from prior years’ excess cash flow after distributions.

NNN City Center West “A”, LLC:  The offering period began February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4% of the offering amount. 10.875% of the property is owned by three unaffiliated TICs investing in the program and 89.125% of the property is owned by T REIT, which purchased its interest as a TIC in the property outside of the program.

				Share of	Share of
.	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.9%	office	03/15/02	$2,362,000	$1,417,000	106,000	Las Vegas, NV

In 2003, the program had deficit cash flow after distributions of $4,000 representing return of capital of $2,000. In 2004, the program had deficit cash flow after distributions of $15,000 resulting in return of capital of the same amount.

In 2005, the property was sold for a gain. The program’s share of the gain was $612,000. The program paid Realty a disposition fee of $102,000 and Triple Net Properties lease commissions of $12,000.

NNN Titan Building & Plaza, LLC:  The offering began February 18, 2002 and ended May 28, 2002. The offering raised $2,219,808, or 88.8% of the original offering amount from five unaffiliated TICs. The program acquired a 51.5% interest in the property. The remaining 48.5% was purchased outside of the program by T REIT as a TIC.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	51.5%	office	04/17/02	$4,721,000	$3,090,000	131,000	San Antonio, TX

In June 2005, the property was refinanced with a $6,900,000 loan which produced net proceeds of $74,000. Triple Net Properties did not receive a financing fee.

In 2006, the property was sold for a gain. The program’s share of the gain was $1,487,000. From its share of the sale proceeds, the program paid Realty a disposition fee of $271,000 and Triple Net Properties an incentive fee of $400,000.

NNN Pacific Corporate Park 1, LLC:  The offering began March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100% of the offering amount. The LLC retained an undivided 60% ownership interest in the property from 45 unaffiliated members and T REIT. The remaining 40% is owned by a private program, NNN 2001 Value Fund, LLC. Each program invested as an independent TIC outside of the other program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60.0%	6-building office park	03/25/02	$14,237,000	$9,300,000	167,000	Lake Forest, CA

In 2004, the program had deficit cash flow after distributions of $55,000 which was funded by prior years’ excess cash flow after distributions. In 2004, an affiliate of Triple Net Properties loaned $80,000 ($48,000 of which is allocable to the program’s 60% ownership interest in the property) to cover incurred tenant improvements.

In 2005, the last three buildings were sold resulting in an aggregate gain to the program from all sales of $1,700,000. Realty received a disposition fee from the program of $59,000 and Triple Net Properties received deferred management fees and leasing commissions from the program of $41,000 as a result of all sales. The loan from an affiliate of Triple Net Properties was repaid from the sale proceeds.

NNN North Reno Plaza, LLC:  The offering period began March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 1.75% ownership interest in the property. The remaining 98.25% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100.0%	shopping center	06/19/02	$7,200,000	$5,400,000	130,000	Reno, NV

In 2003, the program received a loan of $44,000 from Triple Net Properties to supplement a short-term cash balance deficit. The loan was repaid in 2004.

In 2005, the property was sold for a gain of $2,713,000. From the proceeds of the sale, Realty received a disposition fee of $324,000 and Triple Net Properties received property management fees of $8,000.

NNN Brookhollow Park, LLC:  The offering period began April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and two affiliated members, consisting of separate investments by an entity controlled by Mr. Thompson, retained a 7.25% ownership interest in the property. The remaining 92.75% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100.0%	office	07/03/02	$15,360,000	$10,250,000	102,000	San Antonio, TX

In 2005, the program had a deficit cash flow after distributions of $445,000 due primarily to payment of two years of property taxes in the current year resulting in an overstatement of expense of $411,000. Prior years’ excess cash flow after distributions covered the 2005 deficit.

NNN 1397 Galleria Drive, LLC:  The offering period began May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2% ownership interest in the property. The remaining 98% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galleria Office Building	100.0%	office	09/11/02	$3,420,000	$1,962,000	14,000	Henderson, NV

In August 2003, a major tenant vacated the property. As a result, in February 2004, the program terminated distributions to investors. In 2003, the program had deficit cash flow after distributions of $97,000 representing return of capital of $69,000. The deficit cash flow was funded from prior years’ excess cash flow after distributions, reserves and a $5,000 loan from an affiliate of Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $18,000 representing return of capital of $13,000. In 2004, the $5,000 loan from an affiliate of Triple Net Properties was repaid. In 2005, no distributions were made to investors and the property had a deficit cash flow of $38,000. In 2006, no distributions were made to investors and the property had a positive cash flow of $51,000 which were used to cover $62,000 of leasing costs incurred during the year.

NNN Bryant Ranch, LLC:  The offering period began June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100% of the offering amount. The LLC, with eight unaffiliated members retained a 2.875% ownership interest in the property. The remaining 97.125% was owned by 20 unaffiliated investors and one entity controlled by Mr. Thompson investing as TICs in the program. The property was acquired from WREIT, an entity managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100.0%	shopping center	09/05/02	$10,080,000	$6,222,000	94,000	Yorba Linda, CA

For the year ended December 31, 2003, the program had deficit cash flow after distributions of $58,000 which was funded by the previous year’s excess cash flow after distributions. On November 2, 2004, the property was sold at a price of $13,000,000. From sale proceeds, Realty received a disposition fee of $260,000. The gain was $1,424,000.

NNN 4241 Bowling Green, LLC:  The offering period began June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 2.63% ownership interest in the property. The remaining 97.37% is owned by 17 unaffiliated TICs investing in the program. The property was acquired from a private program managed by Triple Net Properties.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4241 Bowling Drive	100.0%	office	09/25/02	$5,200,000	$3,092,000	68,000	Sacramento, CA

In 2002, Triple Net Properties loaned $9,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. The loan was repaid in 2003 upon the completion of the offering. In 2004, the program had deficit cash flow after distributions of $127,000 representing return of capital of $84,000. In 2005, the program had deficit cash flow after distributions of $1,000 representing return of capital of $1,000. In February 2006, distributions were suspended to reserve cash flow after debt service for anticipated re-tenanting costs.

NNN Wolf Pen Plaza, LLC:  The offering period began July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100.0%	shopping center	09/24/02	$16,220,000	$12,265,000	170,000	College Station, TX

In 2005, deficit cash flow after distributions of $400,000 was due primarily to payment of two years property taxes for 2004 and 2005 causing a one time increase in expenses of $406,000. The deficit resulted in a return of capital of $13,000.

NNN Alamosa Plaza, LLC:  The offering period began July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100.0%	shopping center	10/08/02	$18,500,000	$13,500,000	78,000	Las Vegas, NV

In 2004, the program had deficit cash flow after distributions of $141,000. Prior years’ excess cash flow after distributions covered, in part, the 2004 deficit resulting in return of capital of $92,000.

In 2005, the property was sold for a gain of $2,960,000. Proceeds from the sale were used to pay Realty a disposition fee of $454,000 and Triple Net Properties deferred management fees totaling $63,000.

NNN 2006 Notes Program, LLC:  The offering period began August 1, 2002 and ended May 23, 2003. The offering raised $1,044,881, or 10.4% of the $10,000,000 offering amount from 22 note unit holders. The program offered note units through its unsecured note offering. The program was formed for the purpose of making unsecured loans to one or more borrowers, likely to be affiliates of Triple Net Properties for the sole purpose of acquiring and holding real estate. An investor in this program was making a loan to the LLC. Triple Net Properties is the sole member and manager of the LLC and caused it to use its net proceeds from the offering to support its efforts in sponsoring real estate investments by making unsecured loans to affiliated entities. Triple Net Properties, as the sole member and manager of the LLC, guaranteed the payment of all principal and interest on the note units.

In 2005, the LLC repaid all outstanding note unit principal and accrued interest to the note unit holders, and the program was completed.

NNN Saddleback Financial, LLC:  The offering period began August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100% of the offering amount. 75% of the property was owned by investors investing in the program and 25% of the property was owned by T REIT, which purchased its portion of the property outside of the program. The LLC, with one unaffiliated member retained a 1.67% ownership interest in the program. The remaining 98.33% was owned by seven unaffiliated TICs investing in the program.

					Share of
	Ownership		Purchase	Share of Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75.0%	Office	09/25/02	$8,304,000	$5,738,000	72,000	Laguna Hills, CA

In 2003, the program had deficit cash flow after distributions of $127,000 resulting in return of capital of $46,000. The deficit cash flow was funded in part from prior years’ excess cash flow after distributions. In December 2004, the property was sold at a price of $15,450,000. Realty was paid a disposition fee of $460,000 from the program’s portion of the sale. The program realized a gain of $1,938,000.

NNN Kahana Gateway Center, LLC:  The offering period began August 9, 2002 and ended March 6, 2003. The offering raised $8,140,000, or 100% of the offering amount. The LLC, with nine unaffiliated ’members and one shareholder of Triple Net Properties retained a 5% ownership interest in the property. The remaining 95% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center and Professional Bldg	100.0%	retail/office	12/20/02	$19,400,000	$13,041,000	80,000	Maui, HI

In 2005, the property was sold for a gain of $4,033,000. Realty received a disposition fee of $765,000 from the sale proceeds.

NNN Springtown Mall, DST:  The offering period began October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100% of the offering amount. The LLC, with three unaffiliated members owns a 3.375% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 96.625% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100.0%	Shopping center	12/09/02	$6,490,000	$4,700,000	96,000	San Marcos, TX

In 2002, affiliates of Triple Net Properties loaned $107,000 to the program to cover costs to close the acquisition as all of the offering proceeds had not been raised as of the acquisition date of the property. Upon completion of the offering in 2003, $65,000 of these loans were repaid. Also, in 2002, the program had deficit cash flow of $4,000 with no return of capital as no distributions were made in that year.

In 2005, the property was sold for a gain of $757,000. From the proceeds of the sale, Realty received a disposition fee of $210,000 and affiliates of Triple Net Properties received repayment of $42,000 for loans.

NNN Congress Center, LLC:  The offering began October 15, 2002 and ended July 14, 2003. The offering raised $36,073,120, or 100% of the offering amount. The LLC retained a 28.9% interest in the property and 44.8% interest in the program with 81 unaffiliated members, T REIT and 2002 Value Fund. The remaining 55.2% of the program (35.6% interest in the property) was owned by 15 unaffiliated TICs investing in the program. The program owns 64.5% of the property. The remaining 35.5%, which was purchased outside the program, was owned by one unaffiliated TIC (5.5% ownership in the property) and G REIT as a TIC (30% ownership of the property).

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	64.5%	Office	01/09/03	$87,790,000	$61,839,000	525,000	Chicago, IL

In 2006, the property had deficit cash flow after distributions of $263,000 which was covered by prior years’ excess cash flow after distributions.

NNN Park Sahara, DST:  The offering period began October 25, 2002 and ended March 17, 2003. The offering raised $4,953,000, or 100% of the offering amount. 95.25% of the property was owned by investors investing in the program and 4.75% of the property was purchased outside the program by G REIT as a TIC interest. The LLC, with one unaffiliated member owns a 1.71% beneficial interest in the trust that owns the property. Eleven unaffiliated investors own the remaining 98.29% of the beneficial interest in the trust that owns 95.25% of the property.

					Share of
	Ownership		Purchase	Share of	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-building office park	03/18/03	$11,621,000	$8,001,000	124,000	Las Vegas, NV

In 2002, Triple Net Properties loaned $225,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, the loan was repaid. In 2004, Triple Net Properties loaned $44,000 to fund operations. In 2004, the program had deficit cash flow after distributions of $228,000 and return of capital of $174,000.

In 2005, the property was sold for a gain of $1,725,000. From the sale proceeds, the $44,000 loan from Triple Net Properties was repaid, a disposition fee of $320,000 was paid to Realty, and Triple Net Properties received deferred lease commissions and management fees totaling $385,000.

NNN Parkwood Complex, LLC:  The offering period began October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members and one shareholder of Triple Net Properties retained a 13.5% ownership interest in the property. The remaining 86.5% was owned by 10 TICs, nine unaffiliated and an entity controlled by Mr. Thompson investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkwood I & II	100.0%	Office	12/31/02	$20,436,000	$13,922,000	196,000	Woodlands, TX

In 2002, an affiliate of Triple Net Properties and Triple Net Properties loaned $257,000 and $87,000, respectively, to cover costs to close the acquisition as all of the offering equity had not been raised as of the acquisition of the property. Upon completion of the offering in 2003, these loans were repaid. In 2003, an affiliate of Triple Net Properties loaned $1,500,000 to take out short-term seller financing until a new mortgage could be put in place. This loan was repaid in 2003.

In 2005, one of the two buildings was sold for $12,700,000 resulting in a gain of $600,000. At the same time, the remaining building was refinanced with an $8,400,000 mortgage. From the sale, Realty received a disposition fee of $127,000 and Triple Net Properties received management fees totaling $47,000. The refinance resulted in net proceeds of $367,000 and Triple Net Properties received a financing fee of $42,000.

In 2006, the second building was sold for $13,600,000 resulting in a gain of $1,671,000. From the sale, Realty received a disposition fee of $500,000.

NNN Beltline-Royal Ridge, LLC:  The offering began November 8, 2002 and ended November 4, 2003. The offering raised $4,900,000, or 100% of the offering amount. The LLC retained a 10.5% ownership interest with 12 unaffiliated members. The remaining 89.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltline — 114 and Royal Ridge Tech	100.0%	2 office buildings	04/01/03	$9,550,000	$6,150,000	84,000	Irving, TX

In 2005, the deficit cash flow after distributions of $120,000 was due to payment of property taxes for two years, 2004 and 2005 causing a one time increase of expenses of $230,000. Prior years’ excess cash flow after distributions covered the deficit in 2005 and a $41,000 deficit in 2006. In February 2006 distributions to investors were suspended due to the vacation of a major tenant from one of the buildings.

NNN Parkway Towers, DST:  The offering period began November 18, 2002 and ended August 13, 2003. The offering raised $7,342,575, or 99.9% of the offering amount. The LLC, with two unaffiliated members owns a 1.75% beneficial interest in the trust that owns the property. Twenty-four unaffiliated investors own the remaining 98.25% of the beneficial interest in the trust that owns the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100.0%	office	05/09/03	$12,450,000	$6,000,000	190,000	Nashville, TN

Upon the acquisition in 2003, the lender funded $1,200,000 less than the amount planned for in the offering memorandum, pending lease-up of vacant space. In 2003, the program received a $100,000 loan from an affiliate of Triple Net Properties and a $113,000 loan from Triple Net Properties to supplement capital funds for tenant improvements and lender-required capital improvements, which was repaid upon the full funding of the loan by the lender. The lender subsequently funded an additional $2,000,000, but required that the majority of this amount be reserved for capital improvements. In 2004, the $100,000 loan from an affiliate of Triple Net Properties was repaid and Triple Net Properties loaned $21,000 to supplement capital needs at the property.

In 2005, an affiliate of Triple Net Properties loaned $51,000 to the program. $21,000 of the loan was used to repay a loan from Triple Net Properties and the remaining balance was used to repay a loan from the program’s LLC.

NNN Buschwood, LLC:  The offering period began December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100% of the offering amount. The LLC, with one unaffiliated member retained a 1% ownership interest in the property. The remaining 99% was owned by 12 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Buschwood III Office Park	100.0%	office	03/25/03	$6,983,000	$4,600,000	77,000	Tampa, FL

In 2004, the program had deficit cash flow after distributions of $30,000 covered by prior years’ excess cash flow after distributions. In February 2006 the distributions to investors were suspended to conserve cash flow in order to re-tenant vacated space.

NNN 1851 E. First Street, LLC:  The offering period began February 14, 2003 and ended July 29, 2003. The offering raised $20,500,000, or 100% of the offering amount. The LLC, with 54 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% was owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Xerox Centre	100.0%	office	06/16/03	$60,500,000	$45,375,000	318,000	Santa Ana, CA

In January 2005, the property was refinanced with a $49,000,000 loan resulting in net proceeds to the property of $1,918,000. From the refinance proceeds, a special distribution of $750,000 was made to investors. Triple Net Properties received a financing fee of $223,000.

In 2006, the property was sold resulting in a gain of $9,179,000. From the proceeds of the sale, Realty received a disposition fee of $2,635,000 and Triple Net Properties received management related fees totaling $22,000.

NNN Netpark, LLC:  The offering period began March 18, 2003 and ended September 18, 2003. The offering raised $23,700,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members retained a 4.75% ownership interest in the property. The remaining 95.25% was owned by 22 unaffiliated TICs, 2002 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	100.0%	office	06/11/03	$47,000,000	$31,500,000	911,000	Tampa, FL

In 2005, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to an affiliated program, NNN Netpark II, LLC for $33,500,000. In connection with the sale, a $500,000 disposition fee was paid to Realty. New financing of $43,000,000 was put on the property at the time of the sale. Under the new ownership structure, net proceeds relating to the remaining TIC and LLC ownership was held as property reserves and the owners in the NNN Netpark II, LLC program funded their share of property reserves from equity. From the refinance, Triple Net Properties received a financing fee of $224,000 and $17,000 for management fees, and Realty received $58,000 for leasing commissions.

NNN 602 Sawyer, LLC:  The offering period began March 28, 2003 and ended September 3, 2003. The offering raised $4,700,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 10% ownership interest in the property. The remaining 90% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

602 Sawyer	100.0%	office	06/05/03	$9,270,000	$5,850,000	86,000	Houston, TX

In 2004, the program had deficit cash flow after distributions of $89,000. The prior year’s excess cash flow after distributions covered the deficit in 2004. In December 2004, an affiliate of Triple Net Properties loaned $20,000 to the program for operations. In March 2005, the distribution rate was reduced from 8% to 5% to conserve cash flow for new leasing. In August 2005, distributions were suspended. An affiliate of Triple Net Properties loaned $66,000 to the program for tenant improvement costs not covered by lender reserves. In 2006, $56,000 of the loan from an affiliate of Triple Net Properties was repaid and no distributions were made to investors.

NNN Jefferson Square, LLC:  The offering period began May 1, 2003 and ended August 26, 2003. The offering raised $9,200,000, or 100% of the offering amount. The LLC, with 22 unaffiliated members retained a 10% ownership interest in the property. The remaining 90% was owned by 15 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	At Purchase	(Sq Ft)	Location

Jefferson Square	100.0%	office/retail	07/28/03	$20,125,000	$13,070,000	146,000	Seattle, WA

In 2005, the property was sold for a gain of $4,232,000. From the proceeds, Realty received a disposition fee of $1,080,000 and Triple Net Properties was paid deferred lease commissions and property management fees totaling $91,000.

NNN Arapahoe Business Park, LLC:  The offering period began June 13, 2003 and ended September 3, 2003. The offering raised $3,800,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 5% ownership interest in the property. The remaining 95% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Business Park I & II	100.0%	office	08/11/03	$7,988,000	$5,200,000	133,000	Centennial, CO

In 2003, Triple Net Properties loaned $15,000 to the program relating to costs associated with the acquisition of the property. The loan was repaid in 2004. In 2006 the program had deficit cash flow after distributions of $134,000 which was covered by prior years’ excess cash flow after distributions.

NNN 901 Corporate Center, LLC:  The offering period began June 13, 2003 and ended October 3, 2003. The offering raised $6,292,125, or 99.9% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.125% ownership interest in the property. The remaining 94.875% was owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

901 Corporate Center	100.0%	office	08/15/03	$16,150,000	$11,310,000	101,000	Monterey Park, CA

In 2004, the program had deficit cash flow after distributions of $211,000 representing return of capital of $68,000. The deficit cash flow was funded in part from the prior year’s excess cash flow after distributions. In 2006, the property was sold resulting in a gain of $2,836,000. From the proceeds of the sale, Realty received a disposition fee of $732,000 and Triple Net Properties received deferred management related fees totaling $206,000.

NNN Jamboree Promenade, LLC:  The offering period began June 20, 2003 and ended December 10, 2003. The offering raised $6,800,000, or 100% of the offering amount. The LLC, with 14 unaffiliated members retained a 7.625% ownership interest in the property. The remaining 92.375% is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Jamboree Promenade	100.0%	retail	07/25/03	$20,200,000	$15,000,000	59,000	Irvine, CA

In 2006, in addition to the regular monthly distributions, a special one time distribution of $625,000 was made to investors resulting in deficit cash flow after distributions of $509,000. The deficit cash flow was covered by prior years’ excess cash flow after distributions.

NNN Executive Center, LLC:  The offering period began July 11, 2003 and ended December 23, 2003. The offering raised $14,700,000, or 100% of the offering amount. The LLC, with 30 unaffiliated members, a shareholder of Triple Net Properties and an entity controlled by Mr. Thompson retained a 49.625% ownership interest in the property. The remaining 50.375% is owned by 14 unaffiliated TICs and 2003 Value Fund and an entity controlled by Mr. Thompson investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Executive Center II & III	100.0%	office	08/01/03	$24,600,000	$14,950,000	381,000	Dallas, TX

In 2005, the program had a deficit cash flow after distributions of $409,000. The current year deficit was covered by prior years’ excess cash flow after distributions. In April 2005, distributions were suspended to conserve cash flow for leasing and capital cost requirements. In December 2005, the property was refinanced with $16,000,000 of mortgage debt. There were no proceeds from the refinance and Triple Net Properties did not receive a financing fee from the transaction. Due to the renewal of a major tenant $2,000,000 of leasing and capital costs were incurred by the property. To help pay for the leasing costs and fund a deficit of $1,078,000 resulting from the refinancing, an affiliate of Triple Net Properties advanced $1,445,000 to the property and Triple Net Properties made a cash call from the investors. The investors advanced $1,205,000 to the property.

In 2006, no distributions were made to investors and the property had a deficit cash flow after distributions of $746,000 due primarily to the payment of two years of property taxes during the year resulting in excess payments of $634,000. Excess cash flow after distributions from prior years and cash reserves covered the deficit.

NNN Union Pines, LLC:  The offering period began July 18, 2003 and ended May 20, 2004. The offering raised $7,900,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members retained a 5.25% ownership interest in the property. The remaining 94.75% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Pines	100.0%	office	10/08/03	$15,000,000	$9,060,000	134,000	Tulsa, OK

In 2006, deficit cash flow after distributions of $142,000 was covered by prior years’ excess cash flow after distributions.

NNN 1410 Renner, LLC:  The offering period began July 25, 2003 and ended December 8, 2003. The offering raised $7,300,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1410 Renner Road	100.0%	office	10/29/03	$13,900,000	$8,740,000	117,000	Richardson, TX

In May 2005, a tenant occupying 38% of the building did not renew their lease and distributions were suspended until the space is re leased. In 2005, the deficit cash flow after distributions of $5,000 was covered by prior years’ excess cash flow after distributions. The deficit was due to payment of two years property taxes (2004 and 2005) in the current year resulting in excess payments of $285,000. No distributions were made to investors in 2006.

NNN Westbay Office Park, LLC:  The offering period began August 8, 2003 and ended June 9, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC, with 22 unaffiliated members retained a 11.375% ownership interest in the property. The remaining 88.625% is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westbay Office Park	100.0%	office	12/15/03	$23,600,000	$15,000,000	108,000	Las Vegas, NV

In 2003, Triple Net Properties loaned $630,000 to the program at acquisition to fund an unanticipated lender imposed holdback related to tenant estoppel issues. Triple Net Properties was repaid $360,000 during 2004. In 2004, the program had deficit operating cash flow after distributions of $7,000, covered by the previous year’s excess cash flow after distributions. In 2005, an affiliate of Triple Net Properties loaned $135,000 to the program to pay for tenant improvements and to repay $46,000 of Triple Net Properties’ loan.

In 2006, the loan from an affiliate of Triple Net Properties was repaid when the lender released the remaining $265,000 holdback for tenant estoppels. The property had a deficit cash flow after distributions of

$354,000 resulting in $44,000 of return of capital and the remaining $310,000 deficit was covered by prior years’ excess cash flow after distributions.

NNN Parkway Corporate Plaza, LLC:  The offering period began August 15, 2003 and ended June 7, 2004. The offering raised $23,713,346, or 99.6% of the offering amount. The LLC, with 50 unaffiliated members retained a 6.2% ownership interest in the property. The remaining 93.8% is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Corporate Plaza	100.0%	office	11/10/03	$63,650,000	$45,000,000	287,000	Roseville, CA

In 2004, a major tenant vacated the property. Pursuant to the loan agreement, this event allowed the lender to sweep all operating cash flow for a reserve. Triple Net Properties procured a $2,500,000 letter of credit to temporarily secure funding of the reserve and the lender ended the cash flow sweep. The TICs funded their pro rata share of the reserve either directly or in credit of their distributions. In 2004, Triple Net Properties loaned $2,058,000 related to the letter of credit. In 2004, Triple Net Properties was repaid $1,145,000 of the loan.

In December 2005, the property was refinanced with a loan in the amount of $44,500,000. Triple Net Properties did not receive a financing fee from the transaction. The refinance generated net proceeds of $1,754,000 which were used to repay $832,000 of the loan from Triple Net Properties.

NNN Twain, LLC:  The offering period began September 3, 2003 and ended May 20, 2004. The offering raised $2,925,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 7.875% ownership interest in the property. The remaining 92.125% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Business Bank of Nevada	100.0%	office	12/08/03	$5,700,000	$3,750,000	27,000	Las Vegas, NV

In 2003, due to an unanticipated loan holdback of $300,000, the program received a $100,000 loan from Triple Net Properties. In 2004, the program had deficit cash flow after distributions of $3,000 which was covered by the previous year’s excess cash flow after distributions. In 2005, the $100,000 loan from Triple Net Properties was repaid, and the program had deficit cash flow after distributions of $64,000 resulting in return of capital of $56,000. In 2006, the program had a deficit cash flow of $83,000 resulting in return of capital of $83,000.

NNN Enclave Parkway, LLC:  The offering began October 15, 2003 and ended May 27, 2004. The offering raised $15,350,000 or 100% of the offering amount. The LLC, with eight unaffiliated members, one shareholder of Triple Net Properties and T REIT retained a 7% ownership interest in the property. The remaining 93% of the property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1401 Enclave Parkway	100.0%	office	12/22/03	$34,500,000	$23,600,000	207,000	Houston, TX

In 2006, the program had a deficit cash flow of $427,000. The deficit was due to the payment of two years property taxes in the current year resulting in excess payments of $738,000. The deficit was covered by prior years’ excess cash flows after distributions.

NNN Arapahoe Service Center 1, LLC:  The offering began November 21, 2003 and ended January 30, 2004. The offering raised $5,250,000 or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5.625% ownership interest in the property. The remaining 94.375% of the property is owned by 13 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center	100.0%	office	01/29/04	$10,100,000	$6,500,000	144,000	Englewood, CO

In January 2006 the distribution rate was reduced from 8% to 4% to reserve excess cash flow after distributions for anticipated leasing requirements.

NNN Amber Oaks, LLC:  The offering period began December 5, 2003 and ended January 20, 2004. The offering raised $10,070,000, or 100% of the offering amount. The property was owned by three unaffiliated TICs and T REIT investing as TICs in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

AmberOaks Corporate Center	100.0%	three office Buildings	01/20/04	$22,965,000	$15,000,000	207,000	Austin, TX

In 2006, the property was sold at a price of $32,965,000 resulting in a gain of $6,516,000. Realty received a disposition fee of $1,071,000 and Triple Net Properties received deferred management related fees totaling $45,000.

NNN Lakeside Tech, LLC:  The offering period began December 31, 2003 and ended June 24, 2004. The offering raised $8,000,000, or 100% of the offering amount. The LLC, with 18 unaffiliated members retained a 8.5% ownership interest in the property. The remaining 91.5% is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lakeside Tech Center	100.0%	office	02/06/04	$19,788,000	$14,625,000	223,000	Tampa, FL

NNN Corporate Court, LLC:  The offering period began January 8, 2004 and ended May 19, 2004. The offering raised $3,230,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 11 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Corporate Court	100.0%	office	03/25/04	$7,570,000	$5,000,000	67,000	Irving, TX

Triple Net Properties loaned $15,000 to the program to cover costs to close the acquisition as all of the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

NNN 801 K Street, LLC:  The offering period began January 28, 2004 and ended March 31, 2004. The offering raised $29,600,000, or 100% of the offering amount. The LLC, with 20 unaffiliated members, one shareholder of Triple Net Properties and 2003 Value Fund retained a 21.5% ownership interest in the property. The remaining 78.5% of the property was owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

801 K Street	100.0%	office	03/31/04	$65,780,000	$41,350,000	336,000	Sacramento, CA

Triple Net Properties loaned $2,292,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the property was sold for a gain of $7,760,000. From the sale proceeds, Realty received a disposition fee of $2,550,000 and Triple Net Properties received deferred management fees and lease commissions of $159,000.

NNN 100 Cyberonics Drive, LLC:  The offering period began January 29, 2004 and ended May 28, 2004. The offering raised $6,500,000, or 100% of the offering amount. The LLC, with nine unaffiliated members retained a 5% ownership interest in the property. The remaining 95% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

100 Cyberonics Drive	100.0%	office	03/19/04	$15,580,000	$10,500,000	144,000	Houston, TX

Triple Net Properties loaned $70,000 to the program to cover costs to close the acquisition as all the offering equity had not been raised as of the date of the acquisition of the property. Upon completion of the offering in 2004, the loan was repaid.

In 2005, the deficit cash flow after distributions of $293,000 was covered by the prior year’s excess cash flow after distributions. The 2005 deficit cash flow resulted from the payment of property taxes for two years, 2004 and 2005 in the current year causing excess payments of $479,000.

NNN Enterprise Way, LLC:  The offering period began January 30, 2004 and ended May 7, 2004. The offering raised $32,060,000, or 100% of the offering amount. The LLC, with 28 unaffiliated members and 2003 Value Fund retained an 11.6% ownership interest in the property. The remaining 88.4% is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Enterprise Technology Center	100.0%	office	05/07/04	$61,300,000	$36,500,000	370,000	Scotts Valley, CA

In November 2005, the distribution rate was reduced from 8% to 4% as a result of a sluggish leasing market. The 2005 deficit cash flow after distributions of $408,000 was covered by the prior year’s excess cash flow after distributions.

NNN Western Place, LLC:  The offering period began March 12, 2004 and ended July 23, 2004. The offering raised $4,450,500, or 100% of the offering amount, from seven unaffiliated TICs. The program owns an undivided 21.5% interest in the property. The remaining 78.5% is owned by G REIT as a TIC outside of the program.

				Share of	Share of
	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Western Place I and II	21.5%	office complex	07/23/04	$7,203,000	$5,160,000	430,000	Fort Worth, TX

In 2006, the program had a deficit cash flow after distributions of $79,000 which was covered by prior years’ excess cash flow after distributions.

NNN Oakey Building 2003, LLC:  The offering period began March 25, 2004 and ended May 19, 2004. The offering raised $8,270,000, or 100% of the offering amount. The LLC members with 12 unaffiliated members, 2003 Value Fund and T REIT retained 100% of the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oakey Building	100.0%	Office	04/02/04	$8,137,000	$4,000,000	98,000	Las Vegas, NV

In July 2005, distributions to investors were suspended due to tenant vacancy. In September 2005, the property was refinanced by a $10,605,000 loan with a $6,438,000 holdback for leasing costs and building improvements. There were no net proceeds from the refinance and Triple Net Properties was paid a financing fee of $107,000 when the property was sold in 2006.

In 2006, the property was sold for $22,250,000, resulting in a gain of $2,637,000. Realty was paid a disposition fee of $668,000 and Triple Net Properties was paid management related fees of $169,000.

NNN River Rock Business Center, LLC:  The offering period began April 5, 2004 and ended July 1, 2004. The offering raised $7,130,000, or 100% of the offering amount. The property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

River Rock Business Center	100.0%	office	06/11/04	$15,200,000	$9,300,000	158,000	Murfreesboro, TN

Triple Net Properties loaned $35,000 to the program at the close of escrow to cover an unanticipated lender required community development reserve of $82,000. In 2006, the program had deficit cash flow after distributions of $29,000 which were covered by prior years’ excess cash flow after distributions.

NNN Great Oaks Center, LLC:  The offering period began April 9, 2004 and ended October 22, 2004. The offering raised $11,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Great Oaks Center	100.0%	office complex	06/30/04	$27,050,000	$20,000,000	233,000	Atlanta, GA

NNN Sugar Creek Center, LLC:  The offering began April 30, 2004 and closed September 29, 2004. The offering raised $8,650,000, or 100% of the offering amount. The LLC, with four unaffiliated members retained a 1.125% ownership interest in the property. The remaining 98.875% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Two Sugar Creek	100.0%	office	07/12/04	$21,850,000	$16,000,000	143,000	Houston, TX

For 2005, the program had a deficit cash flow after distributions of $413,000 which was partially offset by the prior year’s excess cash flow after distributions resulting in return of capital of $126,000. In 2006, the program had deficit cash flow after distributions and return of capital of $93,000.

NNN Emerald Plaza, LLC:  The offering period began May 7, 2004 and ended January 5, 2005. The offering raised $42,800,000, or 100% of the offering amount. The LLC, with 71 unaffiliated members, T REIT, 2003 Value Fund and two members were shareholders of Triple Net Properties at the time of the investment, as affiliated members of the LLC, retained a 20.5% interest in the property. The remaining 79.5% is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing as a TIC in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Emerald Plaza	100.0%	office	06/14/04	$100,940,000	$68,500,000	355,000	San Diego, CA

In 2005, the property was sold for a gain of $16,198,000. From the proceeds of the sale, Realty received a disposition fee of $2,250,000 and Triple Net Properties received management fees and leasing commissions totaling $673,000.

NNN Beltway 8 Corporate Centre, LLC:  The offering period began June 2, 2004 and ended October 20, 2004. The offering raised $7,010,000, or 100% of the offering amount. The LLC, with 14 unaffiliated members retained a 6.625% ownership interest in the property. The remaining 93.375% is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beltway 8 Corporate Centre	100.0%	office	07/22/04	$16,200,000	$10,530,000	101,000	Houston, TX

NNN Reserve at Maitland, LLC:  The offering period began June 10, 2004 and ended September 13, 2004. The offering raised $10,800,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.25% ownership interest in the property. The remaining 93.75% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Reserve at Maitland	100.0%	Office	08/18/04	$29,870,000	$21,750,000	197,000	Maitland, FL

In 2005, the program had deficit cash flow after distributions of $190,000. Excess cash flow after distributions from the prior year covered the current year deficit.

NNN One Financial Plaza, LLC:  The offering period began June 28, 2004 and ended August 30, 2004. The offering raised $3,624,750, or 100% of the offering amount, from three unaffiliated TICs. The program owns an undivided 22.4% interest in the property. The remaining 77.6% is owned by G REIT as a TIC outside the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Financial Plaza	22.4%	Office	08/06/04	$8,288,000	$6,888,000	434,000	St. Louis, MO

NNN Las Cimas, LLC:  The offering period began August 2, 2004 and ended December 9, 2004. The offering raised $32,250,000, or 100% of the offering amount. The LLC, with 45 unaffiliated members retained a 9.375% ownership interest in the property. The remaining 90.625% is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Cimas II and III	100.0%	office complex	09/27/04	$73,100,000	$46,800,000	313,000	Austin, TX

In 2005, the deficit cash flow after distributions of $291,000 is primarily due to payment of thirteen months interest expense during the year causing a one time overstatement of expenses of $225,000. Excess cash flows after distributions from the prior year covered the current year deficit. In 2006, the property was sold for $94,100,000 resulting in a gain of $15,586,000. From the proceeds of the sale Realty received a disposition fee of $3,764,000 and Triple Net Properties received deferred management fees of $407,000.

NNN Embassy Plaza, LLC:  The offering period began August 6, 2004 and ended January 20, 2005. The offering raised $8,655,000, or 100% of the offering amount. The LLC, with six unaffiliated members and a shareholder of Triple Net Properties retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Embassy Plaza	100.0%	office	10/29/04	$17,000,000	$9,900,000	132,000	Omaha, NE

NNN 9800 Goethe Road, LLC:  The offering period began August 10, 2004 and ended October 8, 2004. The offering raised $4,700,000, or 100% of the offering amount. The property is owned by seven unaffiliated TIC investors.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

9800 Goethe Road	100.0%	office	10/07/04	$17,850,000	$14,800,000	111,000	Sacramento, CA

In 2005, the deficit cash flow after distributions of $77,000 was covered by the prior year’s excess cash flow after distributions.

NNN 2800 East Commerce, LLC:  The offering period began August 16, 2004 and ended May 13, 2005. The offering raised $8,000,000 or 100% of the offering amount. The LLC, with three unaffiliated members, Triple Net Properties and a shareholder of Triple Net Properties, retained a 2.25% ownership interest in the property. The remaining 97.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2800 East Commerce Place	100.0%	office	11/19/04	$18,025,000	$11,375,000	136,000	Tucson, AZ

In 2006, the program had deficit cash flow after distribution of $43,000 which was covered by prior years’ excess cash flow after distributions.

NNN Fountain Square, LLC:  The offering began August 16, 2004 and ended February 17, 2005. The offering raised $19,600,000 or 100% of the offering amount. The LLC, with 13 unaffiliated members and Triple Net Properties retained a 3.25% ownership interest in the property. The remaining 96.75% is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountain Square	100.0%	office complex	10/28/04	$51,500,000	$36,250,000	242,000	Boca Raton, FL

In 2005, the deficit cash flow after distributions of $168,000 is due primarily to thirteen months of debt service paid in the current year causing a one time overstatement of expense of $170,000. The prior year’s excess cash flow after distributions covered the current year deficit.

NNN Satellite Place, LLC:  The offering began September 1, 2004 and ended December 20, 2004. The offering raised $4,999,425 or 100% of the offering amount. The LLC, with five unaffiliated members retained a 4.7% ownership interest in the property. The remaining 95.3% is owned by 14 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place	100.0%	office	11/29/04	$12,256,000	$8,500,000	112,000	Duluth, GA

NNN/Mission Spring Creek, LLC:  The offering began September 9, 2004 and ended January 6, 2005. The offering raised $3,500,000 or 100% of the offering amount. The LLC, with 2 unaffiliated members retained a 1% ownership interest in the property. The remaining 99% is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Spring Creek Apartments	100.0%	apartment	11/12/04	$11,513,000	$8,750,000	196,000	Garland, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $201,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Fountainhead, LLC:  The offering began September 22, 2004 and ended May 12, 2005. The offering raised $11,000,000 or 100% of the offering amount. The LLC, with 30 unaffiliated members retained an 11.5% ownership interest in the property. The remaining 88.5% is owned by 21 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Fountainhead Park I and II	100.0%	office	12/08/04	$27,350,000	$18,900,000	171,000	San Antonio, TX

In 2006, the program had deficit cash flow after distributions of $247,000. The deficit was due to payment of two years’ property taxes in the current year resulting in excess payments of $300,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Oak Park Office Center, LLC:  The offering began September 27, 2004 and ended August 31, 2005. The offering had raised $9,849,925 or approximately 100% of the offering amount of $9,850,000. The LLC, with 10 unaffiliated members retained a 3.75% ownership interest in the property. The remaining 96.25% is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Oak Park Office Center	100.0%	office	11/12/04	$29,149,000	$21,800,000	173,000	Houston, TX

NNN City Centre Place, LLC:  The offering began October 7, 2004 and ended on January 7, 2005. The offering had raised $10,150,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members and three members who were shareholders of Triple Net Properties at the time of the investment, retained an 18.125% ownership interest in the property. The remaining 81.875% of the property is owned by 16 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Centre Place	100.0%	office	11/05/04	$29,480,000	$21,500,000	103,000	Las Vegas, NV

In 2005, the deficit cash flow after distributions of $35,000 was covered by the prior year’s excess cash flow after distributions. In 2006, the deficit cash flow after distributions of $135,000 was covered by the prior years’ excess cash flow after distributions. The deficit resulted primarily from the payment of 13 months interest causing excess payments of $97,000 during the year.

NNN/Mission University Place, LLC:  The offering began October 15, 2004 and ended on March 1, 2005. The offering raised $6,450,000, or 100% of the offering amount. The LLC, with nine unaffiliated members retained a 4.0% ownership interest in the property. The remaining 96.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission University Place Apartments	100.0%	apartment	12/30/04	$16,000,000	$11,500,000	231,000	Charlotte, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $257,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN/Mission Mallard Creek, LLC:  The offering began November 4, 2004 and ended on May 23, 2005. The offering raised $6,350,000, or 100% of the offering amount. The LLC, with 11 unaffiliated members retained a 5.1% ownership interest in the property. The remaining 94.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Mallard Creek Apartments	100.0%	apartment	12/30/04	$14,338,000	$9,300,000	233,000	Charlotte, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $261,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN SFS Town Center, LLC:  The offering began November 10, 2004 and ended on April 1, 2005. The offering raised $11,400,000, or 100% of the offering amount. The LLC, with 18 unaffiliated members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 19 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town Center Business Park	100.0%	office	01/06/05	$30,910,000	$22,000,000	177,000	Santa Fe Springs, CA

In April 2006 the distribution rate paid to investors was reduced from 5.07% to 3.00%.

NNN 4 Hutton, LLC:  The offering began November 30, 2004 and ended on April 11, 2005. The offering raised $21,250,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members and a shareholder of Triple Net Properties retained an 8.8% ownership interest in the property. The remaining 91.2% of the property is owned by 24 unaffiliated TICs and a shareholder of Triple Net Properties at the time of the investment investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4 Hutton Center Drive	100.0%	office	01/07/05	$49,000,000	$32,000,000	210,000	South Coast Metro, CA

In August 2005, the property was refinanced with a $32,250,000 loan which resulted in net refinance proceeds of $367,000. Triple Net Properties received a financing fee totaling $198,000. In 2006, the program had a deficit cash flow after distributions of $11,000 which was covered by the prior year’s excess cash flow after distributions

NNN Opportunity Fund VIII, LLC:  The offering began December 13, 2004 and ended June 15, 2006. The offering raised $11,805,559, or 59.0% of the offering amount, from 326 unaffiliated members and 11 employees and members were shareholders of Triple Net Properties at the time of the investment. The program acquired 100% of two properties, raw land in the Woodside Office Park and Executive Center VI. The program also owns a 47.5% undivided interest in Chase Tower. The remaining 52.5% is owned by two affiliated programs, NNN Chase Tower, LLC and NNN 2003 Value Fund, LLC and an unaffiliated entity all investing outside the program.

As of December 31, 2006, NNN Opportunity Fund VIII, LLC owned interests in the following property:

	Ownership		Purchase	Share of	Share of Mortgage	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	Debt at Purchase	(Sq Ft)	Location

Executive Center VI	100.0%	office	04/18/06	$9,400,000	$8,750,000	102,000	Brookfield, WI
Chase Tower	47.5%	office	07/03/06	$34,438,000	$26,030,000	389,000	Austin, TX

As of December 31, 2006, NNN Opportunity Fund VIII, LLC had sold the following properties:

				Share of Gain
	Date of		Ownership	on Sale of
Property Name	Purchase	Date of Sale	Interest	Real Estate

Raw Land in Woodside Corporate Park	9/30/05	03/27/06	100%	$848,000

In 2006, Triple Net Properties advanced $25,000 to the program to cover distributions.

NNN/Mission Collin Creek, LLC:  The offering began December 15, 2004 and ended on March 29, 2005. The offering raised $6,249,917, or 100% of the offering amount. The LLC, with 17 unaffiliated members retained a 7.9% ownership interest in the property. The remaining 92.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Collin Creek Apartments	100.0%	apartment	01/19/05	$18,283,000	$13,600,000	267,000	Plano, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $132,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Satellite 1100 & 2000, LLC:  The offering began December 17, 2004 and ended on March 1, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 6.5% ownership interest in the property. The remaining 93.5% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Satellite Place Office Park	100.0%	office	02/24/05	$19,410,000	$13,900,000	175,000	Duluth, GA

In 2006, the program had deficit cash flow after distributions of $306,000 which was covered by the prior year’s excess cash flow after distributions.

NNN Chatsworth Business Park, LLC:  The offering began January 31, 2005 and ended on May 23, 2005. The offering raised $15,949,991, or 100% of the offering amount. The LLC, with 20 unaffiliated members retained a 5.5% ownership interest in the property. The remaining 94.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatsworth Business Park	100.0%	office	03/30/05	$46,775,000	$33,750,000	232,000	Chatsworth, CA

NNN 2400 West Marshall Drive, LLC:  The offering began February 4, 2005 and ended on April 12, 2005. The offering raised $3,300,000, or 100% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2400 West Marshall Drive	100.0%	office	04/12/05	$9,470,000	$6,875,000	111,000	Grand Prairie, TX

In 2006, the program had deficit cash flow after distributions of $77,000 due in part to payment of thirteen months interest on the mortgage during the year resulting in excess cash payments of $31,000. The deficit in 2006 was covered by the prior year’s excess cash flow after distributions.

NNN 411 East Wisconsin, LLC:  The offering began February 17, 2005 and ended on July 15, 2005. The offering raised $35,000,000, or 100% of the offering amount. The LLC, with 84 unaffiliated members and a shareholder of Triple Net Properties retained a 12.9% ownership interest in the property. The remaining 87.1% of the property is owned by 32 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

411 East Wisconsin Avenue	100.0%	office	04/29/05	$95,000,000	$70,000,000	654,000	Milwaukee, WI

NNN Met Center 10, LLC:  The offering began February 18, 2005 and ended on May 17, 2005. The offering raised $15,900,000, or 100% of the offering amount. The LLC, with 50 unaffiliated members and

Mr. Rogers retained a 15.0% ownership interest in the property. The remaining 85.0% of the property is owned by 25 unaffiliated TICs and a shareholder of Triple Net Properties investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building Ten — Met Center	100.0%	office	04/08/05	$44,880,000	$32,000,000	346,000	Austin, TX

NNN Naples Tamiami Trail, LLC:  The offering began March 22, 2005 and ended on September 15, 2005. The offering raised $10,400,000, or 100% of the offering amount. The LLC, with 29 unaffiliated members retained a 19.0% ownership interest in the property. The remaining 81.0% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

4501 Tamiami Trail	100.0%	office	05/02/05	$21,000,000	$13,500,000	78,000	Naples, FL

In 2006, the program had a deficit cash flow after distributions of $50,000. The deficit was caused by hurricane clean up expenses totaling $122,000 and was covered by the prior year’s excess cash flow after distributions.

NNN Naples Laurel Oak, LLC:  The offering began March 22, 2005 and ended on August 31, 2006. The offering raised $8,738,000, or 100% of the offering amount. The LLC, with nine unaffiliated members, seven affiliates and four shareholders of Triple Net Properties at the time of the investment, retained a 11.5% ownership interest in the property. The remaining 88.5% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

800 Laurel Oak Drive	100.0%	office	05/02/05	$16,200,000	$9,500,000	41,000	Naples, FL

In 2006, the program had return of capital and deficit cash flow after distributions of $191,000. The deficit was due in part to hurricane clean up costs of $60,000.

NNN Park at Spring Creek, LLC:  The offering began March 28, 2005 and ended on October 27, 2005. The offering raised $4,350,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 9.9% ownership interest in the property. The remaining 90.1% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Park at Spring Creek Apartments	100.0%	apartment	06/08/05	$14,317,000	$11,040,000	185,000	Tomball, TX

In 2006, the program had deficit cash flow after distributions and return of capital of $90,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Inverness Business Park, LLC:  The offering began May 2, 2005 and ended on August 17, 2005. The offering raised $4,520,000, or 100% of the offering amount. The LLC, with seven unaffiliated members retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Inverness Business Park	100.0%	office	06/10/05	$12,950,000	$9,500,000	112,000	Englewood, CO

In 2005 and 2006, the program experienced deficit cash flow after distributions and return of capital of $34,000 and $69,000, respectively. In 2006, the deficit was due in part to payment of thirteen months interest on the mortgage resulting in excess payments of $43,000 during the year.

NNN Waterway Plaza, LLC:  The offering began May 20, 2005 and ended on October 18, 2005. The offering raised $29,899,970, or 100% of the offering amount. The LLC, with 72 unaffiliated members retained a 11.7% ownership interest in the property. The remaining 88.3% of the property is owned by 27 unaffiliated TICs and an entity controlled by Mr. Thompson investing in the program as a TIC.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Waterway Plaza I and II	100.0%	office	06/20/05	$74,148,000	$60,000,000	366,000	The Woodlands, TX

In 2006, the program had deficit cash flow after distributions of $184,000. Most of this deficit was related to the payment of two years property taxes during the year. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Papago Spectrum, LLC:  The offering began June 3, 2005 and ended on August 8, 2005. The offering raised $10,650,000, or 100% of the offering amount. The LLC, with 15 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Papago Spectrum	100.0%	office	07/29/05	$26,375,000	$19,000,000	160,000	Tempe, AZ

NNN Sanctuary at Highland Oaks, DST:  The offering began June 17, 2005 and ended on November 16, 2005. The offering raised $23,585,000, or 99.9% of the offering amount. The LLC retained no ownership interest in the property. 100.0% of the property is owned by 75 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Sanctuary at Highland Oaks	100.0%	apartment	07/29/05	$54,540,000	$35,300,000	495,000	Tampa, FL

In 2006, the program had deficit cash flow after distributions and return of capital of $374,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Met Center 15, LLC:  The offering began June 22, 2005 and ended on October 21, 2005. The offering raised $12,000,000, or 100% of the offering amount. The LLC, with 13 unaffiliated members retained a 5.4% ownership interest in the property. The remaining 94.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Building 15 — Met Center	100.0%	office	08/19/05	$37,500,000	$28,000,000	258,000	Austin, TX

In 2006, the program had deficit cash flow after distributions of $348,000 which was covered by the prior year’s excess cash flow after distributions. The deficit in 2006 was due to the payment of two years of property taxes resulting in excess payments of $400,000 during the year.

NNN Maitland Promenade, LLC:  The offering began June 24, 2005 and ended on November 7, 2005. The offering raised $15,000,000, or 100% of the offering amount. The LLC, with three unaffiliated members and a shareholder of Triple Net Properties retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Maitland Promenade II	100.0%	office	09/12/05	$44,393,000	$32,250,000	230,000	Orlando, FL

NNN One Chesterfield Place, LLC:  The offering began June 29, 2005 and ended on September 9, 2005. The offering raised $11,850,000, or 100% of the offering amount. The LLC, with three unaffiliated members retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 33 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Chesterfield Place	100.0%	office	09/09/05	$28,474,000	$18,810,000	143,000	Chesterfield, MO

NNN Sixth Avenue West, LLC:  The offering began July 12, 2005 and ended on November 4, 2005. The offering raised $6,600,000, or 100% of the offering amount. The LLC, with five unaffiliated members retained a 2.6% ownership interest in the property. The remaining 97.4% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sixth Avenue West	100.0%	office	09/13/05	$15,500,000	$10,300,000	125,000	Golden, CO

NNN St. Charles, LLC:  The offering began July 25, 2005 and ended on June 20, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with two unaffiliated members and one affiliate of Triple Net Properties at the time of the investment, retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

St. Charles Apartments	100.0%	apartment	09/27/05	$17,814,000	$12,100,000	200,000	Kennesaw, GA

In 2006, the program had deficit cash flow after distributions and return of capital of $89,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Woodside Corporate Park, LLC:  The offering began July 25, 2005 and ended on October 28, 2005. The offering raised $24,650,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members retained a 8.3% ownership interest in the property. The remaining 91.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Woodside Corporate Park	100.0%	8 building office park	09/30/05	$45,500,000	$33,500,000	383,000	Beaverton, OR

In 2006, Triple Net Properties advanced $200,000 to the program to fund a lender required interest reserve.

NNN 123 North Wacker, LLC:  The offering began August 5, 2005 and ended on July 31, 2006. The offering raised $50,800,000, or 100% of the offering amount. The LLC, with 151 unaffiliated members, one affiliate and a shareholder of Triple Net Properties at the time of the investment, retained a 14.3% ownership interest in the property. The remaining 85.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

123 North Wacker	100.0%	office	09/28/05	$173,680,000	$136,000,000	541,000	Chicago, IL

In 2006, the program had deficit cash flow after distributions of $87,000. The deficit was covered by the prior year’s excess cash flow after distributions.

NNN Netpark II, LLC:  The offering began August 16, 2005 and ended on November 1, 2005. The offering raised $20,000,000, or 100% of the offering amount. The LLC, with 65 unaffiliated members retained a 20.0% ownership interest in the program. The remaining 80.0% of the property is owned by 10 unaffiliated TICs investing in the program. An affiliated entity, NNN 2002 Value Fund, LLC sold its 50% TIC interest in the property to NNN Netpark II, LLC. NNN Netpark, LLC, an affiliated private program, retained a 50% ownership interest in the property.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Netpark Tampa Bay	50.0%	office	09/30/05	$33,500,000	$21,500,000	913,000	Tampa, FL

In 2005, the program had a deficit cash flow after distributions of $5,000 representing return of capital.

NNN Britannia Business Center III, LLC:  The offering began August 22, 2005 and ended on October 18, 2005. The offering raised $13,200,000, or 100% of the offering amount. The LLC, with six unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 2.5% ownership interest in the property. The remaining 97.5% of the property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	office	09/30/05	$45,290,000	$35,000,000	191,000	Pleasanton, CA

NNN Britannia Business Center II, LLC:  The offering began September 1, 2005 and ended on May 11, 2006. The offering raised $21,500,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members retained a 6.3% ownership interest in the property. The remaining 93.7% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	three office buildings	09/30/05	$58,610,000	$41,000,000	276,000	Pleasanton, CA

In 2006, the program had deficit cash flow after distributions of $457,000 and return of capital of $123,000. Part of the deficit cash flow and all the return of capital were due to 13 monthly payments against the mortgage resulting in excess payments of $187,000 during the year.

NNN Parkway Crossing, LLC:  The offering began September 6, 2005 and ended on October 28, 2005. The offering raised $4,400,000, or 100% of the offering amount. The LLC, with 3 unaffiliated members retained a 2.0% ownership interest in the property. The remaining 98.0% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Parkway Crossing Apartments	100.0%	apartment	10/28/05	$11,330,000	$9,100,000	184,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $19,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Saturn Business Park, LLC:  The offering began September 7, 2005 and ended on November 29, 2005. The offering raised $9,800,000, or 100% of the offering amount. The LLC, with 13 unaffiliated members and a shareholder of Triple Net Properties retained a 5.8% ownership interest in the property. The remaining 94.2% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saturn Business Park	100.0%	office	10/20/05	$22,660,000	$16,100,000	121,000	Brea, CA

In 2006, the program had deficit cash flow after distributions of $551,000 which was covered in the amount of $523,000 by the prior year’s excess cash flow after distribution. In 2006, the program had return of capital of $28,000.

NNN Britannia Business Center I, LLC:  The offering began September 13, 2005 and ended on September 14, 2006. The offering raised $28,450,000, or 100% of the offering amount. The LLC, with 42 unaffiliated members, an affiliate and a shareholder of Triple Net Properties at the time of the investment, retained a 8.1% ownership interest in the property. The remaining 91.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Britannia Business Center	100.0%	four office buildings	10/14/05	$82,989,000	$60,000,400	297,000	Pleasanton, CA

NNN Doral Court, LLC:  The offering began September 21, 2005 and ended on April 5, 2006. The offering raised $18,400,000, or 100% of the offering amount. The LLC, with 11 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 2.4% ownership interest in the property. The remaining 97.6% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Doral Court Building	100.0%	office	11/15/05	$33,280,000	$19,640,000	209,000	Miami, FL

In 2006, Triple Net Properties advanced $175,000 to the program which had return of capital of $296,000 and deficit cash flow after distributions of $439,000.

NNN 300 Four Falls, LLC:  The offering began September 29, 2005 and ended on September 26, 2006. The offering raised $41,500,000, or 100% of the offering amount. The LLC, with 31 unaffiliated members, two affiliates and a shareholder of Triple Net Properties at the time of the investment, retained a 2.9% ownership interest in the property. The remaining 97.1% of the property is owned by 28 unaffiliated TICs and three affiliates of Triple Net Properties as TICs, investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

300 Four Falls	100.0%	office	12/14/05	$100,525,000	$72,000,000	298,000	West Conshohocken, PA

In 2006, the program had return of capital and deficit cash flow after distributions of $106,000.

NNN Forest Office Park, LLC:  The offering began September 30, 2005 and ended on December 15, 2005. The offering raised $8,100,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and three members who were shareholders of Triple Net Properties at the time of the investment including Mr. Rogers, retained a 4.4% ownership interest in the property. The remaining 95.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Forest Office Park	100.0%	office	11/09/05	$20,850,000	$15,300,000	223,000	Richmond, VA

NNN 633 17th Street, LLC:  The offering began October 12, 2005 and ended on March 30, 2006. The offering raised $34,000,000, or 100% of the offering amount. The LLC, with 103 unaffiliated members and a shareholder of Triple Net Properties at the time of the investment, retained a 12.1% ownership interest in the property. The remaining 87.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

633 17th Street	100.0%	office	12/09/05	$92,280,000	$67,500,000	553,000	Denver, CO

NNN One Nashville Place, LLC:  The offering began October 13, 2005 and ended on November 30, 2005. The offering raised $28,800,000, or 100% of the offering amount. The LLC, with 12 unaffiliated members retained a 1.3% ownership interest in the property. The remaining 98.7% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Nashville Place	100.0%	office	11/30/05	$79,750,000	$58,000,000	411,000	Nashville, TN

In 2006, the program had deficit cash flow after distributions of $506,000 which were covered by the prior year’s excess cash flow after distributions.

NNN Highbrook, LLC:  The offering began October 21, 2005 and ended on January 19, 2006. The offering raised $28,800,000, or 100% of the offering amount. The property is owned by 30 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Highbrook Apartments	100.0%	apartment	01/19/06	$23,391,000	$16,925,000	280,000	High Point, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $44,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Talavi Corporate Center, LLC:  The offering began October 25, 2005 and ended on August 4, 2006. The offering raised $13,200,000, or 100% of the offering amount. The LLC, with nine unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, members retained a 3.0% ownership interest in the property. The remaining 97.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Talavi Corporate Center	100.0%	office	11/23/05	$32,875,000	$24,000,000	153,000	Glendale, AZ

In 2006, the program had a deficit cash flow after distributions of $37,000 due to payment of 13 months interest on the mortgage during the year resulting in excess cash payments of $113,000. The 2006 deficit was covered by the prior year’s excess cash flow after distributions.

NNN Mission Square, LLC:  The offering began November 9, 2005 and ended on October 31, 2006. The offering raised $12,393,000, or 99.9% of the offering amount of $12,410,000. The LLC, with 11 unaffiliated members and a shareholder of Triple Net Properties at the time of the investment, retained a 3.4% ownership interest in the property. The remaining 96.6% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Mission Square	100.0%	office	01/10/06	$33,500,000	$24,225,000	128,000	Riverside, CA

NNN Caledon Wood, LLC:  The offering began November 14, 2005 and ended on May 9, 2006. The offering raised $8,840,000, or 100% of the offering amount. The LLC, with three members retained a 0.6% ownership interest in the property. The remaining 99.4% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Caledon Wood Apartments	100.0%	apartment	01/03/06	$23,816,000	$17,000,000	348,000	Greenville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $51,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 3500 Maple, LLC:  The offering began November 23, 2005 and ended on December 15, 2006. The offering raised $26,500,000, or 100% of the offering amount. The LLC, with 23 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3500 Maple	100.0%	office	12/27/05	$66,500,000	$58,320,000	375,000	Dallas, TX

NNN Landing Apartments, LLC:  The offering began November 29, 2005 and ended on February 1, 2006. The offering raised $5,100,000, or 100% of the offering amount. The property is owned by 22 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Landing Apartments	100.0%	apartment	12/30/05	$13,236,000	$9,700,000	192,000	Durham, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $98,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN 1818 Market Street, LLC:  The offering began December 16, 2005 and ended on March 30, 2006. The offering raised $47,800,000, or 100% of the offering amount. The LLC, with 107 unaffiliated members, two affiliates and a shareholder of Triple Net Properties at the time of the investment, retained a 11.1% ownership interest in the property. The remaining 88.9% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1818 Market Street	100.0%	office	02/21/06	$157,384,000	$132,000,000	983,000	Philadelphia, PA

NNN Gateway One, LLC:  The offering began December 22, 2005 and ended on May 9, 2006. The offering raised $22,450,000, or 100% of the offering amount. The LLC, with 20 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 4.8% ownership interest in the property. The remaining 95.2% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway One	100.0%	office	02/09/06	$66,600,000	$50,000,000	410,000	St. Louis, MO

NNN Meadows Apartments, LLC:  The offering began January 19, 2006 and ended on May 23, 2006. The offering raised $10,525,000, or 100% of the offering amount. The LLC, with five members retained a 1.6% ownership interest in the property. The remaining 98.4% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Meadows	100.0%	apartment	03/15/06	$28,400,000	$21,300,000	387,000	Asheville, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $143,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Enclave Apartments, LLC:  The offering began February 3, 2006 and ended on March 31, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with three unaffiliated members and two affiliates of Triple Net Properties at the time of the investment, retained a 1.5% ownership interest in the property. The remaining 98.5% of the property is owned by 27 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

The Enclave at Deep River Plantation	100.0%	apartment	03/17/06	$19,032,000	$13,725,000	224,000	High Point, NC

In 2006, the program had deficit cash flow after distributions and return of capital of $63,000 which represents utilization of investor funded reserves for designated repairs. The property is subject to a master lease.

NNN Aventura Harbour Centre, LLC:  The offering began February 6, 2006 and ended on December 1, 2006. The offering raised $33,150,000, or 100% of the offering amount. The LLC, with 33 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 6.4% ownership interest in the property. The remaining 93.6% of the property is owned by 31 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Aventura Harbour Centre	100.0%	office	04/28/06	$71,195,000	$51,180,000	214,000	Aventura, FL

In 2006, the program had return of capital and deficit cash flow of $661,000.

NNN Arbor Trace Apartments, LLC:  The offering began March 10, 2006 and ended on May 1, 2006. The offering raised $6,000,000, or 100% of the offering amount. The property is owned by 25 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbor Trace	100.0%	apartment	05/01/06	$15,192,000	$11,063,000	125,000	Virginia Beach, VA

In 2006, the program had return of capital and deficit cash flow after distributions of $71,000 and Triple Net Properties advanced $30,000 to the program.

NNN Lake Center, LLC:  The offering began March 22, 2006 and ended on September 18, 2006. The offering raised $8,250,000, or 100% of the offering amount. The LLC, with four members retained a 1.4%

ownership interest in the property. The remaining 98.6% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Lake Center Building 40	100.0%	office	05/18/06	$19,799,000	$14,830,000	89,000	Marlton, NJ

In 2006, the program had return of capital and deficit cash flow after distributions of $238,000.

NNN 3050 Superior, LLC:  The offering began April 3, 2006 and ended on July 25, 2006. The offering raised $11,050,000, or 100% of the offering amount. The LLC, with 28 unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 12.0% ownership interest in the property. The remaining 88.0% of the property is owned by 17 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

3050 Superior (Mayo Foundation)	100.0%	office	05/18/06	$36,875,000	$28,100,000	205,000	Rochester, MN

NNN Villas Apartments, LLC:  The offering began May 2, 2006 and ended on October 4, 2006. The offering raised $7,967,000, or 100% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.1% ownership interest in the property. The remaining 98.9% of the property is owned by 28 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Villas by the Lake	100.0%	apartment	07/06/06	$20,497,000	$14,925,000	283,000	Jonesboro, GA

NNN Las Colinas Highlands, LLC:  The offering began May 5, 2006 and ended on July 21, 2006. The offering raised $15,400,000, or 100% of the offering amount. The LLC, with 27 members retained a 7.1% ownership interest in the property. The remaining 92.9% of the property is owned by 32 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Las Colinas Highlands	100.0%	office	06/27/06	$44,148,000	$32,000,000	199,000	Irving, TX

NNN 2716 North Tenaya, LLC:  The offering began May 10, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $30,250,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

2716 North Tenaya	100.0%	office	07/07/06	$74,250,000	$50,750,000	204,000	Las Vegas, NV

NNN Chase Tower, LLC:  The offering began May 22, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,715,000.

				Share of	Share of
	Interest		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Ownership	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chase Tower	26.8%	office	07/03/06	$19,430,000	$14,686,000	389,000	Austin, TX

NNN 220 Virginia Avenue, LLC:  The offering began May 25, 2006 and ended on September 14, 2006. The offering raised $20,760,000, or 100% of the offering amount. The LLC, with 46 members, retained a

9.7% ownership interest in the property. The remaining 90.3% of the property is owned by 26 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

220 Virginia Avenue	100.0%	office	06/29/06	$100,800,000	$84,405,000	562,000	Indianapolis, IN

NNN Westlake Villas, LLC:  The offering began June 7, 2006 and ended on October 9, 2006. The offering raised $6,650,000, or 100% of the offering amount. The LLC, with two unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 20 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westlake Villas	100.0%	apartment	08/08/06	$15,553,000	$11,325,000	223,000	San Antonio, TX

In 2006, the program had return of capital and deficit cash flow after distributions of $4,000, due primarily to interest on advances paid to Triple Net Properties.

NNN Southcreek Corporate, LLC:  The offering began June 28, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $3,050,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Southcreek Corporate	100.0%	office	09/01/06	$8,000,000	$6,000,000	56,000	Overland, KS

NNN Chatham Court/Reflections, LLC:  The offering began July 18, 2006 and ended on November 27, 2006. The offering raised $11,450,000, or 100% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.0% ownership interest in the property. The remaining 99.0% of the property is owned by 34 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Chatham Court/ Reflections Apartments	100.0%	apartment	09/08/06	$26,008,000	$18,938,000	378,000	Dallas, TX

NNN 400 Capitol Center, LLC:  The offering began July 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $17,000,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

400 Capitol Center	100.0%	office	08/18/06	$38,368,000	$32,000,000	532,000	Little Rock, AR

NNN DCF Campus, LLC:  The offering began July 25, 2006 and ended on December 21, 2006. The offering raised $5,900,000, or 100% of the offering amount. The LLC, with 13 members retained a 6.8% ownership interest in the property. The remaining 93.2% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Department of Children and Families Campus	100.0%	three office buildings	11/15/06	$13,390,000	$10,090,000	118,000	Plantation, FL

NNN Collateralized Senior Notes, LLC:  The offering began August 1, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $50,000,000.

NNN 250 East 5th Street, LLC:  The offering began August 21, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $41,250,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

250 East 5th Street	100.0%	office	10/25/06	$92,756,000	$65,000,000	537,000	Cincinnati, OH

NNN One Northlake Place, LLC:  The offering began August 22, 2006 and ended on November 28, 2006. The offering raised $7,000,000, or 100% of the offering amount. The LLC, with eight members retained a 3.1% ownership interest in the property. The remaining 96.9% of the property is owned by 29 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Northlake Place	100.0%	office	10/27/06	$17,450,000	$13,350,000	177,000	Cincinnati, OH

NNN 1 & 2 Met Center, LLC:  The offering began August 28, 2006 and ended on December 7, 2006. The offering raised $4,650,000, or 100% of the offering amount. The LLC, with three unaffiliated members and an affiliate of Triple Net Properties at the time of the investment, retained a 1.4% ownership interest in the property. The remaining 98.6% of the property is owned by 18 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Met Center 1 & 2	100.0%	office	10/13/06	$12,020,000	$8,600,000	95,000	Austin, TX

NNN Arbors at Fairview, LLC:  The offering began September 1, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,650,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arbors at Fairview Apartments	100.0%	apartment	10/12/06	$14,420,000	$10,500,000	181,000	Simpsonville, SC

NNN Westpoint, LLC:  The offering began September 8, 2006 and ended on November 29, 2006. The offering raised $8,350,000, or 100% of the offering amount. The LLC, with 31 members retained a 11.6% ownership interest in the property. The remaining 88.4% of the property is owned by 23 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westpoint 1	100.0%	office	11/29/06	$20,800,000	$15,125,000	150,000	Irving, TX

NNN Beechwood Apartments, LLC:  The offering began September 19, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,325,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Beechwood Apartments	100.0%	apartment	11/17/06	$11,845,000	$8,625,000	173,000	Greensboro, NC

NNN Northwoods, LLC:  The offering began September 25, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,540,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Northwoods II	100.0%	office	12/08/06	$10,970,000	$8,200,000	116,000	Columbus, OH

NNN Castaic Town Center, LLC:  The offering began October 3, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $5,400,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Castaic Town Center	100.0%	retail	11/30/06	$15,400,000	$11,250,000	40,000	Castaic, CA

NNN 50 Lake Center, LLC:  The offering began October 31, 2006 and ended on December 15, 2006. The offering raised $8,800,000, or 100% of the offering amount. The LLC, with six members, retained a 2.7% ownership interest in the property. The remaining 97.3% of the property is owned by 24 unaffiliated TICs investing in the program.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

50 Lake Center	100.0%	office	12/15/06	$22,500,000	$16,425,000	89,000	Marlton, NJ

NNN Mt. Moriah Apartments, LLC:  The offering began November 2, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $13,700,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trails at Mt. Moriah Apartments	100.0%	apartment	12/28/06	$31,415,000	$22,875,000	539,000	Memphis, TN

NNN Royal 400, LLC:  The offering began November 15, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $7,950,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Royal 400 Business Park	100.0%	office	12/29/06	$13,800,000	$9,400,000	140,000	Alpharetta, GA

NNN 1600 Parkwood, LLC:  The offering began December 5, 2006 and remained open at December 31, 2006. The maximum offering amount to be raised is $13,575,000.

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1600 Parkwood	100.0%	office	12/28/06	$27,525,000	$18,250,000	151,000	Atlanta, GA

Legal Proceedings Involving Triple Net Properties

On September 16, 2004, Triple Net Properties, the manager of our advisor, learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from Triple Net Properties relating to disclosure in public and private securities offerings sponsored by Triple Net Properties and its affiliates prior to 2005, or the Triple Net securities offerings. The SEC also has requested information from NNN Capital Corp., the dealer manager for the Triple Net securities offerings and the dealer manager for this offering. The SEC has requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp. This investigation could result in the assertion of fines, penalties or administrative remedies. Triple Net Properties has informed us that it has cooperated, and will continue to cooperate, fully with the SEC but expects this will continue to be a time-consuming and costly process. Based on settlement negotiations with the SEC, management of Triple Net Properties has informed us that it believes that the conclusion of the matter will not result in a material adverse affect to its results of operations, financial condition or ability to conduct its business. For more information on the risks related to the SEC investigation, see “Risk Factors — Risks Relating to Our Business — The ongoing investigation of Triple Net Properties could adversely impact our advisors ability to perform its duties to us.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with the year ending December 31, 2007. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above will be based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

Taxation of Grubb & Ellis Healthcare REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75% or 95% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75% Gross Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Gross Income Test.

Rents from Real Property

The rents we will receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1% de minimis exception will constitute nonqualifying gross income under the 75% and 95% gross income tests. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75% and 95% Gross Income Tests

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75% Gross Income and the 95% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Gross Income and 95% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10% or more of our stock) directly or constructively own 10% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Gross Income and the 95% Gross Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Gross Income and the 95% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Grubb & Ellis Healthcare REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of the value of our total assets may be represented by securities other than those described above in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10% of the total value of any one issuer’s outstanding debt and equity securities. The 10% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85% of our ordinary income for that year, 95% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4%

excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure to Qualify as a REIT

If we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.

With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.

ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code specifically define the term “plan assets,” ERISA and a U.S. Department of Labor Regulation, referred to collectively as the “Plan Asset Rules,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Rules, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Rules applies.

The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.

The Plan Asset Rules provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Rules provide, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”

In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by “benefit plan investors” is not “significant.” Equity participation in an entity by benefit plan investors is considered “significant” if 25% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. The terms “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(c)(i) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The Plan Asset Rules provide that the 25% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25% limitation has been exceeded at the time of a redemption of interests in the entity.

Our charter will prohibit benefit plan investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25% limitation. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

In addition, if our underlying assets are deemed to be the assets of each benefit plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Rules, a prohibited transaction could occur if we, our advisor, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of November 30, 2007, 19,802,667 shares of our common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Trust Company of America will act as our transfer agent and registrar through December 31, 2007. Commencing January 1, 2008, we will act as our transfer agent and registrar and will process all subscription agreements and stock transfers. Transfers can be effected simply by mailing a transfer and assignment form to us, which we will provide to you at no charge upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors must approve the issuance of preferred stock to our advisor or one of its affiliates. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders holding at least 10% of the shares. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action authorized by our charter, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (5) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of the shares entitled to vote on such matter.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the in value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”

Distribution Policy

We intend to accrue and pay distributions on a monthly basis. On February 14, 2007, our board of directors approved an increase in our distribution rate from 6.50% per annum to 7.25% per annum. The increased distribution began with the February 2007 monthly distribution, which was paid in March 2007. Distributions are paid to stockholders on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid in the future, if any, although we expect to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, other than net capital gains, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95% of the offering price in any subsequent public equity offering during such offering, and (2) 95% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the distribution reinvestment plan may acquire shares at 95% of the per share valuation determined by our advisor or another firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to

100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the marketing support fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of our distribution reinvestment plan as currently in effect is included as Appendix D to this prospectus.

Stockholders participating in our distribution reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of our common stock are not available for issuance under our distribution reinvestment plan, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our advisor in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the distribution reinvestment plan by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the distribution reinvestment plan by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the distribution reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares back to us after you have held them for at least one year, subject to the significant restrictions and conditions described below.

The prices at which shares may be sold back to us are as follows:

•	During the offering period at $9.00 per share;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (a) $10.00 per share; or (b) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

Our board of directors will redeem shares held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

In connection with repurchase requests upon the death or a qualifying disability of a stockholder (1) we will waive the one-year holding period and (2) the price to be paid for the shares to be repurchased will be (a) during the offering period and for the 36-months thereafter, $10.00 per share (or if the shares were sold at a discount, then at the discounted price) and (b) after the 36-month period following the offering period, the greater of $10.00 per share or a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year. In addition, if there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of the board of directors, including a majority of the independent directors.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, please see the copy of our share repurchase plan attached as Appendix E.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Grubb & Ellis Healthcare REIT Holdings, L.P. was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities, including other Triple Net programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 1.0% equity percentage interest in our operating partnership. Our advisor is currently the only limited partner of our operating partnership and holds a 99.0% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby our advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being classified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 15% of any remaining net proceeds from sales will be distributed to Healthcare Advisor, and the other 85% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by our operating partnership (all of which we intend to distribute to our stockholders) and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan.

If our shares become listed on a national securities exchange, Healthcare Advisor will no longer be entitled to participate in proceeds from sales as described above. However, if Healthcare Advisor has not been terminated under the advisory agreement as of the date we become listed, Healthcare Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by our operating partnership from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. For purposes of the distribution upon a listing, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange. The distribution may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the market value of our shares as described above. Upon payment of this distribution, all limited partnership units in our operating partnership held by Healthcare Advisor will be redeemed for cash equal to the value of an equivalent number of our shares of common stock.

Healthcare Advisor will likewise no longer be entitled to participate in net sales proceeds as described above following the termination or nonrenewal of our advisory agreement. Upon termination or nonrenewal of the advisory agreement, other than a termination by us for cause, Healthcare Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Healthcare Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the date of termination, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by Healthcare Advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.

Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that Healthcare Advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, there will be a corresponding allocation of profits of our operating partnership to Healthcare Advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including our advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of either a distribution upon listing or a distribution upon termination to Healthcare Advisor, all units in our operating partnership held by Healthcare Advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, Healthcare Advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including Healthcare Advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), Healthcare Advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, we, as general partner and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by the directors; and

•	such liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of us, as general partner and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

PLAN OF DISTRIBUTION

General

We are offering a minimum of $2,000,000 and a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.

As of January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in this offering for 200,846 shares of common stock, or $2,004,000, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and other purposes. As of November 30, 2007, we had received and accepted subscriptions in our offering for 19,538,497 shares of common stock, or approximately $195,148,000, excluding shares issued pursuant to our distribution reinvestment plan. We had also issued 226,470 shares pursuant to our distribution reinvestment plan. We will sell shares until the earlier of September 20, 2009, or the date on which the maximum has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares because we have not had any operations as of the date of this prospectus and we have no assets other than subscription proceeds from the sale of shares of our common stock to our advisor at $10.00 per share and the sale of units in our operating partnership to our advisor at $10.00 per unit.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

NNN Capital Corp., an indirect wholly owned subsidiary of Grubb & Ellis and a registered broker-dealer, is serving as the dealer manager for this offering on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. Except as provided below, the dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. The dealer manager will also receive 2.5% of the gross offering proceeds in the form of a marketing support fee for shares sold in the primary offering. In addition, we may reimburse the dealer manager an additional 0.5% of gross offering proceeds from the primary offering for its bona fide due diligence expenses and for those of the participating broker-dealers. No selling commission, marketing support fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager may allow participating broker-dealers a portion of the marketing support fee of up to 1.5% of the gross sales of the broker-dealer in the primary offering. In addition, the dealer manager may re-allow its due diligence expense reimbursement to participating dealer-brokers incurring such costs.

In addition to the compensation described above, we will also reimburse the dealer-manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered by this prospectus. To show the maximum amount of dealer-manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer-Manager and Participating Broker-Dealer Compensation

		Percentage of
	Amount	Primary Offering

Marketing allowance	$50,000,000	2.5%
Selling commissions	140,000,000	7.0
Salary allocations and transaction-based compensation of sales and marketing managers and their support personnel(1)(2)	4,188,432	0.2
Expense reimbursements for educational conferences and training seminars(1)(3)	3,831,120	0.2
Reimbursement of due diligence expenses(1)(4)	10,000,000	0.5
Legal fees allocable to dealer manager(1)	100,000	*

Total	$208,119,552	10.4%

*	Less than 0.1%.

(1)	Amounts shown are estimates.

(2)	These costs are borne by Grubb & Ellis or its affiliates and are not reimbursed by us.

(3)	Subject to the cap on organization and offering expenses described below, we will reimburse NNN Capital Corp. or its affiliates for these expenses. In some cases, these payments will serve to reimburse NNN Capital Corp. for amounts it has paid to participating broker-dealers for the items noted. These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with NNN Capital Corp. attending educational conferences and training seminars.

(4)	We may reimburse the dealer-manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds.

As required by the rules of the FINRA, total underwriting compensation will not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. The FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

Our advisor will receive up to 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering to reimburse it for our cumulative organizational and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence meetings, training seminars and educational conferences and generally coordinating the marketing process for us. Our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

Maximum Percent of
Gross Offering
Expense	Proceeds
Selling commissions	7.0%
Marketing allowance	2.5
Bona fide due diligence reimbursement	0.5
All other organization and offering expenses	1.5

Total	11.5%

A portion of our organizational and offering expense reimbursement may be used for wholesaling activities and therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions, marketing support fee and the due diligence expense reimbursement, to the extent they exceed 1.5% of the aggregate gross offering proceeds from the sale of shares of our common stock in the primary offering without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors, as well as officers and employees of our advisor and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our advisor and its affiliates have agreed to hold their shares purchased as stockholders for investment and not with a view towards distribution. Shares purchased by our executive officers and directors, the dealer manager and our advisor or its affiliates did not count toward the sale of the minimum offering proceeds of $2,000,000 required to be sold in this offering.

No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor, paid on a fee-for-service basis by the investor. In addition, no selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

		Price
	Commission	per
Shares Purchased	Rate	Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,001 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

Minimum Offering

As of January 8, 2007, excluding shares purchased by our executive officers and directors, our dealer manager and our advisor and its affiliates, we had received and accepted subscriptions in our offering for 200,846 shares of common stock, or $2,004,000, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and the other purposes disclosed in the prospectus. As of December 7, 2007, we had received and accepted subscriptions in our offering for 19,995,950 shares of common stock, or approximately $199,720,000, excluding shares issued pursuant to our distribution reinvestment plan. We will sell shares until the earlier of September 20, 2009, or the date on which the maximum has been sold. However, we reserve the right to terminate this offering at any time.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred from our escrow account into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except for purchases by (1) our existing stockholders, including purchases made pursuant to our distribution reinvestment plan, and (2) existing investors in other programs sponsored by our sponsor, Grubb & Ellis, or any of our sponsor’s affiliates, which may be in lesser amounts.

The dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, the dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that the dealer manager or the participating broker-dealer will be responsible for determining suitability.

The dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who reside in the State of Ohio may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay marketing support fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i) and the form of subscription agreement attached hereto as Appendix B.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which are audited and reported on by independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934 to file with the SEC annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Form 10-Q upon request. We will also provide quarterly distribution reports.

We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year will be the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing the advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, a power point presentation that provides information regarding our company and our offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented our advisor as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. See “Conflicts of Interest.”

EXPERTS

The consolidated financial statements of NNN Healthcare/Office REIT, Inc. and subsidiary as of December 31, 2006 and April 28, 2006 (Date of Inception) and for the period from April 28, 2006 (Date of Inception) through December 31, 2006 included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses of (1) Southpointe Office Parke and Epler Parke I, (2) Crawfordsville Medical Office Park and Athens Surgery Center, (3) The Gallery Professional Building, (4) Lenox Office Park, Building G, (5) Commons V Medical Office Building, (6) Yorktown Medical Center and Shakerag Medical Center, (7) Thunderbird Medical Plaza, (8) Triumph Hospital Northwest and Triumph Hospital Southwest, (9) Gwinnett Professional Center, (10) 1 and 4 Market Exchange, (11) Kokomo Medical Office Park, (12) St. Mary Physicians Center, (13) 2750 Monroe Boulevard, (14) East Florida Senior Care Portfolio, (15) Northmeadow Medical Center, (16) Tucson Medical Office Portfolio and (17) Lima Medical Office Portfolio for the year ended December 31, 2006, included in this prospectus, have been audited by KMJïCorbin & Company LLP, an independent audit firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including its exhibits and schedules, and the reports, proxy statements and other information filed by us with the SEC may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
OF
GRUBB & ELLIS HEALTHCARE REIT, INC.

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively. The following financial statements refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

Page

FINANCIAL STATEMENTS OF NNN HEALTHCARE/OFFICE REIT, INC.:
As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006
Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006 (Unaudited)	F-4
Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2007 and 2006 (Unaudited) and for the Nine Months Ended September 30, 2007 and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006 (Unaudited)
F-5
Condensed Consolidated Statement of Stockholders’ Equity (Deficit) for the Nine Months Ended September 30, 2007 (Unaudited)	F-6
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 (Unaudited) and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006 (Unaudited)
F-7
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-8
As of December 31, 2007 and for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Report of Independent Registered Public Accounting Firm	F-33
Consolidated Balance Sheets as of December 31, 2006 and April 28, 2006 (Date of Inception)	F-34
Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006	F-35
Consolidated Statement of Stockholders’ (Deficit) Equity for the Period from April 28, 2006 (Date of Inception) through December 31, 2006	F-36
Consolidated Statement of Cash Flows for the Period from April 28, 2006 (Date of Inception) through December 31, 2006	F-37
Notes to Consolidated Financial Statements	F-38

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:
Southpointe Office Parke and Epler Parke I
Independent Auditors’ Report	F-52
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006	F-53
Notes to Statement of Revenues and Certain Expenses	F-54
Crawfordsville Medical Office Park and Athens Surgery Center
Independent Auditors’ Report	F-57
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006	F-58
Notes to Statement of Revenues and Certain Expenses	F-59
The Gallery Professional Building

NNN Healthcare/Office REIT, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2007 and December 31, 2006
(Unaudited)

	September 30, 2007	December 31, 2006

ASSETS
Real estate investments:
Operating properties, net	$248,066,000	$—
Cash and cash equivalents	4,512,000	202,000
Accounts and other receivable, net	1,419,000	—
Restricted cash	4,875,000	—
Identified intangible assets, net	41,232,000	—
Other assets, net	2,981,000	183,000

Total assets	$303,085,000	$385,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Mortgage loan payables, net	$123,331,000	$—
Line of credit	35,700,000	—
Accounts payable and accrued liabilities	5,720,000	62,000
Accounts payable due to affiliates, net	1,890,000	312,000
Security deposits and prepaid rent	617,000	—
Identified intangible liabilities, net	1,315,000	—

Total liabilities	168,573,000	374,000

Commitments and contingencies (Note 9)

Minority interest of limited partner in Operating Partnership	200,000	200,000

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,984,067 and 20,200 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	160,000	—
Additional paid-in capital	141,868,000	53,000
Accumulated deficit	(7,716,000)	(242,000)

Total stockholders’ equity (deficit)	134,312,000	(189,000)

Total liabilities, minority interest and stockholders’ equity (deficit)	$303,085,000	$385,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2007 and 2006, for the
Nine Months Ended September 30, 2007 and for the
Period from April 28, 2006 (Date of Inception) through September 30, 2006
(Unaudited)

				Period from
				April 28, 2006
				(Date of
			Nine Months	Inception)
	Three Months Ended		Ended	through
	September 30,		September 30,	September 30,
	2007	2006	2007	2006

Revenues:
Rental income	$4,787,000	$—	$8,711,000	$—

Expenses:
Rental expenses	1,562,000	—	3,065,000	—
General and administrative	935,000	50,000	1,957,000	50,000
Depreciation and amortization	3,048,000	—	5,252,000	—

Total expenses	5,545,000	50,000	10,274,000	50,000

Loss before other income (expense)	(758,000)	(50,000)	(1,563,000)	(50,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(7,000)	—	(84,000)	—
Interest expense related to mortgage loan payables and line of credit	(1,279,000)	—	(2,218,000)	—
Interest and dividend income	111,000	—	196,000	—

Net loss	$(1,933,000)	$(50,000)	$(3,669,000)	$(50,000)

Net loss per share — basic and diluted	$(0.15)	$(88.84)	$(0.53)	$(141.88)

Weighted-average number of shares outstanding — basic and diluted	13,223,746	559	6,939,820	350

Distributions declared per common share	0.18	—	0.52	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
For the Nine Months Ended September 30, 2007
(Unaudited)

	Common Stock					Total
	Number of		Additional	Preferred	Accumulated	Stockholders’
	Shares	Amount	Paid-In Capital	Stock	Deficit	Equity (Deficit)

BALANCE — December 31, 2006	20,200	$—	$53,000	$—	$(242,000)	$(189,000)
Issuance of common stock	15,813,538	159,000	157,796,000	—	—	157,955,000
Issuance of vested and nonvested restricted common stock	17,500	—	35,000	—	—	35,000
Offering costs	—	—	(17,319,000)	—	—	(17,319,000)
Amortization of nonvested common stock compensation	—	—	42,000	—	—	42,000
Issuance of common stock under the DRIP	132,829	1,000	1,261,000	—	—	1,262,000
Distributions	—	—	—	—	(3,805,000)	(3,805,000)
Net loss	—	—	—	—	(3,669,000)	(3,669,000)

BALANCE — September 30, 2007	15,984,067	$160,000	$141,868,000	$—	$(7,716,000)	$134,312,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2007 and for the Period
from April 28, 2006 (Date of Inception) through September 30, 2006
(Unaudited)

		Period from April 28, 2006
	Nine Months Ended	(Date of Inception) through
	September 30, 2007	September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,669,000)	$(50,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization (including deferred financing costs, above/below market leases and debt discount)	5,534,000	—
Stock based compensation, net of forfeitures	77,000	31,000
Changes in operating assets and liabilities:
Accounts and other receivable, net	(723,000)	—
Other assets	(768,000)	—
Accounts payable and accrued liabilities	2,804,000	19,000
Accounts payable due to affiliates, net	379,000	—
Prepaid rent	(671,000)	—

Net cash provided by operating activities	2,963,000	—

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(253,574,000)	—
Capital expenditures	(61,000)	—
Restricted cash	(4,875,000)	—

Net cash used in investing activities	(258,510,000)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on mortgage loan payables	86,310,000	—
Borrowings on unsecured note payables to affiliate	19,900,000	—
Borrowings under the line of credit, net	35,700,000	—
Payments on mortgage loan payables	(19,921,000)	—
Proceeds from issuance of common stock	157,281,000	2,000
Minority interest contributions to our Operating Partnership	—	200,000
Security deposits	23,000	—
Deferred financing costs	(1,668,000)	—
Payment of offering costs	(16,130,000)	—
Distributions	(1,638,000)	—

Net cash provided by financing activities	259,857,000	202,000

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,310,000	202,000
CASH AND CASH EQUIVALENTS - Beginning of period	202,000	—

CASH AND CASH EQUIVALENTS - End of period	$4,512,000	$202,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,927,000	$—
Income taxes	$2,000	$—
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
Capital expenditures	$260,000	$—
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets	$610,000	$—
Mortgage loan payables	$37,039,000	$—
Accounts payable and accrued liabilities	$1,771,000	$—
Accounts payable due to affiliates, net	$9,000	$—
Security deposits and prepaid rent	$1,182,000	$—
Financing Activities:
Issuance of common stock under the DRIP	$1,262,000	$—
Distributions declared but not paid	$905,000	$—
Accrued offering costs	$1,189,000	$—
Receivable from transfer agent for issuance of common stock	$674,000	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The use of the words “we,” “us” or “our” refers to NNN Healthcare/Office REIT, Inc. and our subsidiaries, including NNN Healthcare/Office REIT Holdings, L.P., except where the context otherwise requires.

1.	Organization and Description of Business

NNN Healthcare/Office REIT, Inc., a Maryland corporation, was incorporated on April 20, 2006. We were initially capitalized on April 28, 2006, and therefore we consider that our date of inception. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. We may also invest in real estate related securities. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ending December 31, 2007.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, or the minimum offering, and a maximum of 200,000,000 shares of our common stock for $10.00 per share and 21,052,632 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $2,200,000,000, or the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., or our Dealer Manager, by NNN Healthcare/Office REIT Advisor, LLC, or our Advisor, or by its affiliates did not count towards the minimum offering. As of October 31, 2007, we had received and accepted subscriptions in our Offering for 18,059,074 shares of our common stock, or $180,368,000, excluding shares issued under the DRIP.

We conduct substantially all of our operations through NNN Healthcare/Office REIT Holdings, L.P., or our Operating Partnership. We are externally advised by our Advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us, our Advisor and Triple Net Properties, LLC, or Triple Net Properties, who is the managing member of our Advisor. The Advisory Agreement had a one-year term that expired on September 19, 2007 and was subject to successive one-year renewals upon the mutual consent of the parties. On September 18, 2007, our board of directors extended the Advisory Agreement on a month-to-month basis. On October 24, 2007, our board of directors authorized the renewal, for a term of one year ending on October 24, 2008, of our Advisory Agreement. Our Advisor supervises and manages our day-to-day operations and selects the properties and securities we acquire, subject to oversight by our board of directors. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common officers, some of whom also own an indirect equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, to provide various services to us.

In the fourth quarter of 2006, NNN Realty Advisors, Inc., or NNN Realty Advisors, or our Sponsor, acquired all of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result, we consider NNN Realty Advisors to be our Sponsor. On May 22, 2007, NNN Realty Advisors entered into a definitive merger agreement with Grubb & Ellis Company, or Grubb & Ellis. The merger has been approved by the boards of directors of both NNN Realty Advisors and Grubb & Ellis. The combined company will retain the Grubb & Ellis name and will continue to be listed on the New York Stock Exchange under the ticker symbol “GBE.” The transaction is expected to close in the fourth quarter of 2007, subject to approval by stockholders of both companies and other customary closing conditions of transactions of this type.

As of September 30, 2007, we had purchased 14 properties comprising 1,547,000 square feet of gross leasable area, or GLA.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

2.	Summary of Significant Accounting Policies

Our interim unaudited condensed consolidated financial statements and accompanying notes are the representations of our management, who are responsible for their integrity and objectivity. The following accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying interim unaudited condensed consolidated financial statements.

Basis of Presentation

Our accompanying interim unaudited condensed consolidated financial statements include our accounts and those of our Operating Partnership. We operate and intend to continue to operate in an umbrella partnership REIT structure in which our Operating Partnership, or wholly-owned subsidiaries of our Operating Partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our Operating Partnership and as of September 30, 2007 and December 31, 2006, we owned a 99.99% and 1.0%, respectively, general partnership interest therein. Our Advisor is the sole limited partner and as of September 30, 2007 and December 31, 2006, owned a 0.01% and 99.0%, respectively, limited partnership interest therein. Our Advisor is also entitled to certain subordinated distribution rights under the partnership agreement for our Operating Partnership. Because we are the sole general partner of our Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our Operating Partnership), the accounts of our Operating Partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Interim Financial Data

Our accompanying interim unaudited condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the Securities and Exchange Commission, or the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying interim unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying interim unaudited condensed consolidated financial statements reflect all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable. Our accompanying interim unaudited condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto included in our 2006 Annual Report on Form 10-K, as filed with the SEC.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

Restricted Cash

Restricted cash is comprised of impound reserve accounts for property taxes, insurance, capital improvements and tenant improvements.

Allowance for Uncollectible Accounts

Tenant receivables and unbilled deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and unbilled deferred rent. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. As of September 30, 2007 and December 31, 2006, we had $2,000 and $0, respectively, in allowances for uncollectible accounts as determined to be necessary to reduce receivables to our estimate of the amount recoverable.

Purchase Price Allocation

In accordance with Statements of Financial Accounting Standards, or SFAS, No. 141, Business Combinations, we, with the assistance of independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases, the value of in-place leases, tenant relationships and above or below market debt assumed.

The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) our estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in identified intangible assets, net and below market lease values are included in identified intangible liabilities, net in the accompanying condensed consolidated balance sheets and are amortized to rental income over the weighted-average remaining term of the acquired leases with each property.

The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

The value allocable to above or below market debt is determined based upon the present value of the difference between the cash flow stream of the assumed fixed rate mortgage and the cash flow stream of a market fixed rate mortgage. The amounts allocated to above or below market debt are included in mortgage loan payables, net in the accompanying condensed consolidated balance sheets and are amortized to interest expense over the remaining term of the assumed mortgage.

These allocations are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

Operating Properties

Operating properties are carried at the lower of fair market value or historical cost less accumulated depreciation. The cost of the operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of the properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of buildings is depreciated on a straight-line basis over the estimated useful lives of the buildings up to 39 years and for tenant improvements, the shorter of the lease term or useful life, ranging from two months to 120 months. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on long-lived assets and tenant improvements used in operations. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by that asset. We would recognize an impairment loss to the extent the carrying amount exceeded the fair value of the property. As of September 30, 2007, there were no impairment losses recorded.

Other Assets

Other assets consist primarily of deferred rent receivables, leasing commissions, prepaid expenses, deposits and deferred financing costs. Costs incurred for property leasing have been capitalized as deferred assets. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized using the straight-line method over the term of the related loan, which approximates the effective interest rate method. Amortization of deferred financing costs is included in interest expense in our accompanying condensed consolidated statements of operations. Deferred leasing costs include leasing commissions that are amortized using the straight-line method over the term of the related lease.

Revenue Recognition

In accordance with SFAS No. 13, Accounting for Leases, as amended and interpreted, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and accounts receivable from tenants. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. As of September 30, 2007 and December 31, 2006, we had cash accounts in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained upon lease execution.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

As of September 30, 2007, we owned consolidated properties located in various states as follows:

			Percentage of
	State	2007 Annual	2007 Annual
Property	(Property Location)	Base Rent (*)	Base Rent

Commons V Medical Office Building	FL	$762,000	3.1%
East Florida Senior Care Portfolio	FL	4,095,000	16.9%

Sub-total	FL	4,857,000	20.0%

Yorktown Medical Center and Shakerag Medical Center	GA	2,389,000	9.8%
Gwinnett Professional Center	GA	1,132,000	4.7%

Sub-total	GA	3,521,000	14.5%

Southpointe Office Parke and Epler Parke I	IN	1,391,000	5.7%
Crawfordsville Medical Office Park and Athens Surgery Center	IN	578,000	2.4%
Kokomo Medical Office Park	IN	1,319,000	5.4%

Sub-total	IN	3,288,000	13.5%

2750 Monroe Boulevard	PA	2,623,000	10.8%
Triumph Hospital Northwest and Triumph Hospital Southwest	TX	2,584,000	10.7%
Lenox Office Park, Building G	TN	2,134,000	8.8%
Thunderbird Medical Plaza	AZ	1,856,000	7.7%
1 and 4 Market Exchange	OH	1,689,000	7.0%
The Gallery Professional Building	MN	1,057,000	4.4%
St. Mary Physicians Center	CA	647,000	2.6%

Total		$24,256,000	100.0%

*	Annualized rental revenue is based on contractual base rent from leases in effect as of September 30, 2007.

As of September 30, 2007, three of our tenants at our consolidated properties accounted for 10.0% or more of our aggregate annual rental revenue, as follows:

		Percentage of		Square	Lease
	2007 Annual	2007 Annual		Footage	Expiration
Tenant	Base Rent(*)	Base Rent	Property	(Approximately)	Date

Institute for Senior Living of Florida	$4,095,000	16.9%	East Florida	355,000	05/31/14
			Senior Care
			Portfolio
Triumph Hospital	$2,584,000	10.7%	Triumph Hospital	151,000	02/28/13
			Northwest and
			Triumph Hospital
			Southwest
Quest Diagnostics, Inc.	$2,623,000	10.8%	2750 Monroe	109,000	04/30/11
			Boulevard

*	Annualized rental revenue is based on contractual base rent from leases in effect as of September 30, 2007.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are being paid by our Advisor and its affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee which generally represent 7.0% and 2.5% of our gross offering proceeds,

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

respectively) to be paid by us in connection with our Offering. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursements and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. As of September 30, 2007 and December 31, 2006, expenses of $990,000 and $1,728,000, respectively, in excess of 11.5% of the gross proceeds of our Offering, has been incurred by our Advisor or Triple Net Properties and therefore these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2007 and December 31, 2006. To the extent we raise additional proceeds from our Offering, these amounts may become our liability. See Note 10, Related Party Transactions — Offering Stage, for a further discussion of these amounts during our offering stage.

Stock Compensation

We follow SFAS, No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Incentive Plan and the 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan. See Note 12, Stockholders’ Equity (Deficit) — 2006 Incentive Plan and Independent Directors Compensation Plan, for a further discussion of grants under our 2006 Incentive Plan.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2007. We intend to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders. Because of our intention to elect REIT status in 2007, we will not benefit from the loss incurred for the year ended December 31, 2006.

Per Share Data

We report earnings (loss) per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per share is computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Shares of restricted common stock give rise to potentially dilutive shares of common stock.

For the three months ended September 30, 2007 and 2006, we recorded a net loss of approximately $1,933,000 and $50,000, respectively. For the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we recorded a net loss of approximately $3,669,000 and $50,000, respectively. As of September 30, 2007 and 2006, 27,000 and 12,000 shares, respectively, of restricted common stock were outstanding, but were excluded from the computation of diluted earnings per share because such shares of restricted common stock were anti-dilutive during this period.

Segment Disclosure

The Financial Accounting Standards Board, or the FASB, issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting financial and

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in medical office buildings, healthcare-related facilities and quality commercial office properties. Our investments in real estate are geographically diversified and management evaluates operating performance on an individual property level. However, as each of our properties has similar economic characteristics, tenants, and products and services, our properties have been aggregated into one reportable segment for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006.

Recently Issued Accounting Pronouncements

In July 2006 the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FIN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 was effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings in the year of adoption. Our adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have any impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

3.	Real Estate Investments

Our investments in our consolidated properties consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006

Land	$40,260,000	$—
Building and improvements	210,096,000	—
Furniture and equipment	4,000	—

	250,360,000	—

Less: accumulated depreciation	(2,294,000)	—

	$248,066,000	$—

Depreciation expense for the three months ended September 30, 2007 and 2006 was $1,411,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 was $2,312,000 and $0, respectively.

Acquisitions in 2007

Affiliate Acquisitions

As a result of acquiring the NNN Southpointe, LLC, NNN Crawfordsville, LLC, NNN Gallery Medical, LLC, NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC membership interests from affiliates, as described below, an independent appraiser was engaged to value the properties and the transactions were approved and determined by a majority of our board of directors, including a majority of our independent directors, as fair and reasonable to us, and at prices no greater than the cost of the investments to our affiliate or the properties’ appraised values.

Southpointe Office Parke and Epler Parke I – Indianapolis, Indiana

On January 22, 2007, we acquired all of the membership interests of NNN Southpointe, LLC from an affiliate, for a total purchase price of $14,800,000, plus closing costs. NNN Southpointe, LLC has fee simple ownership of Southpointe Office Parke and Epler Parke I, located in Indianapolis, Indiana, or the Southpointe property. We primarily financed the purchase price through the assumption of an existing mortgage loan of $9,146,000 on the property with LaSalle Bank National Association, or LaSalle, and approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate, for a further discussion. The balance was provided by funds raised through our Offering. An acquisition fee of $444,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Crawfordsville Medical Office Park and Athens Surgery Center – Crawfordsville, Indiana

On January 22, 2007, we acquired all of the membership interests of NNN Crawfordsville, LLC from an affiliate, for a total purchase price of $6,900,000, plus closing costs. NNN Crawfordsville, LLC has fee simple ownership of Crawfordsville Medical Office Park and Athens Surgery Center, located in Crawfordsville, Indiana, or the Crawfordsville property. We primarily financed the purchase price through the assumption of an existing mortgage loan of $4,264,000 on the property with LaSalle and approximately $2,385,000 of the proceeds from a $7,500,000 unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate, for a further discussion. The balance was provided by funds raised through our Offering. An acquisition fee of $207,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

The Gallery Professional Building – St. Paul, Minnesota

On March 9, 2007, we acquired all of the membership interests of NNN Gallery Medical, LLC from an affiliate, for a purchase price of $8,800,000, plus closing costs. NNN Gallery Medical, LLC has fee simple ownership of The Gallery Professional Building, located in St. Paul, Minnesota, or the Gallery property. We primarily financed the purchase price through the assumption of an existing mortgage loan of $6,000,000 on the property with LaSalle and a $1,000,000 unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate, for a further discussion. The balance of the purchase price was provided by funds raised through our Offering. An acquisition fee of $264,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Lenox Office Park, Building G – Memphis, Tennessee

On March 23, 2007, we acquired all of the membership interests of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC from an affiliate, for a purchase price of $18,500,000, plus closing costs. NNN Lenox Medical, LLC holds a leasehold interest in Lenox Office Park, Building G, and NNN Lenox Medical Land, LLC holds a fee simple interest in two vacant parcels of land within Lenox Office Park, located in Memphis, Tennessee, which we collectively refer to as the Lenox property. We primarily financed the purchase price of the property and land parcels through the assumption of an existing mortgage loan of $12,000,000 on the property with LaSalle. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion. The balance of the purchase price was provided by funds raised through our Offering. An acquisition fee of $555,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Unaffiliated Third Party Acquisitions

Commons V Medical Office Building – Naples, Florida

On April 24, 2007, we acquired Commons V Medical Office Building, located in Naples, Florida, or the Commons V property, from an unaffiliated third party, for a purchase price of $14,100,000, plus closing costs. We financed the purchase price using funds raised through our Offering. An acquisition fee of $423,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate. In addition, a real estate commission of $300,000, or approximately 2.0% of the purchase price, was paid to Grubb & Ellis. On May 14, 2007, we entered into a loan, secured by the Commons V property, with Wachovia Bank, National Association, or Wachovia, evidenced by a promissory note in the principal amount of $10,000,000. The proceeds from this loan were used to purchase the Thunderbird Medical Plaza as described below. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion.

Yorktown Medical Center and Shakerag Medical Center – Fayetteville and Peachtree City, Georgia

On May 2, 2007, we acquired Yorktown Medical Center and Shakerag Medical Center, located in Fayetteville, Georgia and Peachtree City, Georgia, respectively, which we collectively refer to as the Peachtree property, for a total purchase price of $21,500,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price through a secured loan with Wachovia as evidenced by a promissory note in the principal amount of $13,530,000 and by funds raised through our Offering. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion. An acquisition fee of $645,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Thunderbird Medical Plaza – Glendale, Arizona

On May 15, 2007, we acquired Thunderbird Medical Plaza, located in Glendale, Arizona, from an unaffiliated third party for a total purchase price of $25,000,000, plus closing costs. We financed the purchase price using a combination of $9,651,000 in net proceeds from the $10,000,000 loan from Wachovia secured by

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

the Commons V property (described above) and funds raised through our Offering. An acquisition fee of $750,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate. On June 8, 2007, we entered into a loan, secured by the Thunderbird property, with Wachovia, evidenced by a promissory note in the principal amount of $14,000,000. The proceeds from this loan were used to purchase Triumph Hospital Northwest and Triumph Hospital Southwest as described below. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion.

Triumph Hospital Northwest and Triumph Hospital Southwest – Houston and Sugar Land, Texas

On June 8, 2007, we acquired Triumph Hospital Northwest, located in Houston, Texas, and Triumph Hospital Southwest, located in Sugar Land, Texas, which we collectively refer to as the Triumph Hospital Portfolio, for a total purchase price of $36,500,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $12,605,000 in net proceeds from the loan from Wachovia secured by the Thunderbird property (described above), $20,975,000 from funds raised through our Offering and the balance of $4,000,000 from an unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate, for a further discussion. An acquisition fee of $1,095,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Gwinnett Professional Center – Lawrenceville, Georgia

On July 27, 2007, we acquired the Gwinnett Professional Center, or the Gwinnett property, located in Lawrenceville, Georgia, for a purchase price of $9,300,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of debt financing consisting of a $6,000,000 loan assumed with a current principal balance of $5,734,000 secured by the Gwinnett property from LaSalle and funds raised through our Offering. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion. An acquisition fee of $279,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

1 and 4 Market Exchange – Columbus, Ohio

On August 15, 2007, we acquired 1 Market Exchange, 4 Market Exchange and a vacant parcel of land, located in Columbus, Ohio, which we collectively refer to as the 1 and 4 Market property, for a total purchase price of $21,900,000, plus closing costs. We acquired the property from unaffiliated third parties. We financed the purchase price using funds raised through our Offering. An acquisition fee of $657,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate. On September 28, 2007, we entered into a loan, secured by the 1 and 4 Market property, with Wachovia, evidenced by a promissory note in the principal amount of $14,500,000. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables, for a further discussion.

Kokomo Medical Office Park – Kokomo, Indiana

On August 30, 2007, we acquired the Kokomo Medical Office Park, located in Kokomo, Indiana, or the Kokomo property, for a total purchase price of $13,350,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of funds raised through our Offering and the balance of $1,300,000 from an unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate, for a further discussion. An acquisition fee of $401,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

St. Mary Physicians Center – Long Beach, California

On September 5, 2007, we acquired St. Mary Physicians Center, located in Long Beach, California, or the St. Mary property, for a purchase price of $13,800,000, plus closing costs. We acquired the property from

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an unaffiliated third party. We financed the purchase price using a combination of $8,280,000 from a loan secured by the St. Mary property and the balance of $6,100,000 from an unsecured loan from our Sponsor. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate, for a further discussion. An acquisition fee of $414,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

2750 Monroe Boulevard – Valley Forge, Pennsylvania

On September 10, 2007, we acquired 2750 Monroe Boulevard, located in Valley Forge, Pennsylvania, or the 2750 Monroe property, for a total purchase price of $26,700,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price of the property with approximately $27,870,000 in borrowings under a secured revolving line of credit with LaSalle. See Note 7, Line of Credit, for a further discussion. An acquisition fee of $801,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

East Florida Senior Care Portfolio – Jacksonville, Winter Park and Sunrise, Florida

On September 28, 2007, we acquired the East Florida Senior Care Portfolio, located in Jacksonville, Winter Park and Sunrise, Florida, or the EFSC property, for a total purchase price of $52,000,000, plus closing costs. We acquired the property from an unaffiliated third party. We financed the purchase price using a combination of $24,918,000 in net proceeds from a $26,000,000 loan (net of a $4,500,000 loan holdback) from KeyBank National Association, or KeyBank, secured by the EFSC property, $11,000,000 in borrowings under a secured revolving line of credit with LaSalle and the balance with funds raised through our Offering. See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Mortgage Loan Payables and Note 7, Line of Credit, for a further discussion. An acquisition fee of $1,560,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliate.

Leverage

In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0% in connection with our first four acquisitions. The board of directors determined that the excess leverage was justified because it enabled us to purchase the properties during the initial stages of our Offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. As of November 13, 2007, our leverage does not exceed 300.0%. We may, with a majority of our independent directors’ authority, exceed our charter’s leverage guidelines again during the early stages of our operations. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

Proposed Unaffiliated Third Party Acquisition

Lima Medical Office Portfolio – Lima, Ohio

On July 31, 2007, our board of directors approved the acquisition of the Lima Medical Office Portfolio, located in Lima, Ohio. We anticipate purchasing the Lima Medical Office Portfolio for a purchase price of $25,750,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase using our secured revolving line of credit with LaSalle. We expect to pay our Advisor and its affiliate an acquisition fee of $773,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Lima Medical Office Portfolio.

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4.	Identified Intangible Assets

Identified intangible assets consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006

In place leases, net of accumulated amortization of $1,828,000 and $0 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted-average life of 55 months as of September 30, 2007).	$17,391,000	$—
Above market leases, net of accumulated amortization of $167,000 and $0 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted-average life of 55 months as of September 30, 2007).	1,162,000	—
Tenant relationships, net of accumulated amortization of $837,000 and $0 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted-average life of 99 months as of September 30, 2007).	22,679,000	—

	$41,232,000	$—

Amortization expense recorded on the identified intangible assets for the three months ended September 30, 2007 and 2006 was $1,713,000 and $0, respectively, which included $78,000 and $0, respectively, of amortization recorded against rental income for above market leases. Amortization expense recorded on the identified intangible assets for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 was $3,104,000 and $0, respectively, which included $167,000 and $0, respectively, of amortization recorded against rental income for above market leases.

Amortization expense on the identified intangible assets as of September 30, 2007 for the three months ended December 31, 2007, each of the next four years ended December 31 and thereafter, is as follows:

Year	Amount
2007	$2,083,000
2008	$7,406,000
2009	$6,766,000
2010	$5,264,000
2011	$3,978,000
Thereafter	$15,735,000

5.	Other Assets

Other assets consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006

Deferred financing costs, net of accumulated amortization of $54,000 and $0 as of September 30, 2007 and December 31, 2006, respectively	$1,615,000	$3,000
Lease commissions, net of accumulated amortization of $3,000 and $0 as of September 30, 2007 and December 31, 2006, respectively	123,000	—
Deferred rent receivable	191,000	—
Prepaid expenses and deposits	1,052,000	180,000

	$2,981,000	$183,000

Amortization expense recorded on deferred financing costs and lease commissions for the three months ended September 30, 2007 and 2006 was $39,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 was $57,000 and $0, respectively.

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6.	Mortgage Loan Payables and Unsecured Note Payables to Affiliate

Mortgage Loan Payables

Mortgage loan payables were $123,433,000 ($123,331,000, net of discount) and $0 as of September 30, 2007 and December 31, 2006, respectively. As of September 30, 2007, we had fixed and variable rate mortgage loans with the effective interest rates ranging from 5.52% to 6.52% per annum and the weighted-average effective interest rate of 6.01% per annum. We are required by the terms of the applicable loan documents to meet certain financial covenants, such as debt service coverage ratios and rent coverage ratios, and reporting requirements. As of September 30, 2007, we were in compliance with all such covenants and requirements.

Mortgage loan payables consisted of the following as of September 30, 2007 and December 31, 2006:

			Mortgage	Mortgage
			Loan Payables	Loan Payables
	Interest	Maturity	as of	as of
Property	Rate	Date	September 30, 2007	December 31, 2006

Fixed Debt:
Southpointe Office Parke and Epler Parke I	6.11%	9/1/2016	$9,146,000	$—
Crawfordsville Medical Office Park and Athens Surgery Center	6.12%	10/1/2016	4,264,000	—
The Gallery Professional Building	5.76%	3/1/2017	6,000,000	—
Lenox Office Park, Building G	5.88%	2/1/2017	12,000,000	—
Commons V Medical Office Building	5.54%	6/11/2017	10,000,000	—
Yorktown Medical Center and Shakerag Medical Center	5.52%	5/11/2017	13,530,000	—

Thunderbird Medical Plaza	5.67%	6/11/2017	14,000,000	—
Gwinnett Professional Center	5.88%	1/1/2014	5,713,000	—
St. Mary Physicians Center	5.80%	9/4/2009	8,280,000	—

			82,933,000	—
Variable Debt:
1 and 4 Market Exchange	Variable *	9/30/2010	14,500,000	—
East Florida Senior Care Portfolio	Variable **	10/1/2010	26,000,000	—

			40,500,000	—

	Total fixed and variable debt		123,433,000	—

	Less: discount		(102,000)	—

	Mortgage loan payables		$123,331,000	$—

* At our option, the loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.35%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As of September 30, 2007, the rate was 6.47%.

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** At our option, the loan bears interest at per annum rates equal to: (a) a rate equal to the greater of: (i) the prime rate, as established from time to time by KeyBank, or (ii) 1.0% in excess of the federal funds effective rate, as defined in the loan agreement; or (b) the Adjusted LIBOR Rate, as defined in the loan agreement. As of September 30, 2007, the rate was 6.52%.

The principal payments due on our mortgage loan payables as of September 30, 2007, for the three months ended December 31, 2007, each of the next four years ended December 31 and thereafter, is as follows:

Year	Amount

2007	$14,000
2008	$150,000
2009	$8,588,000
2010	$41,045,000
2011	$961,000
Thereafter	$72,675,000

Unsecured Note Payables to Affiliate

On January 22, 2007 and March 9, 2007, we entered into unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes in the principal amounts of $7,500,000 and $1,000,000, respectively. The unsecured notes provided for maturity dates of July 22, 2007 and September 9, 2007, respectively. The $7,500,000 and $1,000,000 unsecured notes bore interest at a fixed rate of 6.86% and 6.84% per annum, respectively, and required monthly interest-only payments for the terms of the unsecured notes. The unsecured notes provided for default interest rates in an event of default equal to 8.86% and 8.84% per annum, respectively. On March 28, 2007, we repaid all outstanding principal and accrued interest on both unsecured notes using proceeds from our Offering.

On June 8, 2007, we entered into an unsecured loan with NNN Realty Advisors, evidenced by an unsecured promissory note in the principal amount of $4,000,000. The unsecured note provided for a maturity date of December 8, 2007. The $4,000,000 unsecured note bore interest at a fixed rate of 6.82% per annum and required monthly interest-only payments for the term of the unsecured note. The unsecured note provided for a default interest rate in an event of default equal to 8.82% per annum. On June 18, 2007, we repaid all outstanding principal and accrued interest on the unsecured note using proceeds from our Offering.

On August 30, 2007 and September 5, 2007, we entered into unsecured loans with NNN Realty Advisors, evidenced by unsecured promissory notes in the principal amounts of $1,300,000 and $6,100,000, respectively. The unsecured notes provided for maturity dates of March 1, 2008 and March 5, 2008, respectively. The $1,300,000 and $6,100,000 unsecured notes bore interest at a fixed rate of 6.85% and 6.86% per annum, respectively, and required monthly interest-only payments for the terms of the unsecured notes. The unsecured notes provided for default interest rates in an event of default equal to 8.85% and 8.86% per annum, respectively. On September 4, 2007 and September 11, 2007, we repaid all outstanding principal and accrued interest on the $1,300,000 and $6,100,000 unsecured notes, respectively.

Because these loans were related party loans, the terms of the loans and the unsecured notes were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

7.	Line of Credit

On September 10, 2007, we entered into a loan agreement, or the Loan Agreement, with LaSalle to obtain a secured revolving credit facility in an aggregate maximum principal amount of $50,000,000, or the

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LaSalle Line of Credit. The proceeds of loans made under the Loan Agreement may be used to finance the purchase of properties or, provided no event of default has occurred and is continuing, may be used for any other lawful purpose. In addition to loans, our Operating Partnership may obtain up to $10,000,000 of the credit available under the Loan Agreement in the form of letters of credit. The initial term of the Loan Agreement is three years, which may be extended by one 12-month period subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.20% of the principal balance of loans then outstanding.

The actual amount of credit available under the Loan Agreement is a function of certain loan to cost, loan to value and debt service coverage ratios contained in the Loan Agreement. The maximum principal amount of the Loan Agreement may be increased to $120,000,000 subject to the terms of the Loan Agreement. Also, additional financial institutions may become lenders under the Loan Agreement.

At our option, loans under the Loan Agreement bear interest at per annum rates equal to (a) LIBOR plus a margin ranging from 1.45% to 1.60%, depending on the ratio of outstanding amounts under the Loan Agreement to the value of the collateral securing the Loan Agreement, (b) the greater of LaSalle’s prime rate or the Federal Funds Rate plus 0.50%, or (c) a combination of these rates. Accrued interest under the Loan Agreement is payable monthly and at maturity. In addition to interest, we are required to pay a fee on the unused portion of the lenders’ commitments under the Loan Agreement at a per annum rate equal to 0.20%, payable quarterly in arrears, beginning with the quarter ending December 31, 2007.

Our obligations with respect to the Loan Agreement are guaranteed by us and by our subsidiaries that own properties that serve as collateral for the Loan Agreement.

The Loan Agreement contains various affirmative and negative covenants that are customary for facilities and transactions of this type, including limitations on the incurrence of debt by us and our subsidiaries that own properties that serve as collateral for the Loan Agreement, limitations on the nature of our business, and limitations on distributions by us and our subsidiaries that own properties that serve as collateral for the Loan Agreement. The Loan Agreement also imposes the following financial covenants on us and our Operating Partnership, as applicable: (a) a minimum ratio of operating cash flow to interest expense, (b) a minimum ratio of operating cash flow to fixed charges, (c) a maximum ratio of liabilities to asset value, (d) a maximum distribution covenant and (e) a minimum net worth covenant, all of which are defined in the Loan Agreement. In addition, the Loan Agreement includes events of default that are customary for facilities and transactions of this type.

As of September 30, 2007 and December 31, 2006, borrowings under the LaSalle Line of Credit totaled $35,700,000 and $0, respectively. Borrowings as of September 30, 2007 bore interest at a weighted-average interest rate of 7.08% per annum.

8.	Identified Intangible Liabilities

Identified intangible liabilities consisted of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006

Below market leases, net of accumulated amortization of $130,000 and $0 as of September 30, 2007 and December 31, 2006, respectively, (with a weighted-average life of 59 months as of September 30, 2007)	$1,315,000	$—

	$1,315,000	$—

Amortization expense recorded on the identified intangible liabilities for the three months ended September 30, 2007 and 2006 was $93,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006 was $132,000

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and $0, respectively, which is recorded to rental income on the condensed consolidated statements of operations.

Amortization expense on the identified intangible liabilities as of September 30, 2007 for the three months ended December 31, 2007, each of the next four years ended December 31 and thereafter, is as follows:

Year	Amount

2007	$106,000
2008	$335,000
2009	$259,000
2010	$192,000
2011	$154,000
Thereafter	$269,000

9.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Environmental Matters

We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our consolidated financial position, results of operations or cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

Organizational, Offering and Related Expenses

As of September 30, 2007 and December 31, 2006, expenses of $990,000 and $1,728,000, respectively, in excess of 11.5% of the gross proceeds of our Offering, has been incurred by our Advisor or Triple Net Properties and therefore these expenses are not recorded in our accompanying condensed consolidated financial statements as of September 30, 2007 and December 31, 2006. To the extent we raise additional proceeds from our Offering, these amounts may become our liability. See Note 2, Summary of Significant Accounting Policies — Organizational, Offering and Related Expenses for a further discussion.

Other

Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In our opinion, these matters are not expected to have a material adverse effect on our consolidated financial position, results of operations or cash flows.

10.	Related Party Transactions

Fees and Expenses Paid to Affiliates

Some of our executive officers and our non-independent directors are also executive officers and/or holders of a direct or indirect interest in our Advisor, Triple Net Properties, our Dealer Manager, or other

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affiliated entities. Upon the effectiveness of our Offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement. These agreements entitle our Advisor, our Dealer Manager and their affiliates to specified compensation for certain services with regards to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred.

Offering Stage

Selling Commissions

Our Dealer Manager receives selling commissions up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. Our Dealer Manager may re-allow all or a portion of these fees to participating broker-dealers. For the three months ended September 30, 2007 and 2006, we incurred $3,673,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $10,915,000 and $0, respectively, in selling commissions to our Dealer Manager. Such commissions are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our Dealer Manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our Dealer Manager may receive non-accountable marketing support fees and due diligence expense reimbursements up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP, and may re-allow up to 1.5% of gross offering proceeds to participating broker-dealers. In addition, we may reimburse our Dealer Manager or its affiliates an additional accountable 0.5% of gross offering proceeds for bona fide due diligence expenses and may re-allow up to 0.5% of gross offering proceeds to participating broker-dealers. For the three months ended September 30, 2007 and 2006, we incurred $1,328,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $4,032,000 and $0, respectively, in marketing support fees and due diligence expense reimbursements to our Dealer Manager. Such fees and reimbursements are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our Dealer Manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our Advisor or Triple Net Properties on our behalf. Our Advisor or Triple Net Properties may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering other than shares sold pursuant to the DRIP. For the three months ended September 30, 2007 and 2006, we incurred $797,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $2,372,000 and $0, respectively, in other organizational and offering expenses to our Advisor or Triple Net Properties. Other organizational expenses are expensed as incurred, and offering expenses are charged to stockholders’ equity (deficit) as such amounts are reimbursed to our Advisor or Triple Net Properties from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our Advisor or its affiliates receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property

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acquired, as applicable. For the three months ended September 30, 2007 and 2006, we incurred $4,112,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $8,495,000 and $0, respectively, in acquisition fees to our Advisor or its affiliates. Acquisition fees are capitalized as part of the purchase price allocations.

Reimbursement of Acquisition Expenses

Our Advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, including amounts paid to third parties, will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition fees and expenses, including real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the three months ended September 30, 2007 and 2006, we incurred $4,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $7,000 and $0, respectively, for such expenses to our Advisor or its affiliates, excluding amounts our Advisor or its affiliates paid directly to third parties. Acquisition expenses are capitalized as part of the purchase price allocations.

Operational Stage

Asset Management Fee

Our Advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital. For the three months ended September 30, 2007 and 2006, we incurred $483,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $775,000 and $0, respectively, in asset management fees to our Advisor or its affiliates, which is included in general and administrative in the accompanying condensed consolidated statements of operations.

Property Management Fees

Our Advisor or its affiliates are paid a monthly property management fee equal to 4.0% of the gross cash receipts from each property managed. For properties managed by other third parties besides our Advisor or its affiliates, our Advisor or its affiliates will be paid up to 1.0% of the gross cash receipts from the property for a monthly oversight fee. For the three months ended September 30, 2007 and 2006, we incurred $173,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $291,000 and $0, respectively, in property management fees and oversight fees to our Advisor or its affiliates, which is included in rental expenses in the accompanying condensed consolidated statements of operations.

Lease Fees

Our Advisor, its affiliates or unaffiliated third parties, as the property manager, may receive a separate fee for leasing activities in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area ranging between 3.0% and 8.0% of gross revenues generated from the initial term of the lease. For the three months ended September 30, 2007 and 2006, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we incurred $93,000, $0, $127,000, and $0, respectively, to Triple Net Properties in lease fees.

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On-site Personnel and Engineering Payroll

For the three months ended September 30, 2007 and 2006, Triple Net Properties incurred payroll for on-site personnel and engineering on our behalf of $43,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, Triple Net Properties incurred payroll for on-site personnel and engineering on our behalf of $71,000 and $0, respectively, which is included in rental expense on the condensed consolidated statements of operations.

Operating Expenses

We reimburse our Advisor or its affiliates for expenses incurred in rendering its services to us, subject to certain limitations on our operating expenses. However, we cannot reimburse our Advisor and affiliates for fees and costs that exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement, unless the board of directors determines that such excess expenses were justified based on unusual and non-recurring factors. For the twelve months ended September 30, 2007, our operating expenses exceeded this limitation by $334,000. We raised the minimum offering and had funds held in escrow released to us to commence real estate operations in January 2007. At this early stage of our operations, our general and administrative expenses are relatively high compared with our funds from operations and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our funds from operations and our average invested assets was justified for the twelve months ended September 30, 2007 given the costs of operating a public company and the early stage of our operations.

For the three months ended September 30, 2007 and 2006, Triple Net Properties incurred on our behalf $68,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, Triple Net Properties incurred on our behalf $494,000 and $0, respectively, which is included in general and administrative in the accompanying condensed consolidated statements of operations or prepaid expenses on the accompanying condensed consolidated balance sheets, as applicable.

Liquidity Stage

Disposition Fees

Our Advisor or its affiliates will be paid, for services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors and will not exceed market norms. The amount of disposition fees paid, including real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the three months ended September 30, 2007 and 2006, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we did not incur such fees.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

Upon liquidation of our portfolio, our Advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, after subtracting distributions to our stockholders of (1) their initial contributed capital (less amounts paid to repurchase shares pursuant to our share repurchase program) plus (2) an annual cumulative, non-compounded return of 8.0% on average invested capital. Actual amounts depend upon the sales prices of properties upon

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liquidation. For the three months ended September 30, 2007 and 2006, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we did not incur such distributions.

Subordinated Distribution Upon Listing

Upon the listing of our shares of common stock on a national securities exchange, our Advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Actual amounts depend upon the market value of shares of our common stock at the time of listing, among other factors. For the three months ended September 30, 2007 and 2006, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we did not incur such distributions.

Subordinated Distribution Upon Termination

Upon termination of the Advisory Agreement, other than a termination by us for cause, our Advisor will be entitled to receive a distribution from our Operating Partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our Operating Partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our Operating Partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the Advisory Agreement.

Accounts Payable Due to Affiliates, Net

The following amounts were outstanding to affiliates as of September 30, 2007 and December 31, 2007:

Entity	Fee	September 30, 2007	December 31, 2006

Triple Net Properties	Operating Expenses	$75,000	$312,000
Triple Net Properties	Offering Costs	797,000	—
Triple Net Properties	On-site Payroll and Engineering	17,000	—
Triple Net Properties	Acquisition Related Expenses	128,000	—
Triple Net Properties	Receivable for Property Acquisition Refund	(119,000)	—
NNN Capital Corp.	Selling Commissions, Marketing Support Fees
	and Due Diligence Expense Reimbursements	392,000	—
Realty	Asset and Property Management Fees	540,000	—
Realty	Lease Commissions	60,000	—

		$1,890,000	$312,000

Unsecured Note Payables to Affiliate

For the three months ended September 30, 2007 and 2006, we paid interest expense to our Sponsor of $7,000 and $0, respectively, and for the nine months ended September 30, 2007 and for the period from

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

April 28, 2006 (Date of Inception) through September 30, 2006, we paid interest expense to our Sponsor of $84,000 and $0, respectively.

See Note 6, Mortgage Loan Payables and Unsecured Note Payables to Affiliate — Unsecured Note Payables to Affiliate for a further discussion.

11.	Minority Interest

As of September 30, 2007 and December 31, 2006, we owned a 99.99% and a 1.0%, respectively, general partnership interest in our Operating Partnership and our Advisor owned a 0.01% and a 99.0%, respectively, limited partnership interest. As such, 0.01% of the losses at our Operating Partnership are allocated to minority interest.

12.	Stockholders’ Equity (Deficit)

Common Stock

In April 2006, our Advisor purchased 200 shares of our common stock for total cash consideration of $2,000 and was admitted as our initial stockholder. On September 20, 2006 and October 4, 2006, we granted an aggregate of 15,000 shares and 5,000 shares, respectively, of restricted common stock to our independent directors. On April 12, 2007, we granted 5,000 shares of restricted common stock to our newly appointed independent director. On June 12, 2007, in connection with their re-election, we granted an aggregate of 12,500 shares of restricted stock to our independent directors. Through September 30, 2007, we issued 15,813,538 shares in connection with our Offering and 132,829 shares under the DRIP. As of September 30, 2007 and December 31, 2006, we had 15,984,067 and 20,200 shares of common stock outstanding, respectively.

We are offering and selling to the public up to 200,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 21,052,632 shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 1,000,000,000 shares of our common stock.

Preferred Stock

Our charter authorizes us to issue 200,000,000 shares of our $0.01 par value preferred stock. No shares of preferred stock were issued and outstanding as of September 30, 2007 and December 31, 2006.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of common stock through reinvestment of distributions, subject to certain conditions. We registered and reserved 21,052,632 shares of common stock for sale pursuant to the DRIP in our Offering. For the three and nine months ended September 30, 2007, $927,000 and $1,262,000, respectively, in distributions were reinvested and 97,543 and 132,829 shares, respectively, were issued under the DRIP. As of September 30, 2007 and December 31, 2006, a total of $1,262,000 and $0, respectively, in distributions were reinvested and 132,829 and 0 shares, respectively, were issued under the DRIP.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. On August 24, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Funds for the repurchase of shares will come exclusively from the proceeds we

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

receive from the sale of shares under the DRIP. As of September 30, 2007, no share repurchases had been made.

2006 Incentive Plan and Independent Directors Compensation Plan

Under the terms of our 2006 Incentive Plan, the aggregate number of shares of our common stock subject to options, shares of restricted common stock, stock purchase rights, stock appreciation rights or other awards, including those issuable under its sub-plan, the 2006 Independent Directors Compensation Plan, will be no more than 2,000,000 shares.

On September 20, 2006 and October 4, 2006, we granted an aggregate of 15,000 shares and 5,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Plan, to our independent directors under the 2006 Independent Director Compensation Plan. On April 12, 2007, we granted 5,000 shares of restricted common stock to our newly appointed independent director. On June 12, 2007, in connection with their re-election, we granted 12,500 shares of restricted stock to our independent directors. Each of these restricted stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share, the per share price of shares in our Offering, and is amortized on a straight-line basis over the vesting period. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. For the three months ended September 30, 2007 and 2006, we recognized compensation expense of $19,000 and $31,000, respectively, related to the restricted common stock grants, and for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through September 30, 2006, we recognized compensation expense of $77,000 and $31,000, respectively, related to the restricted common stock grants. Such compensation expense is included in general and administrative on our accompanying condensed consolidated statements of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of September 30, 2007 and December 31, 2006, there was approximately $247,000 and $149,000, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of restricted common stock. This expense is expected to be realized over a remaining weighted average period of 3.3 years.

As of September 30, 2007 and December 31, 2006, the fair value of the nonvested shares of restricted common stock was $270,000 and $160,000, respectively. A summary of the status of our shares of restricted common stock as of September 30, 2007 and December 31, 2006, and changes for the nine months ended September 30, 2007 is presented below:

	Restricted	Weighted Average
	Common	Grant Date
	Stock	Fair Value

Balance — December 31, 2006	16,000	$10.00
Granted	17,500	10.00
Vested	(6,500)	10.00
Forfeited	—	—

Balance — September 30, 2007	27,000	$10.00

Expected to vest — September 30, 2007	27,000	$10.00

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

13.	Subordinated Participation Interest

Pursuant to our Agreement of Limited Partnership approved by our board of directors, upon termination of the Advisory Agreement, other than a termination by us for cause, our Advisor will be entitled to receive a distribution from our Operating Partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our Operating Partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our Operating Partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our Advisor will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the Advisory Agreement.

14.	Business Combinations

As of September 30, 2007, we completed the acquisition of 14 consolidated properties, adding a total of approximately 1,547,000 square feet of GLA to our property portfolio. We purchased our 14 properties on the following dates:

Property	Date

Southpointe Office Parke and Epler Parke I	January 22, 2007
Crawfordsville Medical Office Park and Athens Surgery Center	January 22, 2007
The Gallery Professional Building	March 9, 2007
Lenox Office Park, Building G	March 23, 2007
Commons V Medical Office Building	April 24, 2007
Yorktown Medical Center and Shakerag Medical Center	May 2, 2007
Thunderbird Medical Plaza	May 15, 2007
Triumph Hospital Northwest and Triumph Hospital Southwest	June 8, 2007
Gwinnett Professional Center	July 27, 2007
1 and 4 Market Exchange	August 15, 2007
Kokomo Medical Office Park	August 30, 2007
St. Mary Physicians Center	September 5, 2007
2750 Monroe Boulevard	September 10, 2007
East Florida Senior Care Portfolio	September 28, 2007

Results of operations for the properties are reflected in our consolidated statements of operations for the three and nine months ended September 30, 2007 for the periods subsequent to the acquisition dates. The aggregate purchase price of the 14 consolidated properties was $283,150,000 plus closing costs of $9,795,000, of which $144,368,000 was initially financed with mortgage loans, unsecured note payables to an affiliate or borrowings under the LaSalle Line of Credit.

In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs and tenant relationships. Certain allocations as of September 30, 2007 are subject to change based on information received within one year of the purchase date related to one or more events at the time of purchase which confirm the value of an asset acquired or a liability assumed in an acquisition of a property.

Assuming all of the acquisitions discussed above had occurred on April 28, 2006 (Date of Inception), for the nine months ended September 30, 2007, pro forma revenues, net income (loss) and net income (loss) per

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

diluted share would have been $23,672,000, $(5,126,000) and $(0.49), respectively. For the three months ended September 30, 2007, pro forma revenues, net income (loss) and net income (loss) per diluted share would have been $7,648,000, $(2,088,000) and $(0.16), respectively. For the period from April 28, 2006 (Date of Inception) through September 30, 2006, pro forma revenues, net income (loss) and net income (loss) per diluted share would have been $13,527,000, $(1,914,000) and $(0.21), respectively. For the three months ended September 30, 2006, pro forma revenues, net income (loss) and net income (loss) per diluted share would have been $7,977,000, $(1,129,000) and $(0.13). The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

15.	Subsequent Events

Status of our Offering

As of October 31, 2007, we had received and accepted subscriptions in our Offering for 18,059,074 shares of our common stock, or $180,368,000, excluding shares issued under the DRIP.

Proposed Unaffiliated Third Party Acquisitions

Tucson Medical Office Portfolio – Tucson, Arizona

On October 24, 2007, our board of directors approved the acquisition of Tucson Medical Office Portfolio, located in Tucson, Arizona. We anticipate purchasing Tucson Medical Office Portfolio for a purchase price of $21,125,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase using the LaSalle Line of Credit. We expect to pay our Advisor and its affiliate an acquisition fee of $634,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of Tucson Medical Office Portfolio.

Northmeadow Medical Center – Roswell, Georgia

On October 24, 2007, our board of directors approved the acquisition of Northmeadow Medical Center, located in Roswell, Georgia. We anticipate purchasing Northmeadow Medical Center for a purchase price of $11,850,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase using the LaSalle Line of Credit. We expect to pay our Advisor and its affiliate an acquisition fee of $356,000, or approximately 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the fourth quarter of 2007; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of Northmeadow Medical Center.

Interest Rate Swaps

On October 12, 2007, we executed an interest rate swap agreement with Wachovia in connection with the $14,500,000 secured loan on the 1 and 4 Market Exchange property, or the Market Exchange loan. Pursuant to the terms of the original promissory note, the Market Exchange loan bears interest, at our option, at a per annum rate equal to either: (a) 30-day LIBOR plus 1.35%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. As a result of the interest rate swap agreement, the Market Exchange loan bears interest at an effective fixed rate of 5.97% per annum from September 28, 2007 through September 28, 2010; and provides for monthly interest-only payments due on the first day of each calendar month commencing on November 1, 2007.

On October 19, 2007, we executed an interest rate swap agreement with KeyBank in connection with the $30,500,000 secured loan on the EFSC property, or the EFSC loan. Pursuant to the terms of the original promissory note, the EFSC loan bears interest, at our option, at a per annum rate equal to either: (a) a rate

NNN Healthcare/Office REIT, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) – (Continued)

equal to the greater of: (i) the prime rate, as established from time to time by KeyBank, or (ii) 1.0% in excess of the federal funds effective rate, as defined in the loan agreement; or (b) the Adjusted LIBOR Rate, as defined in the loan agreement. As a result of the interest rate swap agreement, the EFSC loan bears interest at an effective fixed rate of 6.02% per annum from November 1, 2007 through October 1, 2010; and provides for monthly principal and interest payments due on the tenth day of each calendar month commencing on November 10, 2007.

Line of Credit

As of November 13, 2007, we have repaid $29,300,000 on the LaSalle Line of Credit and $6,400,000 remains outstanding.

EFSC Loan

On October 22, 2007, we met the requirements of the EFSC loan and received the $4,500,000 loan holdback held in escrow from KeyBank pursuant to the loan agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying consolidated balance sheets of NNN Healthcare/Office REIT, Inc. and subsidiary, a Maryland Corporation, (the “Company”) as of December 31, 2006 and April 28, 2006 (Date of Inception) and the related consolidated statements of operations, stockholders’ (deficit) equity and cash flows for the period from April 28, 2006 (Date of Inception) through December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and April 28, 2006 (Date of Inception), and the results of their operations and their cash flows for the period from April 28, 2006 (Date of Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche, LLP

Los Angeles, California
March 2, 2007

NNN Healthcare/Office REIT, Inc.

CONSOLIDATED BALANCE SHEETS

December 31, 2006 and April 28, 2006 (Date of Inception)

	December 31,	April 28, 2006
	2006	(Date of Inception)

ASSETS
Cash	$202,000	$202,000
Prepaid expenses	179,878	—
Other assets	3,446	—

Total assets	$385,324	$202,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’(DEFICIT) EQUITY
Liabilities:
Accrued liabilities	$61,944	$—
Due to affiliates	312,426	—

Total liabilities	374,370	—
Commitments and contingencies (Note 3)
Minority interest of limited partner in Operating Partnership	200,000	200,000
Stockholders’ (deficit) equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 20,200 and 200 shares issued and outstanding as of December 31, 2006 and April 28, 2006, respectively	162	2
Additional paid-in capital	52,563	1,998
Accumulated deficit	(241,771)	—

Total stockholders’ (deficit) equity	(189,046)	2,000

Total liabilities, minority interest and stockholders’ (deficit) equity	$385,324	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Period from April 28, 2006 (Date of Inception) through December 31, 2006

Expenses:
General and administrative	$(241,771)

Net loss	$(241,771)

Net loss per share — basic and diluted	$(149.03)

Weighted average number of common shares outstanding — basic and diluted	1,622

The accompanying notes are an integral part of these consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the Period from April 28, 2006 (Date of Inception) through December 31, 2006

	Common Stock		Additional			Total
	Number of		Paid-In	Preferred	Accumulated	Stockholders’
	Shares	Amount	Capital	Stock	Deficit	(Deficit) Equity

BALANCE — April 28, 2006	—	$—	$—	$—	$—	$—
Issuance of common stock	200	2	1,998	—	—	2,000
Issuance of vested and nonvested common stock	20,000	160	39,840	—	—	40,000
Amortization of nonvested common stock compensation	—	—	10,725	—	—	10,725
Net loss	—	—	—	—	(241,771)	(241,771)

BALANCE — December 31, 2006	20,200	$162	$52,563	$—	$(241,771)	$(189,046)

The accompanying notes are an integral part of these consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from April 28, 2006 (Date of Inception) through December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(241,771)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation	50,725
Changes in operating assets and liabilities:
Prepaid expenses	(179,878)
Other assets	(3,446)
Accrued liabilities	61,944
Due to affiliates	312,426

Net cash provided by operating activities	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,000
Minority interest contributions to Operating Partnership	200,000

Net cash provided by financing activities	202,000

NET CHANGE IN CASH	202,000
CASH — Beginning of period	—

CASH — End of period	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Period from April 28, 2006 (Date of Inception) through December 31, 2006

The use of the words “we,” “us” or “our” refers to NNN Healthcare/Office REIT, Inc. and our subsidiary, NNN Healthcare/Office REIT Holdings, L.P., except where the context otherwise requires.

1.	Organization and Description of Business

NNN Healthcare/Office REIT, Inc., a Maryland corporation, was incorporated on April 20, 2006 and intends to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, healthcare-related facilities and quality commercial office properties that produce current income. We may also invest in real estate related securities. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ended December 31, 2007.

We are conducting a best efforts initial public offering, or our Offering, in which we are offering a minimum of 200,000 shares of our common stock aggregating at least $2,000,000, or the minimum offering, and a maximum of 200,000,000 shares of our common stock for $10.00 per share and 21,052,632 shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $2,200,000,000, or the maximum offering. Shares purchased by our executive officers and directors, by NNN Capital Corp., or our Dealer Manager, by NNN Healthcare/Office REIT Advisor, LLC, or our Advisor, or by its affiliates did not count towards the minimum offering. On January 8, 2007, excluding shares purchased by our executive officers and directors, our Dealer Manager and our Advisor and its affiliates, we had received and accepted subscriptions in our Offering for 200,846 shares of our common stock, or $2,004,000, thereby exceeding the minimum offering. See Note 10, Subsequent Events — Status of our Offering for a further discussion.

We anticipate that we will conduct substantially all of our operations through NNN Healthcare/Office REIT Holdings, L.P., or our Operating Partnership. We are externally advised by our Advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us, our Advisor and Triple Net Properties, LLC, or Triple Net Properties, who is the managing member of our Advisor. The Advisory Agreement has a one-year term that expires in September 2007 and is subject to successive one-year renewals upon the mutual consent of the parties. Our Advisor supervises and manages our day-to-day operations and will select the properties and securities we acquire, subject to oversight by our board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common officers, some of whom also own an indirect equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, to provide various services to us and our future properties.

In the fourth quarter of 2006, NNN Realty Advisors, Inc., or NNN Realty Advisors, or our Sponsor, acquired all of the outstanding ownership interests of Triple Net Properties, NNN Capital Corp. and Realty. As a result, we consider NNN Realty Advisors to be our Sponsor.

As of December 31, 2006, we had neither purchased nor contracted to purchase any investments. See Note 10, Subsequent Events — Property Acquisitions for a further discussion on acquisitions.

2.	Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such financial statements and accompanying notes are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation

Our accompanying consolidated financial statements include our accounts and those of our Operating Partnership. We intend to operate in an umbrella partnership REIT structure in which our Operating Partnership, or wholly-owned subsidiaries of our Operating Partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our Operating Partnership and as of December 31, 2006, we owned a 1.0% general partnership interest therein. Our Advisor is a limited partner and as of December 31, 2006, owned a 99.0% limited partnership interest therein. Our Advisor is also entitled to certain subordinated distribution rights under the partnership agreement for our Operating Partnership. Management expects our ownership percentage in our Operating Partnership to increase significantly as we invest net proceeds from our Offering into our Operating Partnership. As of December 31, 2006, our Operating Partnership has no real estate operations and no assets other than the partners’ initial capital contributions. Because we are the sole general partner of our Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our Operating Partnership), the accounts of our Operating Partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Concentration of Credit Risk

Financial instruments that potentially subject us to a concentration of credit risk are primarily cash. We have cash in financial institutions that is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. As of December 31, 2006, we had cash accounts in excess of FDIC insured limits. We believe this risk is not significant.

Restricted Cash Held in Escrow

Restricted funds held in escrow of $1,802,000, including funds received from shares sold to our executive officers and directors, our Dealer Manager, and our Advisor and its affiliates, as of December 31, 2006 are not included in assets and consist of funds received in connection with subscription agreements to purchase shares of our common stock in connection with our Offering. We were required to raise the minimum offering on or before September 20, 2007 (one year following the commencement of our Offering), or, the funds raised, including interest, would have been returned to the subscribers. Therefore, as of December 31, 2006, the funds were held in an escrow account and were not released to or available to us until the minimum offering was raised.

On January 8, 2007, we raised the minimum offering and the funds held in escrow were released to us.

Organizational, Offering and Related Expenses

Our organizational, offering and related expenses are initially being paid by our Advisor, our Dealer Manager and their affiliates on our behalf. These organizational, offering and related expenses include all expenses (other than selling commissions and the marketing support fee) to be paid by us in connection with

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

our Offering. As of December 31, 2006, our Advisor or its affiliates have incurred $1,093,000. These expenses will only become our liability to the extent selling commissions, the marketing support fee and due diligence expense reimbursement and other organizational and offering expenses do not exceed 11.5% of the gross proceeds of our Offering. We have no obligation to reimburse our Advisor, our Dealer Manager or their affiliates for any organizational, offering and related expenses unless we raise the minimum offering. As such, these expenses are not recorded in our accompanying consolidated financial statements since we had not raised the minimum offering as of December 31, 2006. See Note 4, Related Party Transactions — Offering Stage for a further discussion of expenses during our offering stage.

Stock Compensation

We follow Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, to account for our stock compensation pursuant to our 2006 Incentive Plan and the 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan. See Note 6, Stockholders’ (Deficit) Equity — 2006 Incentive Plan and Independent Directors Compensation Plan for a further discussion of grants under our 2006 Incentive Plan.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ended December 31, 2007. We intend to qualify as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. Because of our intention to elect REIT status in 2007, we will not benefit from the loss incurred in the year ended December 31, 2006.

Per Share Data

We report earnings (loss) per share pursuant to SFAS No. 128, Earnings Per Share. Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) by the weighted average number of shares of our common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Restricted shares of common stock give rise to potentially dilutive shares of common stock.

For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we recorded a net loss of approximately $242,000. 16,000 shares of restricted common stock were outstanding as of December 31, 2006, but were excluded from the computation of diluted earnings per share because such shares of restricted common stock were anti-dilutive during this period.

Segment Disclosure

We internally evaluate operations as one segment and therefore do not report segment information.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board, or the FASB, issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, or FIN No. 48. This interpretation, among other things, creates a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that more-likely-than-not will be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. FTN No. 48 specifically prohibits the use of a valuation allowance as a substitute for derecognition of tax positions, and it has expanded disclosure requirements. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, in which the impact of adoption should be accounted for as a cumulative-effect adjustment to the beginning balance of retained earnings. The adoption of FIN No. 48 as of the beginning of the first quarter of 2007 did not have a material impact on our consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, or SFAS No. 157. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 157 on January 1, 2008. We are evaluating SFAS No. 157 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

In September 2006, the Securities and Exchange Commission, or the SEC, released Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Current Year Misstatements, or SAB No. 108, to address diversity in practice regarding consideration of the effects of prior year errors when quantifying misstatements in current year financial statements. The SEC staff concluded that registrants should quantify financial statement errors using both a balance sheet approach and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 states that if correcting an error in the current year materially affects the current year’s income statement, the prior period financial statements must be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 in the fourth quarter of 2006 did not have a material impact on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS No. 159. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the fiscal year beginning on or before November 15, 2007, provided the provisions of SFAS No. 157 are applied. We will adopt SFAS No. 159 on January 1, 2008. We are evaluating SFAS No. 159 and have not yet determined the impact the adoption, if any, will have on our consolidated financial statements.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

4.	Related Party Transactions

Some of our executive officers and our non-independent director are also executive officers and/or holders of a direct or indirect interest in our Advisor, Triple Net Properties, Realty, or other affiliated entities. Upon the effectiveness of our Offering, we entered into the Advisory Agreement and a dealer manager agreement, or the Dealer Manager Agreement, with our Dealer Manager. These agreements entitle our Advisor, our Dealer Manager and their affiliates to specified compensation for certain services with regard to our Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organizational and offering expenses incurred.

Offering Stage

Selling Commissions

Our Dealer Manager will receive selling commissions up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our Offering. Our Dealer Manager may re-allow all or a portion of these fees to participating broker-dealers. Our Dealer Manager did not receive selling commissions for the period from April 28, 2006 (Date of Inception) through December 31, 2006. Selling commissions are not recorded in our accompanying consolidated financial statements because such commissions were not our liability since we had not raised the minimum offering as of December 31, 2006. When recorded by us, such commissions will be charged to stockholders’ equity as such amounts are paid to our Dealer Manager from the gross proceeds of our Offering.

Marketing Support Fee and Due Diligence Expense Reimbursement

Our Dealer Manager may receive non-accountable marketing support fees up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our Offering and may re-allow up to 1.5% of these fees to participating broker-dealers. In addition, we may reimburse our Dealer Manager or its affiliates an additional accountable 0.5% of gross offering proceeds for bona fide due diligence expenses and may re-allow up to 0.5% of these fees to participating broker-dealers. Our Dealer Manager or its affiliates did not receive marketing support fees or due diligence expense reimbursements for the period from April 28, 2006 (Date of Inception) through December 31, 2006. Marketing support fees and due diligence expense reimbursements are not recorded in our accompanying consolidated financial statements because such fees and reimbursements were not our liability since we had not raised the minimum offering as of December 31, 2006. When recorded by us, such fees and reimbursements will be charged to stockholders’ equity as such amounts are reimbursed to our Dealer Manager or its affiliates from the gross proceeds of our Offering.

Other Organizational and Offering Expenses

Our organizational and offering expenses are paid by our Advisor or Triple Net Properties on our behalf. Our Advisor or Triple Net Properties may be reimbursed for actual expenses incurred for up to 1.5% of the gross offering proceeds for the shares sold under our Offering. No reimbursements were made to our Advisor or Triple Net Properties for the period from April 28, 2006 (Date of Inception) through December 31, 2006 for other organizational and offering expenses. Other organizational and offering expenses are not recorded in our accompanying consolidated financial statements because such expenses were not our liability since we had

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

not raised the minimum offering as of December 31, 2006. When recorded by us, organizational expenses will be expensed as incurred and offering expenses will be charged to stockholders’ equity as such amounts are reimbursed to our Advisor or Triple Net Properties from the gross proceeds of our Offering.

Acquisition and Development Stage

Acquisition Fees

Our Advisor or its affiliates will receive, as compensation for services rendered in connection with the investigation, selection and acquisition of properties, an acquisition fee up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Reimbursement of Acquisition Expenses

Our Advisor or its affiliates will be reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties, which will not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition fees and expenses, including real estate commissions paid to unaffiliated parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our disinterested independent directors. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such expenses.

Operational Stage

Asset Management Fee

Our Advisor or its affiliates will be paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 1.0% of the average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Property Management Fees

Our Advisor or its affiliates will be paid a monthly property management fee equal to 4.0% of the gross cash receipts from each property managed. For properties managed by other third parties besides our Advisor or its affiliates, our Advisor or its affiliates will be paid up to 1.0% of the gross cash receipts from the property for a monthly oversight fee. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Operating Expenses

Our Advisor or its affiliates will be reimbursed for expenses incurred in rendering its services, subject to certain limitations. Fees and costs reimbursed to our Advisor or its affiliates cannot exceed the greater of: (1) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (2) 25.0% of our net income, as defined in the Advisory Agreement. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, Triple Net Properties incurred $312,000 on our behalf. As of December 31, 2006, we had not reimbursed our Advisor or its affiliates for such expenses.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Liquidity Stage

Disposition Fees

Our Advisor or its affiliates will be paid, for a substantial amount of services relating to a sale of one or more properties, a disposition fee up to the lesser of 1.75% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors and will not exceed market norms. The amount of disposition fees paid, including real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive disposition fee or an amount equal to 6.0% of the contract sales price. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such fees.

Subordinated Participation Interest

Subordinated Distribution of Net Sales Proceeds

Upon liquidation of our portfolio, our Advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the net proceeds from the sales of properties, after subtracting distributions to our stockholders of (1) their initial contributed capital (less amounts paid to repurchase shares pursuant to our share repurchase program) plus (2) an annual cumulative, non-compounded return of 8.0% on average invested capital. Actual amounts depend upon the sales prices of properties upon liquidation. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Subordinated Distribution Upon Listing

Upon the listing of shares of our common stock on a national securities exchange, our Advisor will be paid a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Actual amounts depend upon the market value of shares of our common stock at the time of listing, among other factors. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

Subordinated Distribution Upon Termination

Upon termination of the Advisory Agreement, other than a termination by us for cause, our Advisor will be entitled to receive a distribution from our Operating Partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our Operating Partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our Operating Partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our Advisor will not be entitled to this distribution if shares of our common stock have been listed on a national securities exchange prior to the termination of the Advisory Agreement. For the period from April 28, 2006 (Date of Inception) through December 31, 2006, we did not incur such distributions.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Due to Affiliates

As of December 31, 2006, approximately $312,000 was payable to Triple Net Properties, primarily for reimbursement of insurance premiums.

5.	Minority Interest

In April 2006, we made an initial capital contribution to our Operating Partnership of $2,000 and our Advisor made an initial capital contribution of $200,000 to our Operating Partnership. We used the proceeds from the sale of shares of our common stock to our Advisor to make such capital contribution to our Operating Partnership. As of December 31, 2006, we owned a 1.0% general partnership interest in our Operating Partnership and our Advisor owned a 99.0% limited partnership interest.

6.	Stockholders’ (Deficit) Equity

Common Stock

In April 2006, our Advisor purchased 200 shares of our common stock for total cash consideration of $2,000 and was admitted as our initial stockholder. On September 20, 2006 and October 4, 2006, we granted 15,000 shares and 5,000 shares, respectively, of restricted common stock to our independent directors. As such, as of December 31, 2006 and April 28, 2006, we had 20,200 and 200 shares, respectively, of our common stock outstanding.

We are offering and selling to the public up to 200,000,000 shares of our $0.01 par value common stock for $10.00 per share and up to 21,052,632 shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 1,000,000,000 shares of our common stock.

Common Stock Held in Escrow

In connection with our Offering, we received subscriptions of 200,899 shares of our common stock, or $1,802,000, including shares sold to our executive officers and directors, our Dealer Manager, and our Advisor and its affiliates, at $10.00 per share as of December 31, 2006. On January 8, 2007, we raised the minimum offering and the funds held in escrow were released to us.

Preferred Stock

Our charter authorizes us to issue 200,000,000 shares of our $0.01 par value preferred stock. No shares of preferred stock were issued and outstanding as of December 31, 2006.

Distribution Reinvestment Plan

We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through reinvestment of distributions, subject to certain conditions. We registered and reserved 21,052,632 shares of our common stock for sale pursuant to the DRIP in our Offering. No reinvestment of distributions were made for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

Share Repurchase Plan

Our board of directors has approved a share repurchase plan. On August 24, 2006, we received SEC exemptive relief from rules restricting issuer purchases during distributions. The share repurchase plan allows for share repurchases by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Funds for the repurchase of shares will come exclusively from the proceeds we receive from the sale of shares under the DRIP. No share repurchases were made for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006 Incentive Plan and Independent Directors Compensation Plan

Under the terms of our 2006 Incentive Plan, the aggregate number of shares of our common stock subject to options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards, including those issuable under its sub-plan, the 2006 Independent Directors Compensation Plan, will be no more than 2,000,000 shares.

On September 20, 2006 and October 4, 2006, we granted 15,000 shares and 5,000 shares, respectively, of restricted common stock, as defined in the 2006 Incentive Plan, to our independent directors under the 2006 Independent Directors Compensation Plan, of which 20.0% vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant. The fair value of each share of restricted common stock was estimated at the date of grant at $10.00 per share and is amortized on a straight-line basis. Shares of restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. We recognized compensation expense of approximately $51,000 related to the restricted common stock grants for the period from April 28, 2006 (Date of Inception) through December 31, 2006, which is included in general and administrative on our accompanying consolidated statement of operations. Shares of restricted common stock have full voting rights and rights to dividends.

As of December 31, 2006, there was approximately $149,000 of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested restricted shares of common stock. The expense is expected to be realized over a weighted average period of approximately three years and nine months.

As of December 31, 2006, the fair value of the nonvested restricted shares of common stock was $160,000. A summary of the status of our shares of restricted common stock as of December 31, 2006, and changes for the period from April 28, 2006 (Date of Inception) through December 31, 2006, is presented below:

	Restricted	Weighted Average
	Common	Grant Date
	Stock	Fair Value

Balance — April 28, 2006	—	—
Granted	20,000	$10.00
Vested	(4,000)	$10.00
Forfeited	—	—

Balance — December 31, 2006	16,000	$10.00

Vested or expected to vest — December 31, 2006	16,000	$10.00

7.	Subordinated Participation Interest

Pursuant to our Agreement of Limited Partnership approved by our board of directors, upon termination of the Advisory Agreement, other than a termination by us for cause, our Advisor will be entitled to receive a distribution from our Operating Partnership in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our Operating Partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our Operating Partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, our Advisor will not be entitled to this distribution if shares of our common stock have been listed on a national securities exchange prior to the termination of the Advisory Agreement.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	General and Administrative Expenses

For the period from April 28, 2006 (Date of Inception) through December 31, 2006, general and administrative expenses of approximately $242,000 consisted of insurance premiums for directors’ and officers’ liability insurance of $68,000, directors’ fees of $55,000, restricted common stock compensation of $51,000 and professional and legal fees of $68,000.

Such expenses are subject to the operating expense reimbursement obligation of our Advisor as discussed in Note 4, Related Party Transactions — Operating Expenses.

9.	Selected Quarterly Financial Data (Unaudited)

Set forth below is the unaudited selected quarterly financial data. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the unaudited selected quarterly financial data when read in conjunction with our consolidated financial statements.

			Period from
			April 28, 2006
	Quarters Ended		(Date of Inception)
	December 31,	September 30,	through
	2006	2006	June 30, 2006

Revenues	$—	$—	$—
Expenses	(192,112)	(49,659)	—

Net loss	$(192,112)	$(49,659)	$—

Loss per share — basic and diluted	$(46.10)	$(88.84)	$—

10.	Subsequent Events

Status of our Offering

As of January 8, 2007, excluding shares purchased by our executives officers and directors, our Dealer Manager and our Advisor and its affiliates, we had received and accepted subscriptions in our Offering for 200,846 shares of our common stock, or $2,004,000, thereby exceeding the minimum offering. Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and are available for the acquisition of properties and other purposes disclosed in our Registration Statement on Form S-11 (File No. 333-133652, effective September 20, 2006) filed with the Securities and Exchange Commission. As of February 28, 2007, we had received and accepted subscriptions in our Offering for 722,689 shares of our common stock, or $7,197,000.

Unsecured Loan

On January 22, 2007, in connection with our acquisition of the 100% membership interests in NNN Southpointe, LLC and NNN Crawfordsville, LLC, we entered into an unsecured loan with NNN Realty Advisors, evidenced by a promissory note in the principal amount of $7,500,000. The unsecured loan matures on July 22, 2007. The unsecured loan bears interest at a fixed rate of 6.86% per annum and requires monthly interest-only payments beginning on February 1, 2007 for the term of the unsecured loan. NNN Realty Advisors is our sponsor and therefore these loans are deemed to be related party loans. The terms of this related party unsecured loan, were approved by our board of directors, including the majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property Acquisitions

On January 22, 2007, we purchased a 100% membership interest in NNN Southpointe, LLC from NNN South Crawford Member, LLC, an indirect wholly-owned subsidiary of our Sponsor, for a total purchase price of $14,800,000. NNN Southpointe, LLC has a fee simple ownership interest in Southpointe Office Parke and Epler Parke I, or the Southpointe property, located in Indianapolis, Indiana. We primarily financed the purchase price of the property through the assumption of an existing mortgage loan payable of $9,146,000 on the property with LaSalle Bank National Association, or LaSalle, and approximately $5,115,000 of the proceeds from a $7,500,000 unsecured loan (as described above) from NNN Realty Advisors. The balance was provided by funds raised through our Offering. An acquisition fee of $444,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliates.

The $9,146,000 existing mortgage loan payable on the Southpointe property matures on September 1, 2016 and bears interest at a fixed rate of 6.113% per annum. Pursuant to our assumption of the mortgage loan payable, we are required to make monthly interest-only payments on the first day of each month through September 1, 2010. Beginning on October 1, 2010, we will be required to make principal and interest payments on the first day of each month until maturity. The mortgage loan provides for a default interest rate of an additional 5.0% per annum in an event of default and late charges in an amount equal to the lesser of (a) an additional 3.0% of the amount of any overdue payments or (b) the maximum amount permitted by applicable law, in addition to any default interest payments.

Since we acquired the NNN Southpointe, LLC membership interests from an indirect wholly-owned subsidiary of our Sponsor, an independent appraiser was engaged to value the property, the transaction was approved by the majority of our directors, including a majority of our independent directors and it was determined by a majority of our board of directors, including a majority of our independent directors that the transaction is fair and reasonable to us and at a price no greater than the cost of the investment to our Sponsor’s indirect wholly-owned subsidiary or the property’s appraised value.

On January 22, 2007, we purchased a 100% membership interest in NNN Crawfordsville, LLC from NNN South Crawford Member, LLC, for a total purchase price of $6,900,000. NNN Crawfordsville, LLC has a fee simple ownership interest in Crawfordsville Medical Office Park and Athens Surgery Center, or the Crawfordsville property, located in Crawfordsville, Indiana. We primarily financed the purchase price of the property through the assumption of an existing mortgage loan payable of $4,264,000 on the property with LaSalle and approximately $2,385,000 of the proceeds from a $7,500,000 unsecured loan (as described above) from NNN Realty Advisors. The balance was provided by funds raised through our Offering. An acquisition fee of $207,000, or 3.0% of the purchase price, was paid to our Advisor and its affiliates.

The $4,264,000 mortgage loan payable on the Crawfordsville property matures on October 1, 2016 and bears interest at a fixed rate of 6.123% per annum. Pursuant to our assumption of the mortgage loan payable, we are required to make monthly interest-only payments on the first day of each month through October 1, 2010. Beginning on November 1, 2010, we will be required to make principal and interest payments on the first day of each month until maturity. The mortgage loan provides for a default interest rate of an additional 5.0% per annum in an event of default and late charges in an amount equal to the lesser of (a) an additional 3.0% of the amount of any overdue payments or (b) the maximum amount permitted by applicable law, in addition to any default interest payments.

Since we acquired the NNN Crawfordsville, LLC membership interests from an indirect wholly-owned subsidiary of our Sponsor, an independent appraiser was engaged to value the property, the transaction was approved by the majority of our directors, including a majority of our independent directors and it was determined by a majority of our board of directors, including a majority of our independent directors that the transaction is fair and reasonable to us and at a price no greater than the cost of the investment to our Sponsor’s indirect wholly-owned subsidiary or the property’s appraised value.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As a result of the acquisitions of the Crawfordsville property and the Southpointe property, as of January 22, 2007, our leverage exceeds 300.0%. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0% in connection with the acquisitions. The board of directors determined that the excess leverage was justified because it enabled us to purchase the property during the initial stages of our Offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. We will likely continue to exceed our charter’s leverage guidelines during the early stages of our operations. We will take action to reduce any such excess as soon as practicable. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets.

Proposed Property Acquisitions

In January 2007, our board of directors approved the acquisitions of: (i) the Gallery Professional Building located in St. Paul, Minnesota for a purchase price of $8,800,000, plus closing costs; and (ii) Lenox Office Park, Building G, located in Memphis, Tennessee for a purchase price of $18,500,000, plus closing costs, contingent upon raising sufficient financing and other conditions.

Appointment to the Audit Committee

On January 17, 2007, Gary T. Wescombe accepted his appointment to the Audit Committee of our board of directors.

Distribution

Our board of directors approved a 6.5% per annum distribution to be paid to stockholders beginning on January 8, 2007, the date we reached our minimum offering. The first distribution was paid on February 15, 2007 for the period ended January 31, 2007.

On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to stockholders beginning with our February 2007 monthly distribution which will be paid in March 2007. Distributions are paid monthly.

11. Subsequent Events (Unaudited)

Status of our Offering

As of April 12, 2007, we had received and accepted subscriptions in our Offering for 3,626,010 shares of our common stock, or $36,218,000.

Unsecured Loans

On March 9, 2007, in connection with our acquisition of the 100% membership interests in NNN Gallery Medical, LLC, we entered into an unsecured loan with NNN Realty Advisors, evidenced by a promissory note, in the principal amount of $1,000.000. The unsecured loan matures on September 9, 2007. The unsecured loan bears interest at a fixed rate of 6.84% per annum and requires monthly interest-only payments beginning on April 1, 2007 for the term of the unsecured loan. NNN Realty Advisors is our sponsor and therefore these loans are deemed to be related party loans. The terms of this related party unsecured loan, were approved by our board of directors, including the majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On March 28, 2007, we repaid all outstanding principal and accrued interest on the two unsecured loans with NNN Realty Advisors using proceeds from our Offering.

Property Acquisitions

On March 9, 2007, we acquired all of the membership interests of NNN Gallery Medical, LLC for a total purchase price of $8,800,000, plus closing costs. NNN Gallery Medical, LLC has fee simple ownership of The Gallery Professional Building, an eight-story medical building located in downtown St. Paul, Minnesota. We primarily financed the purchase price of through the assumption of the existing $6,000,000 mortgage and a $1,000,000 loan from NNN Realty Advisors (described above). The balance of the purchase price was provided by funds raised through our Offering. In connection with the acquisition, we incurred an acquisition fee of $264,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

The existing $6,000,000 mortgage loan payable on the property bears interest at a fixed rate of 5.76% per annum and matures on March 1, 2017. Pursuant to our assumption of the mortgage loan payable, we are required to make monthly interest-only payments on the first day of each month through March 1, 2011. Beginning on April 1, 2011, we will be required to make principal and interest payments on the first day of each month until maturity.

On March 23, 2007, we acquired all of the membership interests of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC for a total purchase price of $18,500,000, plus closing costs. NNN Lenox Medical, LLC holds a leasehold interest in Lenox Office Park Building G, and NNN Lenox Medical Land, LLC holds a fee simple interest in two vacant parcels of land within Lenox Office Park, located in Memphis, Tennessee. We primarily financed the purchase price of NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC through the assumption of the existing $12,000,000 mortgage. The balance of the purchase price was provided by funds raised through our Offering. In connection with the acquisition, we incurred an acquisition fee of $555,000, or 3.0% of the purchase price, to our Advisor and its affiliate.

The existing $12,000,000 mortgage loan payable bears interest at a fixed rate of 5.88% per annum and matures on February 1, 2017. Pursuant to our assumption of the mortgage loan payable, we are required to make monthly interest-only payments on the first day of each month through February 1, 2011. Beginning on March 1, 2011, we will be required to make principal and interest payments on the first day of each month until maturity.

Since we acquired the NNN Gallery Medical, LLC, NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC membership interests from an affiliate and subsidiaries of our Sponsor, an independent appraiser was engaged to value the properties, the transactions were approved by the majority of our directors, including a majority of our independent directors and it was determined by a majority of our board of directors, including a majority of our independent directors that the transactions are fair and reasonable to us and at prices no greater than the cost of the investments to our affiliate and Sponsor’s subsidiaries or the properties’ appraised values.

As a result of the acquisitions of each of the The Gallery Professional Building and Lenox Office Park Building G, on the acquisition date, our leverage exceeded 300.0%. In accordance with our charter, a majority of our directors, including a majority of our independent directors, approved our leverage exceeding 300.0% in connection with the acquisitions. The board of directors determined that the excess leverage was justified because it enabled us to purchase the property during the initial stages of our offering, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital. As of April 23, 2007, our leverage does not exceed 300.0%.

NNN Healthcare/Office REIT, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Potential Property Acquisitions

On March 23, 2007, our board of directors approved the acquisition of Yorktown Medical Center and Shakerag Medical Center located in Fayette County, Georgia. We expect to purchase the Fayette property from an unaffiliated third party for a purchase price of $21,500,000, as soon as we have sufficient proceeds available from our Offering to fund the cash portion of the purchase price. In connection with the purchase, we expect to obtain a $13,500,000 fixed-rate first mortgage from LaSalle. We expect to pay our Advisor and its affiliate an acquisition fee of $645,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the second quarter of 2007.

On April 5, 2007, our board of directors approved the acquisition of Commons V. Commons V is a three-story multi-tenant medical office building centrally located in Naples, Florida. We anticipate purchasing Commons V for a purchase price of $14,100,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through our Offering. We expect to pay our Advisor and its affiliate an acquisition fee of $423,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the second quarter of 2007.

On April 5, 2007, our board of directors also approved the acquisition of Thunderbird Medical Plaza. Thunderbird Medical Plaza is a multi-tenant, three building portfolio located in Glendale, Arizona. We anticipate purchasing Thunderbird Medical Plaza for a purchase price of $25,250,000, plus closing costs, from unaffiliated third parties. We intend to finance the purchase through a combination of debt financing and funds raised through our Offering. We expect to pay our Advisor and its affiliate an acquisition fee of $758,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the second quarter of 2007.

On April 5, 2007, our board of directors also approved the acquisition of Triumph Hospital Northwest and Triumph Hospital Southwest, which we collectively refer to as the Triumph Hospital Portfolio. Triumph Hospital Northwest and Triumph Hospital Southwest are located in suburban Houston, Texas. We anticipate purchasing the Triumph Hospital Portfolio for a purchase price of $36,500,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through a combination of debt financing and funds raised through our Offering. We expect to pay our Advisor and its affiliate an acquisition fee of $1,095,000, or 3.0% of the purchase price, in connection with the acquisition. We anticipate that the closing will occur in the second quarter of 2007.

Election of New Director

On April 12, 2007, our board of directors appointed Larry L. Mathis to serve as an independent director on our board of directors.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Southpointe Office Parke and Epler Parke I, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Southpointe Office Parke and Epler Parke I for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
February 9, 2007

SOUTHPOINTE OFFICE PARKE AND EPLER PARKE I
STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended
December 31,
2006

Revenues:
Rental income	$1,432,000
Tenant reimbursements	306,000
Other	19,000

Total revenues	1,757,000

Certain expenses:
Grounds maintenance	46,000
Building maintenance	52,000
Real estate taxes	378,000
Electricity, water and gas utilities	58,000
Property management fees	50,000
Insurance	7,000
General and administrative	54,000

Total certain expenses	645,000

Revenues in excess of certain expenses	$1,112,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

SOUTHPOINTE OFFICE PARKE AND EPLER PARKE I

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2006

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses includes the operations of Southpointe Office Parke and Epler Parke I, or the Property, located in Indianapolis, Indiana. The Property has 97,000 square feet of gross leaseable area and is 95% leased as of December 31, 2006.

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

NOTE 3 — LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2012 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease

SOUTHPOINTE OFFICE PARKE AND EPLER PARKE I

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$1,252,000
2008	930,000
2009	717,000
2010	510,000
2011	430,000
Thereafter	307,000

$4,146,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 — TENANT CONCENTRATION

For the year ended December 31, 2006, the Property had one tenant occupying 14% of the gross leaseable area which accounted for 17% of total rental income.

		Aggregate Annual Rental	% Aggregate Annual
Tenant Name	Date of Lease Expiration	Income	Rental Income

Circle Design Group	July 31, 2012	$243,000	17%

If this tenant were to default on its lease, future revenue of the Property would be materially and adversely impacted.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

SOUTHPOINTE OFFICE PARKE AND EPLER PARKE I

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 6 — SUBSEQUENT EVENTS

On January 22, 2007, NNN Healthcare/Office REIT Holdings, L.P. purchased a 100% membership interest in NNN Southpointe, LLC for a total purchase price of $14,800,000 from NNN South Crawford Member, LLC. NNN Southpointe, LLC has a fee simple ownership of the Property.

Independent Auditors’ Report
To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Crawfordsville Medical Office Park and Athens Surgery Center, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 of Crawfordsville Medical Office Park and Athens Surgery Center for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
February 9, 2007

CRAWFORDSVILLE MEDICAL OFFICE PARK AND ATHENS SURGERY CENTER

STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended
December 31,
2006

Revenues:
Rental income	$581,000
Tenant reimbursements	251,000
Other	1,000

Total revenues	833,000

Certain expenses:
Grounds maintenance	14,000
Building maintenance	48,000
Real estate taxes	92,000
Electricity, water and gas utilities	94,000
Property management fees	16,000
Insurance	3,000
General and administrative	25,000

Total certain expenses	292,000

Revenues in excess of certain expenses	$541,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

CRAWFORDSVILLE MEDICAL OFFICE PARK AND ATHENS SURGERY CENTER

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2006

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses includes the operations of Crawfordsville Medical Office Park and Athens Surgery Center, or the Property, located in Crawfordsville, Indiana. The Property has 44,000 square feet of gross leaseable area and is 100% leased as of December 31, 2006.

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

NOTE 3 — LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2016 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease

CRAWFORDSVILLE MEDICAL OFFICE PARK AND ATHENS SURGERY CENTER

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$578,000
2008	591,000
2009	593,000
2010	593,000
2011	605,000
Thereafter	1,837,000

$4,797,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 — TENANT CONCENTRATION

For the year ended December 31, 2006, the Property had two tenants occupying 100% of the gross leaseable area which accounted for 100% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Sisters of St. Francis Health Services, Inc.	January 31, 2013	$365,000	63%
St. Vincent Hospital & Health Care Center	February 29, 2016	$216,000	37%

If these tenants were to default on their leases, future revenue of the Property would be materially and adversely impacted.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

CRAWFORDSVILLE MEDICAL OFFICE PARK AND ATHENS SURGERY CENTER

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 6 — SUBSEQUENT EVENTS

On January 22, 2007, NNN Healthcare/Office REIT Holdings, L.P. purchased a 100% membership interest in NNN Crawfordsville, LLC for a total purchase price of $6,900,000 from NNN South Crawford Member, LLC. NNN Crawfordsville, LLC has a fee simple ownership of the Property.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of The Gallery Professional Building, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of The Gallery Professional Building for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
March 13, 2007

THE GALLERY PROFESSIONAL BUILDING

STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended
December 31,
2006

Revenues:
Rental income	$1,839,000
Tenant reimbursements	221,000
Real estate taxes	56,000
Other	15,000

Total revenues	2,131,000

Certain expenses:
Grounds maintenance	21,000
Building maintenance	374,000
Real estate taxes	144,000
Electricity, water and gas utilities	289,000
Property management fees	48,000
Insurance	47,000
General and administrative	269,000
Other	34,000

Total certain expenses	1,226,000

Revenues in excess of certain expenses	$905,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

THE GALLERY PROFESSIONAL BUILDING

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2006

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses includes the operations of The Gallery Professional Building, or the Property, located in St. Paul, Minnesota. The Property has 105,000 square feet of gross leaseable area and is 68% leased as of December 31, 2006.

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

NOTE 3 — LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2012 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease

THE GALLERY PROFESSIONAL BUILDING

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$945,000
2008	855,000
2009	793,000
2010	772,000
2011	444,000
Thereafter	173,000

$3,982,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 — TENANT CONCENTRATION

For the year ended December 31, 2006, the Property had three tenants occupying 25% of the gross leaseable area which accounted for 50% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

HealthEast Care Systems	September 30, 2009	$246,000	13%
Summit Orthopedics, Ltd.	May 31, 2011	$487,000	26%
Medical Associates of Minnesota, PA	September 30, 2012	$289,000	16%

If these tenants were to default on their leases and substitute tenants were not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

THE GALLERY PROFESSIONAL BUILDING

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 6 — SUBSEQUENT EVENTS

On March 9, 2007, NNN Healthcare/Office REIT Holdings, L.P. purchased a 100% membership interest in NNN Gallery Medical, LLC for a total purchase price of $8,800,000. NNN Gallery Medical, LLC has a fee simple ownership of the Property.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Lenox Office Park, Building G, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Lenox Office Park, Building G for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
March 26, 2007

LENOX OFFICE PARK, BUILDING G

STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended
December 31,
2006

Revenues:
Rental income	$2,135,000
Tenant reimbursements	148,000
Other	2,000

Total revenues	2,285,000

Certain expenses:
Grounds maintenance	75,000
Building maintenance	302,000
Real estate taxes	38,000
Electricity, water and gas utilities	143,000
Property management fees	134,000
Insurance	37,000
General and administrative	341,000

Total certain expenses	1,070,000

Revenues in excess of certain expenses	$1,215,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

LENOX OFFICE PARK, BUILDING G

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2006

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses includes the operations of Lenox Office Park, Building G, or the Property, located in Memphis, Tennessee. The Property is a four-story, Class A, single tenant building containing approximately 98,000 square feet of gross leaseable area and is 100% leased as of December 31, 2006.

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Pilot Credit

The Property was developed under the Payment in Lieu of Taxes tax abatement program, or Pilot Credit program. Under this program, the Property was conveyed to the City of Memphis Industrial Board and leased back to the developer for a nominal annual rent. In return the developer receives reduced real estate taxes.

LENOX OFFICE PARK, BUILDING G

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 3 — LEASES

The Property has entered into an operating lease agreement with a tenant that expires in January 2010 and is subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating lease as of December 31, 2006 are as follows:

2007	$2,131,000
2008	2,173,000
2009	2,217,000
2010	185,000

$6,706,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 — TENANT CONCENTRATION

For the year ended December 31, 2006, the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of total rental income

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Pfizer, Inc.	January 31, 2010	$2,135,000	100%

If this tenant were to default on its lease, future revenue of the Property would be materially and adversely impacted.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

LENOX OFFICE PARK, BUILDING G

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 6 — SUBSEQUENT EVENTS

On January 3, 2007, NNN Lenox Medical, LLC acquired the property for the purchase price of $18,500,000.

On March 23, 2007, NNN Healthcare/Office REIT Holdings, L.P. purchased a 100% membership interest in NNN Lenox Medical, LLC and NNN Lenox Medical Land, LLC. NNN Lenox Medical, LLC has a fee simple ownership in the Property.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Commons V Medical Office Building, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Commons V Medical Office Building for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
June 29, 2007

COMMONS V MEDICAL OFFICE BUILDING

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental income	$279,000	$1,039,000
Tenant reimbursements	149,000	585,000

Total revenues	428,000	1,624,000

Certain expenses:
Grounds maintenance	4,000	32,000
Building maintenance	22,000	78,000
Real estate taxes	28,000	110,000
Electricity, water and gas utilities	64,000	311,000
Property management fees	8,000	30,000
Insurance	14,000	44,000
General and administrative	4,000	8,000

Total certain expenses	144,000	613,000

Revenues in excess of certain expenses	$284,000	$1,011,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

COMMONS V MEDICAL OFFICE BUILDING

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Commons V Medical Office Building, or the Property, located in Naples, Florida. The Property has 55,000 square feet of gross leaseable area and is 100.0% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

The Property has incurred a fixed monthly management fee of $2,500.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

COMMONS V MEDICAL OFFICE BUILDING

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the three months ended March 31, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2012 and are subject to consumer price index increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$995,000
2008	705,000
2009	573,000
2010	507,000
2011	507,000
Thereafter	288,000

$3,575,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the three months ended March 31, 2007 (unaudited), the Property had one tenant occupying 73% of the gross leaseable area which accounted for 69.0% of quarterly rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Anchor Health Centers, Inc.	Various	$189,000	69%

If this tenant was to default on its lease, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 73% of the gross leaseable area which accounted for 74% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Anchor Health Centers, Inc.	Various	$758,000	74%

If this tenant was to default on its lease, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

COMMONS V MEDICAL OFFICE BUILDING

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENTS

On April 24, 2007, NNN Healthcare/Office REIT Holdings L.P., through its wholly owned subsidiary, purchased the Property for a total purchase price of $14,100,000.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Yorktown Medical Center and Shakerag Medical Center, or together the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 of Yorktown Medical Center and Shakerag Medical Center for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
June 29, 2007

YORKTOWN MEDICAL CENTER AND SHAKERAG MEDICAL CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental income	$612,000	$2,311,000

Certain expenses:
Building maintenance	36,000	95,000
Professional Fees	23,000	57,000
Real estate taxes	43,000	187,000
Electricity, water and gas utilities	67,000	261,000
Service contracts	54,000	225,000
Insurance	13,000	36,000
Maintenance and janitorial	26,000	10,000
General and administrative	7,000	31,000
Other operating expenses	2,000	12,000

Total certain expenses	271,000	914,000

Revenues in excess of certain expenses	$341,000	$1,397,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

YORKTOWN MEDICAL CENTER AND SHAKERAG MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Yorktown Medical Center and Shakerag Medical Center, or together the Property, located in Fayetteville and Peachtree City, Georgia, respectively. The Property has 115,000 square feet of gross leaseable area and is 85% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information

The statement of revenues and certain expenses for the three months ended March 31, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

YORKTOWN MEDICAL CENTER AND SHAKERAG MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2013 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$2,388,000
2008	2,390,000
2009	2,039,000
2010	1,012,000
2011	881,000
Thereafter	1,187,000

$9,897,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the three months ended March 31, 2007 (unaudited), the Property had one tenant occupying 58% of the gross leaseable area which accounted for 60% of quarterly rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Piedmont Medical Care Corp.	Various	$355,000	60%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 58% of the gross leaseable area which accounted for 61% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Piedmont Medical Care Corp.	Various	$355,000	61%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

YORKTOWN MEDICAL CENTER AND SHAKERAG MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENTS

On May 2, 2007, NNN Healthcare/Office REIT Holdings, L.P., through its wholly owned subsidiary, purchased the Property for a total purchase price of $21,500,000

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Thunderbird Medical Plaza, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Thunderbird Medical Plaza for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
July 6, 2007

THUNDERBIRD MEDICAL PLAZA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental income	$722,000	$1,050,000

Certain expenses:
Grounds maintenance	7,000	23,000
Building maintenance	43,000	157,000
Real estate taxes	50,000	200,000
Electricity, water and gas utilities	47,000	220,000
Property management fees	18,000	54,000
Insurance	—	21,000
General and administrative	19,000	5,000

Total certain expenses	184,000	680,000

Revenues in excess of certain expenses	$538,000	$370,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

THUNDERBIRD MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Thunderbird Medical Plaza, or the Property, located in Glendale, Arizona. The Property has 110,000 square feet of gross leaseable area and is 71% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

The Property incurred a monthly management fee equal to 2.5% of the gross cash receipts.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

THUNDERBIRD MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the three months ended March 31, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2015 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

2007	$1,065,000
2008	887,000
2009	826,000
2010	741,000
2011	556,000
Thereafter	1,193,000

$5,268,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the three months ended March 31, 2007 (unaudited), the Property had two tenants occupying 19% of the gross leaseable area which accounted for 12% of quarterly rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Cardiovascular Consultants, Ltd.	August 1, 2012	$29,000	4%
Simon Med Imaging	August 11, 2015	$52,000	8%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 5% of the gross leaseable area which accounted for 12% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Cardiovascular Consultants, Ltd.	August 1, 2012	$114,000	12%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

THUNDERBIRD MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENTS

On May 15, 2007, NNN Healthcare/Office REIT Holdings, L.P., through its wholly owned subsidiary, purchased the Property for a total purchase price of $25,000,000.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Triumph Hospital Northwest and Triumph Hospital Southwest, or together the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Triumph Hospital Northwest and Triumph Hospital Southwest for the year ended December 31, 2006, in conformity with the accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
July 5, 2007

TRIUMPH HOSPITAL NORTHWEST AND TRIUMPH HOSPITAL SOUTHWEST

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental income	$625,000	$2,497,000
Other rental income	—	5,000

Total revenues	625,000	2,502,000

Certain expenses:
General and administrative	1,000	8,000

Revenues in excess of certain expenses	$624,000	$2,494,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

TRIUMPH HOSPITAL NORTHWEST AND TRIUMPH HOSPITAL SOUTHWEST

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Three Months Ended March 31, 2007 (Unaudited) and
the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Triumph Hospital Northwest and Triumph Hospital Southwest, or together the Property, located in Houston, Texas and Sugarland, Texas, respectively. The Property has 151,000 square feet of gross leaseable area and is 100% leased as of December 31, 2006

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The Property has an agreement with its tenant, whereby the tenant directly pays for the buildings’ operating expenses, including but not limited to maintenance, real estate taxes, utilities, management fees, insurance and certain general and administrative expenses. As a result the accompanying statements of revenues and expenses do not include these operating expenses.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT Holdings, L.P. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information

The statement of revenues and certain expenses for the three months ended March 31, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

TRIUMPH HOSPITAL NORTHWEST AND TRIUMPH HOSPITAL SOUTHWEST

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 3 —	LEASES

The Property has entered into an operating lease agreement with a tenant that expires at various dates through 2013 and is subject to consumer price index increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating lease as of December 31, 2006 are as follows:

2007	$2,478,000
2008	2,478,000
2009	2,478,000
2010	2,478,000
2011	2,478,000
Thereafter	2,675,000

$15,065,000

NOTE 4 —	TENANT CONCENTRATION

For the three months ended March 31, 2007 (unaudited), the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of quarterly rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Triumph Hospital	Various	$625,000	100%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of total rental income

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Triumph Hospital	Various	$2,497,000	100%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

TRIUMPH HOSPITAL NORTHWEST AND TRIUMPH HOSPITAL SOUTHWEST

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENTS

On June 8, 2007, NNN Healthcare/Office REIT Holdings, L.P., through its wholly owned subsidiary, purchased the Property for a purchase price of $36,500,000.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Gwinnett Professional Center, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Gwinnett Professional Center for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
October 3, 2007

GWINNETT PROFESSIONAL CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$525,000	$867,000

Certain expenses:
Grounds maintenance	8,000	11,000
Building maintenance	50,000	86,000
Real estate taxes	45,000	90,000
Electricity, water and gas utilities	55,000	118,000
Property management fees	21,000	45,000
Insurance	3,000	6,000
General and administrative	20,000	73,000

Total certain expenses	202,000	429,000

Revenues in excess of certain expenses	$323,000	$438,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

GWINNETT PROFESSIONAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Gwinnett Professional Center, or the Property, located in Lawrenceville, Georgia. The Property has 60,000 square feet of gross leaseable area and was 73% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006, the owners of the Property contracted with related parties to manage the Property and its assets. For the year ended December 31, 2006 and for the six months ended June 30, 2007 (unaudited), the Property incurred expenses of $45,000 and $21,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

GWINNETT PROFESSIONAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through May 2016 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,070,000
2008	904,000
2009	600,000
2010	429,000
2011	319,000
Thereafter	917,000

$4,239,000

The leases also require reimbursement of the tenants’ proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had two tenants occupying 22% of the gross leaseable area which accounted for 32% of rental income for the six months ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the Six	Income for the Six
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

Gwinnett Pediatric and Adolescent Medicine, LLC	May 13, 2016	$189,000	20%
Physiotherapy Associates	June 30, 2008	$61,000	12%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had three tenants occupying 14% of the gross leaseable area which accounted for 43% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Gwinnett Pediatric and Adolescent Medicine, LLC	May 13, 2016	$189,000	20%
Physiotherapy Associates	June 30, 2008	$61,000	12%
Georgia Cancer Specialists	February 28, 2009	$94,000	11%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

GWINNETT PROFESSIONAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On July 27, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $9,300,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of 1 and 4 Market Exchange, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of 1 and 4 Market Exchange for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
October 3, 2007

1 AND 4 MARKET EXCHANGE

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,156,000	$2,351,000

Certain expenses:
Grounds maintenance	10,000	21,000
Building maintenance	143,000	294,000
Real estate taxes	51,000	100,000
Electricity, water and gas utilities	129,000	217,000
Property management fees	87,000	149,000
Insurance	11,000	22,000
General and administrative	42,000	103,000

Total certain expenses	473,000	906,000

Revenues in excess of certain expenses	$683,000	$1,445,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

1 AND 4 MARKET EXCHANGE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of 1 and 4 Market Exchange, or the Property, located in Columbus, Ohio. The Property has approximately 115,000 square feet of gross leaseable area and was 93% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006, the owners of the Property contracted with a related party to manage the Property and its assets. For the year ended December 31, 2006 and for the six months ended June 30, 2007 (unaudited), the Property incurred expenses of $149,000 and $87,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

1 AND 4 MARKET EXCHANGE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2012 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,566,000
2008	1,521,000
2009	1,509,000
2010	1,086,000
2011	530,000
Thereafter	311,000

$6,523,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had two tenants occupying 36% of the gross leaseable area which accounted for 39% of rental income for the six months ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the	Income for the
	Date of Lease	Six Months Ended	Six Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

Childrens’ Hospital	Various	$193,000	24%
Midwest Retina, Inc.	July 31, 2012	$119,000	15%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 36% of the gross leaseable area which accounted for 39% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Childrens’ Hospital	Various	$393,000	24%
Midwest Retina, Inc.	July 31, 2012	$238,000	15%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

1 AND 4 MARKET EXCHANGE

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On August 15, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $21,900,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Kokomo Medical Office Park, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Kokomo Medical Office Park for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
September 24, 2007

KOKOMO MEDICAL OFFICE PARK

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$811,000	$1,533,000

Certain expenses:
Building maintenance	69,000	105,000
Real estate taxes	98,000	150,000
Electricity, water and gas utilities	36,000	67,000
Property management fees	46,000	72,000
Insurance	6,000	20,000
General and administrative	—	3,000

Total certain expenses	255,000	417,000

Revenues in excess of certain expenses	$556,000	$1,116,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

KOKOMO MEDICAL OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Kokomo Medical Office Park, or the Property, located in Kokomo, Indiana. The Property has approximately 87,000 square feet of gross leaseable area and was 98% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006, the owners of the property contracted with a related party to manage the Property and its assets. For the year ended December 31, 2006 and the six months ended June 30, 2007 (unaudited), the Property incurred expenses of $72,000 and $46,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

KOKOMO MEDICAL OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2017 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,192,000
2008	936,000
2009	893,000
2010	844,000
2011	613,000
Thereafter	3,402,000

$7,880,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had two tenants occupying 67% of the gross leaseable area which accounted for 75% of rental income for the six months ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the	Income for the
	Date of Lease	Six Months Ended	Six Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

Kokomo Family Care	August 31, 2017	$300,000	49%
Replay	August 31, 2007	$160,000	26%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 67% of the gross leaseable area which accounted for 76% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Kokomo Family Care	August 31, 2017	$600,000	50%
Replay	August 31, 2007	$319,000	26%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

KOKOMO MEDICAL OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On August 30, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $13,350,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of St. Mary Physicians Center, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of St. Mary Physicians Center for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
September 21, 2007

ST. MARY PHYSICIANS CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$757,000	$1,513,000

Certain expenses:
Building maintenance	94,000	163,000
Real estate taxes	26,000	51,000
Electricity, water and gas utilities	101,000	244,000
Property management fees	26,000	57,000
Insurance	19,000	38,000
General and administrative	18,000	40,000

Total certain expenses	284,000	593,000

Revenues in excess of certain expenses	$473,000	$920,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

ST. MARY PHYSICIANS CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of St. Mary Physicians Center, or the Property, located in Long Beach, California. The Property has approximately 68,000 square feet of gross leaseable area and was 82% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006, the owners of the Property contracted with related parties to manage the Property and its assets. For the year ended December 31, 2006 and for the six months ended June 30, 2007 (unaudited), the Property incurred expenses of $57,000 and $26,000, respectively related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

ST. MARY PHYSICIANS CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2016 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$646,000
2008	652,000
2009	609,000
2010	419,000
2011	163,000
Thereafter	636,000

$3,125,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had two tenants occupying 65% of the gross leaseable area which accounted for 80% of rental income for the six months ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the Six	Income for the Six
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

Pacific Shores Medical Group	Month-to-Month	$120,000	17%
St. Mary Medical Center	Various	$459,000	63%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 65% of the gross leaseable area which accounted for 80.0% of total rental income.

		Aggregate	% Aggregate
	Date of Lease	Annual Rental	Annual Rental
Tenant Name	Expiration	Income	Income

Pacific Shores Medical Group	Month to Month	$239,000	17%
St. Mary Medical Center	Various	$918,000	63%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

ST. MARY PHYSICIANS CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On September 5, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $13,800,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of 2750 Monroe Boulevard, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of 2750 Monroe Boulevard for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
October 3, 2007

2750 MONROE BOULEVARD

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,342,000	$2,667,000

Certain expenses:
Grounds maintenance	45,000	65,000
Building maintenance	49,000	116,000
Real estate taxes	105,000	202,000
Property management fees	61,000	121,000
Insurance	6,000	15,000
General and administrative	9,000	15,000

Total certain expenses	275,000	534,000

Revenues in excess of certain expenses	$1,067,000	$2,133,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

2750 MONROE BOULEVARD

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of 2750 Monroe Boulevard, or the Property, located in Valley Forge, Pennsylvania. The Property has approximately 109,000 square feet of gross leaseable area and was 100% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

The Property incurred a monthly property management fee equal to 4.5% of the gross rents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

2750 MONROE BOULEVARD

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into an operating lease agreement with a tenant that expires in April 2011 and is subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating lease as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$2,597,000
2008	2,674,000
2009	2,750,000
2010	2,827,000
2011	951,000
Thereafter	—

$11,799,000

The lease also requires reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of rental income for the six month ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the Six	Income for the Six
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

Quest Diagnostics Incorporated	April 30, 2011	$1,342,000	100%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Quest Diagnostics Incorporated	April 30, 2011	$2,667,000	100%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

2750 MONROE BOULEVARD

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On September 10, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $26,700,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of the East Florida Senior Care Portfolio, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of the East Florida Senior Care Portfolio for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
September 28, 2007

EAST FLORIDA SENIOR CARE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$2,121,000	$4,015,000

Certain expenses:
General and administrative	5,000	4,000

Revenues in excess of certain expenses	$2,116,000	$4,011,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

EAST FLORIDA SENIOR CARE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Six Months Ended June 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of the East Florida Senior Care Portfolio, or the Property, located in Jacksonville, Sunrise and Winter Park, Florida. The Property has approximately 355,000 square feet of gross leaseable area and was 100% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The Properties has an agreement with its tenants, whereby the tenants directly pay for the buildings operating expenses, including but not limited to maintenance, real estate taxes, utilities, management fees, insurance and some general administrative expenses. As a result the accompanying statements of revenues and expenses do not include these amounts.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). In addition to base rent the tenants pay incentive rent, as defined in associated leases, equal to 50% of the net profits of the facilities calculated monthly on a cumulative basis. Within 30 days after the end of each month, the tenants will pay half of the incentive rent due and the remaining half is required to be paid quarterly within 45 days after the end of each quarter. The combined minimum net profit for all three tenants is $400,000 per year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

EAST FLORIDA SENIOR CARE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the six months ended June 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire through May 2009 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$4,095,000
2008	4,095,000
2009	1,706,000
2010	—
2011	—
Thereafter	—

$9,896,000

NOTE 4 —	TENANT CONCENTRATION

For the six months ended June 30, 2007 (unaudited), the Property had three tenants occupying 100% of the gross leaseable area which accounted for 100% of rental income for the six months ended June 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the Six	Income for the Six
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	June 30, 2007	June 30, 2007

ISLF-Deerwood Place-Jacksonville, LLC	May 31, 2009	$591,000	30%
ISLF-Westchester of Sunrise, LLC	May 31, 2009	$690,000	35%
ISLF-Regents Park-Winter Park, LLC	May 31, 2009	$690,000	35%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had three tenants occupying 100% of the gross leaseable area which accounted for 100% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

ISLF-Deerwood Place-Jacksonville, LLC	May 31, 2009	$1,182,000	30%
ISLF-Westchester of Sunrise, LLC	May 31, 2009	$1,380,000	35%
ISLF-Regents Park-Winter Park, LLC	May 31, 2009	$1,380,000	35%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

EAST FLORIDA SENIOR CARE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On September 28, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $52,000,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Northmeadow Medical Center, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Northmeadow Medical Center for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
November 30, 2007

NORTHMEADOW MEDICAL CENTER

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,033,000	$1,239,000

Certain expenses:
Building maintenance	85,000	83,000
Real estate taxes	74,000	99,000
Electricity, water and gas utilities	96,000	115,000
Property management fees	37,000	45,000
Insurance	4,000	5,000
General and administrative	35,000	27,000

Total certain expenses	331,000	374,000

Revenues in excess of certain expenses	$702,000	$865,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

NORTHMEADOW MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Northmeadow Medical Center, or the Property, located in Roswell, Georgia. The Property has approximately 51,000 square feet of gross leaseable area and was 72% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006 and the nine months ended September 30, 2007, the owners of the Property contracted with related parties to manage the Property and its assets. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $45,000 and $37,000, respectively, related to property management fees. The term of the property management agreement automatically renews every twelve months and fees are earned as follows. Upon execution of a lease and commencement of rent payments, the owner pays to the manager an amount equal to one month’s rent plus 4% of the total monthly payments due under the lease. If the term of the lease is renewed or extended, the owner will pay a fee equal to 2% of the total monthly rental payments under such renewal or extension.

NORTHMEADOW MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information

The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2017 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$931,000
2008	1,183,000
2009	1,247,000
2010	1,276,000
2011	1,306,000
Thereafter	2,496,000

$8,439,000

The leases also require reimbursement of the tenants’ proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the nine months ended September 30, 2007 (unaudited), the Property had two tenants occupying 40% of the gross leaseable area which accounted for 36% of rental income for the nine months ended September 30, 2007.

		Aggregate Rental	% Aggregate Rental
		Income for the Nine	Income for the Nine
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	September 30, 2007	September 30, 2007

Cardiology of Georgia P.C.	May 31, 2014	$186,000	18%
North Fulton Urology P.C.	June 30, 2012	$185,000	18%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 40% of the gross leaseable area which accounted for 40% of total rental income.

NORTHMEADOW MEDICAL CENTER

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Cardiology of Georgia P.C.	May 31, 2014	$248,000	20%
North Fulton Urology P.C.	June 30, 2012	$246,000	20%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On November 15, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $11,850,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Tucson Medical Office Portfolio, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Tucson Medical Office Portfolio for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
November 30, 2007

TUCSON MEDICAL CENTER PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,182,000	$1,157,000

Certain expenses:
Grounds maintenance	50,000	74,000
Building maintenance	85,000	50,000
Real estate taxes	240,000	306,000
Electricity, water and gas utilities	139,000	73,000
Property management fees	60,000	59,000
Insurance	15,000	17,000
General and administrative	3,000	22,000

Total certain expenses	592,000	601,000

Revenues in excess of certain expenses	$590,000	$556,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

TUCSON MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Tucson Medical Office Portfolio, or the Property, located in Tucson, Arizona. The Property consists of seven buildings and has approximately 111,000 square feet of gross leaseable area and was 63% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

For the period ended December 31, 2006, the statement of revenues and certain expenses includes the operations of six buildings from January 1, 2006 through December 31, 2006 and the operations of one additional building from August 15, 2006 through December 31, 2006. For the period ended September 30, 2007, the statement of revenues and certain expenses includes the operations of all seven buildings.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006 and the nine months ended September 30, 2007, the owners of the Property contracted with a related party to manage the Property and its assets. For the year ended December 31, 2006 and for the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $59,000 and $60,000, respectively, related to property management fees. Property management fees are calculated based on 5% of the gross property income collected, including base rent, parking fees, common area maintenance charges and other items.

TUCSON MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information

The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2017 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,350,000
2008	1,387,000
2009	1,227,000
2010	1,045,000
2011	656,000
Thereafter	1,693,000

$7,358,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the nine months ended September 30, 2007 and for the year ended December 31, 2006 the Property did not have any tenants occupying 10% or greater of the gross leasable space or any tenants which accounted for 10% or greater of the rental income.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other

TUCSON MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On November 20, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $21,050,000, plus closing costs.

Independent Auditors’ Report

To the Board of Directors
NNN Healthcare/Office REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Lima Medical Office Portfolio, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Lima Medical Office Portfolio for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ | CORBIN & COMPANY LLP

Irvine, California
September 21, 2007

LIMA MEDICAL OFFICE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Nine Months Ended	Year Ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,926,000	$1,978,000
Condo and association fee	1,754,000	1,014,000

Total revenues	2,680,000	2,992,000
Certain expenses:
Grounds maintenance	—	35,000
Building maintenance	346,000	331,000
Real estate taxes	250,000	324,000
Electricity, water and gas utilities	394,000	510,000
Property management fees	49,000	65,000
Insurance	23,000	44,000
General and administrative	56,000	101,000

Total certain expenses	1,118,000	1,410,000

Revenues in excess of certain expenses	$1,562,000	$1,582,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

LIMA MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Lima Medical Office Portfolio, or the Property, located in Lima, Ohio. The Property has approximately 188,000 square feet of gross leaseable area and was 70% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses expected to be incurred by NNN Healthcare/Office REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred. Condo and association fees are recognized in the period that the fees are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

During 2006 and the nine months ended September 30, 2007, the owners of the property contracted with a related party to manage the Property. For the year ended December 31, 2006 and the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $65,000 and $49,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

LIMA MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2025 and are subject to scheduled fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,579,000
2008	1,064,000
2009	985,000
2010	966,000
2011	819,000
Thereafter	7,727,000

$13,140,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the nine months ended September 30, 2007 (unaudited), the Property had two tenants occupying 25% of the gross leaseable area which accounted for 27% of rental income for the nine months ended September 30, 2007.

		Aggregate Rental	%Aggregate Rental
		Income For the Nine	Income For the Nine
		Months Ended	Months Ended
Tenant Name	Date of Lease Expiration	September 30, 2007	September 30, 2007

St. Rita’s Physical Therapy	December 31, 2007	$230,000	10%
New Vision Medical Labs, Inc.	December 31, 2025	$382,000	17%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 25% of the gross leaseable area which accounted for 27% of total rental income.

		Aggregate Annual	% Aggregate Annual
Tenant Name	Date of Lease Expiration	Rental Income	Rental Income

St. Rita’s Physical Therapy	December 31, 2007	$307,000	10%
New Vision Medical Labs, Inc.	December 31, 2025	$509,000	17%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

LIMA MEDICAL OFFICE PORTFOLIO

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On December 7, 2007, NNN Healthcare/Office REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $25,250,000, plus closing costs.

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and for
the Period from April 28, 2006 (Date of Inception) through December 31, 2006

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical September 30, 2007 and December 31, 2006 consolidated financial statements included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if we acquired Northmeadow Medical Center, or the Northmeadow property, Tucson Medical Center Portfolio, or the Tucson Medical property, Lima Medical Office Portfolio, or the Lima Medical property, on September 30, 2007. Collectively, these properties were acquired using a combination of debt financing. In some cases, we secured debt financing on the property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of September 30, 2007.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006 are presented as if we acquired Southpointe Office Parke and Epler Parke I, or the Southpointe property, Crawfordsville Medical Office Park and Athens Surgery Center, or the Crawfordsville property, The Gallery Professional Building, or the Gallery property, Lenox Office Park, Building G, or the Lenox property, Commons V Medical Office Building, or the Commons V property, Yorktown Medical Center and Shakerag Medical Center, or the Peachtree property, Thunderbird Medical Plaza, or the Thunderbird property, Triumph Hospital Northwest and Triumph Hospital Southwest, or the Triumph property, Gwinnett Professional Center, or the Gwinnett property, 1 and 4 Market Exchange, or the 1 and 4 Market property, Kokomo Medical Office Park, or the Kokomo property, St. Mary Physicians Center, or the St. Mary property, 2750 Monroe Boulevard, or the 2750 Monroe property, East Florida Senior Care Portfolio, or the EFSC property, the Northmeadow property, the Tucson Medical property and the Lima Medical property, or collectively the Properties, and secured the LaSalle Bank National Association, or LaSalle, or the LaSalle line of credit, on April 28, 2006 (Date of Inception). The Properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on the property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of April 28, 2006 (Date of Inception).

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 2007

		Acquisition of	Acquisition of	Acquisition of
	Company	Northmeadow	Tucson Medical	Lima Medical	Company
	Historical(A)	Property(B)	Property(C)	Property(D)	Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$248,066,000	$10,400,000	$18,961,000	$19,392,000	$296,819,000
Cash and cash equivalents	4,512,000	317,000	314,000	267,000	5,410,000
Accounts and other receivable, net	1,419,000	10,000	—	—	1,429,000
Restricted cash	4,875,000	—	—	—	4,875,000
Identified intangible assets, net	41,232,000	1,747,000	2,916,000	7,035,000	52,930,000
Other assets, net	2,981,000	125,000	41,000	2,000	3,149,000

Total assets	$303,085,000	$12,599,000	$22,232,000	$26,696,000	$364,612,000

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$123,331,000	$8,000,000	$—	$—	$131,331,000
Line of credit	35,700,000	4,400,000	22,000,000	26,000,000	88,100,000
Accounts payable and accrued liabilities	5,720,000	29,000	21,000	385,000	6,155,000
Accounts payable due to affiliates	1,890,000	—	—	—	1,890,000
Security deposits and prepaid rent	617,000	120,000	98,000	172,000	1,007,000
Identified intangible liabilities, net	1,315,000	50,000	113,000	139,000	1,617,000

Total liabilities	168,573,000	12,599,000	22,232,000	26,696,000	230,100,000

Commitments and contingencies

Minority interest of limited partner in Operating Partnership	200,000	—	—	—	200,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,984,067 shares issued and outstanding	160,000	—	—	—	160,000
Additional paid-in capital	141,868,000	—	—	—	141,868,000
Accumulated deficit	(7,716,000)	—	—	—	(7,716,000)

Total stockholders’ equity	134,312,000	—	—	—	134,312,000

Total liabilities, minority interest and stockholders’ equity	$303,085,000	$12,599,000	$22,232,000	$26,696,000	$364,612,000

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Nine Months Ended September 30, 2007

		Q1, Q2 and	Acquisition of		Acquisition of		Acquisition of
	Company	Q3 2007	Northmeadow		Tucson Medical		Lima Medical		Company
	Historical(E)	Transactions(F)	Property(G)		Property(H)		Property(I)		Pro Forma

Revenues:
Rental income	$8,711,000	$13,893,000	$1,022,000	(J)	$1,213,000	(J)	$2,674,000	(J)	$27,513,000

Expenses
Rental expenses	3,065,000	3,321,000	331,000	(K)	584,000	(K)	1,277,000	(K)	8,578,000
General and administrative	1,957,000	1,558,000	91,000	(L)	163,000	(L)	197,000	(L)	3,966,000
Depreciation and amortization	5,252,000	7,359,000	425,000	(J)	785,000	(J)	1,023,000	(J)	14,844,000

Total expenses	10,274,000	12,238,000	847,000		1,532,000		2,497,000		27,388,000
Loss before other income (expense)	(1,563,000)	1,655,000	175,000		(319,000)		177,000		125,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payable to affiliate	(84,000)	(465,000)	—		—		—		(549,000)
Interest expense related to mortgage loan payable	(2,218,000)	(5,488,000)	(572,000	)(M)	(1,195,000	)(M)	(1,306,000	)(M)	(10,779,000)
Interest and dividend income	196,000	—	—		—		—		196,000

	(2,106,000)	(5,953,000)	(572,000)		(1,195,000)		(1,306,000)		(11,132,000)

Loss from continuing operations	$(3,669,000)	$(4,298,000)	$(397,000)		$(1,514,000)		$(1,129,000)		$(11,007,000)

Loss from continuing operations per share — basic and diluted	$(0.53)								$(0.71)

Weighted — average number of common shares outstanding — basic and diluted	6,939,820								15,404,607	(N)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Period from April 28, 2006 (Date of Inception) through December 31, 2006

Q1, Q2 and	Acquisition of	Acquisition of	Acquisition of
Company	Q3 2007	Northmeadow	Tucson Medical	Lima Medical	Company
Historical(O)	Transactions(P)	Property(Q)	Property(R)	Property(S)	Pro Forma

Revenues:
Rental income	$—	$18,838,000	$832,000	(T)	$822,000	(T)	$2,037,000	(T)	$22,529,000

Expenses
Rental expenses	—	5,291,000	254,000	(U)	415,000	(U)	1,017,000	(U)	6,977,000
General and administrative	242,000	2,678,000	86,000	(V)	154,000	(V)	186,000	(V)	3,346,000
Depreciation and amortization	—	11,271,000	378,000	(T)	820,000	(T)	1,066,000	(T)	13,535,000

Total expenses	242,000	19,240,000	718,000	1,389,000	2,269,000	23,858,000
Loss before other income (expense)	(242,000)	(402,000)	114,000	(567,000)	(232,000)	(1,329,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payable to affiliate	—	(520,000)	—	—	—	(520,000)
Interest expense related to mortgage loan payable	—	(7,054,000)	(525,000	)(W)	(1,097,000	)(W)	(1,199,000	)(W)	(9,875,000)
Interest and dividend income	—	—	—	—	—	—

—	(7,574,000)	(525,000)	(1,097,000)	(1,199,000)	(10,395,000)

Loss from continuing operations	$(242,000)	$(7,976,000)	$(411,000)	$(1,664,000)	$(1,431,000)	$(11,724,000)

Loss from continuing operations per share — basic and diluted	$(149.03)	$(0.69)

Weighted — average number of common shares outstanding — basic and diluted	1,622	16,933,237	(X)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007.

(A) As reported in our balance sheet as of September 30, 2007 included in this prospectus.

(B) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Northmeadow property. We have assumed the purchase price of $11,850,000, plus closing costs and acquisition fees, was financed through a secured mortgage loan payable of $8,000,000 on the property with Equitrust Life Insurance Company and borrowings of $4,400,000 under the LaSalle line of credit. An acquisition fee of $356,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $1,187,000 to land, $9,213,000 to building and improvements, $839,000 to in place leases, $804,000 to tenant relationships, $104,000 to above market leases and $(50,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

(C) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Tucson Medical property. The purchase price of $21,050,000, plus closing costs and acquisition fees, was financed through borrowings of $22,000,000 under the LaSalle line of credit. An acquisition fee of $632,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $1,270,000 to land, $17,691,000 to building and improvements, $920,000 to leasehold interest in land, $965,000 to in place leases, $1,018,000 to tenant relationships, $13,000 to above market leases and $(113,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

(D) Represents the purchase price of the assets acquired and liabilities incurred or assumed us in connection with the acquisition of the Lima Medical property. We have assumed the purchase price of $25,250,000, plus closing costs and acquisition fees, was financed through borrowings of $26,000,000 under the LaSalle line of credit. An acquisition fee of $758,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $646,000 to land, $18,746,000 to building and improvements, $2,045,000 to leasehold interest in land, $1,956,000 to in place leases, $2,199,000 to tenant relationships, $835,000 to above market leases and $(139,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

2.	Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2007

(E) As reported in our statement of operations for the nine months ended September 30, 2007 included in this prospectus.

(F) Amounts represent the estimated operations, including pro forma adjustments, from January 1, 2007 through the acquisition date of the Southpointe property, the Crawfordsville property, the Gallery property, the Lenox property, the Commons V property, the Peachtree property, the Thunderbird property, the Triumph property, the Gwinnett property, the 1 and 4 Market property, the Kokomo property, the St. Mary property, the 2750 Monroe property and the EFSC property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(G) Amounts represent the estimated operations of the Northmeadow property for the nine months ended September 30, 2007.

(H) Amounts represent the estimated operations of the Tucson Medical property for the nine months ended September 30, 2007.

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(I) Amounts represent the estimated operations of the Lima Medical property for the nine months ended September 30, 2007.

(J) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 5 and 217 months. Amortization expense on the identified intangible assets and liabilities excluding, leasehold interests in land and above and below market leases, is recognized using the straight-line method over an estimated useful life between 1 and 217 months. Amounts allocated to leasehold interests in land are amortized to rental expense on a straight-line basis over the remaining term of the leases ranging from 81 to 96 years.

The amounts allocated to above market leases are included in identified intangible assets and below market lease values are included in identified intangible liabilities in the accompanying unaudited pro forma condensed consolidated balance sheet and are amortized to rental income over the remaining term of the acquired leases with each property which range between 1 and 217 months.

The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.

(K) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing our properties, a monthly property management fee of up to 4.0% of the gross cash receipts of the property. The historical rates varied. As a result, the pro forma amount shown is reflective of our current advisory agreement.

Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

(L) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. At the time of the acquisition of the Northmeadow property, the Tucson Medical property and the Lima Medical property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the nine months ended September 30, 2007.

(M) We assumed the Properties were financed using various debt instruments as noted above in notes (B) through (D). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The LaSalle line of credit bears interest at a variable rate. If rates increase 0.125%, interest expense would increase $49,000.

(N) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the purchase of the Properties. The calculation assumes the investments were acquired on April 28, 2006 (Date of Inception).

3.	Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006.

(O) As reported in our statement of operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006 included in this prospectus.

(P) Amounts represent the estimated operations, including pro forma adjustments, for the period from April 28, 2006 (Date of Inception) through December 31, 2006 of the Southpointe property, the Crawfordsville property, the Gallery property, the Lenox property, the Commons V property, the Peachtree property, the Thunderbird property, the Triumph property, the Gwinnett property, the 1 and 4 Market property, the Kokomo

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

property, the St. Mary property, the 2750 Monroe property and the EFSC property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(Q) Amounts represent the estimated operations of the Northmeadow property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(R) Amounts represent the estimated operations of the Tucson Medical property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(S) Amounts represent the estimated operations of the Lima Medical property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(T) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 5 and 217 months. Amortization expense on the identified intangible assets and liabilities excluding, leasehold interests in land and above and below market leases, is recognized using the straight-line method over an estimated useful life between 1 and 217 months. Amounts allocated to leasehold interests in land are amortized to rental expense on a straight-line basis over the remaining term of the leases ranging from 81 to 96 years.

The amounts allocated to above market leases are included in the identified intangible assets and below market lease values are included in identified intangible liabilities in the accompanying unaudited pro forma condensed consolidated balance sheet and are amortized to rental income over the remaining term of the acquired leases with each property which range between 1 and 217 months.

The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.

(U) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing our properties, a monthly property management fee of up to 4.0% of the gross cash receipts of the property. The historical rates varied. As a result, the pro forma amount shown is reflective of our current advisory agreement.

Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

(V) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. At the time of the acquisition of the Northmeadow property, the Tucson Medical property and the Lima Medical property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(W) We assumed the Properties were financed using various debt instruments as noted above in notes (B) through (D). As such, amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. The LaSalle line of credit bears interest at a variable rate. If rates increase 0.125%, interest expense would increase $45,000.

(X) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the purchase of the Properties. The calculation assumes the investments were acquired on April 28, 2006 (Date of Inception).

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables, or Tables, provide information relating to real estate investment and notes programs sponsored by NNN Realty Advisors, our former sponsor and wholly owned subsidiary of our current sponsor, Grubb & Ellis and Triple Net Properties, an indirect wholly owned subsidiary of Grubb & Ellis or collectively, NNN Realty Advisors Group, through December 31, 2006. From inception through December 31, 2006, NNN Realty Advisors Group has served as advisor, sponsor or manager of 165 real estate investment programs, consisting of six public programs required to file public reports with the SEC and 159 private real estate investment programs that have no public reporting requirements. The investment objectives of the public reporting companies have certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and the public companies is the focus on a particular type or asset class of commercial property. In particular: G REIT focused on government-oriented office properties; T REIT focused on commercial properties located in tax free states; Grubb & Ellis Apartment REIT focuses on apartment communities; 2002 Value Fund focused on investments in three office properties; and 2003 Value Fund focused on value-added properties in asset classes that include office properties and undeveloped land. Our focus is on medical office buildings, healthcare-related facilities and quality commercial office properties.

The private real estate programs sponsored by NNN Realty Advisors Group also had as their primary investment objective the acquisition, ownership, operation and eventual sale of real estate. While we intend to qualify as a REIT that invests in a diversified portfolio of real estate and real estate related securities, the private real estate programs were structured for the purpose of selling undivided tenant in common interests in a single property through a limited liability company.

As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in the “Prior Performance Summary” section of this prospectus.

As an investor in our company, you will not own any interest in the Prior Programs and should not assume that you will experience returns, if any, comparable to those experienced by investors in the Prior Programs.

Our advisor is owned and managed by Triple Net Properties. Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other property level services as our board of directors deems necessary. The financial results of the Prior Programs thus may provide some indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)
Table II — Compensation to Sponsor (Unaudited)
Table III — Annual Operating Results of Prior Programs (Unaudited)
Table IV — Results of Completed Programs (Unaudited)
Table V — Sales or Disposals of Properties (Unaudited)

Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the SEC. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

NNN Realty Advisors Group presents the data in Prior Performance Table III for each program on either a “GAAP basis” or an “income tax basis” depending on the reporting requirements of the particular program.

In compliance with the SEC reporting requirements, the Table III presentation of Revenues, Expenses and Net Income for the public programs has been prepared and presented by NNN Realty Advisors Group in conformity with accounting principles generally accepted in the Unites States of America, or GAAP, which incorporate accrual basis accounting. NNN Realty Advisors Group presents Table III for all private programs on an income tax basis (which can in turn be presented on either a cash basis or accrual basis), specifically, the private programs are presented on a cash basis except for Western Real Estate Investment, Inc. and the four Notes Programs, which are presented on an accrual basis, as the only applicable reporting requirement is for the year-end tax information provided to each investor. The Table III data for all other private programs (which are generally formed using LLCs) are prepared and presented by NNN Realty Advisors Group in accordance with the cash method of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash method of accounting for income tax purposes, and the LLCs are required to report on this basis when more than 50% of their investors are taxpayers that report using the cash method of accounting for income tax purposes. When GAAP-basis affiliates invest in a private program, as in a Complex Ownership Structure, the ownership presentation in the tables is made in accordance with the cash method of accounting for income tax purposes. This presentation is made for consistency and to present results meaningful to the typical individual investor that invests in an LLC.

While SEC rules and regulations allow NNN Realty Advisors Group to record and report results for its private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above-and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table I presents the experience of NNN Realty Advisors Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2006. As of December 31, 2006, there were two public programs that closed in the three years prior to December 31, 2006.

			NNN	Public
	Initial Offering	Second Offering	2003 Value	Program
	G REIT, Inc.	G REIT, Inc.	Fund, LLC	Totals

Dollar Amount Offered	$200,000,000	$270,000,000	$50,000,000	$520,000,000

Dollar Amount Raised	200,000,000	237,315,000	50,000,000	487,315,000

Percentage Amount Raised	100.0%	87.9%	100.0%	93.7%

Less Offering Expenses:
Selling Commissions	7.5%	7.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.0%	3.0%	2.5%
Organization & Offering Expenses(1)	2.5%	2.0%	2.5%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%
Reserves	0.0%	0.0%	8.0%

Percent Available for Investment	88.0%	88.0%	79.0%
Acquisition Cost:
Cash Down Payment	87.5%	87.5%	71.0%
Loan Fees	0.0%	0.0%	2.5%
Acquisition Fees Paid to Affiliates	0.5%	0.5%	5.5%

Total Acquisition Cost	88.0%	88.0%	79.0%

Percent Leveraged	49.7%	49.7%	51.7%
Date Offering Began	22-Jul-02	23-Jan-04	11-Jul-03
Date Offering Ended	9-Feb-04	30-Apr-04	14-Oct-04
Length of Offering (months)	19	3	15
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	18	N/A	14
Number of Investors	13,867 (3)	13,867 (3)	826

Notes:

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

(3)	Total number of investors for Initial Offering and Second Offering at December 31, 2006.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table II presents the types of compensation paid to NNN Realty Advisors Group and its affiliates in connection with prior programs with offerings that closed in the three years prior to December 31, 2006. As of December 31, 2006, there were five public programs which paid compensation to NNN Realty Advisors Group and its affiliates. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated properties information is not included in the tabular presentation.

					Other Programs
	G REIT,		NNN 2003				NNN 2002		Grubb & Ellis Apartment		Total
	Inc.		Value Fund, LLC	Subtotal	T REIT, Inc		Value Fund, LLC		REIT, Inc.		All Programs

Date Offering Commenced	22-Jul-02		11-Jul-03		22-Feb-00		15-May-02		19-Jul-06
Dollar Amount Raised	$437,315,000		$50,000,000	$487,315,000	$46,395,000		$29,799,000		$16,568,000	(1)	$580,077,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$30,443,000		$3,898,000	$34,341,000	$3,576,000		$2,089,000		$1,141,000		$41,147,000
Marketing Support & Due Diligence Reimbursement	10,818,000		1,251,000	12,069,000	671,000		2,005,000		411,000		15,156,000
Organization & Offering Expenses	3,036,000		1,394,000	4,430,000	860,000		249,000		249,000		5,788,000
Due Diligence Allowance	—		—	—	—		—		83,000		83,000
Loan Fees	—		—	—	—		1,000		—		1,000
Acquisition Fees	—		1,783,000	1,783,000	—		1,192,000		—		2,975,000

Totals	$44,297,000		$8,326,000	$52,623,000	$5,107,000		$5,536,000		$1,884,000		$65,150,000

Amounts Paid to Sponsor at Acquisition for Real Estate Acquisition Fees	$13,763,000		$2,041,000	$15,804,000	$585,000		$—		$1,884,000		$18,273,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$81,585,000	(2)	$755,000	$82,340,000	$5,853,000	(3)	$8,395,000	(4)	$325,000		$96,913,000

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	$4,293,000		$272,000	$4,565,000	$343,000		$840,000		$—		$5,748,000
Asset Management Fees	—		—	—	—		—		—		—
Leasing Commissions	801,000		—	801,000	48,000		630,000		—		1,479,000

Totals	$5,094,000		$272,000	$5,366,000	$391,000		$1,470,000		$—		$7,227,000

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	$5,617,000		$268,000	$5,885,000	$291,000		$477,000		$—		$6,653,000
Asset Management Fees	—		—	—	—		—		—		—
Leasing Commissions	2,756,000		747,000	3,503,000	349,000		86,000		—		3,938,000

Totals	$8,373,000		$1,015,000	$9,388,000	$640,000		$563,000		$—		$10,591,000

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	$4,811,000		$596,000	$5,407,000	$84,000		—		$24,000		$5,515,000
Asset Management Fees	—		—	—	265,000		—		—		265,000
Leasing Commissions	3,705,000		947,000	4,652,000	—		—		—		4,652,000

Totals	$8,516,000		$1,543,000	$10,059,000	$349,000		$—		$24,000		$10,432,000

Amounts Paid to Sponsor from Property Sales and Refinancings
Disposition Fees	$7,828,000		1,069,000	$8,897,000	$1,700,000		$1,280,000		$—		$11,877,000
Incentive Fees	—		—	—	—		—		—		—
Construction Management Fees	—		173,000	173,000	—		—		—		173,000
Refinancing Fees	—		107,000	107,000	—		—		—		107,000

Totals	$7,828,000		$1,349,000	$9,177,000	$1,700,000		$1,280,000		$—		$12,157,000

Notes:

(1)	Amount is as of December 31, 2006 as the offering has not closed. Such amount excludes amounts issued under the distribution reinvestment plan.
(2)	Amount for G REIT, Inc. represents cash generated from operations for the two years ended December 31, 2005, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of December 31, 2005.
(3)	Amount for T REIT, Inc. represents cash generated from operations for the period from January 1, 2005 through June 30, 2005 and the year ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of June 30, 2005.
(4)	Amount for NNN 2002 Value Fund, LLC represents cash generated from operations for the period from January 1, 2005 through August 31, 2005 and the year ended December 31, 2004, plus payments to the sponsor from operations for the three years ended December 31, 2006 due to the adoption of the liquidation basis of accounting as of August 31, 2005.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
G REIT, INC.

Table III presents operating results for programs which have closed their offerings during each of the five years ended December 31, 2006.

	Year Ended December 31,
	2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	10,682,000	980,000	—	—	11,662,000
Interest, Dividends & Other Income	445,000	332,000	117,000	17,000	911,000
Gain on Sale of Marketable Securities	440,000	251,000	—	—	691,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	1,337,000	(604,000)	204,000	—	937,000
Income (Loss) from Discontinued Operations	(4,215,000)	1,225,000	1,337,000	166,000	(1,487,000)
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	4,006,000	2,419,000	1,287,000	142,000	7,854,000
Interest Expense(1)	2,054,000	1,243,000	293,000	15,000	3,605,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	398,000	—	—	398,000

Net Income (Loss) — GAAP Basis	$2,629,000	$(1,876,000)	$78,000	$26,000	$857,000

Taxable Income (Loss) From:
Operations	2,511,000	11,273,000	1,083,000	(16,000)	14,851,000
Gain on Sale	11,963,000	251,000	—	—	12,214,000
Cash Generated From (Used By):
Operating Activities	19,697,000	39,905,000	7,878,000	(609,000)	66,871,000
Investing Activities	80,432,000	(563,218,000)	(291,418,000)	(26,101,000)	(800,305,000)
Financing Activities(2)	(76,789,000)	552,058,000	296,053,000	35,259,000	806,581,000

Cash Generated From (Used By) Operations, Investing & Financing	23,340,000	28,745,000	12,513,000	8,549,000	73,147,000
Less: Cash Distributions From:
Operating Activities — to Investors	19,023,000	26,335,000	5,285,000	—	50,643,000
Operating Activities — to Minority Interest	674,000	376,000	74,000	—	1,124,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	13,865,000	—	—	170,000	14,035,000

Cash Generated (Deficiency) after Cash Distributions	(10,222,000)	2,034,000	7,154,000	8,379,000	7,345,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,222,000)	$2,034,000	$7,154,000	$8,379,000	$7,345,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
G REIT, INC.

	Year Ended December 31,
	2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$5.72	$30.19	$13.14	$(3.95)
— from recapture	—	—	—	—
Capital Gain (Loss)	27.27	0.67	—	—
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	43.37	70.54	64.12	—
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	31.61	—	—	41.98
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	43.37	70.54	64.12	—
— Other (Return of Capital)	$31.61	$—	$—	$41.98
Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net.	$—	$236,109,000	$138,305,000	$18,604,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of December 31, 2005 and for all subsequent periods.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
T REIT, INC.

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	191,000	2,466,000	2,614,000	213,000	5,484,000
Interest, Dividends & Other Income	285,000	622,000	181,000	281,000	1,369,000
Gain on Sale of Marketable Securities	126,000	109,000	—	—	235,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	787,000	581,000	1,160,000	1,126,000	3,654,000
Income (Loss) from Discontinued Operations	(272,000)	31,000	1,076,000	1,241,000	2,076,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	1,013,000	1,213,000	792,000	558,000	3,576,000
Interest Expense(1)	44,000	52,000	50,000	10,000	156,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$60,000	$2,544,000	$4,189,000	$2,293,000	$9,086,000

Taxable Income (Loss) From:
Operations	157,000	1,197,000	(1,100,000)	(683,000)	(429,000)
Gain on Sale	614,000	2,545,000	2,547,000	284,000	5,990,000
Cash Generated From (Used By):
Operating Activities	883,000	3,590,000	2,950,000	2,290,000	9,713,000
Investing Activities	249,000	(14,333,000)	2,517,000	(19,279,000)	(30,846,000)
Financing Activities(2)	(120,000)	9,731,000	4,439,000	22,334,000	36,384,000

Cash Generated From (Used By) Operations, Investing & Financing	1,012,000	(1,012,000)	9,906,000	5,345,000	15,251,000
Less: Cash Distributions From:
Operating Activities — to Investors	792,000	3,438,000	2,950,000	2,290,000	9,470,000
Operating Activities — to Minority Interest	91,000	152,000	—	—	243,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)	1,118,000	358,000	896,000	573,000	2,945,000

Cash Generated (Deficiency) after Cash Distributions	(989,000)	(4,960,000)	6,060,000	2,482,000	2,593,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(989,000)	$(4,960,000)	$6,060,000	$2,482,000	$2,593,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
T REIT, INC.

	Period from
	January 1, 2005
	through	Year Ended December 31,
	June 30, 2005(4)	2004	2003	2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.41	$25.85	$(23.52)	$(17.02)
— from recapture	—	—	—	—
Capital Gain (Loss)	13.33	54.97	54.47	7.08
Cash Distributions to Investors(3)
Sources (on GAAP basis)
— Operating Activities	17.20	74.25	63.09	57.06
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	24.28	7.73	19.16	14.28
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	17.20	74.25	63.09	57.06
— Other (Return of Capital)	$24.28	$7.73	$19.16	$14.28

Notes:
(1) Includes amortization of deferred financing costs.
(2) Includes proceeds from issuance of common stock — net	$—	$—	$—	$19,343,000
(3) Cash Distributions per $1,000 invested excludes distributions to minority interests.
(4) The program adopted the liquidation basis of accounting as of June 30, 2005 and for all subsequent periods. However, the taxable income numbers are for the period from January 1, 2005 through July 28, 2005, the date the plan of liquidation was formally approved.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003	Total

Gross Revenues	$3,742,000	$1,262,000	$653,000	$—	$5,657,000
Profit on Sale of Properties	7,056,000	5,802,000	—	—	12,858,000
Interest, Dividends & Other Income	527,000	416,000	86,000	3,000	1,032,000
Gain on Sale of Marketable Securities	134,000	344,000	—	—	478,000
Equity in Earnings (Loss) of Unconsolidated Real Estate	(1,139,000)	2,510,000	(682,000)	(132,000)	557,000
Income (Loss) from Discontinued Operations	(1,314,000)	670,000	(145,000)	—	(789,000)
Less: Operating Expenses	2,599,000	1,203,000	1,084,000	11,000	4,897,000
General and Administrative Expenses	754,000	1,289,000	339,000	7,000	2,389,000
Interest Expense(1)	2,680,000	768,000	638,000	—	4,086,000
Depreciation & Amortization	2,611,000	665,000	286,000	—	3,562,000
Minority Interest	(19,000)	166,000	(133,000)	(31,000)	(17,000)
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$381,000	$6,913,000	$(2,302,000)	$(116,000)	$4,876,000

Taxable Income From:
Operations	(1,954,000)	95,000	680,000	231,000	(948,000)
Gain on Sale	5,952,000	3,354,000	—	—	9,306,000
Cash Generated From (Used By):					—
Operating Activities	(4,789,000)	238,000	2,476,000	174,000	(1,901,000)
Investing Activities	15,867,000	(64,529,000)	(45,158,000)	(9,932,000)	(103,752,000)
Financing Activities	(12,015,000)	70,050,000	52,269,000	12,437,000	122,741,000

Cash Generated From (Used By) Operations, Investing & Financing	(937,000)	5,759,000	9,587,000	2,679,000	17,088,000
Less: Cash Distributions From:
Operating Activities — to Investors	—	—	1,908,000	35,000	1,943,000
Operating Activities — to Minority Interest	—	238,000	408,000	19,000	665,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(3),(4)	9,179,000	4,657,000	—	—	13,836,000

Cash Generated (Deficiency) after Cash Distributions	(10,116,000)	864,000	7,271,000	2,625,000	644,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(10,116,000)	$864,000	$7,271,000	$2,625,000	$644,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2003 VALUE FUND, LLC

				Period from June 19, 2003
				(Date of Inception)
	Year Ended December 31,			through
	2006	2005	2004	December 31, 2003

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(39.17)	$1.90	$22.09	$71.19
— from recapture	—	—	—	—
Capital Gain (Loss)	119.33	67.08	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	—	—	61.97	10.79
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	120.23	69.86	—	—
Sources (on Cash basis)
— Sales	—	—	—	—
— Investing & Financing Activities	—	—	—	—
— Operations	—	—	61.97	10.79
— Other (Return of Capital)	$120.23	$69.86	$—	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	Includes cash distributions of $3,182,000 and $1,164,000 to minority interests for the year ended December 31, 2006 and 2005, respectively.

(4)	Pursuant to NNN 2003 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006.

	Period from			Period from May 15, 2002
	January 1, 2005			(Date of Inception)
	through	Year Ended December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002	Total

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	6,674,000	—	—	—	6,674,000
Interest, Dividends & Other Income	76,000	6,000	46,000	2,000	130,000
Gain on Sale of Marketable Securities	—	—	—	—	—
Equity in Earnings (Loss) of Unconsolidated Real Estate	373,000	(278,000)	84,000	—	179,000
Income (Loss) from Discontinued Operations	1,049,000	196,000	(596,000)	(109,000)	540,000
Less: Operating Expenses	—	—	—	—	—
General and Administrative Expenses	15,000	99,000	69,000	25,000	208,000
Interest Expense(1)	3,000	9,000	—	40,000	52,000
Depreciation & Amortization	—	—	—	—	—
Minority Interest	—	—	—	—	—
Income Taxes	—	—	—	—	—

Net Income (Loss) — GAAP Basis	$8,154,000	$(184,000)	$(535,000)	$(172,000)	$7,263,000

Taxable Income From:
Operations	143,000	732,000	137,000	132,000	1,144,000
Gain on Sale	14,843,000	—	—	—	14,843,000
Cash Generated From (Used By):
Operating Activities	3,378,000	2,984,000	2,140,000	698,000	9,200,000
Investing Activities	22,977,000	(2,170,000)	(47,060,000)	(7,959,000)	(34,212,000)
Financing Activities	(8,626,000)	2,068,000	44,416,000	11,619,000	49,477,000

Cash Generated From Operations, Investing & Financing	17,729,000	2,882,000	(504,000)	4,358,000	24,465,000
Less: Cash Distributions From:
Operating Activities — to Investors	2,726,000	2,027,000	1,693,000	35,000	6,481,000
Operating Activities — to Minority Interest	652,000	957,000	447,000	—	2,056,000
Investing & Financing Activities	—	—	—	—	—
Other (return of capital)(4)	10,330,000	410,000	100,000	—	10,840,000

Cash Generated (Deficiency) after Cash Distributions	4,021,000	(512,000)	(2,744,000)	4,323,000	5,088,000
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$4,021,000	$(512,000)	$(2,744,000)	$4,323,000	$5,088,000

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
NNN 2002 VALUE FUND, LLC

	Period from			Period from May 15, 2002
	January 1, 2005			(Date of Inception)
	through	Year Ended December 31,		through
	August 31, 2005(3)	2004	2003	December 31, 2002

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$4.80	$24.56	$5.64	$67.35
— from recapture	—	—	—	—
Capital Gain (Loss)	498.09	—	—	—
Cash Distributions to Investors(2)
Sources (on GAAP basis)
— Operating Activities	91.48	68.02	69.71	17.86
— Investing & Financing Activities	—	—	—	—
— Other (Return of Capital)	346.64	13.76	4.12	—
Sources (on Cash basis)
— Sales
— Investing & Financing Activities	—	—	—	—
— Operations	91.48	68.02	69.71	17.86
— Other (Return of Capital)	$346.64	$13.76	$4.12	$—

Notes:

(1)	Includes amortization of deferred financing costs.

(2)	Cash Distributions per $1,000 invested excludes distributions to minority interests.

(3)	The program adopted the liquidation basis of accounting as of August 31, 2005 and for all subsequent periods. However, the taxable income numbers are for the year ended December 31, 2005, as the liquidation basis of accounting is not applicable for income tax purposes.

(4)	Pursuant to NNN 2002 Value Fund, LLC’s Operating Agreement, cash proceeds from capital transactions are first treated as a return of capital.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table V presents the sales or disposals of properties in prior public programs in the three years prior to December 31, 2006

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date of	of Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(26)	Financing	Soft Costs(4)	Total	Investment		Expenditures

T REIT, Inc.
Gateway Mall(5)	Jan-03	Mar-04	$2,452,000	$4,876,000	$8,700,000	N/A	$16,028,000	$5,000,000	$10,259,000	$15,259,000	$769,000		N/A
Gateway Mall Land(6)	Feb-04	Sep-04	$794,000	$—	$528,000	N/A	$1,322,000	$—	$468,000	$468,000	$854,000		N/A
Saddleback Financial Center(7)	Sep-02	Dec-04	$1,619,000	$1,817,000	N/A	N/A	$3,436,000	$1,913,000	$670,000	$2,583,000	$853,000		N/A
County Center Drive(8)	Jan-02	Apr-05	$603,000	$472,000	N/A	N/A	$1,075,000	$514,000	$370,000	$884,000	$191,000		N/A
City Center West A(9)	Mar-02	Jul-05	$13,379,000	$11,015,000	N/A	N/A	$24,394,000	$11,586,000	$6,836,000	$18,422,000	$5,972,000	(25)	N/A
Emerald Plaza(10)	Jun-04	Nov-05	$1,390,000	$1,850,000	N/A	N/A	$3,240,000	$1,850,000	$807,000	$2,657,000	$583,000	(25)	N/A
Pacific Corporate Park(11)	Mar-02	Dec-05	$1,645,000	$—	N/A	N/A	$1,645,000	$3,534,000	$(2,376,000)	$1,158,000	$487,000	(25)	N/A
Reno Trademark Building(12)	Sep-01	Jan-06	$2,310,000	$1,778,000	N/A	N/A	$4,088,000	$1,080,000	$1,728,000	$2,808,000	$1,280,000	(25)	N/A
Oakey Building(13)	Apr-04	Jan-06	$917,000	$863,000	N/A	N/A	$1,780,000	$392,000	$808,000	$1,200,000	$580,000	(25)	N/A
University Heights	Aug-02	Jan-06	$2,765,000	$4,209,000	N/A	N/A	$6,974,000	$—	$6,518,000	$6,518,000	$456,000	(25)	N/A
AmberOaks Corporate Center(14)	Jan-04	Jun-06	$12,167,000	$11,229,000	N/A	N/A	$23,396,000	$11,250,000	$2,260,000	$13,510,000	$9,886,000	(25)	N/A
Titan Building & Plaza(15)	Apr-02	Jul-06	$3,725,000	$2,862,000	N/A	N/A	$6,587,000	$2,910,000	$1,279,000	$4,189,000	$2,398,000	(25)	N/A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date of	of Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(26)	Financing	Soft Costs(4)	Total	Investment		Expenditures

G REIT, Inc.
525 B Street (Golden Eagle)	Jun-04	Aug-05	$52,218,000	$63,640,000	N/A	N/A	$115,858,000	$69,943,000	$35,365,000	$105,308,000	$10,550,000		N/A
Park Sahara(16)	Mar-03	Dec-05	$273,000	$376,000	N/A	N/A	$649,000	$399,000	$118,000	$517,000	$132,000		N/A
600 B Street (Comerica) (17)	Jun-04	Jul-06	$91,730,000	$—	N/A	N/A	$91,730,000	$56,057,000	$11,638,000	$67,695,000	$24,035,000	(25)	N/A
Hawthorne Plaza	Apr-04	Sep-06	$68,261,000	$51,719,000	N/A	N/A	$119,980,000	$62,750,000	$27,274,000	$90,024,000	$29,956,000	(25)	N/A
AmberOaks Corporate Center	Jan-04	Sep-06	$27,584,000	$18,050,000	N/A	N/A	$45,634,000	$14,250,000	$20,455,000	$34,705,000	$10,929,000	(25)	N/A
Brunswig Square	Apr-04	Oct-06	$9,639,000	$15,543,000	N/A	N/A	$25,182,000	$15,830,000	$7,327,000	$23,157,000	$2,025,000	(25)	N/A
Centerpoint Corporate Park	Dec-03	Oct-06	$33,707,000	$40,000,000	N/A	N/A	$73,707,000	$25,029,000	$28,139,000	$53,168,000	$20,539,000	(25)	N/A
5508 Highway West 290	Sep-02	Nov-06	$(862,000)	$9,588,000	N/A	N/A	$8,726,000	$6,700,000	$2,026,000	$8,726,000	$—	(25)	N/A
Department of Children and Families Campus	Apr-03	Nov-06	$2,898,000	$8,881,000	N/A	N/A	$11,779,000	$7,605,000	$3,004,000	$10,609,000	$1,170,000	(25)	N/A
Public Ledger Building	Feb-04	Nov-06	$13,933,000	$24,520,000	N/A	N/A	$38,453,000	$25,000,000	$12,171,000	$37,171,000	$1,282,000	(25)	N/A
Atrium Building	Jan-03	Dec-06	$(219,000)	$3,448,000	N/A	N/A	$3,229,000	$2,200,000	$2,171,000	$4,371,000	$(1,142,000	)(25)	N/A
Gemini Plaza	May-03	Dec-06	$5,633,000	$10,089,000	N/A	N/A	$15,722,000	$9,815,000	$3,178,000	$12,993,000	$2,729,000	(25)	N/A

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

								Cost of Properties
	Selling Price, Net of Closing Costs & GAAP Adjustments							Including Closing & Soft Costs					Excess
					Purchase				Total				(Deficiency)
			Cash		Money	Adjustments			Acquisition				Of Property
			Received		Mortgage	Resulting			Costs, Capital		Gain (loss)		Operating
			Net	Mortgage	Taken	from		Original	Improvements		on		Cash Receipts
	Date	Date of	of Closing	Balance at	Back By	Application		Mortgage	Closing &		sale of		Over Cash
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	Program(3)	Of GAAP	Total(26)	Financing	Soft Costs(4)	Total	Investment		Expenditures

NNN 2002 Value Fund, LLC
Bank of America Plaza West	Sep-02	Mar-05	$11,768,000	$9,053,000	N/A	N/A	$20,821,000	$14,200,000	$(53,000)	$14,147,000	$6,674,000		N/A
Netpark (18)	Jun-03	Sep-05	$15,249,000	$17,014,000	N/A	N/A	$32,263,000	$15,750,000	$8,298,000	$24,048,000	$8,215,000	(25)	N/A

NNN 2003 Value Fund, LLC
Satellite Place (19)	Nov-04	Feb-05	$7,727,000	$11,000,000	N/A	N/A	$18,727,000	$11,000,000	$7,342,000	$18,342,000	$385,000		N/A
Financial Plaza (20)	Oct-04	Apr-05	$2,327,000	$4,110,000	$2,300,000	N/A	$8,737,000	$4,125,000	$1,597,000	$5,722,000	$3,015,000		N/A
801 K Street (21)	Mar-04	Aug-05	$7,244,000	$7,570,000	N/A	N/A	$14,814,000	$7,567,000	$5,168,000	$12,735,000	$2,079,000		N/A
Emerald Plaza (22)	Jun-04	Nov-05	$2,405,000	$3,151,000	N/A	N/A	$5,556,000	$3,151,000	$1,417,000	$4,568,000	$988,000		N/A
Southwood Tower	Oct-04	Dec-05	$7,493,000	$—	N/A	N/A	$7,493,000	$—	$5,091,000	$5,091,000	$2,402,000		N/A
Oakey Building (23)	Apr-04	Jan-06	$7,052,000	$6,639,000	N/A	N/A	$13,691,000	$3,016,000	$5,132,000	$8,148,000	$5,543,000		N/A
3500 Maple (24)	Dec-05	Oct-06	$21,726,000	$46,530,000	N/A	N/A	$68,256,000	$57,737,000	$9,346,000	$67,083,000	$1,173,000		N/A

Notes:

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	The amounts shown are the face amounts and do not represent discounted current value.
(4)	Does not include pro-rata share of original offering costs. Amount shown is net of depreciation for consolidated properties and net of previous distributions received for unconsolidated properties.
(5)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000. The new note bears interest at 8.6% per annum and was due on August 1, 2006. The note was paid in full on May 5, 2006.
(6)	In connection with the sale, we received a note receivable which was secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005.
(7)	Represents results only for T REIT’s 25% tenant in common interest.
(8)	Represents results only for T REIT’s 16% interest.
(9)	Represents results only for T REIT’s 89.1% interest.

(10)	Represents results only for T REIT’s 2.7% interest.
(11)	Represents results only for T REIT’s 22.8% interest. Date of Sale is the date of sale of the last building in the property. Cash received is our final distribution on the investment and mortgage at the time of sale is the mortgage balance as of the date of the sale of the last building. Note that the balance was paid off in connection with the sale of one of the earlier buildings.
(12)	Represents results only for T REIT’s 40% tenant in common interest.
(13)	Represents results only for T REIT’s 9.8% interest.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

(14)	Represents results only for T REIT’s 75% tenant in common interest.
(15)	Represents results only for T REIT’s 48.5% tenant in common interest.
(16)	Represents results only for G REIT’s 4.75% interest.
(17)	The mortgage associated with 600 B Street (Comerica) was paid off in connection with a prior property sale.
(18)	This property was sold to an affiliated party. Represents results for NNN 2002 Value Fund, LLC’s 50% interest.
(19)	This property was sold to an affiliated party.
(20)	In connection with the sale, we received a note receivable secured by the property, bears interest at a fixed rate of 8.0% per annum and matures on April 1, 2008. The note requires monthly interest-only payments.
(21)	Represents results only for NNN 2003 Value Fund, LLC’s 18.3% interest.
(22)	Represents results only for NNN 2003 Value Fund, LLC’s 4.6% interest.
(23)	Represents results only for NNN 2003 Value Fund, LLC’s 75.4% interest.
(24)	Date of sale represents the date of sale of NNN 2003 Value Fund, LLC’s last remaining interest in the property. Represents results only for NNN 2003 Value Fund, LLC’s 99% interest.
(25)	Represents the book value gain. Under liquidation accounting, adopted as of June 30, 2005 for T REIT, Inc., August 31, 2005 for NNN 2002 Value Fund, LLC, and December 31, 2005 for G REIT, Inc. an investment is carried at its estimated fair value less costs to sell.
(26)	The allocation of the taxable gain between ordinary and capital is as follows:

	Capital Gain/(Loss)		Ordinary Income/(Loss)	Total

T REIT, Inc.
Northstar Crossing Shopping Center		$(22,000)	$—	$(22,000)
Thousand Oaks(a)	$	N/A	$—	$—
Pahrump Valley Junction Shopping Center		$2,569,000	$—	$2,569,000
Gateway Mall		$1,477,000	$—	$1,477,000
Gateway Mall Land		$243,000	$—	$243,000
Saddleback Financial Center		$716,000	$—	$716,000
County Center Drive		$259,000	$(23,000)	$236,000
City Center West A		$10,277,000	$(912,000)	$9,365,000
Emerald Plaza		$609,000	$(129,000)	$480,000
Pacific Corporate Park		$688,000	$(85,000)	$603,000
Reno Trademark Building		$1,422,000	$(61,000)	$1,361,000
Oakey Building		$361,000	$(37,000)	$324,000
University Heights		$1,788,000	$13,000	$1,801,000
AmberOaks Corporate Center		$6,287,000	$7,224,000	$13,511,000
Titan Building & Plaza		$3,107,000	$133,000	$3,240,000

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

	Capital Gain/(Loss)		Ordinary Income/(Loss)	Total

G REIT, Inc.
525 B Street		$11,769,000	$(615,000)	$11,154,000
Park Sahara		$177,000	$(9,000)	$168,000
600 B Street (Comerica)		$24,098,000	$2,676,000	$26,774,000
Hawthorne Plaza		$25,977,000	$1,527,000	$27,504,000
AmberOaks Corporate Center		$10,260,000	$1,132,000	$11,392,000
Brunswig Square		$2,194,000	$664,000	$2,858,000
Centerpoint Corporate Park		$20,997,000	$1,731,000	$22,728,000
5508 Highway West 290		$1,712,000	$518,000	$2,230,000
Department of Children and Families Campus		$1,518,000	$(368,000)	$1,150,000
Public Ledger Building		$5,422,000	$329,000	$5,751,000
Atrium Building		$1,096,000	$84,000	$1,180,000
Gemini Plaza		$2,426,000	$701,000	$3,127,000

NNN 2002 Value Fund, LLC
Bank of America Plaza West		$6,363,000	$(508,000)	$5,855,000
Netpark		$8,481,000	$1,069,000	$9,550,000

NNN 2003 Value Fund, LLC
Satellite Place		$—	$509,000	$509,000
Financial Plaza		$—	$2,254,000	$2,254,000
801 K Street		$1,972,000	$48,000	$2,020,000
Emerald Plaza		$1,029,000	$(218,000)	$811,000
Southwood Tower(a)	$	N/A	$(4,000)	$(4,000)
Oakey Building		$2,788,000	$(289,000)	$2,499,000
3500 Maple		$1,523,000	$501,000	$2,024,000

(a)	No gain was recognized for tax purposes on the sale of Thousand Oaks and Southwood Tower as the net proceeds from the sale were reinvested in a like-kind exchange under Section 1031 of the Code.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table I presents the experience of NNN Realty Advisors Group in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2006. As of December 31, 2006, there were 91 private programs which closed in the preceding three years. 90 programs are presented in the aggregate, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. Our Advisor is the Advisor and Sponsor to four public programs which have invested as LLC members or TICs in certain private programs. At December, 31 2006 there were 8 affiliated investments by public programs in private programs where the offering closed in the preceding three years. These affiliated investments are aggregated and disclosed in Table I. Table I further reflects the impact of the aggregate affiliated ownership on offering proceeds by excluding the affiliated program ownerships.

In addition, 12 prior programs which had acquired properties remained open as of December 31, 2006. At December 31, 2006 the Dollar Amount Raised for open programs was $106,695,000 representing 69.1% of the aggregate Dollar Amount Offered totaling $154,405,000.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
CONSOLIDATED PRIVATE PROGRAMS
DECEMBER 31, 2006

				Less	Total Private
	1	90	Subtotal of	8 Affiliated	Programs Excluding
	Opportunity	TIC	91 Private	Program	Affiliated
	Fund VIII, LLC	Programs	Programs	Ownerships	Ownerships

Dollar Amount Offered	$20,000,000	$1,267,737,250	$1,287,737,250	$27,992,271	$1,259,744,979

Dollar Amount Raised	$11,805,559	$1,267,617,378	$1,279,422,937	$27,992,271	$1,251,430,666

Percentage Amount Raised	59.0%	100.0%	99.4%	100.0%	99.3%

Less Offering Expenses:
Selling Commissions	7.0%	7.0%	7.0%	7.8%	7.0%
Marketing Support & Due Diligence Reimbursement	3.5%	3.1%	3.1%	2.5%	3.1%
Organization & Offering Expenses(1)	2.5%	2.8%	2.8%	3.6%	2.8%
Reserves	8.0%	5.6%	5.6%	10.4%	5.6%

Percent Available for Investment	79.0%	81.5%	81.5%	75.7%	81.5%
Acquisition Cost:
Cash Down Payment	74.5%	78.3%	78.3%	73.0%	78.3%
Loan Fees	2.5%	2.9%	2.9%	1.7%	2.9%
Acquisition Fees Paid to Affiliates	2.0%	0.3%	0.3%	1.0%	0.3%

Total Acquisition Cost	79.0%	81.5%	81.5%	75.7%	81.5%

Percent Leveraged	82%	70%	70%
Date Offering Began	13-Dec-04	July 18, 2003 to October 31, 2006
Date Offering Ended	16-Jun-06	January 20, 2004 to December 21, 2006
Length of Offering (months)	17 months	2 to 17 months
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	n/a	1 to 12 months
Number of Investors
Note Unit Holders	—	—	—	—	—
LLC Members	336	1,841	2,177	7	2,170
Tenants In Common (TICs)	—	2,226	2,226	1	2,225

Total	336	4,067	4,403	8	4,395

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table II presents the types of compensation paid to NNN Realty Advisors Group and its affiliates in connection with prior programs during the three years prior to December 31, 2006. As of December 31, 2006, there were 156 private programs which paid compensation to NNN Realty Advisors Group and its affiliates during the preceding three years. 91 private program offerings closed in the past three years. At December 31, 2006, there were 14 affiliated investments by public programs in private programs, 8 which closed in the three years prior to December 31, 2006. For programs with affiliated ownerships, the pro rata share of payments relating to affiliated ownerships are aggregated and disclosed in Table II. Table II further discloses the impact of the pro rata share of aggregate affiliated ownership payments on total payments to sponsor by excluding amounts relating to public program (affiliated) ownership in private programs. 65 Other Programs made payments to NNN Realty Advisors Group and its affiliates in the three years prior to December 31, 2006, 53 of the Other Programs closed prior to December 31, 2003 and 12 of the Other Programs remained open as of December 31, 2006.

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

				14 Affiliated	Excluding
	91 Private	65 Other	156 Private	Program	Affiliated
	Programs	Programs	Programs	Ownerships	Ownerships
	July 18, 2003 to	July 1, 1998 to
	October 31, 2006	December 5, 2006

Date Offering Commenced
Dollar Amount Raised	$1,277,315,922	$450,796,920	$1,728,112,842	$61,634,586	$1,666,478,256

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$89,633,759	$7,359,732	$96,993,491	$2,138,691	$94,854,800
Marketing Support & Due Diligence Reimbursement	40,205,319	3,432,879	43,638,198	680,814	42,957,384
Organization & Offering Expenses	35,109,983	2,531,591	37,641,574	983,587	36,657,987
Loan Fees	11,502,553	377,438	11,879,991	52,205	11,827,786
Acquisition Fees	394,800	—	394,800	—	394,800

Totals	$176,846,414	$13,701,640	$190,548,054	$3,855,297	$186,692,757

Amounts paid to Sponsor by Seller at Acquisition
Real Estate Commissions — Acquisition	$71,990,359	$2,119,500	$74,109,859	$2,053,711	$72,056,148

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$197,397,511	$78,737,017	$276,134,528	$15,294,292	$260,840,235

Amounts Paid to Sponsor from Operations — Year 2004
Property Management Fees	2,854,066	6,612,706	9,466,772	1,057,290	8,409,482
Asset Management Fees	58,549	954,351	1,012,900	—	1,012,900
Leasing Commissions	407,010	2,456,282	2,863,292	336,915	2,526,377

Totals	$3,319,625	$10,023,339	$13,342,964	$1,394,205	$11,948,759

Amounts Paid to Sponsor from Operations — Year 2005
Property Management Fees	6,359,036	4,116,953	10,475,989	1,125,630	9,350,359
Asset Management Fees	31,103	990,656	1,021,758	—	1,021,758
Leasing Commissions	159,107	523,885	682,993	29,051	653,942

Totals	$6,549,246	$5,631,494	$12,180,740	$1,154,681	$11,026,059

Amounts Paid to Sponsor from Operations — Year 2006
Property Management Fees	15,282,297	3,827,945	19,110,242	611,229	18,499,013
Asset Management Fees	—	—	—	—	—
Leasing Commissions	8,629,019	2,278,024	10,907,043	238,113	10,668,930

Totals	$23,911,316	$6,105,969	$30,017,285	$849,342	$29,167,943

Amounts Paid to Sponsor from property sales and refinancings
Real Estate Commissions	$9,021,716	$11,934,000	$20,955,716	$1,768,513	$19,187,204
Incentive Fees	242,853	3,183,281	3,426,134	181,499	3,244,635
Construction Management Fees	400,698	337,838	738,536	110,122	628,414
Refinancing Fees	340,480	325,281	665,761	81,900	583,860

Totals	$10,005,747	$15,780,400	$25,786,147	$2,142,034	$23,644,113

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange.

	2006	2005	2004	2003	2002	2001
	122 TIC	100 TIC	60 TIC	36 TIC	18 TIC	2 TIC
	Programs	Programs	Programs	Programs	Programs	Programs

Gross Revenues	$353,999,775	$235,233,264	$142,333,748	$56,337,980	$10,884,051	$311,615
Profit on Sale of Properties	50,355,892	43,545,180	3,365,199	430,126	384,010	—
Less:
Operating Expenses	132,962,673	90,121,252	48,978,673	19,298,613	2,478,639	60,597
General and Administrative Expenses	9,143,262	4,321,152	2,034,752	825,416	171,242	667
Interest Expense	129,424,655	72,621,838	35,325,336	14,787,045	3,698,852	93,874
Depreciation & Amortization

Net Income (Note A)	$132,825,077	$111,714,202	$59,360,186	$21,857,032	$4,919,328	$156,477

Taxable Income (Loss) (Note A)
Cash Generated From:
Operations	$86,703,984	$69,922,878	$55,299,433	$21,468,277	$4,607,180	$156,477
Sales	128,888,158	149,023,359	11,384,836	883,148	312,300	—
Refinancing	2,929,222	7,616,687	819,282	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	218,521,364	226,562,924	67,503,551	22,351,425	4,919,480	156,477
Additional Cash Adjustments	—					—
Less: Monthly Mortgage Principal Repayments	6,014,879	7,372,155	5,389,993	1,820,447	384,765	16,726

Cash Generated From Operations, Sales & Refinancing	212,506,485	219,190,768	62,113,558	20,530,978	4,534,715	139,751
Less: Cash Distributions to Investors From:
Operating Cash Flow	73,814,263	53,006,015	31,274,654	11,476,777	2,347,002	22,395
Sales & Refinancing	132,019,854	141,672,518	12,142,157	771,955	—	—
Other (return of capital) (Note B)	3,831,095	338,295	501,251	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	2,841,273	24,173,941	18,195,496	8,165,027	2,187,713	117,356
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$2,841,273	$24,173,941	$18,195,496	$8,165,027	$2,187,713	$117,356

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.78	0.34	0.84	0.42	—	—
Sources (on Cash basis)
— Sales and Refinancing	95.81	143.98	20.42	2.78	—	—
— Operations	$53.57	$53.87	$52.60	$41.40	$30.13	$3.31

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
AFFILIATED OWNERSHIP IN TENANT IN COMMON (TIC) PROGRAMS

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In some instances, other programs affiliated with NNN Realty Advisors Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of affiliated programs investing in a TIC program.

	2006	2005	2004	2003	2002	2001
	13 Affiliated	14 Affiliated	14 Affiliated	6 Affiliated	2 Affiliated	1 Affiliated
	Programs	Programs	Programs	Programs	Programs	Program

Gross Revenues	$6,916,777	$11,244,143	$18,500,226	$6,352,154	$594,889	$22,090
Profit on Sale of Properties	7,149,318	3,113,871	—	158,777	145,659	—
Less: Operating Expenses	4,206,048	5,592,738	6,699,094	2,815,081	233,660	4,264
General and Administrative Expenses	187,856	181,192	154,620	81,474	12,452	—
Interest Expense	2,093,425	2,743,523	3,662,498	1,244,057	196,158	7,528
Depreciation & Amortization

Net Income (Note A)	$7,578,766	$5,840,561	$7,984,014	$2,370,319	$298,278	$10,298

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$852,077	$2,784,768	$7,669,401	$2,227,233	$179,878	$10,298
Sales	20,674,751	12,910,464	—	334,987	118,459	—
Refinancing	—	(10,403)	287,066	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	21,526,828	15,684,829	7,956,467	2,562,220	298,337	10,298
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	113,815	144,097	105,701	34,142	10,842	1,709

Cash Generated From Operations, Sales & Refinancing	21,413,013	15,540,732	7,850,766	2,528,078	287,495	8,589
Less: Cash Distributions to Investors From:
Operating Cash Flow	1,287,582	2,785,059	3,965,091	1,229,694	133,559	—
Sales & Refinancing	22,627,577	11,054,797	259,288	292,767	—	—
Other (return of capital)	—	—	20,997	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(2,502,146)	1,700,876	3,605,390	1,005,617	153,936	8,589
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(2,502,146)	$1,700,876	$3,605,390	$1,005,617	$153,936	$8,589

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	—	—	0.34	—	—	—
Sources (on Cash basis)
— Sales and Refinancings	621.11	182.07	4.17	8.93	—	—
— Operations	$35.34	$45.87	$63.81	$37.50	$49.47	$—

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
TENANT IN COMMON (TIC) PROGRAMS EXCLUDING AFFILIATED OWNERSHIP

Table III presents operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives providing Tenant In Common (TIC) interests, a form of ownership which complies with Section 1031 of the Internal Revenue Code, to investors involved in a tax deferred exchange. In select cases, other programs affiliated with NNN Realty Advisors Group have invested in TIC programs either as a TIC or as a member of the LLC. This table presents, in aggregate, the results of TIC programs without affiliated ownership results.

	2006	2005	2004	2003	2002	2001
	122	100	60	36	18	2
	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs	TIC Programs

Gross Revenues	$347,082,998	$223,989,121	$123,833,522	$49,985,826	$10,289,162	$289,525
Profit on Sale of Properties	43,206,574	40,431,309	3,365,199	271,349	238,351	—
Less: Operating Expenses	128,756,625	84,528,514	42,279,579	16,483,532	2,244,979	56,333
General and Administrative Expenses	8,955,406	4,139,960	1,880,132	743,942	158,790	667
Interest Expense	127,331,230	69,878,315	31,662,838	13,542,988	3,502,694	86,346
Depreciation & Amortization

Net Income (Note A)	$125,246,311	$105,873,641	$51,376,172	$19,486,713	$4,621,050	$146,179

Taxable Income (loss) (Note A):
Cash Generated From:
Operations	$85,851,907	$67,138,110	$47,630,032	$19,241,044	$4,427,302	$146,179
Sales	108,213,407	136,112,895	11,384,836	548,161	193,841	—
Refinancing	2,929,222	7,627,089	532,216	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	196,994,536	210,878,094	59,547,084	19,789,205	4,621,143	146,179
Additional Cash Adjustments						—
Less: Monthly Mortgage Principal Repayments	5,901,064	7,228,058	5,284,292	1,786,305	373,923	15,017

Cash Generated From Operations, Sales & Refinancing	191,093,472	203,650,036	54,262,792	18,002,900	4,247,220	131,162
Less: Cash Distributions to Investors From:
Operating Cash Flow	72,526,681	50,220,956	27,309,563	10,247,083	2,213,443	22,395
Sales & Refinancing	109,392,277	130,617,721	11,882,869	479,188	—	—
Other (return of capital) (Note B)	3,831,095	338,295	480,254	117,219	—	—

Cash Generated (Deficiency) after Cash Distributions	5,343,419	22,473,064	14,590,106	7,159,410	2,033,777	108,767
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$5,343,419	$22,473,064	$14,590,106	$7,159,410	$2,033,777	$108,767

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	$—	$—	$—	$—	$—	$—
— Return of Capital	2.86	0.37	0.90	0.48	—	—
Sources (on Cash basis)
— Sales and Refinancings	81.54	141.47	22.32	1.96	—	—
— Operations	$54.06	$54.39	$51.29	$41.93	$29.44	$3.57

Note A:	For the Tenant In Common (TIC) programs, individual investors are involved in a tax deferred exchange. Each TIC has an individual tax bases for depreciation and amortization and is responsible for their own calculations of depreciation and amortization.

Note B:	Approximately $3,480,000 in 2006 is due to the following: utilization of equity funded reserves for designated repairs in apartment programs ($1,900,000); utilization of equity funded reserves for payment of mezzanine interest ($380,000); acceleration of payments for interest expense and property taxes for income tax purposes ($450,000); unbilled CAM and rents at December 31, 2006 ($630,000); and unanticipated expenses due to hurricane damage at two properties ($120,000).

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
MULTIPLE PROPERTY INVESTMENT FUNDS

Table III presents certain operating results for programs which have closed their offering during the five years ended December 31, 2006. The programs are aggregated, having similar investment objectives for the purpose of acquiring interests in multiple unspecified properties that would likely be office buildings, mixed-use, research and development and industrial facilities, and/or shopping centers.

	2006	2005	2004	2003	2002	2001

Gross Revenues	$2,522,318	$631,180	$2,034,929	$1,903,524	$2,154,090	$131,060
Profit on Sale of Properties	847,861	2,030,172	—	181,367	148,478	—
Less: Operating Expenses	924,806	401,885	980,612	885,929	999,943	62,336
General and Administrative Expenses	81,553	163,504	94,807	138,261	127,893	—
Interest Expense	1,576,853	240,744	558,522	494,086	793,565	68,223
Depreciation & Amortization	—	351,244	636,822	423,758	473,500	35,452

Net Income — Tax Basis	$786,967	$1,503,975	$(235,834)	$142,857	$(92,333)	$(34,951)

Taxable Income From:
Operations	$(60,894)	$(526,197)	$(235,834)	$(38,510)	$(240,811)	$(34,951)
Gain on Sale	847,861	2,030,172	—	181,367	148,478	—
Cash Generated From:
Operations	(60,894)	(174,953)	648,863	412,827	280,598	501
Sales	847,861	7,102,052	—	588,766	208,200	—
Refinancing	—	—	(88,806)	—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	786,967	6,927,099	560,057	1,001,593	488,798	501
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments	—	52,148	77,695	66,812	62,020	—

Cash Generated From Operations, Sales & Refinancing	786,967	6,874,951	482,362	934,781	426,778	501
Less: Cash Distributions to Investors From:
Operating Cash Flow	—		647,681	180,696	218,578	501
Sales & Refinancing	1,898,534	2,623,375	—	588,766	208,200	—
Other (return of capital)	—	—	121,775	—	130,342	17,848

Cash Generated (Deficiency) after Cash Distributions	(1,111,567)	4,251,576	(287,094)	165,319	(130,342)	(17,848)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(1,111,567)	$4,251,576	$(287,094)	$165,319	$(130,342)	$(17,848)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(2.67)	$(47.87)	$(21.45)	$(3.50)	$(21.91)	$(13.66)
— from recapture			—	—	—	—
Capital Gain (Loss)	37.19	184.69	—	16.50	13.51	—
Cash Distributions to Investors Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	—	11.08	—	11.86	6.98
Sources (on Cash basis)
— Sales	83.28	238.66	—	53.56	18.94	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$58.92	$16.44	$19.88	$0.20

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
PRIVATE PROGRAMS
NOTES PROGRAMS

Table III presents certain operating results for programs which have closed their offerings during the five years ended December 31, 2006. The programs presented are aggregated, having similar investment objectives. The notes programs offer units of interest in the companys’ secured and unsecured notes offerings. The programs were formed for the purpose of making loans to affiliates of NNN Realty Advisors Group. Investors are making loans to the programs. NNN Realty Advisors Group, as the sole member of the companies, has guarantied the note unit holders payment of all principal and interest on the note units. The results presented in this table are those of the note unit holders, not the company.

	2006	2005	2004	2003
	closed	one	one	one
	Notes Program	Notes Program	Notes Program	Notes Program

Gross Revenues	$—	$—	$70,032	$413
Profit on Sale of Properties		—	—	—
Less: Operating Expenses		—	—	—
General and Administrative Expenses		22,751	7,823	82
Interest Expense		43,514	104,488	19,227
Depreciation & Amortization		—	—	—

Net Income	$—	$(66,265)	$(42,279)	$(18,896)

Taxable Income (Loss)
Cash Generated From:
Operations	$—	$(66,265)	$(42,279)	$(18,896)
Sales		—	—	—
Refinancing		—	—	—

Cash Generated From Operations, Sales & Refinancing
Before Additional Cash Adjustments	—	(66,265)	(42,279)	(18,896)
Additional Cash Adjustments
Less: Monthly Mortgage Principal Repayments

Cash Generated From Operations, Sales & Refinancing	—	(66,265)	(42,279)	(18,896)
Less: Cash Distributions to Investors From:
Operating Cash Flow		—	—	—
Sales & Refinancing		—	—	—
Other (return of capital)		—	—	—

Cash Generated (Deficiency) after Cash Distributions	—	(66,265)	(42,279)	(18,896)
Less: Special Items (not including Sales & Refinancing)		—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$(66,265)	$(42,279)	$(18,896)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	$—	$11.00	$11.00	$11.00
— Return of Capital	—	—	—	—
Sources (on Cash basis)
— Sales and Refinancing	—	—	—	—
— Operations	$—	$—	$—	$—

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006

Table IV presents the results of completed programs for prior programs which have sold properties and completed operations during the five years prior to December 31, 2006.

			NNN						NNN		NNN
			2000	NNN Town	NNN	NNN	NNN	Yerington	Tech	NNN	County
	Tellride	Kiwi	Value	&	Bryant	Saddleback	Fund	Shopping	Fund	Alamosa	Center
	Barstow,	Assoc,	Fund,	Country,	Ranch,	Financial,	VIII,	Center,	III,	Plaza,	Drive,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$1,619,550	$2,681,352	$4,816,000	$7,200,000	$5,000,000	$3,865,800	$8,000,000	$1,625,000	$3,698,750	$6,650,000	$3,125,000
Number of Properties Purchased	1	1	7	1	1	1	3	1	3	1	1
Date of Closing of Offering	16-Dec-98	4-Feb-01	27-Feb-01	29-Mar-00	12-Nov-02	29-Oct-02	7-Mar-00	3-Aug-99	20-Jun-00	25-Oct-02	6-Feb-02
Date of First Sale of Property	19-Feb-03	25-Feb-03	26-Oct-01	25-Jun-04	2-Nov-04	27-Dec-04	26-Mar-02	17-Jan-05	3-Jul-01	24-Mar-05	14-Apr-05
Date of Final Sale of Property	19-Feb-03	25-Feb-03	15-Oct-02	25-Jun-04	2-Nov-04	27-Dec-04	6-Jan-04	17-Jan-05	7-Feb-05	24-Mar-05	14-Apr-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	26.58	34.78	71.23	—	11.83	125.22	54.24	—	13.82	—
Sources (on Cash basis)
— Sales	884.53	1,053.34	880.51	1,221.31	1,206.17	1,384.96	1,305.19	1,132.76	1,293.88	1,266.59	1,206.37
— Refinancing	—	—	195.48	68.33	—	—	—	—	—	—	—
— Operations	$401.16	$175.12	$155.63	268.98	184.74	181.08	129.11	496.14	446.45	210.94	247.48

Note: A	There are three notes programs that have completed operations and are closed. The notes programs report interest income to the note unit holders. The remaining programs included in this table are TIC programs with investors generally involved in tax deferred exchanges. Accordingly, each TIC has an individual tax basis for determining amortization and depreciation. Neither type of program requires depreciation or amortization, therefore, there is no presentation of Federal Income Tax Results.

(1)	The investors received a note from Buyer as distributed proceeds from the sale.

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

			(1)		NNN	NNN
	Truckee		NNN		City	LV		NNN
	River	NNN	Rocky	NNN	Center	1900	NNN	801		NNN
	Office	North	Mountain	Jefferson	West	Aerojet	Park	K	NNN	Springtown
	Tower,	Reno	Exchange,	Square,	A,	Way	Sahara,	Street,	Timberhills,	Mall,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$5,550,000	$2,750,000	$2,670,000	$9,200,000	$1,237,803	$2,000,000	$4,953,000	$29,600,000	$3,695,375	$2,550,000
Number of Properties Purchased	1	1	1	2	1	1	5	1	1	1
Date of Closing of Offering	15-Jul-99	19-Jun-02	15-Feb-01	26-Aug-03	15-Mar-02	31-Aug-01	17-Mar-03	31-Mar-04	27-Nov-01	21-Mar-03
Date of First Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Date of Final Sale of Property	15-Apr-05	19-May-05	31-May-05	22-Jul-05	28-Jul-05	27-Sep-05	20-Dec-05	26-Aug-05	19-Oct-05	2-Nov-05
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	24.79	—	13.68	—	35.18	—	—	—
Sources (on Cash basis)
— Sales	953.00	1,758.24	829.87	1,308.76	1,300.67	1,123.45	1,102.58	1,124.72	1,387.80	1,206.35
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	619.55	323.12	187.30	189.41	262.83	319.50	128.07	113.57	305.43	439.16

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

										NNN
			NNN		NNN		NNN	NNN	NNN	Titan
	NNN	NNN	Exchange		1851	NNN	Oakey	City	Amber	Building
	Emerald	Kahana	Fund	NNN	E 1st	Reno	Building	Center	Oaks	and
	Plaza,	Gateway,	III,	PCP 1,	Street,	Trademark,	2003,	West B,	III,	Plaza,
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Raised	$42,800,000	$8,140,000	$6,300,000	$5,800,000	$20,500,000	$3,850,000	$8,270,000	$8,200,000	$10,070,000	$2,219,808
Number of Properties Purchased	1	3	1	6	1	1	1	1	1	1
Date of Closing of Offering	5-Jan-05	6-Mar-03	31-May-00	25-Jun-02	29-Jul-03	29-Sep-01	19-May-04	15-Jun-02	20-Jan-04	28-May-02
Date of First Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	10-Oct-02	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Date of Final Sale of Property	10-Nov-05	15-Nov-05	9-Dec-05	29-Dec-05	9-Jan-06	23-Jan-06	24-Jan-06	17-Apr-06	15-Jun-06	21-Jul-06
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	—	—	—	—	—	—	—
— Return of Capital	—	—	14.36	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	1,203.34	1,638.63	427.98	1,016.63	1,262.45	1,256.62	1,343.87	1,882.87	1,622.67	1,582.58
— Refinancing	—	—	—	—	—	283.64	—	—	—	—
— Operations	92.28	252.29	231.59	283.85	238.01	361.45	136.48	306.07	190.19	589.44

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
DECEMBER 31, 2006

		NNN		NNN	NNN	NNN
	NNN	901	NNN	2004	2005	2006
	Las Cimas	Corporate	Sacramento	Notes	Notes	Notes
	II and III,	Center,	Corporate,	Program,	Program,	Program,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Raised	$32,250,000	$6,292,125	$12,000,000	$5,000,000		$1,044,881	$285,224,444
Number of Properties Purchased	2	1	1	N/A	N/A	N/A	57
Date of Closing of Offering	9-Dec-04	3-Oct-03	21-May-01	14-Aug-01	14-Aug-01	22-May-03
Date of First Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Date of Final Sale of Property	7-Aug-06	22-Aug-06	17-Nov-06	N/A	N/A	N/A
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results (Note A):
Cash Distributions to Investors
Sources (on Tax basis)
— Investment Income	—	—	—	66.00	33.00	30.00
— Return of Capital	—	10.89	—	—	—	—
Sources (on Cash basis)
— Sales	1,328.68	1,190.72	1,396.11	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	199.70	172.94	405.69	—	—	—

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2006

Table V presents sales or disposals of properties in prior programs during the three years prior to December 31, 2006. One sale is a NNN 2001 Value Fund, LLC property, one sale was a WREIT property, one sale is a NNN Fund VIII, LLC property (a TIC program with multiple property ownership) and thirty one sales are of other TIC properties.

								Cost of Properties
								Including Closing & Soft Costs
									(3)
			Selling Price,						Total			(4)
			Net of Closing Costs & GAAP Adjustments						Acquisition			(Deficiency)
			(2)			Adjustments			Costs,			of Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from		(3)	Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
(1)	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	GAAP	Total	Financing	Costs	Total	Investment	Expenditures

Belmont Plaza Shopping Center, Pueblo, CO	Jun-99	Jan-04	$1,291,445	$2,737,342	N/A	N/A	$4,028,787	$2,840,000	$980,428	$3,820,428	$208,359	$84,960
Century Plaza East Shopping Center, Lancaster, CA	Nov-98	Feb-04	$3,434,518	$6,557,693	N/A	N/A	$9,992,211	$6,937,000	$2,029,944	$8,966,944	$1,025,267	N/A
Town and Country Village Shopping Center, Sacramento, CA	Jul-99	Jun-04	$8,848,316	$33,420,982	N/A	N/A	$42,269,298	$34,000,000	$6,472,676	$40,472,676	$1,796,622	$845,694
Bryant Ranch Shopping Center, Yorba Linda, CA	Sep-02	Nov-04	$6,030,873	$5,910,623	N/A	N/A	$11,941,496	$6,222,000	$4,295,532	$10,517,532	$1,423,964	$441,907
Saddleback Financial Center, Laguna Hills, CA(5)	Sep-02	Dec-04	$7,138,617	$7,269,300	N/A	N/A	$14,407,917	$7,650,000	$4,169,605	$11,819,605	$2,588,312	$260,813
Yerington Plaza Shopping Center, Yerington, NV	Mar-99	Jan-05	$1,924,607	$3,114,225	N/A	N/A	$5,038,832	$3,316,200	$1,261,108	$4,577,308	$461,524	$(31,961)
Moreno Corporate Center, Moreno Valley, CA	Jun-00	Feb-05	$6,687,677	$8,246,910	N/A	N/A	$14,934,587	$9,200,000	$3,420,584	$12,620,584	$2,314,003	$(503,493)
Alamosa Plaza Shopping Center, Las Vegas, NV	Oct-02	Mar-05	$8,538,537	$13,134,859	N/A	N/A	$21,673,396	$13,500,000	$5,213,556	$18,713,556	$2,959,840	$(429)
County Center Drive, Temecula, CA(6)	Sep-01	Apr-05	$3,614,632	$2,951,930	N/A	N/A	$6,566,562	$3,210,000	$2,247,787	$5,457,787	$1,108,775	$179,605
Truckee River Office Tower, Reno, NV	Dec-98	Apr-05	$4,902,752	$12,000,000	N/A	N/A	$16,902,752	$12,000,000	$6,434,344	$18,434,344	$(1,531,592)	$1,951,679
North Reno Plaza Shopping Center, Reno, NV	Jun-02	May-05	$4,750,826	$5,261,170	N/A	N/A	$10,011,996	$5,400,000	$1,898,590	$7,298,590	$2,713,406	$(116,347)
Galena Street Building, Denver, CO(7)	Nov-00	May-05	$—	$5,275,000	$2,105,747	N/A	$7,380,747	$5,275,000	$2,541,815	$7,816,815	$(436,068)	$424,757
Jefferson Square, Seattle, WA	Jul-03	Jul-05	$12,050,824	$12,834,953	N/A	N/A	$24,885,777	$13,070,000	$7,583,949	$20,653,949	$4,231,828	$497,636
City Center West ‘A’, Las Vegas, NV(8)	Mar-02	Jul-05	$15,982,448	$12,358,953	N/A	N/A	$28,341,401	$13,000,000	$9,712,906	$22,712,906	$5,628,495	$631,797
801 K Street Building, Sacramento, CA(9)	Mar-04	Aug-05	$34,092,300	$41,350,000	N/A	N/A	$75,442,300	$41,350,000	$26,332,745	$67,682,745	$7,759,555	$450,684
1900 Aerojet Way, Las Vegas, NV	Aug-01	Sep-05	$2,254,788	$3,490,513	N/A	N/A	$5,745,301	$3,625,000	$1,740,006	$5,365,006	$380,295	$157,107
1840 Aerojet Way, Las Vegas, NV	Sep-01	Sep-05	$3,128,166	$2,669,550	N/A	N/A	$5,797,716	$2,938,000	$2,370,647	$5,308,647	$489,069	N/A
Timberhills Shopping Center, Sonora, CA	Nov-01	Oct-05	$4,916,439	$6,163,260	N/A	N/A	$11,079,699	$6,390,000	$3,122,242	$9,512,242	$1,567,457	$453,420

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2006

								Cost of Properties
								Including Closing & Soft Costs
									(3)			(4)
			Selling Price,						Total			(Deficiency)
			Net of Closing Costs & GAAP Adjustments						Acquisition			of
			(2)			Adjustments			Costs,			Property
			Cash		Purchase	Resulting			Capital			Operating
			Received	Mortgage	Mortgage	from		(3)	Improvements			Cash
		Date	Net of	Balance	Taken	Application		Original	Closing &		Gain on	Receipts
(1)	Date	of	Closing	at Time	Back by	of		Mortgage	Soft		Sale of	Over Cash
Property	Acquired	Sale	Costs	of Sale	Program	GAAP	Total	Financing	Costs	Total	Investment	Expenditures

Springtown Mall Shopping Center, San Marcos, TX	Dec-02	Nov-05	$2,874,263	$4,541,495	N/A	N/A	$7,415,758	$4,700,000	$1,940,473	$6,640,473	$775,285	$(184,060)
Emerald Plaza, San Diego, CA(10)(11)	Jun-04	Nov-05	$50,123,011	$68,500,000	N/A	N/A	$118,623,011	$68,500,000	$33,925,438	$102,425,438	$16,197,573	$(1,099,959)
Kahana Gateway Shopping Center and Professional Building, Maui, HI	Dec-02	Nov-05	$11,165,104	$12,642,394	N/A	N/A	$23,807,498	$13,041,000	$6,732,222	$19,773,222	$4,034,276	$602,436
County Fair Mall, Woodland, CA	Dec-99	Dec-05	$2,977,973	$11,488,641	N/A	N/A	$14,466,614	$11,835,000	$5,642,906	$17,477,906	$(3,011,292)	$648,998
Park Sahara Office Park, Las Vegas, NV(12)	Mar-03	Dec-05	$6,548,932	$7,911,654	N/A	N/A	$14,460,586	$8,400,000	$4,326,695	$12,726,695	$1,733,891	$(260,846)
Pacific Corporate Park, Lake Forest, CA(13)(14)	Mar-02	Dec-05	$12,655,065	$15,500,000	N/A	N/A	$28,155,065	$15,500,000	$9,816,378	$25,316,378	$2,838,687	$(604,058)
1851 E 1st Street, Santa Ana, CA	Jun-03	Jan-06	$24,141,399	$49,000,000	N/A	N/A	$73,141,399	$45,375,000	$18,587,746	$63,962,746	$9,178,653	$(977,472)
Reno Trademark, Reno, NV(15)	Sep-01	Jan-06	$5,742,885	$4,444,615	N/A	N/A	$10,187,500	$2,700,000	$4,919,977	$7,619,977	$2,567,523	$78,045
Oakey Building, Las Vegas, NV(16)	Apr-04	Jan-06	$7,428,067	$10,650,000	N/A	N/A	$18,078,067	$4,000,000	$11,441,254	$15,441,254	$2,636,813	$1,626,067
City Center West ‘B’, Las Vegas, NV	Jan-02	Apr-06	$18,318,726	$14,115,548	N/A	N/A	$32,434,274	$14,650,000	$7,515,962	$22,165,962	$10,268,312	$(3,257,037)
Amber Oaks III, Austin, TX(17)	Jan-04	Jun-06	$16,252,892	$15,000,000	N/A	N/A	$31,252,892	$15,000,000	$9,736,741	$24,736,741	$6,516,151	$1,412,415
Titan Building and Plaza, San Antonio, TX(18)	Apr-02	Jul-06	$6,521,705	$6,900,000	N/A	N/A	$13,421,705	$6,000,000	$4,130,277	$10,130,277	$3,291,428	$1,564,882
Las Cimas II and III, Austin, TX	Sep-04	Aug-06	$44,214,822	$45,217,600	N/A	N/A	$89,432,422	$46,800,000	$27,046,337	$73,846,337	$15,586,085	$(568,942)
901 Corporate Center, Monterey Park, CA	Aug-03	Aug-06	$8,602,046	$10,905,994	N/A	N/A	$19,508,040	$11,310,000	$5,361,786	$16,671,786	$2,836,254	$(917,688)
Sacramento Corporate Center, Sacramento, CA	Mar-01	Nov-06	$22,734,929	$21,213,069	N/A	N/A	$43,947,998	$22,250,000	$14,333,839	$36,583,839	$7,364,159	$(255,104)
Parkwood I and II, Woodlands, TX	Dec-02	Dec-06	$10,197,512	$14,531,163	N/A	N/A	$24,728,675	$13,922,000	$8,534,931	$22,456,931	$2,271,744	$3,217,904

(1)	No sales were to affiliated parties except as noted below.
(2)	Net cash received plus assumption of certain liabilities by buyer.
(3)	Does not include pro-rata share of original offering costs.
(4)	Includes add back of monthly principal reductions during the operating cycle (see Table III) as total cost includes balance of Original Mortgage Financing
(5)	A Private Program owned 75% of the property. TREIT, Inc, affiliate owned 25% of the property. The above reflects property level sale results, or 100% of the ownership.
(6)	TREIT Inc, an affiliate owned a 16% tenant in common interest in the NNN County Center Drive, LLC. The private program owning 100% of the property.
(7)	This property was sold to Triple Net Properties.
(8)	A Private Program owned 10.875% of the property. TREIT, Inc, a affiliate owned 89.125% of the property. The above reflects property level sale results, or 100% ownership.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)
PRIVATE PROGRAMS
December 31, 2006

(9)	NNN 2003 Value Fund, LLC, an affiliate owned a 85% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the private program owning 100% of the property.

(10)	NNN 2003 Value Fund, LLC, an affiliate owned a 22.4% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(11)	TREIT, Inc, an affiliate owned a 13.2% membership interest in NNN Emerald Plaza, LLC which had a 20.5% tenant in common interest in the private program owning 100% of the property.
(12)	A Private Program owned 95.25% of the property. GREIT, Inc, a affiliate owned 4.75% of the property. The above reflects property level sale results, or 100% ownership.
(13)	NNN 2001 Value Fund, LLC owned 40% of the property. NNN Pacific Corporate Park I, LLC owned 60% of the property. The above reflects property level sale results, or 100% ownership.
(14)	TREIT, Inc, an affiliate owned a 37.9% membership interest in NNN Pacific Corporate Park I, LLC which had a 60% interest in the property.(
(15)	A Private Program owned 60% of the property. TREIT, Inc, an affiliate owned 40% of the property. The above reflects property level sale results, or 100% ownership.
(16)	NNN 2003 Value Fund, LLC and TREIT, Inc, affiliates, respectively owned a 75.4% and 9.8% membership interests in NNN Oakey 2003, LLC which owned 100% of the property.
(17)	TREIT, Inc, an affiliate owned a 75% tenant in common interest in NNN Amber Oaks, LLC. The private program owned 100% of the property.
(18)	A Private Program owned 51.5% of the property. TREIT, Inc, an affiliate owned 48.5% of the property. The above reflects property level sale results, or 100% ownership.

*	Partial sales of the White Lakes Mall, and Netpark have occurred; however, a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of.

APPENDIX B

FOR USE FOR THE PERIOD FROM THE DATE OF THIS PROSPECTUS TO DECEMBER 31, 2007

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUBSCRIPTION AGREEMENT

To:	Grubb & Ellis Healthcare REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (the “Shares”) in Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Full payment for the Shares should be made by check payable to “Grubb & Ellis Healthcare REIT, Inc.”

I hereby acknowledge receipt of the prospectus for the offering of the Shares dated December 14, 2007, as supplemented to date (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.

Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Amended and Restated Articles of Incorporation and the Bylaws of the Company and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Shares.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

(1) INDIVIDUAL:  One signature required.

(2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  Each joint tenant must sign.

(3) TENANTS IN COMMON:  All tenant in common must sign.

(4) COMMUNITY PROPERTY:  Only one investor must sign.

(5) PENSION OR PROFIT SHARING PLANS:  The trustee must provide a copy of plan document and sign the Signature Page.

(6) TRUST:  The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary. You must provide a copy of the trust agreement.

(7) PARTNERSHIP:  Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

(8) CORPORATION:  An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the authorized officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

(9) IRAS, IRA ROLLOVERS OR KEOGHS:  Requires signature of investor and authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment. Please note that the Company and its affiliates do not act as custodian for IRA accounts.

(10) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The person named as the custodian must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

GRUBB & ELLIS HEALTHCARE REIT, INC.
a Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE
OF UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

Shares of Common Stock, $.01 par value per share

Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), is issuing to you, subject to acceptance by the Company, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Company. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Company, and this notice is given to you of certain information relating to the Shares.

The Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

The Shares are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company will furnish a full statement about the restrictions on transfer and ownership to a stockholder on request and without charge. Such requests may be directed to the Secretary of the Company at its principal office.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO GRUBB & ELLIS HEALTHCARE REIT, INC. SUBSCRIPTION AGREEMENT

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.	INVESTMENT

A minimum initial investment of $1,000 (100 Shares) is required. A check for the full purchase price of the Shares subscribed for should be made payable to the order of “Grubb & Ellis Healthcare REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement.

2.	TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of all investors. For partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 3, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.	INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.	SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. Certain states have imposed special financial suitability standards for subscribers who purchase Shares. Please note the higher suitability standards described in the Prospectus for residents of Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, New Mexico, North Carolina, Ohio, Tennessee and Washington. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. NOTE: THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

6.	DISTRIBUTION REINVESTMENT PLAN

By electing to participate in the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to the investor in common stock of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan), please provide the name, account number and address in Section 7.

7.	DISTRIBUTIONS

Select one of the two options. If this section is not completed, distributions will be paid to the registered owner (or custodian, if applicable).

8.	BROKER-DEALER

This Section is to be completed and executed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification. The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT
SIGNATURE PAGE, PLEASE CALL INVESTOR SERVICES AT 1-877-888-7348

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348, ext. 411
1.  INVESTMENT
Make Investment Check Payable to:
“Grubb & Ellis Healthcare REIT, Inc.”

# of Shares Total $ Invested (# Shares x $10.00 = $ Invested)
☐ INITIAL INVESTMENT	Minimum initial purchase = 100 Shares or $1,000
☐ ADDITIONAL INVESTMENT

2.  TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (08)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian for under the Uniform Gift to Minors
☐	Qualified Pension or Profit Sharing Plan (05)		Act or the Uniform Transfers to Minors Act of the State
☐	Trust (06)		of (11)
☐	Partnership (07)	☐	Other

3.  REGISTRATION NAME AND ADDRESS

3(a)	Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name and account number, if applicable.

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐  MD  ☐ Ph.D.  ☐ DDS  ☐ Other

    Name(s)

Taxpayer Identification Number -

Social Security Number - -

  Street Address

  City                        State                        Zip Code

  Home Telephone No.(    )                        Business Telephone No.(    )

  Birth Date(s)                               Occupation

  Email Address

3(b)	IRA Custodian:

  Custodian Tax-ID:

  Custodian Address:

  City:             State:       Zip Code:               Account #:

Transfer on Death Form: Fill out attached TOD form to effect designation.

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH OR
QUALIFIED PLAN (Grubb & Ellis Healthcare REIT, Inc. and its affiliates do not act as IRA custodians)

Signature of Custodian	Date

4.  INVESTOR NAME AND ADDRESS

(Complete only if different from registration name and address).

☐ Mr.  ☐ Mrs.  ☐ Ms.  ☐ MD  ☐ Ph.D.  ☐ DDS    Other

    Name(s):                              Taxpayer ID Number     -

                                      Social Security Number       -    -

    Street Address or P.O. Box

    City                        State                        Zip Code

    Home Telephone No. (       )                     Business Telephone No. (       )

    Birth Date                                    Occupation

  Email Address

5.  SUITABILITY STANDARDS AND SUBSCRIBER SIGNATURE

Please indicate below your:

  Occupation:                            Birth Date:

  Net Worth:                            Annual Income:

  Investment Objectives:

  Nature of Other Investments:

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant a person a power of attorney to make such a representation on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus.
		Initials	Initials

(b)	I accept and agree to be bound by the terms and conditions of the charter.
		Initials	Initials

(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials	Initials

(d)	I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

I represent that I am not a person with whom dealings by U.S. persons are, unless licensed, prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS
UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Investor or Trustee	Signature of Joint Owner, if any

Date	Date
6.  DISTRIBUTION REINVESTMENT PLAN

ENROLLMENT FORM

To Join the Distribution Reinvestment Plan (the “DRIP”):

Complete this form. Be sure to include your signature in order to indicate your participation in the DRIP.

I hereby appoint Grubb & Ellis Healthcare REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of common stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the common stock of the Company. I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature	Date

Signature of Joint Owner	Date

7.  DISTRIBUTIONS

8(a) For direct deposit to checking account, please complete Direct Deposit Authorization form on page B-10.

8(b) Complete the following section only to direct distributions to an address other than registration address:

    Name (as it appears on depository account)

    Account Number (if applicable)

    Street Address

    City                        State                          Zip Code

Special Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address
(Special distributions for IRA account investments will be sent directly to custodian.)

8.  BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

   Investor Name(s)

The registered representative must sign below to complete the subscription. The registered representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

  Broker-Dealer Name                            Telephone No.

  Broker-Dealer Street Address or P.O. Box

  City                        State                        Zip Code

  Registered Representative Name                               Representative #

  Telephone No.                    Fax No.                    E-Mail Address

  Reg. Rep. Street Address or P.O. Box

  City                        State                        Zip Code

I hereby certify that I hold a Series 7 or Series 62 FINRA license and am registered in            , the State of Sale.

Signature of Registered Representative

(Required):                                         Date:

This Subscription Agreement representing an investment in Grubb & Ellis Healthcare REIT, Inc. for the above referenced investor has been reviewed and approved as complete and correct by the under signed principal of the above-referenced broker-dealer.

Signature of Broker-Dealer

    (If required by Broker-Dealer):                             Date:

Please send completed subscription agreement (with all signatures) with checks made payable to “Grubb & Ellis Healthcare REIT, Inc.,” to:
Grubb & Ellis Healthcare REIT, Inc. 7103 South Revere Parkway Centennial, CO 80112

Transfer On Death Form (T.O.D.)

PLEASE MAIL THIS FORM TO:
Grubb & Ellis Healthcare REIT, Inc.
7103 South Revere Parkway
Centennial, CO 80112
Fax: 303-705-6171

A.  INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:	3.	Daytime phone number: ( )

2.	Social Security number(s) of registered owner(s):	4.	State of Residence:

B.  TRANSFER ON DEATH DESIGNATION
I authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1.	Name of Primary Beneficiary:	1.	Name of Primary Beneficiary:

2.	Social Security Number OR Tax Identification Number:	2.	Social Security Number OR Tax Identification Number:

3.	Percentage: %	3.	Percentage: %

C.  SIGNATURE

By signing below, I (we) authorize Grubb & Ellis Healthcare REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Grubb & Ellis Healthcare REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Grubb & Ellis Healthcare REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Grubb & Ellis Healthcare REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of Grubb & Ellis Healthcare REIT, Inc.

X		X

Signature	Date	Signature	Date

TRANSFER ON DEATH INFORMATION
• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that Grubb & Ellis Healthcare REIT, Inc. receives proof of death and other documentation it deems necessary or appropriate.
• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.
• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.
• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.
• A minor may not be named as a beneficiary.
• A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
• A T.O.D. designation may be voided at any time by Grubb & Ellis Healthcare REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
• A T.O.D. designation will not be accepted from residents of Louisiana or Texas.

APPENDIX C

FOR USE FOR THE PERIOD BEGINNING JANUARY 1, 2008

Grubb & Ellis.
HEALTHCARE REIT

INSTRUCTIONS TO INVESTORS

FOR PROSPECTUS DATED DECEMBER 14, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(1) INVESTMENT

All additional investments in the Company must be in increments of $100 (10 Shares). If additional investments in the Company are made, you will need to complete a Subsequent Purchase Form with the exact name in which the original purchase was made. The investor agrees to notify the Company and the Broker-Dealer or Registered Investment Advisor (RIA) named on the Subscription Agreement/Signature Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named on the Subscription Agreement/Signature Page may receive a commission not to exceed 7.00% of any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO GRUBB & ELLIS HEALTHCARE REIT, INC. TO:

Grubb & Ellis Healthcare REIT, Inc.
4 Hutton Centre Drive, Suite #700
Santa Ana, CA 92707

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE SHOULD BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the included Transfer on Death Form (T.O.D.) in order to effect the designation.

Enter the exact name of the custodian and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodial Tax ID number (for tax purposes) and the custodial account number.

(4) INVESTOR INFORMATION

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state and zip code of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate address if different than the home address in item 4(b).

(4)d Enter the home telephone, business telephone, birth date of investor and joint investor, if applicable, or date of incorporation. Enter the social security number of the investor and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor must submit an original of the appropriate W-8 Form (W-8BEN, W8-ECI, W-8EXP OR W-8IMY) in order to make an investment.

Check if the investor is an employee of Grubb & Ellis, Triple Net Properties, LLC, NNN Realty Advisors Inc., NNN Capital Corp., an affiliate or a Board Member of the Company.

(continued on back)

PAGE 1 OF 4

Grubb & Ellis HEALTHCARE REIT

INSTRUCTIONS TO INVESTORS
FOR PROSPECTUS DATED DECEMBER 14, 2007

Any persons desiring to subscribe for shares of common stock (the "shares") in Grubb & Ellis Healthcare REIT, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRUBB & ELLIS HEALTHCARE REIT, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE PROSPECTUS.

(5) DISTRIBUTION OPTIONS

Check the appropriate box to have the distributions mailed to the address of record, the address that is located in section 4. Check the box to participate in the Distribution Reinvestment Plan. If you are reinvesting, you are reinvesting your entire cash distribution. If the investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement, check the preferred option and complete the required information. For Automated Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written vercation of the routing and account numbers from the bank.

AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize Grubb & Ellis Healthcare REIT, Inc. (the "Company") to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such deposit, I (we) agree that the Company has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amount is recovered by the Company.

(6) SIGNATURES

The Subscription Agreement/Signature Page must be signed/initialed by the investor(s); and if applicable, the trustee or custodian.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor (RIA). If there are more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all BROKER/DEALER information contained in Section 7 including suitability certification (state of sale).

Check the box to indicate whether this subscription was solicited or recommended by an Investment Advisor or broker/dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.
8. Checks endorsed from other Triple Net Properties, LLC programs may be used to purchase shares of common stock of Grubb & Ellis Healthcare REIT, Inc. (the minimum investment of $1,000 has been waived) if:
   - The payee endorses the check and writes, "Pay to the order of Grubb & Ellis Healthcare REIT".

WE CANNOT ACCEPT: Money orders, cashier's checks for less than $10,000, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-888-7348.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

PAGE 2 OF 4

Grubb&Ellis. HEALTHCARE REIT

SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

FOR PROSPECTUS DATED DECEMBER 14, 2007

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (subscription agreement or subsequent form must be completed) ☐ NAV Purchase @ $ ________ per share (NAV Form must be attached)

NUMBER OF SHARES ___,___ x $10.00 = TOTAL INVESTED __,___,___

Minimum initial investment = 100 shares or $1,000
Minimum additional investment = 10 shares or $100

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** One signature required & initial

☐ **Joint Tenants with Right of Survivorship** All parties must sign & initial

☐ **Tenants in Common** All parties must sign & initial

☐ **Community Property** All parties must sign & initial

☐ **Pension or Profit Sharing Plan** Trustee or custodian signature required

☐ **Trust** Trustee or Grantor signature(s) required ________ DATE ESTABLISHED
- ☐ **Currently Revocable**
- ☐ **Irrevocable**

☐ **Company or Corporation** Authorized signature required

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** Custodian signature required

☐ **Partnership** Authorized signature required

☐ **Other:** ________ SPECIFY

NAME OF TRUSTEE OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ Traditional IRA ☐ Roth IRA ☐ Keogh ☐ Simplified Employee Pension/Trust (S.E.P.) ☐ Qualified Pension or Profit Sharing Plan

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___ – ___ – ____

SECTION (3)a

CUSTODIAN TAX ID # __ – _______ CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR FORMATION

SECTION (4)a

NAME OF INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ________

SECTION (4)b

STREET ADDRESS **(REQUIRED)**

CITY STATE ZIP CODE

HOME PHONE# **(REQUIRED)** ___ – ___ – ____ BUSINESS PHONE# ___ – ___ – ____ E-MAIL ADDRESS

SECTION (4)c

ALTERNATE ADDRESS

CITY STATE ZIP CODE

SECTION (4)d

HOME PHONE **(required)** ___ – ___ – ____ BUSINESS PHONE ___ – ___ – ____ EXTENSION

INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(DD-MM-YYYY)** __ – __ – ____ INVESTOR TAX ID# __ – _______

INVESTOR SSN# ___ – __ – ____ JOINT INVESTOR SSN# ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(Required)**

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien***

☐ **Employee, Affiliate or Board Member**

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W8-ECI, W-8EXP or W-8IMY)** in order to make an investment.

(continued on back)

PAGE 3 OF 4

(5) DISTRIBUTION OPTIONS

☐ **Mail to Street Address (4b)**

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution

☐ **Distributions Directed to:**

☐ **Mail to Alternate Address (4c)**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
- ☐ **Checking** (must enclose voided check)
- ☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY | STATE | ZIP CODE

BANK ABA# **(FOR ACH ONLY)** | ACCOUNT#

MUST ENCLOSE A VOIDED CHECK

(6) SIGNATURES

INITIALS INITIALS **(A)** All investors except those that are residents of the state of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the prospectus of the company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances that a holder of shares shall give written notice and provide certain information to the company.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or (ii) a net worth of at least (as described above) of at least $45,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $45,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by the state of primary residence as set forth in the Prospectus under "Investor Suitability Standards."

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

INITIALS INITIALS **(E)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s). The trustee(s) or authorized agent(s) agree to indemnify Grubb & Ellis Healthcare REIT, Inc. and its affiliates, and to hold them harmless from and against all liabilities as a result of claims, demands or judgments against them arising from any transactions in reliance on this Subscription Agreement/Signature Page.

INITIALS INITIALS **(F)** I (we) represent that I am (we are) not a person(s) with whom dealing by U.S. Persons is (are) prohibited under any Executive Order or federal regulation administered by the U.S. Treasury Department's Office of Foreign Asset Control.

INITIALS INITIALS **(G)** I (we) acknowledge that if the investor used in this Subscription Agreement/Signature Page does not correspond exactly to the Payor printed on the check, I (we) may request documents or other evidence as I (we) may reasonably require to correlate the Registration to the Payor on the check.

INITIALS INITIALS **(H)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the shareholder(s) may not be able to sell the securities.

X
SIGNATURE OF INVESTOR | DATE

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

BROKER-DEALER OR RIA FIRM NAME

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

BUSINESS PHONE# **(required)** | FAX PHONE#

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) | REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP CODE

TELEPHONE PHONE# **(required)** | FAX# | E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(required)** | DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(if required by Broker-Dealer)** | DATE

PAGE 4 OF 4

Grubb & Ellis.
HEALTHCARE REIT

DIRECT DEPOSIT AUTHORIZATION

THIS SERVICE IS PROVIDED AT NO CHARGE

INVESTOR'S NAME

INVESTOR'S SSN# – – OR INVESTOR'S TAX ID# –

INVESTMENT PROGRAMS

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME (if different from investor's name)

ACCOUNT NUMBER

CHECK ONE

☐ Checking Account ☐ Savings Account

ROUTING/ABA NUMBER (required, see sample below)

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Grubb & Ellis Healthcare REIT, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supercede any previous distribution instructions.

PLEASE SEND RETURN OF CAPITAL TO:

☐ Account Indicated Above ☐ Investor Address of Record

Grubb & Ellis Healthcare REIT, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Grubb & Ellis Healthcare REIT, Inc. has notified me (us) that this deposit service has been terminated. In the event that Grubb & Ellis Healthcare REIT, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

JOINT SIGNATURE DATE

E-MAIL ADDRESS

RETURN WITH A VOIDED CHECK (required)

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
123456789 0001 000123456789
Routing ABA #
Check #
Account #

Questions regarding this form or your account should be directed to Investor Services at 877-888-7348, ext. 411

APPENDIX D

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRIP”) for Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRIP will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRIP (the “Initial DRIP Shares”).

Initially, distributions reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRIP Price”) until all of the Initial DRIP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRIP at a price per share equal to 95% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRIP Price”). The Company may also offer shares of Common Stock under the DRIP at a price per share equal to 95% of the most recent offering price (the “Post-Offering DRIP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRIP may acquire Common Stock under the DRIP at a price per share equal to 95% of the per share valuation determined by the Company’s advisor or another firm chosen for that purpose until the Listing (the “Pre-Listing DRIP Price”). From and after the date of the Listing, participants in the DRIP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRIP Price” and collectively referred to herein with the Initial Offering DRIP Price, the Subsequent Offering DRIP Price, the Post-Offering DRIP Price and the Pre-Listing DRIP Price as the “DRIP Price”).

The DRIP

The DRIP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRIP and during the Initial Offering, you may purchase shares at the Initial Offering DRIP Price until all of the Initial DRIP Shares have been purchased or until the Company elects to terminate the DRIP. If the Company elects to keep the DRIP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRIP Price, the Post-Offering DRIP Price, the Pre-Listing DRIP Price or the Listing DRIP Price, as applicable.

You receive free custodial service for the shares you hold through the DRIP.

Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRIP will be used to provide the Company with funds for its general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRIP to stockholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of the Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

Your participation in the DRIP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRIP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on distributions on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

Investment Date.  Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRIP.

You become an owner of shares purchased under the DRIP as of the Investment Date. Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all DRIP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRIP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRIP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRIP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRIP Price.

Optional Cash Purchases.  Unless and until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRIP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of DRIP participants or other stockholders, provided that written notice of any material amendment is sent to DRIP participants at least 10 days prior to the effective date thereof and provided that we may not amend the DRIP to terminate a participant’s right to withdraw from the DRIP. You will be notified if the DRIP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. DRIP participants must promptly notify the DRIP Administrator of any change in address.

You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

The Company reserves the right, without notice to DRIP participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRIP. Specifically, DRIP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a stockholder purchases shares through the DRIP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Withholding.  In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM

GRUBB & ELLIS HEALTHCARE REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan.

I hereby appoint Grubb & Ellis Healthcare REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the Distribution Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature:	Date:

Name:

Signature of Joint Owner:	Date:

Name:

Appendix E

Our board of directors has approved the share repurchase plan below. The plan became effective on September 20, 2006 and was amended effective July 17, 2007. We have received SEC exemptive relief from rules restricting issuer purchases during distributions with respect to our share repurchase plan. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval.

GRUBB & ELLIS HEALTHCARE REIT, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), has adopted and elected, effective September 20, 2006 and as amended July 17, 2007, to implement a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s Common Stock (“Shares”) may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Repurchase Price.

During Public Offerings.  For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares will be $9.00.

Non-Offering Periods.  During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) prior to the end of the 36-month period following the Offering, $10.00 per Share, or (2) after the 36-month period following the Offering, the greater of (a) $10.00 per Share or (b) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year. If any Shares that are to be repurchased in connection with a stockholder’s death or qualifying disability were originally purchased for less than $10.00 per Share, the equivalent discount will be applied to the repurchase price for the Shares. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

Funds available for distribution.  Funds available for distribution means generally the operating cash flow available to pay distributions to the Company’s stockholders.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

Repurchase Request Withdrawal.  You may withdraw your repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares of common stock of the Company are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board of Directors of the Company, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Company’s Board of Directors to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with 30 days advance notice and the Company will disclose the changes in the appropriate report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Advisor Ineligible.  The Advisor to the Company, Grubb & Ellis Healthcare REIT Advisor, LLC, shall not be permitted to participate in the Repurchase Plan.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability. If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Healthcare REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NNN Capital Corp.
Grubb & Ellis Healthcare REIT, Inc. Repurchase Agent
4 Hutton Centre Drive, Suite 700
Santa Ana, California 92707
(877) 888-7348

Date:

Stockholder Signature:

Office Use Only

Date Request Received:

GRUBB & ELLIS HEALTHCARE REIT, INC.

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

Minimum Offering of
$2,000,000 in Shares
of Common Stock

PROSPECTUS

December 14, 2007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Healthcare REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUPPLEMENT NO. 1 DATED JANUARY 4, 2008
TO THE PROSPECTUS DATED DECEMBER 14, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 14, 2007, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 1 is to disclose:

•	the status of our initial public offering;

•	our recent acquisition of Highlands Ranch Healthcare Plaza in Highlands Ranch, Colorado;

•	our recent acquisition of an 80.0% interest in certain real property and improvements in Chesterfield, Missouri pursuant to a joint venture;

•	our recent acquisition of Park Place Office Park in Dayton, Ohio;

•	our proposed acquisition of G&E Healthcare REIT Medical Portfolio 1, comprised of four medical properties in Florida and one medical property in Kansas; and

•	the addition of the Lima Medical Office Portfolio and the Tucson Medical Office Portfolio as further security under our secured revolving line of credit with LaSalle and KeyBank.

Status of Our Initial Public Offering

As of December 21, 2007, we had received and accepted subscriptions in our offering for 20,814,842 shares of our common stock, or approximately $207,900,000, excluding shares issued under our distribution reinvestment plan.

Acquisition of Highlands Ranch Healthcare Plaza

On December 19, 2007, we, through our subsidiary, G&E Healthcare REIT County Line Road, LLC, acquired a fee simple interest in Highlands Ranch Healthcare Plaza located in Highlands Ranch, Colorado, or the Highlands Ranch property, from an unaffiliated third party for a total purchase price of $14,500,000, plus closing costs.

Financing and Fees

We financed the purchase price with a secured loan of $8,853,000 from Wachovia Bank, National Association, or Wachovia, $2,901,000 in borrowings under our secured revolving line of credit with LaSalle Bank National Association, or LaSalle, and KeyBank National Association, or KeyBank, as disclosed in our prospectus, and the remaining balance from funds raised through this offering. An acquisition fee of $435,000, or 3.0% of the purchase price, was paid to Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, and its affiliate.

On December 19, 2007, we, through G&E Healthcare REIT County Line Road, LLC, obtained a secured loan, or the Highlands loan, with Wachovia. The Highlands loan is evidenced by a loan agreement and a promissory note in the principal amount of $8,853,000, or the Highlands note. The Highlands note is secured by a Deed of Trust, Assignment, Security Agreement and Fixture Filing on the Highlands Ranch property, and a Repayment Guaranty by which we unconditionally and irrevocably guarantee the obligations as listed in the Repayment Guaranty. The loan matures on December 31, 2010, but may be extended for two consecutive 12-month periods, each subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.125% of the principal balance then outstanding plus undisbursed loan proceeds. The loan provides for monthly interest-only payments due on the first day of each calendar month, beginning on January 1, 2008. At our option, the loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.55%; or (b) the Prime Rate, as announced by Wachovia from time to time. If any monthly installment that is due is not received by Wachovia on or before the 15th day of each month, the loan provides for a late charge equal to

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4.0% of such monthly installment. In the event of a default, the loan also provides for a default interest rate of 4.0% per annum plus the greater of the LIBOR Rate or the Prime Rate.

We, through G&E Healthcare REIT County Line Road, LLC, entered into an interest rate swap agreement dated December 21, 2007, as amended on December 24, 2007, or the Highlands swap agreement, with Wachovia, in connection with the Highlands loan with Wachovia. As a result of the Highlands swap agreement, the Highlands loan bears interest at a fixed rate of 5.52% per annum from December 19, 2007 through December 31, 2010 and provides for monthly interest-only payments due on the first business day of each calendar month commencing on January 2, 2008.

Description of the Property

The Highlands Ranch property consists of two multi-tenant medical office buildings in Highlands Ranch, Colorado. The property is located within three quarters of a mile of Littleton Adventist Hospital and within ten minutes of SkyRidge Medical Center, two major hospitals in the Denver area, but is not part of the campuses of the hospital facilities. The Highlands Ranch property was built in 1985 and consists of a total of approximately 80,000 square feet of gross leasable area located on approximately 6.6 acres of land.

The principal businesses occupying the buildings are healthcare providers. No single tenant leases 10.0% or more of the gross leasable area. As of December 2007, the Highlands Ranch property was approximately 81.5% leased.

Triple Net Properties Realty, Inc., or Realty, serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Highlands Ranch property.

The Highlands Ranch property faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which the Highlands Ranch property competes are located in the Denver, Colorado market area.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Highlands Ranch property will be approximately $11.9 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, the Highlands Ranch property paid real estate taxes of approximately $232,000 at a rate of approximately 9.52%.

The following table sets forth the lease expirations of the Highlands Ranch property for the next 10 years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases:

				% of Gross
				Annual Rent
		Total Square	Gross Annual	Represented
	No. of Leases	Feet of Expiring	Rent of	by Expiring
Year	Expiring	Leases	Expiring Leases	Leases

2008	10	12,000	$287,000	16.83%
2009	7	11,000	$267,000	15.67%
2010	4	6,000	$161,000	9.44%
2011	6	15,000	$371,000	21.75%
2012	2	9,000	$227,000	13.33%
2013	5	10,000	$257,000	15.04%
2014	2	6,000	$135,000	7.94%
2015	—	—	$—	—%
2016	—	—	$—	—%
2017	—	—	$—	—%

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The following table shows the average occupancy rate and the average effective annual rental rate per square foot for the Highlands Ranch property for the last four years:

		Average Effective Annual Rental
Year	Average Occupancy Rate	Rate per Square Foot

2004	78%	$22.20
2005	83%	$21.72
2006	90%	$23.04
2007	82%	$24.50

Acquisition of Interest in Joint Venture

On December 20, 2007, we, through Grubb & Ellis Healthcare REIT Holdings, L.P., or our operating partnership, executed a limited liability company agreement, or the operating agreement, with BD St. Louis Development, LLC, or BD St. Louis, a subsidiary of Duke Realty Corporation, or Duke. Pursuant to the operating agreement, we acquired an 80.0% membership interest in G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, or the JV Company, a joint venture company formed with BD St. Louis, and BD St. Louis acquired a 20.0% membership interest in the JV Company. The operating agreement also provides, among other things, that from January 1, 2010 to March 31, 2010, our operating partnership has the right and option to purchase the 20.0% membership interests in the JV Company held by BD St. Louis at a fixed price of $3,900,000. The operating agreement further provides, that from January 1, 2011 to March 31, 2011, BD St. Louis has the right and option to sell all, but not less than all, of its 20.0% membership interests in the JV Company to our operating partnership at the greater of $10.00 or the fair market value as determined in accordance with the operating agreement.

Our operating partnership serves as the manager of the joint venture. As manager of the JV Company, our operating partnership determines the amount of net cash flow distributions made to members according to such members’ percentage interest in the JV Company for the first 36-month period following the date of the operating agreement. After the first 36-month period following the date of the operating agreement, net cash flow will be distributed first, 20.0% to BD St. Louis and 80.0% to our operating partnership until each member has received an amount equal to a 6.0% cumulative return on its capital contribution balance, second, 30.0% to BD St. Louis and 70.0% to our operating partnership until each member has received an amount equal to an 8.0% cumulative return on its capital contribution, and third, the balance, if any, 40.0% to BD St. Louis and 60% to our operating partnership.

Financing and Fees

Our contribution to the JV Company was $11,552,000, which we financed through borrowings of $12,800,000 under our secured revolving line of credit with LaSalle and KeyBank and funds raised through this offering. Duke’s contribution to the JV Company was certain real property and improvements located in Chesterfield, Missouri, or the Chesterfield property, for which Duke received a cash distribution of $33,552,000 from the JV Company.

In addition, the JV Company obtained additional financing from a loan in the amount of $22,000,000 from National City Bank, or National City. The loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing on the Chesterfield property, and Limited Guarantees provided by both Duke and us. The loan matures on December 30, 2010, but may be extended for two consecutive 12-month periods, each subject to satisfaction of certain conditions, including payment of an extension fee. The loan bears interest at a per annum rate equal to LIBOR plus 1.65%. The interest rate increases to LIBOR plus 1.75% should our operating partnership exercise its right to purchase the 20.0% membership interest held by BD St. Louis. If any monthly payment is 10 or more days late, the loan provides for a late charge equal to 5.0% of the unpaid portion of the regularly scheduled payment. In the event of a default, the loan also provides for a default interest rate of 5.0% over National City’s corporate market rate, as defined in the promissory note for the loan. The loan may be prepaid in whole or in part, without paying a prepayment premium.

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An acquisition fee of $1,093,000, or 3.0% of the $36,440,000 purchase price, was paid to our advisor and its affiliate.

Description of the Property

The Chesterfield property is a three-story, 50-bed inpatient rehabilitation hospital in Chesterfield, Missouri. The Class A property was built in 2007 and consists of a total of approximately 112,000 square feet of gross leasable area located on approximately seven acres of land. The property is located five miles from St. John’s Mercy Medical Center, or Mercy Medical Center, a 979-bed hospital and the second largest hospital in the metropolitan St. Louis area. Mercy Medical Center has a Heart Hospital, a Cancer Center, an inpatient women’s health services department, a Burn Center, a Surgery Center, a Behavioral Health Services Center and a Skilled Nursing Center. Mercy Medical Center is undergoing the construction of a new nine-story, 300,000 square foot patient tower.

The Chesterfield property is 100% leased to St. John’s Mercy Rehabilitation, LLC, or St. John’s, a 49.5%/50.5% joint venture between St. John’s Mercy Health System and Centerre Healthcare, respectively, which operates as St. John’s Mercy Rehabilitation Hospital. St. John’s 20-year lease expires in 2027, with two five-year extension options at the same terms as the current lease. The lease is severally guaranteed by St. John’s Mercy Health System and Centerre Healthcare based on their respective ownership interests in St. John’s. The rental rate per annum for St. John’s is approximately $3,000,000, or $26.57 per square foot, with 2.0% annual increases.

St. John’s Mercy Rehabilitation Hospital is a not-for-profit hospital that offers a full range of rehabilitative services, including brain injury and spinal cord injury departments and outpatient physical therapy. Patients are treated for a wide range of problems, including stroke, brain injury, spinal cord injury, burns, traumatic injuries and hip, knee and orthopedic problems.

Realty serves as the property manager and receives a 1.0% oversight fee in connection with the operation and management of the Chesterfield property.

The Chesterfield property faces competition from other nearby hospitals that provide comparable services. Most of the hospitals with which the Chesterfield property competes are located in the St. Louis, Missouri market area.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Chesterfield property will be approximately $33.8 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2007, the Chesterfield property will pay real estate taxes of approximately $424,000 at a rate of approximately 9.11%.

Acquisition of Park Place Office Park

On December 20, 2007, we, through our wholly owned subsidiary, G&E Healthcare REIT Lincoln Park Boulevard, LLC, acquired a fee simple interest in Park Place Office Park located in Dayton, Ohio, or the Park Place property, from an unaffiliated third party for a total purchase price of $16,200,000, plus closing costs.

Financing and Fees

We financed the purchase price with a secured loan of $10,943,000 from Wachovia Financial Services, Inc., or Wachovia Financial, $500,000 in borrowings under our secured revolving line of credit with LaSalle and KeyBank, and the remaining balance from funds raised through this offering. An acquisition fee of $486,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate.

On December 20, 2007, we, through G&E Healthcare REIT Lincoln Park Boulevard, LLC, entered into a secured loan, or the Park Place loan, with Wachovia Financial. The Park Place loan is evidenced by

4

a loan agreement and a promissory note in the principal amount of $10,943,000, or the Park Place note. The Park Place note is secured by a Open-End Mortgage, Assignment, Security Agreement and Fixture Filing on the Park Place property, and a Repayment Guaranty by which we unconditionally and irrevocably guarantee the obligations as listed in the Repayment Guaranty. The loan matures on December 31, 2010, but may be extended for two consecutive 12-month periods, each subject to satisfaction of certain conditions, including payment of an extension fee equal to 0.125% of the principal balance then outstanding. The loan provides for monthly interest-only payments due on the first day of each calendar month. At our option, the loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.55%; or (b) the Prime Rate, as announced by Wachovia Financial from time to time. If any monthly installment that is due is not received by Wachovia Financial on or before the 15th day of each month, the loan provides for a late charge equal to 4.0% of such monthly installment. In the event of a default, the loan also provides for a default interest rate of 4.0% per annum plus the greater of the LIBOR Rate or the Prime Rate.

We, through G&E Healthcare REIT Lincoln Park Boulevard, LLC, entered into an interest rate swap agreement, dated December 21, 2007, as amended on December 21, 2007 and December 24, 2007, or the Park Place swap agreement, with Wachovia in connection with the Park Place loan with Wachovia Financial. As a result of the Park Place swap agreement, the Park Place loan bears interest at a fixed rate of 5.52% per annum from December 20, 2007 through December 31, 2010 and provides for monthly interest-only payments due on the first business day of each calendar month commencing on January 2, 2008.

Description of the Property

The Park Place property consists of three multi-tenant medical office buildings adjacent to Kettering Medical Center, Kettering Breast Evaluation Center and Kettering Sports Medicine Center in Dayton, Ohio. Park Place I, Park Place II and Park Place III were built in 1987, 1988 and 2002, respectively. The Park Place property consists of a combined total of approximately 133,000 square feet of gross leasable area located on 8.51 acres of land.

The principal businesses occupying the buildings are healthcare providers. No single tenant leases 10.0% or more of the gross leasable area. As of December 2007, the Park Place property was approximately 87.0% leased.

Realty serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of the Park Place property.

The Park Place property faces competition from other nearby medical office buildings that provide comparable services. Most of the medical office buildings with which the Park Place property competes are located in the Dayton, Ohio market area.

Management currently has no renovation plans for the property and believes that the property is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in the Park Place property will be approximately $13.9 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon an estimated useful life of 39 years. For 2006, the Park Place property paid real estate taxes of approximately $214,000 at a rate of approximately 6.94%.

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The following table sets forth the lease expirations of the Park Place property for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases:

				% of Gross
				Annual Rent
		Total Square	Gross Annual	Represented
	No. of Leases	Feet of Expiring	Rent of	by Expiring
Year	Expiring	Leases	Expiring Leases	Leases

2008	3	6,000	$116,000	5.61%
2009	6	13,000	$267,000	12.95%
2010	8	10,000	$183,000	8.87%
2011	6	27,000	$467,000	22.60%
2012	—	—	$—	—%
2013	1	3,000	$71,000	3.46%
2014	1	2,000	$45,000	2.19%
2015	—	—	$—	—%
2016	1	3,000	$53,000	2.59%
2017	4	31,000	$438,000	21.19%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for the Park Place property for the last five years:

		Average Effective Annual Rental
Year	Average Occupancy Rate	Rate per Square Foot

2003	79%	$18.90
2004	79%	$19.35
2005	79%	$21.20
2006	94%	$18.97
2007	83%	$21.94

Proposed Acquisition of G&E Healthcare REIT Medical Portfolio 1

On December 17, 2007, our board of directors approved the acquisition of four medical properties in Florida and one medical property in Kansas which we collectively refer to as G&E Healthcare REIT Medical Portfolio 1, or the Medical Portfolio 1 property. The Medical Portfolio 1 property consists of approximately 149,000 square feet of gross leasable area and is approximately 94.0% leased as of December 2007. All five of the medical properties are either on the campus of or otherwise affiliated with Hospital Corporation of America. The principal businesses occupying the medical properties are healthcare providers.

We anticipate purchasing the Medical Portfolio 1 property for a total purchase price of $34,350,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from this offering. We expect to pay our advisor and its affiliate an acquisition fee of $1,031,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Medical Portfolio 1 property.

6

Addition of Properties as Further Security for LaSalle and KeyBank Line of Credit

As we previously disclosed, on September 10, 2007, we, through our operating partnership, entered into a loan agreement with LaSalle to obtain a secured revolving credit facility in an aggregate maximum principal amount of $50,000,000, or the LaSalle line of credit. Also as previously disclosed, on December 12, 2007, we, along with our subsidiaries, entered into a Modification of Loan Agreement with LaSalle and amended and restated promissory notes with each of LaSalle and KeyBank to increase the aggregate maximum principal amount available under the LaSalle line of credit from $50,000,000 to $80,000,000 and to add KeyBank as a lender under the LaSalle line of credit, or our secured revolving line of credit with LaSalle and KeyBank.

On December 19, 2007, we, through NNN Healthcare/Office REIT Lima, LLC, our subsidiary, entered into an Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing and Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing to further secure, our secured revolving line of credit with LaSalle and KeyBank with the Lima Medical Office Portfolio that we acquired on December 7, 2007 for $25,250,000, plus closing costs. We also entered into a Joinder Agreement and Environmental Indemnity Agreement in connection with our secured revolving line of credit with LaSalle and KeyBank.

On December 20, 2007, we, through NNN Healthcare/Office REIT Tucson Medical Office, LLC, our subsidiary, entered into a Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Joinder Agreement and Environmental Indemnity Agreement with LaSalle to also further secure the LaSalle line of credit with the Tucson Medical Office Portfolio that we acquired on November 20, 2007 for $21,050,000, plus closing costs.

As a result of the foregoing, the terms of the loan agreements entered into in connection with our secured revolving line of credit with LaSalle and KeyBank apply to the Lima Medical Office Portfolio and the Tucson Medical Office Portfolio. Our secured revolving line of credit with LaSalle and KeyBank is also secured by our Triumph Hospital Portfolio and 2750 Monroe Boulevard properties.

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GRUBB & ELLIS HEALTHCARE REIT, INC.

SUPPLEMENT NO. 2 DATED JANUARY 30, 2008
TO THE PROSPECTUS DATED DECEMBER 14, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 14, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 2 is to disclose:

•	the status of our initial public offering;

•	our proposed acquisition of the Fort Road Medical Building in St. Paul, Minnesota;

•	our proposed acquisition of 6770 Cincinnati-Dayton Road in Liberty Township, Ohio;

•	our proposed acquisition of an additional building with respect to G&E Healthcare REIT Medical Portfolio 1;

•	the name change of our dealer manager, NNN Capital Corp., to Grubb & Ellis Securities, Inc.;

•	the resignation of the Chairman of the Board of our sponsor; and

•	clarification to prior disclosure regarding the reimbursement of acquisition fees and expenses.

Status of Our Initial Public Offering

As of January 18, 2008, we had received and accepted subscriptions in our offering for 22,090,382 shares of our common stock, or approximately $220,641,000, excluding shares issued under our distribution reinvestment plan.

Proposed Acquisition of the Fort Road Medical Building

On January 22, 2008, our board of directors approved the acquisition of the Fort Road Medical Building, or the Fort Road property. The Fort Road property is a multi-tenant medical office building located on approximately one acre of land in St. Paul, Minnesota. Built in 1981, the Fort Road property consists of approximately 50,000 square feet of gross leasable area and is approximately 90.0% occupied as of January 22, 2008. The principal businesses occupying the building are healthcare providers.

We anticipate purchasing the Fort Road property for a purchase price of $8,650,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from this offering. We expect to pay our advisor and its affiliate an acquisition fee of $260,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the Fort Road property.

Proposed Acquisition of 6770 Cincinnati-Dayton Road

On January 22, 2008, our board of directors approved the acquisition of 6770 Cincinnati-Dayton Road, or the 6770 Cincinnati property. The 6770 Cincinnati property is a Class A multi-tenant medical office building located on approximately 3.0 acres of land in Liberty Township, Ohio. The construction of this two story medical office building is scheduled to be completed in March 2008. Upon completion, the 6770 Cincinnati property will consist of approximately 40,000 square feet of gross leasable area and is currently 95.0% leased for a minimum

1

period of three years pursuant to executed leases. The principal businesses which will occupy the building are healthcare providers.

We anticipate purchasing the 6770 Cincinnati property for a total purchase price of $7,750,000, plus closing costs, from an unaffiliated third party. We intend to finance the purchase through debt financing and proceeds raised from this offering. We expect to pay our advisor and its affiliate an acquisition fee of $233,000, or 3.0% of the purchase price, in connection with the acquisition.

We anticipate that the closing will occur in the first quarter of 2008; however, closing is subject to certain agreed upon conditions and there can be no assurance that we will be able to complete the acquisition of the 6770 Cincinnati property.

Update to Proposed Acquisition of G&E Healthcare REIT Medical Portfolio 1

On December 17, 2007, our board of directors approved the acquisition of four medical properties in Florida and one medical property in Kansas, which we refer to as G&E Healthcare REIT Medical Portfolio 1, or the Medical Portfolio 1 property. The proposed acquisition consisted of approximately 149,000 square feet of gross leasable area. On January 22, 2008, our board of directors approved the acquisition of an additional office building consisting of approximately 13,000 square feet of gross leasable area that is adjacent to one of the Florida properties. As a result of the proposed acquisition of this additional building, the Medical Portfolio 1 property consists of approximately 162,000 square feet of gross leasable area and is 94.6% leased as of January 22, 2008.

We now anticipate purchasing the Medical Portfolio 1 property for a total purchase price of $36,950,000, plus closing costs, from an unaffiliated third party, an increase from the original purchase price of $34,350,000, plus closing costs. We intend to finance the purchase through debt financing and proceeds raised from this offering. We expect to pay our advisor and its affiliate an acquisition fee of $1,109,000, or 3.0% of the purchase price, in connection with the acquisition, an increase from the initially disclosed acquisition fee of $1,031,000.

Name Change of NNN Capital Corp. to Grubb & Ellis Securities, Inc.

On December 7, 2007, NNN Realty Advisors, Inc., which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis Company, which we now consider to be our sponsor. On January 16, 2008, in connection with the merger, NNN Capital Corp., which serves as our dealer manager and is an indirect wholly owned subsidiary of our sponsor, changed its name to Grubb & Ellis Securities, Inc.

Resignation of the Chairman of the Board of our Sponsor

On January 29, 2008, our sponsor Grubb & Ellis Company announced that Anthony W. Thompson resigned as Chairman of the Board and as a director, effective February 8, 2008. Independent director Glenn Carpenter was appointed non-executive Chairman of the Board of Grubb & Ellis Company, effective February 8, 2008.

Clarification to Prior Disclosure Regarding the Reimbursement of Acquisition Fees and Expenses

Our prospectus discloses that the reimbursement of acquisition expenses related to the selection, evaluation, acquisition and investment in properties will not exceed 0.5% of the purchase of a property. This 0.5% limitation applies to acquisition expenses paid to our advisor or its affiliates. The reimbursement of our total acquisition fees and expenses, including those paid to unaffiliated third parties, will not exceed, in the aggregate, 6.0% of the purchase price or total development cost of a property, unless fees in excess of the 6.0% limit are approved by a majority of our disinterested independent directors.

2

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUPPLEMENT NO. 3 DATED FEBRUARY 12, 2008
TO THE PROSPECTUS DATED DECEMBER 14, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 14, 2007, as supplemented by Supplement No. 1, dated January 4, 2008, and Supplement No. 2, dated January 30, 2008, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 3 is to disclose:

•	the status of our initial public offering;

•	our acquisition of Medical Portfolio 1 in Florida and Kansas; and

•	the name change of the managing member of our advisor, Triple Net Properties, LLC, to Grubb & Ellis Realty Investors, LLC.

Status of Our Initial Public Offering

As of January 31, 2008, we had received and accepted subscriptions in our offering for 22,886,033 shares of our common stock, or approximately $228,591,000, excluding shares issued under our distribution reinvestment plan.

Acquisition of Medical Portfolio 1

On February 1, 2008, we, through our subsidiary, G&E Healthcare REIT Medical Portfolio 1, LLC, acquired a ground lease interest in certain real property known as Largo Medical Arts Center, and a fee simple interest in certain real properties known as Doctors’ Medical Building, West Bay Surgery Center, Brandon Medical Plaza and Central Florida SurgiCenter, located in Florida and Kansas, or collectively Medical Portfolio 1, from unaffiliated third parties for a total purchase price of $36,950,000, plus closing costs.

Financing and Fees

We financed the purchase price with a secured loan of $22,000,000 from Wachovia Bank, National Association, or Wachovia, and $16,000,000 in borrowings under our secured revolving line of credit with LaSalle Bank National Association, or LaSalle, and KeyBank National Association, or Key Bank, as disclosed in our prospectus. An acquisition fee of $1,109,000, or 3.0% of the purchase price, was paid to Grubb & Ellis Healthcare REIT Advisor, LLC, our advisor, and its affiliate.

On February 1, 2008, we, through G&E Healthcare REIT Medical Portfolio 1, LLC, obtained a secured loan, or the Medical Portfolio 1 loan, with Wachovia. The Medical Portfolio 1 loan is evidenced by a Loan Agreement and a Promissory Note in the principal amount of $22,000,000, or the Medical Portfolio 1 note. The Medical Portfolio 1 note is secured by an Open-End Mortgage, Assignment, Security Agreement and Fixture Filing on each of the Medical Portfolio 1 properties and a Repayment Guaranty by which we unconditionally and irrevocably guarantee the obligations as listed in the Repayment Guaranty. The Medical Portfolio 1 loan matures on February 28, 2011. The Medical Portfolio 1 loan provides for monthly principal and interest payments due on the first day of each calendar month, beginning March 1, 2008. At our option, the Medical Portfolio 1 loan bears interest at per annum rates equal to: (a) 30-day LIBOR plus 1.68% per annum; or (b) the Prime Rate, as announced by Wachovia from time to time. If any monthly installment that is due is not received by Wachovia on or before the 15th day of each month, the Medical Portfolio 1 loan provides for a late charge equal to 4.0% of such monthly installment. In the event of a default, the Medical Portfolio 1 loan also provides for a default interest rate of 4.0% per annum plus the greater of the LIBOR Rate or the Prime Rate. The Medical Portfolio 1 loan may be prepaid in whole or in part, without paying a prepayment premium.

We, through G&E Healthcare REIT Medical Portfolio 1, LLC, entered into an interest rate swap agreement, dated February 1, 2008, as amended February 8, 2008, or the ISDA Agreement, with Wachovia, in connection with the Medical Portfolio 1 loan with Wachovia. As a result of the ISDA Agreement, the Medical Portfolio 1 loan bears interest at an effective fixed rate of 5.26% per annum from February 1, 2008 through January 31, 2011; and provides

1

for monthly principal and interest payments due on the first business day of each calendar month commencing on March 3, 2008.

Description of the Property

Medical Portfolio 1 consists of five medical office buildings: Doctors’ Medical Building, Largo Medical Arts Center, West Bay Surgery Center, Brandon Medical Plaza and Central Florida SurgiCenter. Medical Portfolio 1, located in Florida and Kansas, consists of approximately 163,000 square feet of gross leasable area. The buildings are either situated on the campuses of, or affiliated with, Hospital Corporation of America, or HCA, one of the largest for-profit health systems in the United States. Medical Portfolio 1 has a combined parking ratio of 6.24 spaces per 1,000 square feet and is approximately 94.6% leased.

Built in 1978, Doctors’ Medical Building, a five-story building consisting of approximately 63,000 square feet of gross leasable area, is located on the main campus of Overland Park Regional Medical Center, or OPRMC, in Overland Park, Kansas. Doctors’ Medical Building is approximately 96.3% leased, largely by OPRMC, which occupies approximately 40,000 square feet, or 62.7%, of the gross leasable area.

Built in 1986, Largo Medical Arts Center is a four-story medical office building in Largo, Florida. The property is located on the campus of Largo Medical Center, or LMC, and consists of approximately 33,000 square feet of gross leasable area. Largo Medical Arts Center is approximately 96.4% leased, and LMC is the largest tenant, occupying approximately 6,500 square feet, or 20.0%, of the gross leasable area.

Built in 1975 and renovated in 1990, West Bay Surgery Center is a single-story, medical office building consisting of approximately 15,000 square feet of gross leasable area. Located in Largo, Florida, the property is situated on the LMC campus and is 100% leased. Largo Surgery, LLC is the largest tenant, occupying approximately 89.3% of the gross leasable area.

Built in 1997, Brandon Medical Plaza is a single-story medical office building in Brandon, Florida that consists of approximately 42,000 square feet of gross leasable area. The property is located on the campus of Brandon Regional Hospital, or BRH, and is approximately 96.5% leased. The major tenant is BRH, which currently occupies approximately 46.0% of the gross leasable area.

Built in 1995, Central Florida SurgiCenter is a single-story medical office building consisting of approximately 10,000 square feet of gross leasable area in Lakeland, Florida. Central Florida SurgiCenter is 100% leased to Surgicare of Central Florida, Ltd.

Triple Net Properties Realty, Inc., or Realty, serves as the property manager and provides services and receives certain fees and expense reimbursements in connection with the operation and management of Medical Portfolio 1. Realty sub-contracts certain property management services of Medical Portfolio 1 to Grubb & Ellis Management Services, Inc., a subsidiary of our sponsor.

There are approximately 72 comparable properties located in the surrounding markets that might compete with Medical Portfolio 1.

Management currently has no renovation plans for Medical Portfolio 1 and believes that it is suitable for its intended purpose and adequately covered by insurance. For federal income tax purposes, the depreciable basis in Medical Portfolio 1 will be approximately $33.9 million. We calculate depreciation for income tax purposes using the straight line method. We depreciate buildings based upon estimated useful lives of 39 years. For 2007, Medical Portfolio 1 paid real estate taxes of approximately $306,000 at a rate of 3.68%.

2

The following table sets forth the lease expirations of Medical Portfolio 1 for the next ten years, including the number of tenants whose leases will expire in the applicable year, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

				% of Gross
				Annual Rent
		Total Square	Gross Annual	Represented
	No. of Leases	Feet of Expiring	Rent of	by Expiring
Year	Expiring	Leases	Expiring Leases	Leases

2008	8	13,000	$246,000	7.4%
2009	4	5,000	$116,000	3.5%
2010	2	13,000	$380,000	11.4%
2011	5	13,000	$256,000	7.7%
2012	8	19,000	$339,000	10.1%
2013	2	33,000	$606,000	18.1%
2014	5	16,000	$331,000	9.9%
2015	—	—	$—	—%
2016	2	15,000	$370,000	11.1%
2017	5	29,000	$695,000	20.8%

The following table shows the average occupancy rate and the average effective annual rental rate per square foot for Medical Portfolio 1 for the last three years:

		Average Effective Annual Rental
Year	Average Occupancy Rate	Rate per Square Foot

2005	96.7%	$22.19
2006	92.3%	$22.16
2007	86.7%	$23.04

Name Change of Triple Net Properties, LLC to Grubb & Ellis Realty Investors, LLC

On December 7, 2007, NNN Realty Advisors, Inc., which previously served as our sponsor, merged with and into a wholly owned subsidiary of Grubb & Ellis Company, which we now consider to be our sponsor. On February 6, 2008, in connection with the merger, Triple Net Properties, LLC, which is the managing member of our advisor and is an indirect wholly owned subsidiary of our sponsor, changed its name to Grubb & Ellis Realty Investors, LLC.

3

GRUBB & ELLIS HEALTHCARE REIT, INC.

SUPPLEMENT NO. 4 DATED FEBRUARY 27, 2008
TO THE PROSPECTUS DATED DECEMBER 14, 2007

This document supplements, and should be read in conjunction with, our prospectus dated December 14, 2007, as supplemented by Supplement No. 1 dated January 4, 2008, Supplement No. 2 dated January 30, 2008 and Supplement No. 3 dated February 12, 2008, relating to our offering of 221,052,632 shares of common stock. The purpose of this Supplement No. 4 is to disclose:

•	the status of our initial public offering;

•	the filing of our Pennsylvania prospectus with the Securities and Exchange Commission;

•	a change to the Experts section of our prospectus;

•	an update to our organizational chart;

•	the financial statements of (1) Highlands Ranch Healthcare Plaza, (2) Park Place Office Park, (3) Chesterfield Rehabilitation Center and (4) Medical Portfolio 1; and

•	our unaudited pro forma condensed consolidated financial statements reflecting the acquisitions of (1) Highlands Ranch Healthcare Plaza, (2) Park Place Office Park, (3) Chesterfield Rehabilitation Center and (4) Medical Portfolio 1.

Status of Our Initial Public Offering

As of February 15, 2008, we had received and accepted subscriptions in our offering for 23,909,042 shares of our common stock, or approximately $238,817,000, excluding shares issued under our distribution reinvestment plan.

Filing of Pennsylvania prospectus with the Securities and Exchange Commission

On February 20, 2008, we filed with the Securities and Exchange Commission, or SEC, pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, a prospectus to be used in connection with offers and sales to investors located in the Commonwealth of Pennsylvania, or the Pennsylvania prospectus. The Pennsylvania prospectus omits certain information that is included in our prospectus, dated December 14, 2007 and included in Post Effective Amendment No. 6 to Form S-11 filed with the SEC on the date hereof, in response to comments we received from the Division of Corporation Finance of the Pennsylvania Securities Commission.

Experts

The Experts section of our prospectus dated December 14, 2007, is hereby amended by adding the following:

The statement of revenues and certain expenses of (1) Highlands Ranch Healthcare Plaza for the year ended December 31, 2006; (2) Park Place Office Park for the year ended December 31, 2006; and (3) Medical Portfolio 1 for the year ended December 31, 2007, included in this prospectus have been audited by KMJ | Corbin & Company LLP, an independent audit firm, as indicated in their reports with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

1

Our Structure

Our organizational chart on page 9 of our prospectus dated December 14, 2007 is hereby amended as follows:

Grubb & Ellis Company
(Sponsor)
100%
NNN Realty Advisors, Inc.
100%
100%
100%
Grubb & Ellis
Realty Investors, LLC
Triple Net Properties Realty, Inc.
(Property Manager)
Grubb & Ellis Securities, Inc.
(Dealer Manager)
46% Nonmanaging Member
Grubb & Ellis Healthcare Management, LLC
75% Managing Member
25% Nonmanaging Member
Grubb & Ellis Healthcare REIT Advisor, LLC
(Advisor)
Property Management Agreements
Dealer Manager Agreement
General Public
Advisory Agreement
200 Shares
Grubb & Ellis Healthcare REIT, Inc.
(REIT)
General Partner 99.99%
Limited Partner .01%
Grubb & Ellis Healthcare REIT Holdings, L.P.
(Operating Partnership)
Southpointe Office Parke and Epler Parke I
Crawfordsville Medical Office Park and Athens Surgery Center
The Gallery Professional Building
Lenox Office Park Building G
Kokomo Medical Office Park
St. Mary Physicians Center
Commons V Medical Office Building
Yorktown Medical Center and Shakerag Medical Center
Thunderbird Medical Plaza
Triumph Hospital Portfolio
Gwinnett Professional Center
1 and 4 Market Exchange
2750 Monroe Boulevard
East Florida Senior Care Portfolio
Northmeadow Medical Center
Tucson Medical Office Portfolio
Lima Medical Office Portfolio
Highlands Ranch Healthcare Plaza
Park Place Office Park
Chesterfield Rehabilitation Center
Medical Portfolio 1

2

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Grubb & Ellis Healthcare REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Highlands Ranch Healthcare Plaza, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Highlands Ranch Healthcare Plaza for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ Corbin & Company LLP
    KMJ | Corbin & Company LLP

Irvine, California
February 26, 2008

F-1

HIGHLANDS RANCH HEALTHCARE PLAZA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Nine Months
	Ended	Year Ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,120,000	$1,540,000

Certain expenses:
Grounds maintenance	70,000	55,000
Building maintenance	194,000	206,000
Real estate taxes	171,000	240,000
Electricity, water and gas utilities	164,000	203,000
Property management fees	87,000	112,000
Insurance	24,000	19,000
General and administrative	28,000	26,000

Total certain expenses	738,000	861,000

Revenues in excess of certain expenses	$382,000	$679,000

The accompanying notes are an integral part of the statements of revenues and certain expenses.

F-2

HIGHLANDS RANCH HEALTHCARE PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Highlands Ranch Healthcare Plaza, or the Property, located in Highlands Ranch, Colorado. The Property has approximately 80,000 square feet of gross leaseable area and was 95% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Healthcare REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

The owners of the Property contracted with a related party to manage the Property. For the year ended December 31, 2006 and the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $112,000 and $87,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

F-3

HIGHLANDS RANCH HEALTHCARE PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2014 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,517,000
2008	1,396,000
2009	1,220,000
2010	973,000
2011	656,000
Thereafter	718,000

$6,480,000

The leases also require reimbursement of the tenants’ proportional share of common area expenses, real estate taxes and other expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the nine months ended September 30, 2007 (unaudited), the Property had two tenants occupying 16% of the gross leaseable area which accounted for 22% of rental income.

		Aggregate Rental	% Aggregate Rental
		Income for the Nine	Income for the Nine
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	September 30, 2007	September 30, 2007

Littleton Pediatric Medical Center	June 30, 2012	$142,000	13%
Family and Occupational Medicine	June 30, 2014	$96,000	9%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had two tenants occupying 16% of the gross leaseable area which accounted for 20% of total rental income.

			% Aggregate
	Date of Lease	Aggregate Annual	Annual Rental
Tenant Name	Expiration	Rental Income	Income

Littleton Pediatric Medical Center	June 30, 2012	$190,000	12%
Family and Occupational Medicine	June 30, 2014	$129,000	8%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

F-4

HIGHLANDS RANCH HEALTHCARE PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On December 19, 2007, Grubb & Ellis Healthcare REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $14,500,000, plus closing costs.

F-5

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Grubb & Ellis Healthcare REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Park Place Office Park, or the Property, for the year ended December 31, 2006. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Park Place Office Park for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ Corbin & Company LLP
    KMJ | Corbin & Company LLP

Irvine, California
February 26, 2008

F-6

PARK PLACE OFFICE PARK

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

	Nine Months
	Ended	Year Ended
	September 30, 2007	December 31, 2006
	(Unaudited)

Revenues:
Rental and other income	$1,502,000	$1,980,000

Certain expenses:
Grounds maintenance	69,000	42,000
Building maintenance	106,000	224,000
Real estate taxes	208,000	221,000
Electricity, water and gas utilities	200,000	255,000
Property management fees	88,000	114,000
Insurance	11,000	15,000
General and administrative	81,000	63,000

Total certain expenses	763,000	934,000

Revenues in excess of certain expenses	$739,000	$1,046,000

The accompany notes are an integral part of the statements of revenues and certain expenses.

F-7

PARK PLACE OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
for the Year Ended December 31, 2006

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statements of revenues and certain expenses include the operations of Park Place Office Park, or the Property, located in Dayton, Ohio. The Property has approximately 133,000 square feet of gross leaseable area and was 86% leased as of December 31, 2006.

Basis of Presentation

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statements of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statements of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Healthcare REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

For the year ended December 31, 2006 and the nine months ended September 30, 2007 (unaudited), the Property incurred expenses of $114,000 and $88,000, respectively, related to property management fees.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

F-8

PARK PLACE OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Unaudited Interim Information

The statement of revenues and certain expenses for the nine months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2019 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$1,777,000
2008	1,703,000
2009	1,483,000
2010	1,274,000
2011	878,000
Thereafter	4,204,000

$11,319,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other expenses, which are not included in the amounts above.

NOTE 4 — TENANT CONCENTRATION

For the nine months ended September 30, 2007 (unaudited), the Property had one tenant occupying 16% of the gross leaseable area which accounted for 14% of rental income.

		Aggregate Rental	% Aggregate Rental
		Income For the Nine	Income For the Nine
	Date of Lease	Months Ended	Months Ended
Tenant Name	Expiration	September 30, 2007	September 30, 2007

Premier Integrated Medical Associates	February 28, 2017	$215,000	14%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

For the year ended December 31, 2006, the Property had one tenant occupying 16% of the gross leaseable area which accounted for 14% of total rental income.

	Date of Lease	Aggregate Annual	% Aggregate Annual
Tenant Name	Expiration	Rental Income	Rental Income

Premier Integrated Medical Associates	February 28, 2017	$286,000	14%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

F-9

PARK PLACE OFFICE PARK

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES — (Continued)

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On December 20, 2007, Grubb & Ellis Healthcare REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $16,200,000, plus closing costs.

F-10

CHESTERFIELD REHABILITATION CENTER

STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Two Months Ended September 30, 2007 (Unaudited)

Two Months
Ended
September 30,
2007
(Unaudited)

Revenues:
Rental and other income	$496,000

Certain expenses	—

Revenues in excess of certain expenses	$496,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

F-11

CHESTERFIELD REHABILITATION CENTER

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Two Months Ended September 30, 2007 (Unaudited)

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses include the operations of Chesterfield Rehabilitation Center, or the Property, located in Chesterfield, Missouri. Construction on the Property was completed in July 2007. Initial occupancy occurred in late July 2007. As such the accompanying financial statements represent the operations from August 1, 2007 through September 30, 2007. The Property has approximately 112,000 square feet of gross leaseable area and is 100% leased as of September 30, 2007.

Basis of Presentation

The accompanying statement of revenues and certain expenses have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements of revenues and certain expenses include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The Property has an agreement with its tenant, whereby the tenant directly pays for the buildings’ operating expenses, including but not limited to maintenance, real estate taxes, utilities, management fees, insurance and certain general and administrative expenses. As a result the accompanying statement of revenues and certain expenses do not include these operating expenses.

The accompanying statement of revenues and certain expenses are not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Healthcare REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

Unaudited Interim Information

The statement of revenues and certain expenses for the two months ended September 30, 2007 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

F-12

CHESTERFIELD REHABILITATION CENTER

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with a tenant that expires in 2027 and is subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of September 30, 2007 are as follows:

Year Ending December 31,
2007	$1,234,000
2008	2,987,000
2009	3,047,000
2010	3,108,000
2011	3,170,000
Thereafter	58,432,000

$71,978,000

NOTE 4 —	TENANT CONCENTRATION

For the two months ended September 30, 2007 (unaudited), the Property had one tenant occupying 100% of the gross leaseable area which accounted for 100% of rental income.

		Aggregate Rental	% Aggregate Rental
		Income for the Two	Income for the Two
		Months Ended	Months Ended
	Date of Lease	September 30,	September 30,
Tenant Name	Expiration	2007	2007

St. John’s Mercy Rehabilitation, LLC	August 31, 2027	$496,000	100%

If this tenant was to default on its lease and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On December 20, 2007, Grubb & Ellis Healthcare REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $36,440,000, plus closing costs.

F-13

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Grubb & Ellis Healthcare REIT, Inc.

We have audited the accompanying statement of revenues and certain expenses of Medical Portfolio 1, or the Property, for the year ended December 31, 2007. This statement of revenues and certain expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement of revenues and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the statement of revenues and certain expenses of Medical Portfolio 1 for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/  KMJ Corbin & Company LLP
    KMJ | Corbin & Company LLP
Irvine, California
February 18, 2008

F-14

MEDICAL PORTFOLIO 1

STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2007

Year Ended
December 31,
2007

Revenues:
Rental and other income	$3,307,000

Certain expenses:
Ground maintenance	27,000
Building maintenance	258,000
Real estate taxes	299,000
Electricity, water and gas utilities	203,000
Property management fees	111,000
Insurance	73,000
General and administrative	251,000

Total certain expenses	1,222,000

Revenues in excess of certain expenses	$2,085,000

The accompanying notes are an integral part of the statement of revenues and certain expenses.

F-15

MEDICAL PORTFOLIO 1

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2007

NOTE 1 —	ORGANIZATION AND BASIS OF PRESENTATION

Organization

The accompanying statement of revenues and certain expenses include the operations of Medical Portfolio 1, or the Property, located in Overland, Kansas and Largo, Brandon, and Lakeland, Florida. The Property has a total of approximately 164,000 square feet of gross leaseable area and is 89% leased as of December 31, 2007.

Basis of Presentation

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, or the SEC, which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statement of revenues and certain expenses includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and therefore, the statement of revenues and certain expenses is not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of interest expense, depreciation and amortization and federal and state income taxes.

The accompanying statement of revenues and certain expenses is not representative of the actual operations for the periods presented, as certain expenses that may not be comparable to the expenses expected to be incurred by Grubb & Ellis Healthcare REIT, Inc. in the future operations of the Property have been excluded.

NOTE 2 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases (including rent holidays). Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period that the expenses are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

Property Management Fees

The owners of the Property have contracted with a related party to manage the Property. For the year ended December 31, 2007, the Property incurred expenses of $95,000 in related-party property management fees. In addition, the owners of the Property contracted with a third party to manage the Property’s building improvements. For the year ended December 31, 2007, the Property incurred expenses of $16,000 in third-party property management fees.

Use of Estimates

The preparation of financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ materially from those estimates.

F-16

MEDICAL PORTFOLIO 1

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

NOTE 3 —	LEASES

The Property has entered into operating lease agreements with tenants that expire at various dates through 2017 and are subject to fixed increases in base rent. The aggregate annual future minimum lease payments to be received under the existing non-cancelable operating leases as of December 31, 2007 are as follows:

Year Ending December 31,
2008	$2,921,000
2009	2,747,000
2010	2,601,000
2011	2,197,000
2012	1,943,000
Thereafter	5,087,000

$17,496,000

The leases also require reimbursement of the tenant’s proportional share of common area expenses, real estate taxes and other expenses, which are not included in the amounts above.

NOTE 4 —	TENANT CONCENTRATION

For the year ended December 31, 2007, the Property had four tenants occupying 39% of the gross leaseable area which accounted for 49% of total rental income.

		Aggregate Annual	% Aggregate Annual
Tenant Name	Date of Lease Expiration	Rental Income	Rental Income

O.P. Regional Medical Center	June 30, 2017	$562,000	17%
Brandon Hospital	December 31, 2013	$383,000	12%
Central FL SurgiCenter	October 31, 2010	$327,000	10%
Largo Surgery Center	December 31, 2016	$343,000	10%

If these tenants were to default on their leases and substitute tenants are not found, future revenue of the Property would be materially and adversely impacted.

NOTE 5 —	COMMITMENTS AND CONTINGENCIES

Litigation

The Property may be subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the Property may be potentially liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

Other Matters

Other commitments and contingencies include the usual obligations of a real estate property in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Property’s financial position and/or results of operations.

NOTE 6 —	SUBSEQUENT EVENT

On February 1, 2008, Grubb & Ellis Healthcare REIT, Inc., through its subsidiary, purchased the Property for a purchase price of $36,950,000, plus closing costs.

F-17

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2007 and for the Nine Months Ended September 30, 2007 and
for the Period from April 28, 2006 (Date of Inception) through December 31, 2006

The unaudited pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical September 30, 2007 and December 31, 2006 consolidated financial statements included elsewhere in this prospectus. In management’s opinion, all adjustments necessary to reflect the transactions have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if we acquired Northmeadow Medical Center, or the Northmeadow property, Tucson Medical Center Portfolio, or the Tucson Medical property and Lima Medical Office Portfolio, or the Lima Medical property, or collectively the Q4 2007 Previously Reported Transactions, and Highlands Ranch Healthcare Plaza, or the Highlands Ranch property, Park Place Office Park, or the Park Place property, Chesterfield Rehabilitation Center, or the Chesterfield property and Medical Portfolio 1, or the Medical 1 property, on September 30, 2007. Collectively, these properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on the property subsequent to acquisition. However, the pro forma adjustments assume the debt proceeds and offering proceeds were raised as of September 30, 2007.

The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2007 and for the period from April 28, 2006 (Date of Inception) through December 31, 2006 are presented as if we acquired Southpointe Office Parke and Epler Parke I, or the Southpointe property, Crawfordsville Medical Office Park and Athens Surgery Center, or the Crawfordsville property, The Gallery Professional Building, or the Gallery property, Lenox Office Park, Building G, or the Lenox property, Commons V Medical Office Building, or the Commons V property, Yorktown Medical Center and Shakerag Medical Center, or the Peachtree property, Thunderbird Medical Plaza, or the Thunderbird property, Triumph Hospital Northwest and Triumph Hospital Southwest, or the Triumph property, Gwinnett Professional Center, or the Gwinnett property, 1 and 4 Market Exchange, or the 1 and 4 Market property, Kokomo Medical Office Park, or the Kokomo property, St. Mary Physicians Center, or the St. Mary property, 2750 Monroe Boulevard, or the 2750 Monroe property, East Florida Senior Care Portfolio, or the EFSC property, the Northmeadow property, the Tucson Medical property, the Lima Medical property, the Highlands Ranch property, the Park Place property, and the Medical 1 property, or collectively the Properties, and secured the LaSalle Bank National Association and KeyBank National Association line of credit, or the LaSalle line of credit, on April 28, 2006 (Date of Inception), and as if we acquired the Chesterfield property on August 1, 2007 when operations commenced. The Properties were acquired using a combination of debt financing and proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. In some cases, we secured debt financing on the property subsequent to acquisition. However, the pro forma adjustments assume that the debt proceeds and offering proceeds were raised as of April 28, 2006 (Date of Inception).

The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations or financial position that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

F-18

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 2007

		Q4 2007 Previously	Acquisition of		Acquisition of		Acquisition of	Acquisition of
	Company	Reported	Highlands Ranch		Park Place		Chesterfield	Medical 1	Company
	Historical(A)	Transactions(B)	Property(C)		Property(D)		Property(E)	Property(F)	Pro Forma

ASSETS
Real estate investments:
Operating properties, net	$248,066,000	$48,753,000	$12,636,000		$13,156,000		$32,871,000	$32,488,000	$387,970,000
Cash and cash equivalents	4,512,000	898,000	—		—		110,000	562,000	6,082,000
Accounts and other receivable, net	1,419,000	10,000	—		—		—	—	1,429,000
Restricted cash	4,875,000	—	—		—		—	—	4,875,000
Identified intangible assets, net	41,232,000	11,698,000	2,451,000		3,986,000		4,779,000	5,194,000	69,340,000
Other assets, net	2,981,000	168,000	83,000		81,000		127,000	329,000	3,769,000

Total assets	$303,085,000	$61,527,000	$15,170,000		$17,223,000		$37,887,000	$38,573,000	$473,465,000

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage loan payables, net	$123,331,000	$8,000,000	$8,853,000		$10,943,000		$22,000,000	$22,000,000	$195,127,000
Line of credit	35,700,000	52,400,000	2,901,000		500,000		12,800,000	16,000,000	120,301,000
Accounts payable and accrued liabilities	5,720,000	435,000	254,000		325,000		84,000	200,000	7,018,000
Accounts payable due to affiliates	1,890,000	—	3,000		—		—	—	1,893,000
Security deposits and prepaid rent	617,000	390,000	118,000		159,000		104,000	97,000	1,485,000
Identified intangible liabilities, net	1,315,000	302,000	73,000		98,000		—	276,000	2,064,000

Total liabilities	168,573,000	61,527,000	12,202,000		12,025,000		34,988,000	38,573,000	327,888,000

Commitments and contingencies

Minority interests of limited partners	200,000	—	—		—		2,899,000	—	3,099,000
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—	—		—		—	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 15,984,067 shares issued and outstanding	160,000	—	3,000	(G)	6,000	(G)	—	—	169,000
Additional paid-in capital	141,868,000	—	2,965,000	(G)	5,192,000	(G)	—	—	150,025,000
Accumulated deficit	(7,716,000)	—	—		—		—	—	(7,716,000)

Total stockholders’ equity	134,312,000	—	2,968,000		5,198,000		—	—	142,478,000

Total liabilities, minority interests and stockholders’ equity	$303,085,000	$61,527,000	$15,170,000		$17,223,000		$37,887,000	$38,573,000	$473,465,000

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

F-19

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2007

Q4 2007 Previously	Acquisition of	Acquisition of	Acquisition of	Acquisition of
Company	Q1, Q2 and Q3 2007	Reported	Highlands Ranch	Park Place	Chesterfield	Medical 1	Company
Historical(H)	Transactions(I)	Transactions(J)	Property(K)	Property(L)	Property(M)	Property(N)	Pro Forma

Revenues:
Rental income	$8,711,000	$13,893,000	$4,909,000	$1,131,000	(O)	$1,420,000	(O)	$496,000	(O)	$2,443,000	(O)	$33,003,000

Expenses
Rental expenses	3,065,000	3,321,000	2,192,000	704,000	(P)	701,000	(P)	5,000	(P)	988,000	(P)	10,976,000
General and administrative	1,957,000	1,558,000	451,000	113,000	(Q)	128,000	(Q)	47,000	(Q)	281,000	(Q)	4,535,000
Depreciation and amortization	5,252,000	7,359,000	2,233,000	730,000	(O)	820,000	(O)	174,000	(O)	1,307,000	(O)	17,875,000

Total expenses	10,274,000	12,238,000	4,876,000	1,547,000	1,649,000	226,000	2,576,000	33,386,000
(Loss) Income before other income (expense)	(1,563,000)	1,655,000	33,000	(416,000)	(229,000)	270,000	(133,000)	(383,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	(84,000)	(465,000)	—	—	—	—	—	(549,000)
Interest expense related to mortgage loan payables and line of credit	(2,218,000)	(5,488,000)	(3,073,000)	(541,000	)(R)	(496,000	)(R)	(367,000	)(R)	(1,820,000	)(R)	(14,003,000)
Interest and dividend income	196,000	—	—	—	—	—	—	196,000
Minority interests	—	—	—	—	—	(12,000)	—	(12,000)

(2,106,000)	(5,953,000)	(3,073,000)	(541,000)	(496,000)	(379,000)	(1,820,000)	(14,368,000)

Loss from continuing operations	$(3,669,000)	$(4,298,000)	$(3,040,000)	$(957,000)	$(725,000)	$(109,000)	$(1,953,000)	$(14,751,000)

Loss from continuing operations per share — basic and diluted	$(0.53)	$(0.90)

Weighted — average number of common shares outstanding — basic and diluted	6,939,820	16,305,308	(S)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

F-20

Grubb & Ellis Healthcare REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Period from April 28, 2006 (Date of Inception) through December 31, 2006

Q4 2007 Previously	Acquisition of	Acquisition of	Acquisition of	Acquisition of
Company	Q1, Q2 and Q3 2007	Reported	Highlands Ranch	Park Place	Chesterfield	Medical 1	Company
Historical(T)	Transactions(U)	Transactions(V)	Property(W)	Property(X)	Property (Y)	Property(Z)	Pro Forma

Revenues:
Rental income	$—	$18,838,000	$3,691,000	$1,068,000	(AA)	$1,258,000	(AA)	$—	$2,223,000	(AA)	$27,078,000

Expenses
Rental expenses	—	5,291,000	1,686,000	551,000	(BB)	619,000	(BB)	—	845,000	(BB)	8,992,000
General and administrative	242,000	2,678,000	426,000	106,000	(CC)	121,000	(CC)	—	265,000	(CC)	3,838,000
Depreciation and amortization	—	11,271,000	2,264,000	741,000	(AA)	798,000	(AA)	—	1,252,000	(AA)	16,326,000

Total expenses	242,000	19,240,000	4,376,000	1,398,000	1,538,000	—	2,362,000	29,156,000
(Loss) Income before other income (expense)	(242,000)	(402,000)	(685,000)	(330,000)	(280,000)	—	(139,000)	(2,078,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to note payables to affiliate	—	(520,000)	—	—	—	—	—	(520,000)
Interest expense related to mortgage loan payables and line of credit	—	(7,054,000)	(2,821,000)	(496,000	)(DD)	(455,000	)(DD)	—	(1,669,000	)(DD)	(12,495,000)
Interest and dividend income	—	—	—	—	—	—	—	—
Minority interests	—	—	—	—	—	—	—	—

—	(7,574,000)	(2,821,000)	(496,000)	(455,000)	—	(1,669,000)	(13,015,000)

Loss from continuing operations	$(242,000)	$(7,976,000)	$(3,506,000)	$(826,000)	$(735,000)	$—	$(1,808,000)	$(15,093,000)

Loss from continuing operations per share — basic and diluted	$(149.03)	$(0.93)

Weighted — average number of common shares outstanding — basic and diluted	1,622	16,305,308	(EE)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

F-21

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007.

(A) As reported in our balance sheet as of September 30, 2007 included in this prospectus.

(B) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Northmeadow property, the Tucson Medical property and the Lima Medical property as previously reported. The purchase price allocations are preliminary and are subject to change.

(C) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Highlands Ranch property. We have assumed the purchase price of $14,500,000, plus closing costs and acquisition fees, was financed through a secured mortgage loan payable of $8,853,000 on the property with Wachovia Bank, National Association, or Wachovia, borrowings of $2,901,000 under the LaSalle line of credit and the net proceeds from the issuance of approximately 335,421 shares of common stock from our initial public offering. An acquisition fee of $435,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $2,240,000 to land, $10,396,000 to building and improvements, $1,034,000 to in place leases, $1,388,000 to tenant relationships, $29,000 to above market leases and $(73,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

(D) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Park Place property. The purchase price of $16,200,000, plus closing costs and acquisition fees, was financed through a secured mortgage loan payable of $10,943,000 on the property with Wachovia borrowings of $500,000 under the LaSalle line of credit and the net proceeds from the issuance of approximately 587,313 shares of common stock from our initial public offering. An acquisition fee of $486,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $1,987,000 to land, $11,169,000 to building and improvements, $1,604,000 to in place leases, $1,411,000 to tenant relationships, $971,000 to above market leases and $(98,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

(E) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of our 80.0% interest in the Chesterfield property. We have assumed the purchase price of $36,440,000, plus closing costs and acquisition fees, was financed through a secured mortgage loan payable of $22,000,000 on the property with National City Bank and borrowings of $12,800,000 under the LaSalle line of credit. An acquisition fee of $1,093,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $4,313,000 to land, $28,558,000 to building and improvements, $2,860,000 to in place leases and $1,919,000 to tenant relationships. The purchase price allocations are preliminary and are subject to change.

(F) Represents the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Medical 1 property. We have assumed the purchase price of $36,950,000, plus closing costs and acquisition fees, was financed through a secured mortgage loan payable of $22,000,000 on the property with Wachovia and borrowings of $16,000,000 under the LaSalle line of credit. An acquisition fee of $1,109,000, or 3.0% of the purchase price, was paid to our advisor and its affiliate. We allocated the purchase price, plus closing costs, to the fair value of the assets acquired and liabilities assumed as follows: $4,206,000 to land, $28,282,000 to building and improvements, $2,225,000 to in place leases, $2,085,000 to tenant relationships, $884,000 to above market leases and $(276,000) to below market leases. The purchase price allocations are preliminary and are subject to change.

F-22

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(G) The Highlands Ranch property and the Park Place property were acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume the proceeds were raised as of September 30, 2007.

2.	Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months ended September 30, 2007

(H) As reported in our statement of operations for the nine months ended September 30, 2007 included in this prospectus.

(I) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 1, 2007 through the acquisition date of the Southpointe property, the Crawfordsville property, the Gallery property, the Lenox property, the Commons V property, the Peachtree property, the Thunderbird property, the Triumph property, the Gwinnett property, the 1 and 4 Market property, the Kokomo property, the St. Mary property, the 2750 Monroe property and the EFSC property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(J) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations from January 1, 2007 through September 30, 2007 of the Northmeadow property, the Tucson Medical property and the Lima Medical property (properties acquired during the three months ended December 31, 2007 that were previously reported) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(K) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Highlands Ranch property for the nine months ended September 30, 2007.

(L) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Park Place property for the nine months ended September 30, 2007.

(M) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Chesterfield property for the two months ended September 30, 2007. Actual construction on the Chesterfield property was completed in July 2007. Initial occupancy occurred in late July 2007.

(N) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Medical 1 property for the nine months ended September 30, 2007.

(O) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 1 and 236 months. Amortization expense on the identified intangible assets excluding, above and below market leases, is recognized using the straight-line method over an estimated useful life between 1 and 296 months.

The amounts allocated to above market leases are included in identified intangible assets and below market lease values are included in identified intangible liabilities in the accompanying unaudited pro forma condensed consolidated balance sheet and are amortized to rental income over the remaining term of the acquired leases with each property which range between 9 and 132 months.

The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.

(P) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing our properties, a monthly property management fee of up to 4.0% of the gross cash receipts of the property. The historical rates varied. As a result, the pro forma amount shown is reflective of our current advisory agreement.

F-23

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

(Q) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. At the time of the acquisition of the Highlands Ranch property, the Park Place property, the Chesterfield property and the Medical 1 property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the nine months ended September 30, 2007, except for the Chesterfield property, for which we assumed an asset management fee was incurred for the two months ended September 30, 2007.

(R) We assumed the Properties were financed using various debt instruments as noted above in notes (C) through (F). As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. Some mortgage loan payables bear interest at a variable rate. In all such cases, we have entered into fixed rate interest swap agreements. As such, interest expense represents the effective fixed rate under the swap agreements. The LaSalle Line of credit bears interest at a variable rate. If rates increase 0.125%, interest expense would increase $30,000.

(S) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the purchase of the Properties. The calculation assumes the investments were acquired on April 28, 2006 (Date of Inception) except for the Chesterfield property which was assumed purchased on August 1, 2007.

3.	Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006.

(T) As reported in our statement of operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006 included in this prospectus.

(U) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006 of the Southpointe property, the Crawfordsville property, the Gallery property, the Lenox property, the Commons V property, the Peachtree property, the Thunderbird property, the Triumph property, the Gwinnett property, the 1 and 4 Market property, the Kokomo property, the St. Mary property, the 2750 Monroe property and the EFSC property (properties acquired during the nine months ended September 30, 2007) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(V) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006 of the Northmeadow property, the Tucson Medical property and the Lima Medical property (properties acquired during the three months ended December 31, 2007 that were previously reported) as if these assets had been acquired as of April 28, 2006 (Date of Inception).

(W) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Highlands Ranch property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(X) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Park Place property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

F-24

Grubb & Ellis Healthcare REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(Y) Actual construction on the Chesterfield property was completed in July 2007. Initial occupancy occurred in late July 2007. As such there were no operations for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(Z) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Medical 1 property for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(AA) Depreciation expense on the portion of the purchase price allocated to building is recognized using the straight-line method and a 39 year life. Depreciation expense on improvements is recognized using the straight-line method over an estimated useful life between 1 and 236 months. Amortization expense on the identified intangible assets excluding, above and below market leases, is recognized using the straight-line method over an estimated useful life between 1 and 296 months.

The amounts allocated to above market leases are included in the identified intangible assets and below market lease values are included in identified intangible liabilities in the accompanying unaudited pro forma condensed consolidated balance sheet and are amortized to rental income over the remaining term of the acquired leases with each property which range between 9 and 132 months.

The purchase price allocations, and therefore depreciation and amortization expense, are preliminary and subject to change.

(BB) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing our properties, a monthly property management fee of up to 4.0% of the gross cash receipts of the property. The historical rates varied. As a result, the pro forma amount shown is reflective of our current advisory agreement.

Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

(CC) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee calculated at one-twelfth of 1.0% of average invested assets, calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. At the time of the acquisition of the Highlands Ranch property, the Park Place property and the Medical 1 property, the stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the period from April 28, 2006 (Date of Inception) through December 31, 2006.

(DD) We assumed the Properties were financed using various debt instruments as noted above in notes (C) through (F). As such, amount represents interest expense, and the amortization of the corresponding loan fees, on such debt instruments. Some mortgage loan payables bear interest at a variable rate. In all such cases, we have entered into fixed rate interest swap agreements. As such, interest expense represents the effective fixed rate under the swap agreements. The LaSalle Line of credit bears interest at a variable rate. If rates increase 0.125%, interest expense would increase $28,000.

(EE) Represents the weighted-average number of shares of common stock from our initial public offering required to generate sufficient offering proceeds to fund the purchase of the Properties. The calculation assumes the investments were acquired on April 28, 2006 (Date of Inception) except for the Chesterfield property which was assumed purchased on August 1, 2007.

F-25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee	$235,400
FINRA filing fee	75,500
Printing and postage	6,000,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	2,000,000
Advertising	8,000,000
Blue Sky Expenses	600,000
Transfer agent and escrow fees	2,000,000
Miscellaneous	2,354,000

Total	$23,264,900

Item 32.  Sales to Special Parties

Our executive officers and directors, as well as officers and employees of Healthcare/Office REIT Advisor, LLC, the Registrant’s advisor, and its affiliates, may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the marketing support fee in the amount of $0.25 per share will not be payable in connection with such sales.

Item 33.  Recent Sales of Unregistered Securities

On April 20, 2006, the Registrant was capitalized with the issuance to the Registrant’s advisor of 200 shares of common stock for a purchase price of $10.00 per share for an aggregate purchase of $2,000. The shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 20, 2006, we issued 5,000 shares of restricted common stock to each of our independent directors. On October 4, 2006, we issued 5,000 shares of restricted common stock to a new independent director upon his initial appointment. On April 12, 2007, we issued an additional 5,000 shares of restricted common stock to a new independent director upon his initial appointment. The shares of restricted common stock issued to our independent directors were issued pursuant to our 2006 Incentive Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these shares of restricted common stock vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 12, 2007, we issued an additional 2,500 shares of restricted common stock to each of our five independent directors pursuant to our 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. Each of these restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

Item 34.  Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of or hold harmless a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or its advisor or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or the advisor or its affiliates provide the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

On January 17, 2007, we entered into indemnification agreements with each of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of our officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On March 1, 2007, we entered into an indemnification agreement with our officer, Shannon K S Johnson, and, on April 18, 2007, we entered into an indemnification agreement with our independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of his or her service, however, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a) Index to Financial Statements

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of our current sponsor, Grubb & Ellis Company, on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Healthcare Management, LLC, respectively. The following financial statements refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes. The following financial statements are filed as part of this Registration Statement and included in the Prospectus:

FINANCIAL STATEMENTS OF NNN HEALTHCARE/OFFICE REIT, INC.
For the Nine Months Ended September 30, 2007 and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006
Condensed Consolidated Balance Sheets as of September 30, 2007 (Unaudited) and December 31, 2006 (Unaudited)
Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2007 and 2006 (Unaudited) and for the Nine Months Ended September 30, 2007 and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006 (Unaudited)

Condensed Consolidated Statement of Stockholders’ Equity (Deficit) for the Nine Months Ended September 30, 2007 (Unaudited)
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 (Unaudited) and for the Period from April 28, 2006 (Date of Inception) through September 30, 2006 (Unaudited)

Notes to Condensed Consolidated Financial Statements (Unaudited)
For the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2006 and April 28, 2006 (Date of Inception)
Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Consolidated Statement of Stockholders’ (Deficit) Equity for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Consolidated Statement of Cash Flows for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Notes to Consolidated Financial Statements
FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED:
Southpointe Office Parke and Epler Parke I
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006
Notes to Statement of Revenues and Certain Expenses
Crawfordsville Medical Office Park and Athens Surgery Center
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006
Notes to Statement of Revenues and Certain Expenses
The Gallery Professional Building
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006
Notes to Statement of Revenues and Certain Expenses

Lenox Office Park, Building G
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2006
Notes to Statement of Revenues and Certain Expenses
Commons V Medical Office Building
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Yorktown Medical Center and Shakerag Medical Center
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Thunderbird Medical Plaza
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Triumph Hospital Northwest and Triumph Hospital Southwest
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Three Months Ended March 31, 2007 (Unaudited) and the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Gwinnett Professional Center
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
1 and 4 Market Exchange
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Kokomo Medical Office Park
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
St. Mary Physicians Center
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses

2750 Monroe Boulevard
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
East Florida Senior Care Portfolio
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Six Months Ended June 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Northmeadow Medical Center
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Tucson Medical Office Portfolio
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
Lima Medical Office Portfolio
Independent Auditors’ Report
Statement of Revenue and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenue and Certain Expenses
PRO FORMA FINANCIAL INFORMATION OF GRUBB & ELLIS HEALTHCARE REIT, INC.
Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
Supplement No. 4 dated February 27, 2008
FINANCIAL STATEMENTS OF REAL ESTATE PROPERTIES ACQUIRED
Highlands Ranch Healthcare Plaza
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenues and Certain Expenses
Park Place Office Park
Independent Auditors’ Report
Statements of Revenues and Certain Expenses for the Nine Months Ended September 30, 2007 (Unaudited) and for the Year Ended December 31, 2006
Notes to Statements of Revenues and Certain Expenses

Chesterfield Rehabilitation Center
Statement of Revenues and Certain Expenses for the Two Months Ended September 30, 2007 (Unaudited)
Notes to Statement of Revenues and Certain Expenses
Medical Portfolio 1
Independent Auditors’ Report
Statement of Revenues and Certain Expenses for the Year Ended December 31, 2007
Notes to Statement of Revenues and Certain Expenses
PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from April 28, 2006 (Date of Inception) through December 31, 2006
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(b) Exhibits:

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Healthcare Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp (included as Exhibit 1.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
1	.1.1*	Amendment No. 1 to Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp.
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007)
3	.3*	Bylaws of NNN Healthcare/Office REIT, Inc.
4.1		Form of Subscription Agreement to be used for the period from the date of the Prospectus to December 31, 2007 (included as Exhibit B to the Prospectus)
4.2		Form of Subscription Agreement to be used beginning January 1, 2008 (included as Exhibit C to the Prospectus)
4.3		Distribution Reinvestment Plan (included as Appendix D to the Prospectus)
4.4		Share Repurchase Plan (included as Appendix E to the Prospectus)
4.5		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered

Exhibit
Number		Exhibit

8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.1.1*	Amendment No. 1 to Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)
10.6		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.7		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.8		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.9		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.10		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.11		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.12		Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10	.13*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.14*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.15*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association

Exhibit
Number		Exhibit

10	.16*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.17*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.18*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.19*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.20*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.21*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.22*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.23*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.24*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.25*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.26*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.27*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association
10	.28*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.29		Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.30		Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.31		Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.32		Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.33		Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.34		Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.35		Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.36	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.37	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.38	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.39	Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.40	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.41	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.42	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.43	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.44	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.47	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.48	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.49	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.50	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.52	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.53	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference)
10.54	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 7, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference)
10.55	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 7, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 1, 2007 and incorporated herein by reference)
10.56	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.57	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.58	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.59	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.60	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.61	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.62	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.63	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.64	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.67	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.68	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.69	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 8, 2007 and incorporated herein by reference)
10.70	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 8, 2007 and incorporated herein by reference)
10.71	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.72	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.73	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 8, 2007 and incorporated herein by reference)
10.75	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.76	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.77	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.78	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated , July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.79	Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.80	Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.81	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.82	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.83	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.86	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.87	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.88	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.89	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.90	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.91	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.92	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.93	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.94	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.95	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.97	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.98	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.99	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.100	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.109	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.110	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.111	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.112	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.113	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.114	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.115	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.116	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.117	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.118	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.119	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.123	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.125	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.126	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.127	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.128	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.129	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.130	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.131	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.132	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.133	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.134	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.135	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.136	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.137	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.138		Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.139		Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.140		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.141		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.142*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007.
10	.143*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.144*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.145		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.146		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.147		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.148		Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.149		Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.150		Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.151		Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.152		Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.153	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.154	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.161	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.162	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.163	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.165	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.166	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.167	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.168	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.169	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.170	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.171	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.183	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.184	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.185	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.187	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.188	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.195		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196		ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
21	.1**	Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3**	Consent of Deloitte & Touche LLP
23	.4**	Consent of KMJ | Corbin & Company LLP
24	.1*	Power of Attorney (included on signature page)
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith

Item 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
PUBLIC PROGRAMS
December 31, 2006

Table VI presents acquisitions of properties by programs completed during the three years prior to December 31, 2006. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by an affiliated program either directly or through the affiliated program’s LLC. Additional information can be found in the Prior Performance Summary and Tables I through V.

Program: Name, location, type of property	T REIT, Inc. AmberOaks Corporate Center(1) Austin, TX Office	T REIT, Inc. Oakey Building(2) Las Vegas, NV Office
Gross leasable square footage	207,000	98,000
Date of purchase:	1/20/2004	4/2/2004
Mortgage financing at date of purchase	$15,000,000	$4,000,000
Cash down payment	$7,965,000	$4,137,000
Contract purchase price plus acquisition fee	$22,965,000	$8,137,000
Other cash expenditures expensed/(credited)	$(127,000)	$15,000
Other cash expenditures capitalized	$198,000	$100,000
Total acquisition cost	$23,036,000	$8,252,000

Program: Name, location, type of property	T REIT, Inc. Emerald Plaza(3) San Diego, CA Office	G REIT, Inc. AmberOaks Corporate Center Austin, TX Office
Gross leasable square footage	355,000	282,000
Date of purchase:	6/14/2004	1/20/2004
Mortgage financing at date of purchase	$68,500,000	$14,250,000
Cash down payment	$32,440,000	$21,275,000
Contract purchase price plus acquisition fee	$100,940,000	$35,525,000
Other cash expenditures expensed/(credited)	$(361,000)	$(191,000)
Other cash expenditures capitalized	$325,000	$1,191,000
Total acquisition cost	$100,904,000	$36,525,000

Program: Name, location, type of property	G REIT, Inc. Public Ledger Building Philadelphia, PA Office	G REIT, Inc. Madrona Buildings Torrance, CA Office
Gross leasable square footage	467,000	211,000
Date of purchase:	2/13/2004	3/31/2004
Mortgage financing at date of purchase	$25,000,000	$28,458,000
Cash down payment	$8,950,000	$17,442,000
Contract purchase price plus acquisition fee	$33,950,000	$45,900,000
Other cash expenditures expensed/(credited)	$(118,000)	$88,000
Other cash expenditures capitalized	$1,747,000	$1,908,000
Total acquisition cost	$35,579,000	$47,896,000

(1)	Owns a 75% tenant in common interest in the property.
(2)	Owns 9.8% of the property through a membership interest in NNN Oakey Building 2003, LLC which owns 100% of the property.
(3)	Owns 2.7% of the property through a membership interest in NNN Emerald Plaza, LLC which owns 20.5% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

Program: Name, location, type of property	G REIT, Inc. Brunswig Square Los Angeles, CA Office	G REIT, Inc. North Belt Corporate Center Houston, TX Office
Gross leasable square footage	136,000	157,000
Date of purchase:	4/5/2004	4/8/2004
Mortgage financing at date of purchase	$15,830,000	$—
Cash down payment	$7,975,000	$12,675,000
Contract purchase price plus acquisition fee	$23,805,000	$12,675,000
Other cash expenditures expensed/(credited)	$—	$(17,000)
Other cash expenditures capitalized	$773,000	$405,000
Total acquisition cost	$24,578,000	$13,063,000

Program: Name, location, type of property	G REIT, Inc. Hawthorne Plaza San Francisco, CA Office	G REIT, Inc. Pacific Place Dallas, TX Office
Gross leasable square footage	422,000	324,000
Date of purchase:	4/20/2004	5/26/2004
Mortgage financing at date of purchase	$62,750,000	$—
Cash down payment	$34,250,000	$29,900,000
Contract purchase price plus acquisition fee	$97,000,000	$29,900,000
Other cash expenditures expensed/(credited)	$(49,000)	$(65,000)
Other cash expenditures capitalized	$3,354,000	$1,240,000
Total acquisition cost	$100,305,000	$31,075,000

Program: Name, location, type of property	G REIT, Inc. 525 B Street (Golden Eagle) San Diego, CA Office	G REIT, Inc. 600 B Street (Comerica) San Diego, CA Office
Gross leasable square footage	424,000	339,000
Date of purchase:	6/14/2004	6/14/2004
Mortgage financing at date of purchase	$69,943,000	$56,057,000
Cash down payment	$26,367,000	$21,133,000
Contract purchase price plus acquisition fee	$96,310,000	$77,190,000
Other cash expenditures expensed/(credited)	$(387,000)	$(235,000)
Other cash expenditures capitalized	$2,318,000	$1,917,000
Total acquisition cost	$98,241,000	$78,872,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

Program: Name, location, type of property	G REIT, Inc. Western Place I & II(1) Forth Worth, TX Office	G REIT, Inc. Pax River Office Park Lexington Park, MD Office
Gross leasable square footage	430,000	172,000
Date of purchase:	7/23/2004	8/6/2004
Mortgage financing at date of purchase	$24,000,000	$—
Cash down payment	$9,500,000	$14,000,000
Contract purchase price plus acquisition fee	$33,500,000	$14,000,000
Other cash expenditures expensed/(credited)	$(137,000)	$(88,000)
Other cash expenditures capitalized	$1,569,000	$720,000
Total acquisition cost	$34,932,000	$14,632,000

Program: Name, location, type of property	G REIT, Inc. One Financial Plaza(2) St. Louis, MO Office	G REIT, Inc. Opus Plaza at Ken Caryl Littleton, CO Office
Gross leasable square footage	434,000	62,000
Date of purchase:	8/6/2004	9/12/2005
Mortgage financing at date of purchase	$30,750,000	$6,700,000
Cash down payment	$6,250,000	$3,476,000
Contract purchase price plus acquisition fee	$37,000,000	$10,176,000
Other cash expenditures expensed/(credited)	$(728,000)	$(40,000)
Other cash expenditures capitalized	$1,186,000	$150,000
Total acquisition cost	$37,458,000	$10,286,000

Program: Name, location, type of property	G REIT, Inc. Eaton Freeway Phoenix, AZ Industrial	NNN 2003 Value Fund, LLC 801 K Street(3) Sacramento, CA Office
Gross leasable square footage	62,000	336,000
Date of purchase:	10/21/2005	3/31/2004
Mortgage financing at date of purchase	$5,000,000	$41,350,000
Cash down payment	$2,588,000	$24,430,000
Contract purchase price plus acquisition fee	$7,588,000	$65,780,000
Other cash expenditures expensed/(credited)	$(10,000)	$665,000
Other cash expenditures capitalized	$224,000	$560,000
Total acquisition cost	$7,802,000	$67,005,000

(1)	Owns a 78.5% tenant in common interest in the property.
(2)	Owns a 77.6% tenant in common interest in the property.
(3)	Owns 18.3% of the property through a membership interest in NNN 801 K Street, LLC, which owns 21.5% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Oakey Building(1) Las Vegas, NV Office	NNN 2003 Value Fund, LLC Enterprise Technology Center(2) Scotts Valley, CA Office
Gross leasable square footage	98,000	370,000
Date of purchase:	4/2/2004	5/7/2004
Mortgage financing at date of purchase	$4,000,000	$36,500,000
Cash down payment	$4,137,000	$24,800,000
Contract purchase price plus acquisition fee	$8,137,000	$61,300,000
Other cash expenditures expensed/(credited)	$15,000	$(329,000)
Other cash expenditures capitalized	$100,000	$187,000
Total acquisition cost	$8,252,000	$61,158,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Emerald Plaza(3) San Diego, CA Office	NNN 2003 Value Fund, LLC Southwood Tower Houston, TX Office
Gross leasable square footage	355,000	79,000
Date of purchase:	6/14/2004	10/27/2004
Mortgage financing at date of purchase	$68,500,000	$—
Cash down payment	$32,440,000	$5,461,000
Contract purchase price plus acquisition fee	$100,940,000	$5,461,000
Other cash expenditures expensed/(credited)	$(361,000)	$121,000
Other cash expenditures capitalized	$325,000	$10,000
Total acquisition cost	$100,904,000	$5,592,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Financial Plaza Omaha, NE Office	NNN 2003 Value Fund, LLC Satellite Place Atlanta, GA Office
Gross leasable square footage	86,000	178,000
Date of purchase:	10/29/2004	11/29/2004
Mortgage financing at date of purchase	$4,125,000	$11,000,000
Cash down payment	$1,535,000	$7,300,000
Contract purchase price plus acquisition fee	$5,660,000	$18,300,000
Other cash expenditures expensed/(credited)	$(6,000)	$4,000
Other cash expenditures capitalized	$19,000	$230,000
Total acquisition cost	$5,673,000	$18,534,000

(1)	Owns 75.4% of the property through a membership interest in NNN Oakey Building 2003, LLC which owns 100% of the property.

(2)	Owns 8.5% of the property through a membership interest in NNN Enterprise Way, LLC which owns 11.6% of the property as a tenant in common.

(3)	Owns 4.6% of the property through a membership interest in NNN Emerald Plaza, LLC which owns 20.5% of the property as a tenant in common.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Interwood Houston, TX Office	NNN 2003 Value Fund, LLC Woodside Corporate Park Beaverton, OR Office
Gross leasable square footage	80,000	195,000
Date of purchase:	1/26/2005	9/30/2005
Mortgage financing at date of purchase	$5,500,000	$15,915,000
Cash down payment	$2,500,000	$6,947,000
Contract purchase price plus acquisition fee	$8,000,000	$22,862,000
Other cash expenditures expensed/(credited)	$4,000	$(5,000)
Other cash expenditures capitalized	$371,000	$1,132,000
Total acquisition cost	$8,375,000	$23,989,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Daniels Rd land parcel Heber City, UT Land	NNN 2003 Value Fund, LLC 3500 Maple(1) Dallas, TX Office
Gross leasable square footage	9.05 acres	375,000
Date of purchase:	10/14/2005	12/27/2005
Mortgage financing at date of purchase	$—	$58,320,000
Cash down payment	$729,000	$8,180,000
Contract purchase price plus acquisition fee	$729,000	$66,500,000
Other cash expenditures expensed/(credited)	$1,000	$(638,000)
Other cash expenditures capitalized	$1,000	$(749,000)
Total acquisition cost	$731,000	$65,113,000

Program: Name, location, type of property	NNN 2003 Value Fund, LLC 901 Civic Center Drive(2) Santa Ana, CA Office	NNN 2003 Value Fund, LLC Chase Tower(3) Austin, TX Office
Gross leasable square footage	99,000	389,000
Date of purchase:	4/24/2006	7/3/2006
Mortgage financing at date of purchase	$—	$54,800,000
Cash down payment	$15,147,000	$17,700,000
Contract purchase price plus acquisition fee	$15,147,000	$72,500,000
Other cash expenditures expensed/(credited)	$(7,000)	$5,000
Other cash expenditures capitalized	$29,000	$1,475,000
Total acquisition cost	$15,169,000	$73,980,000

(1)	Owns 99.0% of the property through a membership interest in NNN 3500 Maple VF 2003, LLC, which owns 99% of the property.

(2)	Owns 96.9% of the property through a membership interest in NNN VF 901 Civic, LLC, which owns 96.9% of the property.

(3)	Owns a 14.8% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
PUBLIC PROGRAMS
December 31, 2006

Program: Name, location, type of property	NNN 2003 Value Fund, LLC Tiffany Square Colorado Springs, CO Office
Gross leasable square footage	184,000
Date of purchase:	11/15/2006
Mortgage financing at date of purchase	$—
Cash down payment	$11,052,000
Contract purchase price plus acquisition fee	$11,052,000
Other cash expenditures expensed/(credited)	$—
Other cash expenditures capitalized	$150,000
Total acquisition cost	$11,202,000

Program: Name, location, type of property	Grubb & Ellis Apartment REIT, Inc. Walker Ranch San Antonio, TX Apartment	Grubb & Ellis Apartment REIT, Inc. Hidden Lake San Antonio, TX Apartment
Number of units and total square feet of units	325/285,000	380/304,000
Date of purchase:	10/31/2006	12/28/2006
Mortgage financing at date of purchase	$26,860,000	$31,718,000
Cash down payment	$4,813,000	$1,273,000
Contract purchase price plus acquisition fee	$31,673,000	$32,991,000
Other cash expenditures expensed/(credited)	$(8,000)	$(33,000)
Other cash expenditures capitalized	$141,000	$150,000
Total acquisition cost	$31,806,000	$33,108,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
December 31, 2006

Table VI presents acquisitions of properties by programs during the three years prior to December 31, 2006. The information provided is at 100% of the property’s acquisition, without regard to percentage ownership of a property by another affiliated program or another affiliated program’s investment through the program presented. Footnotes disclose the percentage owned by the program as well as the percentage owned by affiliated entities investing in the program. More complete disclosure can be found in the Prior Performance Summary and Tables I through V.

Private Programs

Program: Name, location, type of property	NNN Amber Oaks, LLC(1) AmberOaks Corporate Center Austin, TX Office	NNN Arapahoe Service Center 1, LLC Arapahoe Service Center Englewood, CO Office
Gross leasable square footage	207,000	144,000
Date of purchase:	1/20/2004	1/29/2004
Mortgage financing at date of purchase	$15,000,000	$6,500,000
Cash down payment	$7,965,000	$3,600,000
Contract purchase price plus acquisition fee	$22,965,000	$10,100,000
Other cash expenditures expensed/(credited)	$(127,000)	$45,000
Other cash expenditures capitalized	$198,000	$54,000
Total acquisition cost	$23,036,000	$10,199,000

Program: Name, location, type of property	NNN Lakeside Tech, LLC Lakeside Tech Center Tampa, FL Office	NNN 100 Cyberonics Drive, LLC 100 Cyberonics Drive Houston, TX Office
Gross leasable square footage	223,000	144,000
Date of purchase:	2/6/2004	3/19/2004
Mortgage financing at date of purchase	$14,625,000	$10,500,000
Cash down payment	$5,163,000	$5,080,000
Contract purchase price plus acquisition fee	$19,788,000	$15,580,000
Other cash expenditures expensed/(credited)	$(99,000)	$(122,000)
Other cash expenditures capitalized	$192,000	$96,000
Total acquisition cost	$19,881,000	$15,554,000

Program: Name, location, type of property	NNN Corporate Court, LLC Corporate Court Irving, TX Office	NNN 801 K Street, LLC(2) 801 K Street Sacramento, CA Office
Gross leasable square footage	67,000	336,000
Date of purchase:	3/25/2004	3/31/2004
Mortgage financing at date of purchase	$5,000,000	$41,350,000
Cash down payment	$2,570,000	$24,430,000
Contract purchase price plus acquisition fee	$7,570,000	$65,780,000
Other cash expenditures expensed/(credited)	$(57,000)	$665,000
Other cash expenditures capitalized	$116,000	$560,000
Total acquisition cost	$7,629,000	$67,005,000

(1)	T REIT, Inc., an affiliated public entity, owned a tenant in common interest of 75% in the program.
(2)	NNN 2003 Value Fund, LLC, an affiliated public entity, owned an 85% membership interest in NNN 801 K Street, LLC which had a 21.5% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Oakey Building 2003, LLC(1),(2) Oakey Building Las Vegas, NV Office	NNN Enterprise Way, LLC(3) Enterprise Technology Center Scotts Valley, CA Office
Gross leasable square footage	98,000	370,000
Date of purchase:	4/2/2004	5/7/2004
Mortgage financing at date of purchase	$4,000,000	$36,500,000
Cash down payment	$4,137,000	$24,800,000
Contract purchase price plus acquisition fee	$8,137,000	$61,300,000
Other cash expenditures expensed/(credited)	$15,000	$(329,000)
Other cash expenditures capitalized	$100,000	$187,000
Total acquisition cost	$8,252,000	$61,158,000

Program: Name, location, type of property	NNN River Rock Business Center, LLC River Rock Business Center Murfreesboro, TN Office	NNN Emerald Plaza, LLC(4),(5) Emerald Plaza San Diego, CA Office
Gross leasable square footage	158,000	355,000
Date of purchase:	6/11/2004	6/14/2004
Mortgage financing at date of purchase	$9,300,000	$68,500,000
Cash down payment	$5,900,000	$32,440,000
Contract purchase price plus acquisition fee	$15,200,000	$100,940,000
Other cash expenditures expensed/(credited)	$(36,000)	$(361,000)
Other cash expenditures capitalized	$181,000	$325,000
Total acquisition cost	$15,345,000	$100,904,000

Program: Name, location, type of property	NNN Great Oaks Center, LLC Great Oaks Center Atlanta, GA Office	NNN Sugar Creek Center, LLC Two Sugar Creek Houston, TX Office
Gross leasable square footage	233,000	143,000
Date of purchase:	6/30/2004	7/12/2004
Mortgage financing at date of purchase	$20,000,000	$16,000,000
Cash down payment	$7,050,000	$5,850,000
Contract purchase price plus acquisition fee	$27,050,000	$21,850,000
Other cash expenditures expensed/(credited)	$(131,000)	$(220,000)
Other cash expenditures capitalized	$126,000	$231,000
Total acquisition cost	$27,045,000	$21,861,000

(1)	T REIT, Inc., an affiliated public entity, owned a membership interest of 9.76% in NNN Oakey Building 2003, LLC which owned 100.00% of the property.
(2)	NNN 2003 Value Fund, LLC, an affiliated public entity, owned a membership interest of 75.46% in NNN Oakey Building 2003, LLC which owned 100.00% of the property.
(3)	NNN 2003 Value Fund, LLC, an affiliated public entity, owns a 73.3% membership interest in NNN Enterprise Way, LLC which has an 11.625% tenant in common interest in the program.
(4)	T REIT, Inc., an affiliated public entity, owned a 13.17% membership interest in NNN Emerald Plaza, LLC which owned a 20.5% tenant in common interest in the program.
(5)	NNN 2003 Value Fund, LLC, an affiliated public entity, owned a 22.4% membership interest in NNN Emerald Plaza, LLC which owned a 20.5% tenant in common interest in the program.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Beltway 8 Corporate Centre, LLC Beltway 8 Corporate Centre Houston, TX Office	NNN Western Place, LLC(1) Western Place I and II Fort Worth, TX Office
Gross leasable square footage	101,000	430,000
Date of purchase:	7/22/2004	7/23/2004
Mortgage financing at date of purchase	$10,530,000	$24,000,000
Cash down payment	$5,670,000	$9,500,000
Contract purchase price plus acquisition fee	$16,200,000	$33,500,000
Other cash expenditures expensed/(credited)	$(173,000)	$(137,000)
Other cash expenditures capitalized	$469,000	$1,569,000
Total acquisition cost	$16,496,000	$34,932,000

Program: Name, location, type of property	NNN One Financial Plaza, LLC(2) One Financial Plaza St. Louis, MO Office	NNN Reserve at Maitland, LLC Reserve at Mairland Maitland, FL Office
Gross leasable square footage	434,000	197,000
Date of purchase:	8/6/2004	8/18/2004
Mortgage financing at date of purchase	$30,750,000	$21,750,000
Cash down payment	$6,250,000	$8,120,000
Contract purchase price plus acquisition fee	$37,000,000	$29,870,000
Other cash expenditures expensed/(credited)	$(728,000)	$(256,000)
Other cash expenditures capitalized	$1,186,000	$322,000
Total acquisition cost	$37,458,000	$29,936,000

Program: Name, location, type of property	NNN Las Cimas, LLC Las Cimas II and III Austin, TX Office	NNN 9800 Goethe Road, LLC 9800 Goethe Road Sacramento, CA Office
Gross leasable square footage	313,000	111,000
Date of purchase:	9/27/2004	10/7/2004
Mortgage financing at date of purchase	$46,800,000	$14,800,000
Cash down payment	$26,300,000	$3,050,000
Contract purchase price plus acquisition fee	$73,100,000	$17,850,000
Other cash expenditures expensed/(credited)	$(547,000)	$219,000
Other cash expenditures capitalized	$775,000	$977,000
Total acquisition cost	$73,328,000	$19,046,000

(1)	The program owns a 21.5% tenant in common interest in the property.
(2)	The program owns a 22.4% tenant in common interest in the property.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Fountain Square, LLC Fountain Square Boca Raton, FL Office	NNN Embassy Plaza, LLC Embassy Plaza Omaha, NE Office
Gross leasable square footage	242,000	132,000
Date of purchase:	10/28/2004	10/29/2004
Mortgage financing at date of purchase	$36,250,000	$9,900,000
Cash down payment	$15,250,000	$7,100,000
Contract purchase price plus acquisition fee	$51,500,000	$17,000,000
Other cash expenditures expensed/(credited)	$(510,000)	$(189,000)
Other cash expenditures capitalized	$1,059,000	$153,000
Total acquisition cost	$52,049,000	$16,964,000

Program: Name, location, type of property	NNN City Centre Place, LLC City Centre Place Las Vegas, NV Office	NNN Oak Park Office Center, LLC Oak Park Office Center Houston, TX Office
Gross leasable square footage	103,000	173,000
Date of purchase:	11/5/2004	11/12/2004
Mortgage financing at date of purchase	$21,500,000	$21,800,000
Cash down payment	$7,980,000	$7,349,000
Contract purchase price plus acquisition fee	$29,480,000	$29,149,000
Other cash expenditures expensed/(credited)	$111,000	$(90,000)
Other cash expenditures capitalized	$170,000	$598,000
Total acquisition cost	$29,761,000	$29,657,000

Program: Name, location, type of property	NNN/Mission Spring Creek, LLC Mission Spring Creek Apartments Garland, TX Apartment	NNN 2800 East Commerce, LLC 2800 East Commerce Place Tucson, AZ Office
Gross leasable square footage	196,000	136,000
Date of purchase:	11/12/2004	11/19/2004
Mortgage financing at date of purchase	$8,750,000	$11,375,000
Cash down payment	$2,763,000	$6,650,000
Contract purchase price plus acquisition fee	$11,513,000	$18,025,000
Other cash expenditures expensed/(credited)	$(25,000)	$93,000
Other cash expenditures capitalized	$(166,000)	$195,000
Total acquisition cost	$11,322,000	$18,313,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Satellite Place, LLC Satellite Place Office Park Duluth, GA Office	NNN Fountainhead, LLC Fountainhead Park I and II San Antonio, TX Office
Gross leasable square footage	112,000	171,000
Date of purchase:	11/29/2004	12/8/2004
Mortgage financing at date of purchase	$8,500,000	$18,900,000
Cash down payment	$3,756,000	$8,450,000
Contract purchase price plus acquisition fee	$12,256,000	$27,350,000
Other cash expenditures expensed/(credited)	$21,000	$94,000
Other cash expenditures capitalized	$180,000	$183,000
Total acquisition cost	$12,457,000	$27,627,000

Program: Name, location, type of property	NNN/Mission University Place, LLC Mission University Place Apartments Charlotte, NC Apartment	NNN/Mission Mallard Creek, LLC Mission Mallard Creek Apartments Charlotte, NC Apartment
Gross leasable square footage	231,000	233,000
Date of purchase:	12/30/2004	12/30/2004
Mortgage financing at date of purchase	$11,500,000	$9,300,000
Cash down payment	$4,500,000	$5,038,000
Contract purchase price plus acquisition fee	$16,000,000	$14,338,000
Other cash expenditures expensed/(credited)	$27,000	$21,000
Other cash expenditures capitalized	$227,000	$194,000
Total acquisition cost	$16,254,000	$14,553,000

Program: Name, location, type of property	NNN SFS Town Center, LLC Town Center Business Park Santa Fe Springs, CA Office	NNN 4 Hutton, LLC 4 Hutton Centre Drive South Coast Metro, CA Office
Gross leasable square footage	177,000	210,000
Date of purchase:	1/6/2005	1/7/2005
Mortgage financing at date of purchase	$22,000,000	$32,000,000
Cash down payment	$8,910,000	$17,000,000
Contract purchase price plus acquisition fee	$30,910,000	$49,000,000
Other cash expenditures expensed/(credited)	$(27,000)	$(230,000)
Other cash expenditures capitalized	$343,000	$724,000
Total acquisition cost	$31,226,000	$49,494,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN/Mission Collin Creek, LLC Mission Collin Creek Apartments Plano, TX Apartment	NNN Satellite 1100 & 2000, LLC Satellite Place Office Park Duluth, GA Office
Gross leasable square footage	267,000	175,000
Date of purchase:	1/19/2005	2/24/2005
Mortgage financing at date of purchase	$13,600,000	$13,900,000
Cash down payment	$4,683,000	$5,510,000
Contract purchase price plus acquisition fee	$18,283,000	$19,410,000
Other cash expenditures expensed/(credited)	$(16,000)	$(18,000)
Other cash expenditures capitalized	$257,000	$225,000
Total acquisition cost	$18,524,000	$19,617,000

Program: Name, location, type of property	NNN Chatsworth Business Park, LLC Chatsworth Business Park Chatsworth, CA Office	NNN Met Center 10, LLC Building Ten — Met Center Austin, TX Office
Gross leasable square footage	232,000	346,000
Date of purchase:	3/30/2005	4/8/2005
Mortgage financing at date of purchase	$33,750,000	$32,000,000
Cash down payment	$13,025,000	$12,880,000
Contract purchase price plus acquisition fee	$46,775,000	$44,880,000
Other cash expenditures expensed/(credited)	$131,000	$(257,000)
Other cash expenditures capitalized	$(889,000)	$540,000
Total acquisition cost	$46,017,000	$45,163,000

Program: Name, location, type of property	NNN 2400 West Marshall Drive, LLC 2400 West Marshall Drive Grand Prairie, TX Office	NNN 411 East Wisconsin, LLC 411 East Wisconsin Avenue Milwaukee, WI Office
Gross leasable square footage	111,000	654,000
Date of purchase:	4/12/2005	4/29/2005
Mortgage financing at date of purchase	$6,875,000	$70,000,000
Cash down payment	$2,595,000	$25,000,000
Contract purchase price plus acquisition fee	$9,470,000	$95,000,000
Other cash expenditures expensed/(credited)	$(9,000)	$25,000
Other cash expenditures capitalized	$192,000	$1,268,000
Total acquisition cost	$9,653,000	$96,293,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Naples Tamiami Trail, LLC 4501 Tamiami Trail Naples, FL Office	NNN Naples Laurel Oak, LLC 800 Laurel Oak Drive Naples, FL Office
Gross leasable square footage	78,000	41,000
Date of purchase:	5/2/2005	5/2/2005
Mortgage financing at date of purchase	$13,500,000	$9,500,000
Cash down payment	$7,500,000	$6,700,000
Contract purchase price plus acquisition fee	$21,000,000	$16,200,000
Other cash expenditures expensed/(credited)	$(10,000)	$7,000
Other cash expenditures capitalized	$312,000	$271,000
Total acquisition cost	$21,302,000	$16,478,000

Program: Name, location, type of property	NNN Park at Spring Creek, LLC The Park at Spring Creek Apartments Tomball, TX Apartment	NNN Inverness Business Park, LLC Inverness Business Park Englewood, CO Office
Gross leasable square footage	185,000	112,000
Date of purchase:	6/8/2005	6/10/2005
Mortgage financing at date of purchase	$11,040,000	$9,500,000
Cash down payment	$3,277,000	$3,450,000
Contract purchase price plus acquisition fee	$14,317,000	$12,950,000
Other cash expenditures expensed/(credited)	$(41,000)	$(18,000)
Other cash expenditures capitalized	$323,000	$40,000
Total acquisition cost	$14,599,000	$12,972,000

Program: Name, location, type of property	NNN Waterway Plaza, LLC Waterway Plaza I and II The Woodlands, TX Office	NNN Papago Spectrum, LLC Papago Spectrum Tempe, AZ Office
Gross leasable square footage	366,000	160,000
Date of purchase:	6/20/2005	7/29/2005
Mortgage financing at date of purchase	$60,000,000	$19,000,000
Cash down payment	$14,148,000	$7,375,000
Contract purchase price plus acquisition fee	$74,148,000	$26,375,000
Other cash expenditures expensed/(credited)	$(66,000)	$183,000
Other cash expenditures capitalized	$546,000	$827,000
Total acquisition cost	$74,628,000	$27,385,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Sanctuary at Highland Oak, DST The Sanctuary at Highland Oaks Tampa, FL Apartment	NNN Met Center 15, LLC Building 15 — Met Center Austin, TX Office
Gross leasable square footage	495,000	258,000
Date of purchase:	7/29/2005	8/19/2005
Mortgage financing at date of purchase	$35,300,000	$28,000,000
Cash down payment	$19,240,000	$9,500,000
Contract purchase price plus acquisition fee	$54,540,000	$37,500,000
Other cash expenditures expensed/(credited)	$162,000	$(383,000)
Other cash expenditures capitalized	$867,000	$591,000
Total acquisition cost	$55,569,000	$37,708,000

Program: Name, location, type of property	NNN One Chesterfield Place, LLC One Chesterfield Place Chesterfield, MO Office	NNN Maitland Promenade, LLC Maitland Promenade II Orlando, FL Office
Gross leasable square footage	143,000	230,000
Date of purchase:	9/9/2005	9/12/2005
Mortgage financing at date of purchase	$18,810,000	$32,250,000
Cash down payment	$9,664,000	$12,143,000
Contract purchase price plus acquisition fee	$28,474,000	$44,393,000
Other cash expenditures expensed/(credited)	$(76,000)	$(78,000)
Other cash expenditures capitalized	$346,000	$470,000
Total acquisition cost	$28,744,000	$44,785,000

Program: Name, location, type of property	NNN Sixth Avenue West, LLC Sixth Avenue West Golden, CO Office	NNN St. Charles, St. Charles Apartments Kennesaw, GA Apartment
Gross leasable square footage	125,000	200,000
Date of purchase:	9/13/2005	9/27/2005
Mortgage financing at date of purchase	$10,300,000	$12,100,000
Cash down payment	$5,200,000	$5,714,000
Contract purchase price plus acquisition fee	$15,500,000	$17,814,000
Other cash expenditures expensed/(credited)	$(94,000)	$23,000
Other cash expenditures capitalized	$(434,000)	$252,000
Total acquisition cost	$14,972,000	$18,089,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN 123 Wacker, LLC 123 Wacker Building Chicago, IL Office	NNN Netpark II, LLC Netpark Tampa Bay(1) Tampa, FL Office
Gross leasable square footage	541,000	913,000
Date of purchase:	9/28/2005	9/30/2005
Mortgage financing at date of purchase	$136,000,000	$21,500,000
Cash down payment	$37,680,000	$12,000,000
Contract purchase price plus acquisition fee	$173,680,000	$33,500,000
Other cash expenditures expensed/(credited)	$958,000	$(20,000)
Other cash expenditures capitalized	$2,652,000	$1,008,000
Total acquisition cost	$177,290,000	$34,488,000

Program: Name, location, type of property	NNN Britannia Business Center III, LLC Britannia Business Center Pleasanton, CA Office	NNN Britannia Business Center II, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	191,000	276,000
Date of purchase:	9/30/2005	9/30/2005
Mortgage financing at date of purchase	$35,000,000	$41,000,000
Cash down payment	$10,290,000	$17,610,000
Contract purchase price plus acquisition fee	$45,290,000	$58,610,000
Other cash expenditures expensed/(credited)	$(101,000)	$(129,000)
Other cash expenditures capitalized	$467,000	$435,000
Total acquisition cost	$45,656,000	$58,916,000

Program: Name, location, type of property	NNN Woodside Corporate Park, LLC Woodside Corporate Park Beaverton, OR Office	NNN Britannia Business Center I, LLC Britannia Business Center Pleasanton, CA Office
Gross leasable square footage	383,000	297,000
Date of purchase:	9/30/2005	10/14/2005
Mortgage financing at date of purchase	$33,500,000	$60,000,000
Cash down payment	$12,000,000	$22,989,000
Contract purchase price plus acquisition fee	$45,500,000	$82,989,000
Other cash expenditures expensed/(credited)	$(405,000)	$(276,000)
Other cash expenditures capitalized	$550,000	$867,000
Total acquisition cost	$45,645,000	$83,580,000

(1)	NNN 2002 Value Fund, LLC, an affiliated public entity, sold its 50% tenant in common interest in the property to an affiliated program, NNN Netpark II, LLC.

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Saturn Business Park, LLC Saturn Business Park Brea, CA Office	NNN Parkway Crossing, LLC Parkway Crossing Apartments Asheville, NC Apartment
Gross leasable square footage	121,000	184,000
Date of purchase:	10/20/2005	10/28/2005
Mortgage financing at date of purchase	$16,100,000	$9,100,000
Cash down payment	$6,560,000	$2,230,000
Contract purchase price plus acquisition fee	$22,660,000	$11,330,000
Other cash expenditures expensed/(credited)	$14,000	$10,000
Other cash expenditures capitalized	$60,000	$189,000
Total acquisition cost	$22,734,000	$11,529,000

Program: Name, location, type of property	NNN Forest Office Park, LLC Forest Office Park Richmond, VA Office	NNN Doral Court, LLC Doral Court Miami, FL Office
Gross leasable square footage	223,000	209,000
Date of purchase:	11/9/2005	11/15/2005
Mortgage financing at date of purchase	$15,300,000	$19,640,000
Cash down payment	$5,550,000	$13,640,000
Contract purchase price plus acquisition fee	$20,850,000	$33,280,000
Other cash expenditures expensed/(credited)	$(87,000)	$50,000
Other cash expenditures capitalized	$406,000	$1,057,000
Total acquisition cost	$21,169,000	$34,387,000

Program: Name, location, type of property	NNN Talavi Corp Center, LLC Talavi Corporate Center Glendale, AZ Office	NNN One Nashville Place, LLC One Nashville Place Nashville, TN Office
Gross leasable square footage	153,000	411,000
Date of purchase:	11/23/2005	11/30/2005
Mortgage financing at date of purchase	$24,000,000	$58,000,000
Cash down payment	$8,875,000	$21,750,000
Contract purchase price plus acquisition fee	$32,875,000	$79,750,000
Other cash expenditures expensed/(credited)	$17,000	$54,000
Other cash expenditures capitalized	$375,000	$1,590,000
Total acquisition cost	$33,267,000	$81,394,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN 633 17th Street, LLC 633 17th Street Denver, CO Office	NNN 300 Four Falls, LLC 300 Conshohocken State Road W. Conshohocken, PA Office
Gross leasable square footage	553,000	298,000
Date of purchase:	12/9/2005	12/14/2005
Mortgage financing at date of purchase	$67,500,000	$72,000,000
Cash down payment	$24,780,000	$28,525,000
Contract purchase price plus acquisition fee	$92,280,000	$100,525,000
Other cash expenditures expensed/(credited)	$(70,000)	$327,000
Other cash expenditures capitalized	$1,087,000	$2,019,000
Total acquisition cost	$93,297,000	$102,871,000

Program: Name, location, type of property	NNN 3500 Maple, LLC 3500 Maple Street Dallas, TX Office	NNN The Landing, LLC The Landing Apartments Durham, NC Apartment
Gross leasable square footage	375,000	192,000
Date of purchase:	12/27/2005	12/30/2005
Mortgage financing at date of purchase	$58,320,000	$9,700,000
Cash down payment	$8,180,000	$3,536,000
Contract purchase price plus acquisition fee	$66,500,000	$13,236,000
Other cash expenditures expensed/(credited)	$(638,000)	$14,000
Other cash expenditures capitalized	$(749,000)	$79,000
Total acquisition cost	$65,113,000	$13,329,000

Program: Name, location, type of property	NNN Caledon Wood, LLC Caledon Wood Apartments Greenville, SC Apartment	NNN Mission Square, LLC Misson Square Riverside, CA Office
Gross leasable square footage	348,000	128,000
Date of purchase:	1/3/2006	1/10/2006
Mortgage financing at date of purchase	$17,000,000	$24,225,000
Cash down payment	$6,816,000	$9,275,000
Contract purchase price plus acquisition fee	$23,816,000	$33,500,000
Other cash expenditures expensed/(credited)	$51,000	$(10,000)
Other cash expenditures capitalized	$89,000	$365,000
Total acquisition cost	$23,956,000	$33,855,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Highbrook Apartments, LLC Highbrook Apartments High Point, NC Apartment	NNN Gateway One, LLC 701 Market Street St. Louis, MO Office
Gross leasable square footage	280,000	410,000
Date of purchase:	1/19/2006	2/9/2006
Mortgage financing at date of purchase	$16,925,000	$50,000,000
Cash down payment	$6,466,000	$16,600,000
Contract purchase price plus acquisition fee	$23,391,000	$66,600,000
Other cash expenditures expensed/(credited)	$(4,000)	$(139,000)
Other cash expenditures capitalized	$330,000	$753,000
Total acquisition cost	$23,717,000	$67,214,000

Program: Name, location, type of property	NNN 1818 Market Street, LLC 1818 Market Street Philadelphia, PA Office	NNN Meadows Apartments, LLC The Meadows Apartments Asheville, NC Apartment
Gross leasable square footage	983,000	387,000
Date of purchase:	2/21/2006	3/15/2006
Mortgage financing at date of purchase	$132,000,000	$21,300,000
Cash down payment	$25,384,000	$7,100,000
Contract purchase price plus acquisition fee	$157,384,000	$28,400,000
Other cash expenditures expensed/(credited)	$1,943,000	$(73,000)
Other cash expenditures capitalized	$5,384,000	$121,000
Total acquisition cost	$164,711,000	$28,448,000

Program: Name, location, type of property	NNN Enclave at Deep River, LLC The Enclave at Deep River Plantation High Point, NC Apartment	NNN Aventura Harbour, LLC Harbour Centre Aventura, FL Office
Gross leasable square footage	224,000	214,000
Date of purchase:	3/17/2006	4/28/2006
Mortgage financing at date of purchase	$13,725,000	$51,180,000
Cash down payment	$5,307,000	$20,015,000
Contract purchase price plus acquisition fee	$19,032,000	$71,195,000
Other cash expenditures expensed/(credited)	$(81,000)	$(660,000)
Other cash expenditures capitalized	$112,000	$5,276,000
Total acquisition cost	$19,063,000	$75,811,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Arbor Trace Apartments, LLC Arbor Trace Apartments Virginia Beach, VA Apartment	NNN Lake Center, LLC Lake Center Four Marlton, NJ Office
Gross leasable square footage	125,000	89,000
Date of purchase:	5/1/2006	5/18/2006
Mortgage financing at date of purchase	$11,063,000	$14,830,000
Cash down payment	$4,129,000	$4,969,000
Contract purchase price plus acquisition fee	$15,192,000	$19,799,000
Other cash expenditures expensed/(credited)	$108,000	$(56,000)
Other cash expenditures capitalized	$290,000	$791,000
Total acquisition cost	$15,590,000	$20,534,000

Program: Name, location, type of property	NNN 3050 Superior, LLC 3050 Superior Drive NW Rochester, MN Office	NNN Chase Tower, LLC Chase Tower Austin, TX Office
Gross leasable square footage	205,000	389,000
Date of purchase:	5/18/2006	7/3/2006
Mortgage financing at date of purchase	$28,100,000	$54,800,000
Cash down payment	$8,775,000	$17,700,000
Contract purchase price plus acquisition fee	$36,875,000	$72,500,000
Other cash expenditures expensed/(credited)	$(441,000)	$5,000
Other cash expenditures capitalized	$873,000	$1,475,000
Total acquisition cost	$37,307,000	$73,980,000

Program: Name, location, type of property	NNN Las Colinas Highlands, LLC Las Colinas Highlands Irving, TX Office	NNN 220 Virginia Avenue, LLC 220 Virginia Avenue Indianapolis, IN Office
Gross leasable square footage	199,000	562,000
Date of purchase:	6/27/2006	6/29/2006
Mortgage financing at date of purchase	$32,000,000	$84,405,000
Cash down payment	$12,148,000	$16,395,000
Contract purchase price plus acquisition fee	$44,148,000	$100,800,000
Other cash expenditures expensed/(credited)	$(235,000)	$(594,000)
Other cash expenditures capitalized	$784,000	$420,000
Total acquisition cost	$44,697,000	$100,626,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Villa Apartments, LLC Villas by the Lakes Apartments Jonesboro, GA Apartment	NNN 2716 North Tenaya, LLC Sierra Health Building Las Vegas, NV Office
Gross leasable square footage	283,000	204,000
Date of purchase:	7/7/2006	7/25/2006
Mortgage financing at date of purchase	$14,925,000	$50,750,000
Cash down payment	$5,572,000	$23,500,000
Contract purchase price plus acquisition fee	$20,497,000	$74,250,000
Other cash expenditures expensed/(credited)	$(41,000)	$(42,000)
Other cash expenditures capitalized	$598,000	$1,892,000
Total acquisition cost	$21,054,000	$76,100,000

Program: Name, location, type of property	NNN Westlake Villa, LLC Westlake Villas Apartments San Antonio, TX Apartment	NNN 400 Capitol, LLC The Regions Center Little Rock, AR Office
Gross leasable square footage	223,000	532,000
Date of purchase:	8/8/2006	8/18/2006
Mortgage financing at date of purchase	$11,325,000	$32,000,000
Cash down payment	$4,228,000	$6,368,000
Contract purchase price plus acquisition fee	$15,553,000	$38,368,000
Other cash expenditures expensed/(credited)	$(313,000)	$(167,000)
Other cash expenditures capitalized	$373,000	$1,746,000
Total acquisition cost	$15,613,000	$39,947,000

Program: Name, location, type of property	NNN Southcreek Corporate, LLC Southcreek Corporate Center II Overland Park, KS Office	NNN Chatham Court/ Reflections, LLC Chatham Court Dallas, TX Apartment
Gross leasable square footage	56,000	378,000
Date of purchase:	9/1/2006	9/8/2006
Mortgage financing at date of purchase	$6,000,000	$18,938,000
Cash down payment	$2,000,000	$7,070,000
Contract purchase price plus acquisition fee	$8,000,000	$26,008,000
Other cash expenditures expensed/(credited)	$(48,000)	$(207,000)
Other cash expenditures capitalized	$59,000	$826,000
Total acquisition cost	$8,011,000	$26,627,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Arbors at Fairview, LLC Arbors at Fairview Apartments Simpsonville, SC Apartment	NNN 1 & 2 Met Center, LLC Met Center 1 & 2 Austin, TX Office
Gross leasable square footage	181,000	95,000
Date of purchase:	10/12/2006	10/13/2006
Mortgage financing at date of purchase	$10,500,000	$8,600,000
Cash down payment	$3,920,000	$3,420,000
Contract purchase price plus acquisition fee	$14,420,000	$12,020,000
Other cash expenditures expensed/(credited)	$(53,000)	$(234,000)
Other cash expenditures capitalized	$834,000	$104,000
Total acquisition cost	$15,201,000	$11,890,000

Program: Name, location, type of property	NNN 250 East 5th Street, LLC 250 East 5th Street Cincinnati, OH Office	One Northlake Place, LLC 11500 Northlake Drive Cincinnati, OH Office
Gross leasable square footage	537,000	177,000
Date of purchase:	10/25/2006	10/27/2006
Mortgage financing at date of purchase	$65,000,000	$13,350,000
Cash down payment	$27,756,000	$4,100,000
Contract purchase price plus acquisition fee	$92,756,000	$17,450,000
Other cash expenditures expensed/(credited)	$(153,000)	$4,000
Other cash expenditures capitalized	$805,000	$272,000
Total acquisition cost	$93,408,000	$17,726,000

Program: Name, location, type of property	NNN DCF Campus, LLC Department of Children and Families Plantation, FL Office	NNN Beechwood Apartments, LLC Beechwood Apartments Greensboro, NC Apartment
Gross leasable square footage	118,000	173,000
Date of purchase:	11/15/2006	11/17/2006
Mortgage financing at date of purchase	$10,090,000	$8,625,000
Cash down payment	$3,300,000	$3,220,000
Contract purchase price plus acquisition fee	$13,390,000	$11,845,000
Other cash expenditures expensed/(credited)	$(229,000)	$(7,000)
Other cash expenditures capitalized	$369,000	$268,000
Total acquisition cost	$13,530,000	$12,106,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Westpoint, LLC 1255 Corporate Drive Irving, TX Office	NNN Castaic Town Center, LLC Castaic Town Center Castaic, CA Retail
Gross leasable square footage	150,000	40,000
Date of purchase:	11/29/06	11/30/2006
Mortgage financing at date of purchase	$15,125,000	$11,250,000
Cash down payment	$5,675,000	$4,150,000
Contract purchase price plus acquisition fee	$20,800,000	$15,400,000
Other cash expenditures expensed/(credited)	$(11,000)	$26,000
Other cash expenditures capitalized	$269,000	$572,000
Total acquisition cost	$21,058,000	$15,998,000

Program: Name, location, type of property	NNN Northwoods, LLC Northwoods II Columbus, OH Office	NNN 50 Lake Center , LLC Lake Center V Marlton, NJ Office
Gross leasable square footage	116,000	89,000
Date of purchase:	12/8/2006	12/15/2006
Mortgage financing at date of purchase	$8,200,000	$16,425,000
Cash down payment	$2,770,000	$6,075,000
Contract purchase price plus acquisition fee	$10,970,000	$22,500,000
Other cash expenditures expensed/(credited)	$(43,000)	$(634,000)
Other cash expenditures capitalized	$186,000	$628,000
Total acquisition cost	$11,113,000	$22,494,000

Program: Name, location, type of property	NNN Mt. Moriah Apartments, LLC The Trails at Mt. Moriah Apartments Memphis, TN Apartment	NNN 1600 Parkwood, LLC 1600 Parkwood Circle Atlanta, GA Office
Gross leasable square footage	539,000	151,000
Date of purchase:	12/28/2006	12/28/2006
Mortgage financing at date of purchase	$22,875,000	$18,250,000
Cash down payment	$8,540,000	$9,275,000
Contract purchase price plus acquisition fee	$31,415,000	$27,525,000
Other cash expenditures expensed/(credited)	$57,000	$2,000
Other cash expenditures capitalized	$2,691,000	$241,000
Total acquisition cost	$34,163,000	$27,768,000

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)
PRIVATE PROGRAMS
DECEMBER 31, 2006 — (Continued)

Program: Name, location, type of property	NNN Royal 400, LLC Royal 400 Business Park Alpharetta, GA Office
Gross leasable square footage	140,000
Date of purchase:	12/29/2006
Mortgage financing at date of purchase	$9,400,000
Cash down payment	$4,400,000
Contract purchase price plus acquisition fee	$13,800,000
Other cash expenditures expensed/(credited)	$19,000
Other cash expenditures capitalized	$942,000
Total acquisition cost	$14,761,000

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 27th day of February, 2008.

GRUBB & ELLIS HEALTHCARE REIT, INC.

By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	February 27, 2008

/s/ Shannon K S Johnson Shannon K S Johnson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2008

* W. Bradley Blair, II	Director	February 27, 2008

* Maurice J. DeWald	Director	February 27, 2008

* Warren D. Fix	Director	February 27, 2008

* Larry L. Mathis	Director	February 27, 2008

* Gary T. Wescombe	Director	February 27, 2008

* /s/ Scott D. Peters Scott D. Peters, as attorney-in-fact

EXHIBIT INDEX

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Healthcare Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to the December 10, 2007 name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1.1		Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp (included as Exhibit 1.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
1	.1.1*	Amendment No. 1 to Dealer Manager Agreement between NNN Healthcare/Office REIT, Inc. and NNN Capital Corp.
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007)
3	.3*	Bylaws of NNN Healthcare/Office REIT, Inc.
4.1		Form of Subscription Agreement to be used for the period from the date of the Prospectus to December 31, 2007 (included as Exhibit B to the Prospectus)
4	.2*	Form of Subscription Agreement to be used beginning January 1, 2008 (included as Exhibit C to the Prospectus)
4.3		Distribution Reinvestment Plan (included as Appendix D to the Prospectus)
4.4		Share Repurchase Plan (included as Appendix E to the Prospectus)
4.5		Escrow Agreement (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the shares being registered
8	.1*	Opinion of Alston & Bird LLP as to tax matters
10.1		Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.1.1*	Amendment No. 1 to Advisory Agreement among NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and Triple Net Properties, LLC
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.3*	NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10	.4*	Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller, Shannon K S Johnson and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.6		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.7		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.8		Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.9		Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.10		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.11		Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.12		Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10	.13*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association
10	.14*	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.15*	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.16*	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association
10	.17*	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.18*	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.19*	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.20*	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association
10	.21*	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.22*	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association
10	.23*	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association
10	.24*	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association

Exhibit
Number		Exhibit

10	.25*	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10	.26*	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association
10	.27*	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association
10	.28*	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association
10.29		Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.30		Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.31		Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.32		Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.33		Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.34		Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.35		Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.36		Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.37		Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.38		Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.39		Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.40		Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.41		Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.42	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.43	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.44	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.47	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.48	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.49	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.50	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.52	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.53	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.54	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.55	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.56	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.57	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.58	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.59	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.60	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.61	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.62	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.63	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.64	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.67	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.68	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.69	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.70	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.71	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.72	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.73	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.76	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.77	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.78	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated , July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.79	Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.80	Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.81	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.82	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.83	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.86	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.87	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.88	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.89	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.90	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.91	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.92	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.93	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.94	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.95	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.97	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.98	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.99	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.100	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.101	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.109	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.110	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.111	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.112	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.113	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.114	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.115	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.116	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.117	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.118	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.119	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.123	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.125	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.126	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.127	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.128		Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.129		Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.130		Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December , 2007 and incorporated herein by reference)
10.131		Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.132		Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.133		ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.134		Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.135		First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.136		Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.137		Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.138		Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.139		Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.140		Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.141		Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10	.142*	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/n/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007.

Exhibit
Number		Exhibit

10	.143*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007
10	.144*	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007
10.145		Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.146		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.147		Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.148		Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.149		Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.150		Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.151		Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.152		Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.153		Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.154		Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155		ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156		Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157		First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.158	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.161	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.162	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.163	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.165	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.166	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.167	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.168	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.169	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.170	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.171	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.172	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.183	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.184	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.185	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.186		Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.187		Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.188		Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189		Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190		Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191		Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192		Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193		Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194		Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195		Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196		ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
21	.1**	Subsidiaries of Grubb & Ellis Healthcare REIT, Inc.
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3**	Consent of Deloitte & Touche LLP
23	.4**	Consent of KMJ | Corbin & Company LLP
24	.1*	Power of Attorney (included on signature page)
24	.2*	Power of Attorney of Larry L. Mathis

*	Previously filed

**	Filed herewith